Prospectus Supplement                         Filed Pursuant to Rule 424(B)(5)
(to Prospectus dated March 22, 2007)          Registration No. 333-140436-02

                           $873,387,100 (APPROXIMATE)

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST
                                 SERIES 2007-A2
                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.

The certificates will represent interests in the issuing entity only and will not represent an interest in, or an obligation of, the sponsor, the depositor, the master servicer, the securities administrator or the trustee or any of their affiliates.

Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 will issue:

-     eight classes of senior certificates;

-     nine classes of subordinate certificates; and

-     two additional classes of certificates.

This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the issuing entity as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be April 25, 2007. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, net swap payments (if any) received from The Royal Bank of Scotland plc, as swap counterparty, cap payments (if any) received from The Royal Bank of Scotland plc, as cap counterparty, loss allocation and limited cross-collateralization features. The issuing entity will also own four one-month LIBOR corridor contracts purchased for the benefit of the offered certificates.


The assets of the issuing entity will primarily consist of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties, all of which have original terms to maturity of 30 years and generally provide for monthly payments of interest but no payments of principal for the first one, two, three, five, seven or ten years after their origination, and which have the additional characteristics described in "Description of the Mortgage Groups" in this prospectus supplement.

The certificates offered by this prospectus supplement will be purchased by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, from Merrill Lynch Mortgage Investors, Inc., as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to Merrill Lynch Mortgage Investors, Inc. from the sale of these certificates will be approximately 99.638% of their initial principal balance before deducting expenses, which are estimated at $600,000. See "Method of Distribution" in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

On or about March 30, 2007, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and the Euroclear System.

                               MERRILL LYNCH & CO.

                                 March 28, 2007

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

      IF THE TERMS OF YOUR CERTIFICATES AND ANY OTHER INFORMATION CONTAINED HEREIN VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under "Index of Defined Terms" beginning on page S-171 in this prospectus supplement.

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Room 1024, Washington, DC 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

          Woolworth Building                       Chicago Regional Office
             233 Broadway                              Citicorp Center
       New York, New York 10279              500 West Madison Street, Suite 1400
                                                   Chicago, Illinois 60661

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

      This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC (Registration No. 333-140436). You may request a free copy of any of the above filings by writing or calling:

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                250 VESEY STREET
                     FOUR WORLD FINANCIAL CENTER, 10TH FLOOR
                            NEW YORK, NEW YORK 10080
                                 (212) 449-0357

      You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus or that the information incorporated by reference herein is accurate as of any date other than the date stated therein.

                           FOR EUROPEAN INVESTORS ONLY

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION STATE") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

            (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized, or regulated, whose corporate purpose is solely to invest in securities;

            (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro) 43,000,000 and (3) an annual net turnover of more than (euro) 50,000,000, as shown in its last annual or consolidated accounts; or

            (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "PROSPECTUS DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

 TO UNDERSTAND THE STRUCTURE OF THESE CERTIFICATES, YOU MUST READ CAREFULLY BOTH
    THE ATTACHED PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                TABLE OF CONTENTS

SUMMARY ................................................................     S-2
RISK FACTORS............................................................    S-16
DESCRIPTION OF THE MORTGAGE GROUPS......................................    S-33
    General.............................................................    S-33
    Tabular Characteristics of the Mortgage Loans.......................    S-36
    The Indices.........................................................    S-39
    Assignment of the Mortgage Loans....................................    S-40
THE TRANSACTION PARTIES.................................................    S-41
    The Issuing Entity..................................................    S-41
    The Depositor.......................................................    S-42
    The Originators.....................................................    S-42
    The Sponsor.........................................................    S-42
    The Trustee.........................................................    S-43
    The Master Servicer and Securities Administrator....................    S-44
    The Servicers.......................................................    S-45
    The Cap Contract Counterparty and the Swap Counterparty.............    S-46
UNDERWRITING GUIDELINES.................................................    S-46
    General.............................................................    S-46
    GreenPoint Mortgage Funding, Inc. Underwriting Guidelines...........    S-48
    First National Bank of Nevada Underwriting Guidelines...............    S-51
    National City Mortgage Co. Underwriting Guidelines..................    S-54
AFFILIATIONS AND RELATIONSHIPS..........................................    S-59
STATIC POOL INFORMATION.................................................    S-59
ADMINISTRATION OF THE ISSUING ENTITY....................................    S-59
    Servicing and Administrative Responsibilities.......................    S-59
    Trust Accounts......................................................    S-62
    Flow of Payments....................................................    S-63
    Fees and Expenses of the Issuing Entity.............................    S-63
DESCRIPTION OF THE CERTIFICATES.........................................    S-64
    General.............................................................    S-64
    Example of Distributions............................................    S-66
    Book-Entry Certificates.............................................    S-68
    Payments on Mortgage Loans; Accounts................................    S-72
    Description of the Certificates.....................................    S-74
    Distributions on the Certificates...................................    S-74
    Overcollateralization Provisions....................................    S-77
    Distributions from the Supplemental Interest Trust..................    S-78
    Subordination of the Payment of the Subordinate Certificates .......    S-80
    Corridor Contracts..................................................    S-80
    Cap Contract........................................................    S-83
    Swap Agreement......................................................    S-84
    Definitions Relating to Certificates................................    S-88
    Calculation of One-Month LIBOR......................................   S-102
    Reports to Certificateholders.......................................   S-103
    Additional Rights of the Holder of the Class R Certificate..........   S-105
    Restrictions on Transfer of the Class R Certificate.................   S-106
    Final Scheduled Distribution Date...................................   S-107
    Optional Termination of the Certificates............................   S-107
    Voting Rights.......................................................   S-107
SERVICING OF THE MORTGAGE LOANS.........................................   S-107
    The Servicers.......................................................   S-108
    Wilshire Credit Corporation.........................................   S-108
    GreenPoint Mortgage Funding, Inc....................................   S-113
    National City Mortgage Co...........................................   S-116
    Evidence as to Compliance...........................................   S-119
    Resignation of Master Servicer; Assignment and Merger...............   S-119
    Servicing Transfer..................................................   S-120
    Servicing and Collection Procedures.................................   S-120
    Hazard Insurance....................................................   S-121
    Realization Upon Defaulted Mortgage Loans...........................   S-122
    Servicing Compensation and Payment of Expenses......................   S-122
    The Master Servicer Collection Account..............................   S-123
    Distribution Account................................................   S-123
    Monthly Advances....................................................   S-124
    Special Servicing Agreements........................................   S-124
    Events of Default...................................................   S-124
    Amendment...........................................................   S-126
    Indemnification and Limitation of Liability.........................   S-126
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...........................   S-127
    Yield, Prepayment and Weighted Average Life.........................   S-127
    Prepayments and Yields for the Offered Certificates.................   S-128
    Hypothetical Available Funds Cap Table..............................   S-155
    Additional Information..............................................   S-157
USE OF PROCEEDS.........................................................   S-159
FEDERAL INCOME TAX CONSEQUENCES.........................................   S-159
    Taxation of the Basis Risk Arrangements.............................   S-160
    Original Issue Discount and Amortizable Bond Premium................   S-161
    Special Tax Attributes of the Certificates..........................   S-161
    Prohibited Transactions Tax and Other Taxes.........................   S-162
    Class R Certificate.................................................   S-163
TAX RETURN DISCLOSURE REQUIREMENTS......................................   S-164
STATE TAXES.............................................................   S-164
ERISA MATTERS...........................................................   S-164
METHOD OF DISTRIBUTION..................................................   S-168
LEGAL MATTERS...........................................................   S-169
RATINGS.................................................................   S-169
Index of Defined Terms..................................................   S-170
Annex I Global Clearance, Settlement and Tax Documentation
    Procedures..........................................................   A-I-1
    Initial Settlement..................................................   A-I-1
    Secondary Market Trading............................................   A-I-1
    Certain U.S. Federal Income Tax Documentation Requirements..........   A-I-3
Annex II The Mortgage Groups............................................  A-II-1

                            CLASS A-1      CLASS A-2A     CLASS A-2B     CLASS A-3A     CLASS A-3B     CLASS A-3C     CLASS A-3D
                            ---------      ----------     ----------     ----------     ----------     ----------     ----------

Initial Class
Certificate               $ 180,475,000  $ 165,226,000  $  18,359,000  $ 256,019,000  $  75,497,000  $  87,223,000    $46,527,000
Balance(1):
Certificate Rate:         Libor +0.210%  Libor +0.200%  Libor +0.280%  Libor +0.110%  Libor +0.200%  Libor +0.300%  Libor +0.300%
                              (2)(3)         (2)(3)         (2)(3)         (2)(3)         (2)(3)         (2)(3)         (2)(3)
ERISA Eligible(5):             Yes             Yes            Yes           Yes             Yes           Yes            Yes
First Principal
Distribution Date (6):        4/2007         4/2007         4/2007         4/2007         8/2009         6/2011         4/2007
Weighted Average Life At
Issuance:
       to call (yrs.)
      (6):                     2.42           2.43           2.43           1.06           3.21           5.77           2.43
       to maturity
        (yrs.) (6):            2.64           2.65           2.65           1.06           3.21           6.84           2.65
Expected Maturity (to
call) (6):                    9/2013         9/2013         9/2013         8/2009         6/2011         9/2013         9/2013
Expected Maturity (to
maturity) (6):                8/2021         9/2021         9/2021         8/2009         6/2011         9/2021         9/2021
Final Scheduled
Distribution Date(7):         3/2037         3/2037         3/2037         3/2037         3/2037         3/2037         3/2037
Interest Accrual Method
(8):                        Actual/360     Actual/360     Actual/360     Actual/360     Actual/360     Actual/360     Actual/360
Payment Delay:                0 days         0 days         0 days         0 days         0 days         0 days         0 days
Record Date (9):                DD             DD             DD             DD             DD             DD             DD
Minimum Denominations
(10):                     $      25,000  $      25,000  $      25,000  $      25,000  $      25,000  $      25,000        $25,000
Incremental
Denominations:            $           1  $           1  $           1  $           1  $           1  $           1             $1
Anticipated Ratings
(Moody's/S&P):               Aaa /AAA       Aaa /AAA       Aaa /AAA       Aaa /AAA       Aaa /AAA       Aaa /AAA       Aaa /AAA

CUSIP:                      59024F AA2     59024F AB0     59024F AC8     59024F AD6     59024F AE4     59024F AF1     59024F AG9

                            CLASS M-1      CLASS M-2      CLASS M-3      CLASS M-4      CLASS M-5      CLASS M-6      CLASS B-1
                            ---------      ---------      ---------      ---------      ---------      ---------      ---------
Initial Class
Certificate               $  12,338,000  $   4,406,000  $   4,406,000  $   4,406,000  $   4,406,000  $   3,525,000  $   3,084,000
Balance(1):
Certificate Rate:         Libor +0.310%  Libor +0.320%  Libor +0.340%  Libor +0.390%  Libor +0.410%  Libor +0.480%  Libor +1.000%
                              (2)(4)         (2)(4)         (2)(4)         (2)(4)         (2)(4)         (2)(4)         (2)(4)
ERISA Eligible(5):             Yes            Yes            Yes            Yes            Yes             Yes             Yes
First Principal
Distribution Date (6):        5/2010         5/2010         5/2010         5/2010         4/2010         4/2010         4/2010
Weighted Average Life At
Issuance:
       to call (yrs.)
       (6):                    4.43           4.42           4.42           4.42           4.40           4.34           4.22
       to maturity
        (yrs.) (6):            4.71           4.64           4.60           4.54           4.44           4.34           4.22
Expected Maturity (to
call) (6):                    9/2013         9/2013         9/2013         9/2013         9/2013         9/2013         3/2013
Expected Maturity (to
maturity) (6):                1/2016         4/2015        12/2014         8/2014         3/2014         9/2013         3/2013
Final Scheduled
Distribution Date(7):         3/2037         3/2037         3/2037         3/2037         3/2037         3/2037         3/2037
Interest Accrual Method
(8):                        Actual/360     Actual/360     Actual/360     Actual/360     Actual/360     Actual/360     Actual/360
Payment Delay:                0 days         0 days         0 days         0 days         0 days         0 days         0 days
Record Date (9):                DD             DD             DD             DD             DD             DD             DD
Minimum Denominations
(10):                     $      25,000  $      25,000  $      25,000  $      25,000  $      25,000  $      25,000  $      25,000
Incremental
Denominations:            $           1  $           1   $          1  $           1  $           1  $           1  $           1
Anticipated Ratings
(Moody's/S&P):               Aa1/AA+         Aa2/AA         Aa3/AA         A1/AA-         A2/AA-          A3/A          Baa1/A

CUSIP:                      59024F AH7     59024F AJ3     59024F AK0     59024F AL8     59024F AM6     59024F AN4     59024F AP9

                            CLASS B-2      CLASS B-3       CLASS R
                            ---------      ---------       -------
Initial Class
Certificate               $   3,084,000     $4,406,000       $100
Balance(1):
Certificate Rate:         Libor +1.200%  Libor +1.400%  Libor +0.210%
                              (2)(4)         (2)(4)         (2)(3)
ERISA Eligible(5):              Yes             Yes            No
First Principal
Distribution Date (6):        4/2010         4/2010         N/A
Weighted Average Life At
Issuance:
       to call (yrs.)
      (6):                     4.06           3.71          N/A
       to maturity
        (yrs.) (6):            4.06           3.71          N/A
Expected Maturity (to
call) (6):                    9/2012         1/2012         N/A
Expected Maturity (to
maturity) (6):                9/2012         1/2012         N/A
Final Scheduled
Distribution Date(7):         3/2037         3/2037         N/A
Interest Accrual Method
(8):                        Actual/360     Actual/360    Actual/360
Payment Delay:                0 days         0 days        0 days
Record Date (9):                DD             DD            DD
Minimum Denominations
(10):                           $25,000  $      25,000  $     25,000
Incremental
Denominations:            $           1  $           1  $          1
Anticipated Ratings
(Moody's/S&P):              Baa2/BBB+      Baa3/BBB+      Aaa/AAA

CUSIP:                      59024F AQ7     59024F AR5    59024F AU8

(1) The initial class certificate balance shown above are subject to a permitted variance of plus or minus 10%.

(2) Subject to the related available funds cap and related maximum rate cap. The certificate rates for these certificates are one-month LIBOR plus the applicable certificate margin. These certificate rates are subject to adjustment and your certificate rate may be lower. See "Description of the Certificates - Distributions on the Certificates - Distributions of Interest."

(3) If the 10% optional termination does not occur by the first distribution date on which it may occur, on the following distribution date, the margin on each of the class A-1, class A-2A, class A-2B, class A3A, class A-3B, class A-3C, class A-3D and class R certificates will increase to 2 times its respective margin shown above.

(4) If the 10% optional termination does not occur by the first distribution date on which it may occur, on the following distribution date, the margin on each of the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates will increase to 1.5 times its respective margin shown above.

(5) Certificates designated as ERISA Eligible may be acquired by employee benefit plans subject to Title I of ERISA and plans subject to Section 4975 of the Code, subject to the satisfaction of certain requirements. See "ERISA Considerations" herein.

(6) The information set forth above regarding first principal payment date, weighted average life at issuance and expected maturity is based on the modeling assumptions defined beginning on page S-132 and 30% CPR for the mortgage loans, as applicable.

(7)   Latest scheduled maturity date for any mortgage loan plus one month.

(8) The certificate rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

(9) DD = For any distribution date, the last business day of the month preceding such distribution (or in the case of the first distribution date, the closing date).

(10) With respect to initial European investors only, the underwriter will only sell offered certificates in minimum total investment amounts of $100,000.

CREDIT ENHANCEMENT:

      Excess Interest
      Overcollateralization
      Subordination
      Net Swap Payments (if any) received from the Swap Counterparty Cap Payments (if any) received from the Cap Contract Counterparty

OVERCOLLATERALIZATION REQUIREMENTS:

      Initial Overcollateralization Amount: Approximately: 0.90% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

      Targeted Overcollateralization Amount: 0.90% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

      Stepdown Overcollateralization Amount: 1.80% of the current aggregate stated principal balance of the mortgage loans

      Minimum Required Overcollateralization Amount: 0.50% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

                                     SUMMARY

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

The certificates offered by this prospectus supplement, except for the class R certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement. The class R certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in a trust fund that will consist primarily of three separate groups of mortgage loans, "group 1," "group 2" and "group 3."

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization Among Mortgage Groups" below, distributions to the class A-1 and class R certificates will be solely derived from collections on the group 1 mortgage loans, distributions to the class A-2A and class A-2B certificates will be solely derived from collections on the group 2 mortgage loans and distributions to the class A-3A, class A-3B, class A-3C and class A-3D certificates will be solely derived from collections on the group 3 mortgage loans.

Aggregate collections from mortgage loans in group 1, group 2 and group 3 will be available to make distributions on the class M-1, class M-2, class M-3, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates.

                                RELEVANT PARTIES

The Issuing Entity: The name of the issuing entity is Merrill Lynch Alternative Note Asset Trust, Series 2007-A2. The issuing entity will be formed pursuant to the pooling and servicing agreement, dated as of March 1, 2007 among the depositor, the master servicer, the securities administrator and the trustee, which we refer to herein as the "pooling and servicing agreement."

See "The Transaction Parties -- The Issuing Entity" in this prospectus supplement.

The Trustee: HSBC Bank USA, National Association, a national banking association, whose address is 452 Fifth Avenue, New York, New York 10018 and whose telephone number is (212) 525-1367, will act as trustee of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties -- The Trustee" in this prospectus supplement.

The Master Servicer and Securities Administrator: Wells Fargo Bank, N.A., a national banking association whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and whose telephone number is (410) 884-2000, will act as Master Servicer and Securities Administrator of the issuing entity under the pooling and servicing agreement.

See "The Transaction Parties -- The Master Servicer and Securities Administrator" in this prospectus supplement.

The Originators: GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000, First National Bank of Nevada, a national banking association whose address is 1665 West Alameda Drive, Tempe, Arizona 85282 and whose phone number is (866) 213-2112, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200, Ameriquest Mortgage Company, a Delaware corporation whose address is 1100 Town and Country Road, Orange, California 92868 and whose telephone number is (800) 561-4072. The remainder of the mortgage loans were originated by various other originators, none of whom originated more than 10% of the mortgage loans.

See "The Transaction Parties -- The Originators" and "Underwriting Guidelines" in this prospectus supplement.

The Sponsor: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is (212) 449-0357, will sell all of its interest in the mortgage loans to the depositor on the closing date. The sponsor is an affiliate of Merrill Lynch Mortgage Investors, Inc., the depositor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties -- The Sponsor" and "Affiliations and Relationships" in this prospectus supplement.

The Depositor: On the closing date, Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will assign all of its interest in the mortgage loans to the trustee for the benefit of the certificateholders. The depositor is an affiliate of Merrill Lynch Mortgage Lending, Inc., the sponsor, Wilshire Credit Corporation, a servicer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter.

See "The Transaction Parties -- The Depositor" and "Affiliations and Relationships" in this prospectus supplement and "The Depositor" in the attached prospectus.

The Servicers: GreenPoint Mortgage Funding, Inc., a New York corporation whose address is 100 Wood Hollow Drive, Novato, California 94945 and whose telephone number is (415) 878-5000 will service approximately 31.61% of the mortgage loans, National City Mortgage Co., an Ohio corporation whose address is 3232 Newmark Drive, Miamisburg, Ohio 45342 and whose telephone number is (937) 910-1200 will service approximately 18.12% of the mortgage loans and Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is (503) 223-5600 will service approximately 44.40% of the mortgage loans. The remainder of the mortgage loans will be serviced by various other servicers, none of whom will service more than 10% of the mortgage loans. Merrill Lynch Mortgage Lending, Inc. as the owner of the servicing rights relating to the mortgage loans serviced by Wilshire Credit Corporation and PHH Mortgage Corporation may replace Wilshire Credit Corporation and PHH Mortgage Corporation as servicer as provided herein.

See "The Transaction Parties -- The Servicers" and "The Servicers" in this prospectus supplement.

Cap Contract Counterparty and Swap Counterparty: The Royal Bank of Scotland plc, a company limited by shares incorporated under the law of Scotland, is the cap contract counterparty and swap counterparty. See "Transaction Parties -- The Cap Contract Counterparty and the Swap Counterparty."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

Rating Agencies. Moody's Investors Services, Inc. and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. will issue the ratings with respect to the certificates.

                                 RELEVANT DATES

Cut-off Date:  March 1, 2007.

Closing Date:  March 30, 2007.

Distribution Date: The distribution date is the 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in April 2007. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date: With respect to the certificates, the record date will be the last business day of the month preceding the month of a distribution date (or, in the case of the first distribution date, the closing date).

Final Scheduled Distribution Date: The final scheduled distribution date for the offered certificates is the distribution date in March 2037, which is the distribution date in the month that is one month after the scheduled maturity date for the latest maturing mortgage loan.

     THE MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST, SERIES 2007-A2 MORTGAGE
                           PASS-THROUGH CERTIFICATES

The Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 mortgage pass-through certificates solely represent beneficial ownership interests in the issuing entity, the assets of which will consist primarily of first lien, adjustable rate prime residential mortgage loans.

Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage group with respect to the class A certificates or from all mortgage groups with respect to the subordinate certificates, each class of offered certificates will, subject to the limitations described in the succeeding paragraphs, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class certificate balance of such class immediately prior to such distribution date at the applicable certificate rate for the applicable interest accrual period.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

Interest will accrue on each class of the certificates at the certificate rate for that class. Interest will accrue on such certificates from the prior distribution date (or the closing date, in the case of the first distribution date) to the day prior to the current distribution date. Calculations of interest on such certificates will be made on the basis of the actual number of days in the related interest accrual period and a 360-day year.

The certificate rates on each of the certificates will be subject to one of four available funds caps, as described in more detail herein. These caps limit the certificate rates on each of the certificates.

The certificate rates on the class A-1 and class R certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group 1 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 1 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rates on the class A-2A and class A-2B certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest due on the group 2 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 2 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rates on the class A-3A, class A-3B, class A-3C and class A-3D certificates will be limited by reference to a rate determined by multiplying
(a) 12, (b) an amount obtained by dividing the amount of interest due on the group 3 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 3 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rates on the class M and class B certificates will be limited by reference to a rate determined by the weighted average of the available funds cap for the class A-1 and class R certificates, the available funds cap for the class A-2A and class A-2B certificates and the available funds cap for the class A-3A, class A-3B, class A-3C and class A-3D certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group 1, the class A-2A and class A-2B certificates, in the case of group 2 or the class A-3A, class A-3B, class A-3C and class A-3D certificates, in the case of group 3).

Shortfalls arising from the application of an available funds cap or a maximum rate cap (described below), subject to certain limitations based upon one-month LIBOR, the upper collar on the related corridor contract, net swap payments received from the swap counterparty and cap payments received from the cap contract counterparty, will be carried over on a subordinated basis with accrued interest at the then applicable certificate rate and paid from excess cashflow in a later distribution, if available.

As described below, the issuing entity will own four one-month LIBOR corridor contracts. Amounts received on the class A-1 corridor contract will only be available to make payments on the class A-1 and class R certificates, amounts received on the class A-2 corridor contract will only be available to make payments on the class A-2A and class A-2B certificates, amounts received on the class A-3 corridor contract will only be available to make payments on the class A-3A, class A-3B, class A-3C and class A-3D certificates and amounts received on the subordinate certificates corridor contract will only be available to make payments on the class M certificates and the class B certificates, in each case to the extent of the interest shortfall on such certificates attributable to the related available funds cap or maximum rate cap subject to certain limitations based upon one-month LIBOR, the upper collar on the related corridor contract, net swap payments received from the swap counterparty and cap payments received from the cap contract counterparty (other than any such shortfalls attributable to the fact that losses are not allocated to the class A-1, class A-2A, Class A-2B, class A-3A, class A-3B, class A-3C, class A-3D and class R certificates after the class M and class B certificates have been written down to zero).

Any excess of amounts received on the related corridor contract over amounts needed to pay shortfalls on the related classes of offered certificates arising as a result of the related available funds cap or maximum rate cap (other than such shortfalls arising from the fact that the pooling and servicing agreement does not provide for the reduction of the principal balance of the class A-1, class A-2A, Class A-2B, class

A-3A, class A-3B, class A-3C, class A-3D and class R certificates as a result of realized losses) will be distributed to the class C certificates (which are not offered pursuant to this prospectus supplement).

The certificate rates on the certificates will also be subject to one of four maximum interest rate caps. The maximum rate cap for the class A-1 and class R certificates will be a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group 1 mortgage loans had the group 1 mortgage loans provided for interest at their net maximum lifetime rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 1 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rate on the class A-2A and class A-2B certificates will be limited by reference to a rate determined by multiplying (a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group 2 mortgage loans had the group 2 mortgage loans provided for interest at their net maximum lifetime rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 2 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rate on the class A-3A, class A-3B, class A-3C and class A-3D certificates will be limited by reference to a rate determined by multiplying
(a) 12, (b) an amount obtained by dividing the amount of interest that would be due on the group 3 mortgage loans had the group 3 mortgage loans provided for interest at their net maximum lifetime rates, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 3 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period.

The certificate rates on the class M and class B certificates will be limited by reference to a rate determined by the weighted average of the maximum rate cap for the class A-1 and class R certificates, the maximum rate cap for the class A-2A and class A-2B certificates and the maximum rate cap for the class A-3A, class A-3B, class A-3C and class A-3D certificates (weighted in proportion to the results of subtracting from the aggregate stated principal balance of each mortgage group, the current certificate principal balance of the class A-1 and class R certificates, in the case of group 1, the class A-2A and class A-2B certificates, in the case of group 2 or the class A-3A, class A-3B, class A-3C and class A-3D certificates, in the case of group 3).

Any interest shortfall due to the related maximum interest rate cap will not be reimbursed, except under limited circumstances described herein.

See "Description of the Certificates -- Distributions on the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

Principal distributions to the certificates will reflect principal collections on the mortgage loans. The class A-1 and class R certificates will generally receive principal collected on the group 1 mortgage loans. The class A-2A and class A-2B certificates will generally receive principal collected on the group 2 mortgage loans. The class A-3A, class A-3B, class A-3C and class A-3D certificates will generally receive principal collected on the group 3 mortgage loans. The class M and class B certificates will receive principal collected on the group 1, group 2 and group 3 mortgage loans. Principal payments will also include a portion of interest collections to the extent necessary to maintain overcollateralization to the required level, as described below.

On each distribution date prior to the step-down date or on which a step-down trigger event is in effect, distributions will be made from the portion of the available funds allocable to principal payments on the mortgage loans (as further described in "Description of the Certificates -- Distributions on the Certificates -- Distributions of Principal" in this prospectus supplement), (i) first, to the class A certificates until their respective principal balances have been reduced to zero, and (ii) second, to the class M certificates, sequentially, in numerical order and then to the class B certificates, sequentially, in numerical order, in each case, until the principal balance of such class has been reduced to zero.

On each distribution date on and after the step-down date and on which a trigger event is not in effect, distributions will be made from the portion of the available funds allocable to principal payments on the mortgage loans (as further described in "Description of the Certificates -- Distributions of Principal" in this prospectus supplement), (i) first, to the class A certificates, the lesser of the portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for the class A certificates until their respective principal balances have been reduced to zero and (ii) second, to the class M certificates in numerical order and then to the class B certificates in numerical order, in each case, the lesser of the remaining portion of the available funds allocable to principal payments on the mortgage loans and an amount equal to the principal distribution entitlement for that class of certificates (each as further described in "Description of the Certificates -- Distributions of Principal" in this prospectus supplement), until their respective class certificate balances have been reduced to zero.

The "step-down date" is defined in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate principal balances of the class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in April 2010 and (ii) the first distribution date on which the subordination below the class A certificates is greater than or equal to 11.80% of the aggregate stated principal balance of the mortgage loans for that distribution date. See "Description of the Certificates -- Distributions on the Certificates -- Distributions of Principal" in this prospectus supplement.

The "step-down trigger event" is defined in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the unpaid principal balance of the mortgage loans that are 60 days or more delinquent or (ii) the aggregate amount of realized losses incurred on the mortgage loans since the cut-off date, in each case, exceeds the applicable percentages described in the definition of "step-down trigger event" included in this prospectus supplement. See "Description of the Certificates -- Distribution on the Certificates- Distributions - Distributions of Principal" in this prospectus supplement.

                               CORRIDOR CONTRACTS

The issuing entity will own four one-month LIBOR corridor contracts, one purchased for the benefit of the class A-1 and class R certificates; one purchased for the benefit of the class A-2A and class A-2B certificates; one purchased for the benefit of the class A-3A, class A-3B, class A-3C and class A-3D certificates; and one purchased for the benefit of the class M and class B certificates. The corridor contracts will be provided by The Royal Bank of Scotland plc. Each corridor contract will terminate immediately following the distribution date in September 2007. Each corridor contract will have a notional balance on each distribution date equal to the lesser of (x) the aggregate certificate principal balance of the related certificates and (y) the amount determined according to the schedules described in this prospectus supplement under the heading "Description of the Certificates - Corridor Contracts" until it is terminated. The issuing entity will receive a payment under each corridor contract with respect to any distribution date on which one-month LIBOR exceeds the related lower collar with respect to such distribution date shown in the tables beginning on page S-82. Payments received on the corridor contracts will be available to make payments to the holders of the related certificates only in respect of interest shortfalls on such certificates attributable to the related available funds cap or maximum rate cap (other than any such shortfalls attributable to the fact that losses are not allocated to the class A certificates after the class M and class B certificates have been written down to zero). Any amounts received on the corridor contracts on a distribution date that are not used to pay such shortfalls on such distribution date will be distributed to the holders of the class C certificates (which are not being offered pursuant to this prospectus supplement).

                           INTEREST RATE CAP CONTRACT

The supplemental interest trust trustee will enter into an interest rate cap contract with the cap counterparty, for the benefit of the supplemental interest trust.

Under the interest rate cap contract, with respect to each distribution date during the period beginning on the distribution date in October 2007 and terminating immediately following the distribution date in March 2012, the cap counterparty will be obligated to make payments to the supplemental interest trust based on the lesser of (x) the scheduled notional balance for the distribution date shown in the table on page S-85 and (y) the excess if any, of
(A) the beginning aggregate certificate principal balance for such distribution date over (B) the swap notional balance for such distribution date as set forth in the table on page S-87.

Any amounts received by the supplemental interest trust under the interest rate cap contract will increase the amount available to make distributions on the certificates, as described under "Description of the Certificates -- Distributions from the Supplemental Interest Trust." The interest rate cap contract is scheduled to terminate immediately following the distribution date in March 2012.

                          INTEREST RATE SWAP AGREEMENT

On the closing date, the supplemental interest trust trustee will enter into an interest rate swap agreement with the swap counterparty, for the benefit of the supplemental interest trust.

Under the interest rate swap agreement, with respect to each distribution date during the period beginning on the distribution date in October 2007 and terminating immediately following the distribution date in March 2012, the supplemental interest trust will pay to the swap counterparty a fixed payment at a per annum rate as set forth in the table on page S-87, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months and the interest rate swap counterparty will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period, in each case calculated based on the scheduled notional amount set forth in the table on page S-87 in this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any such distribution date, amounts otherwise available for distributions on the certificates will be applied one business day preceding that distribution date to make a net payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of those distribution dates, the swap counterparty will make a net payment to the supplemental interest trust one business day preceding that distribution date.

Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreement will either increase or reduce the amount available to make distributions on the certificates, as described under "Description of the Certificates -- Distributions from the Supplemental Interest Trust." The interest rate swap agreement is scheduled to terminate immediately following the distribution date in March 2012.

See "Description of the Certificates -- Swap Agreement" and " -- Distributions from the Supplemental Interest Trust."

              LIMITED CROSS-COLLATERALIZATION AMONG MORTGAGE GROUPS

In certain very limited circumstances relating to a mortgage group's experiencing disproportionately high realized losses, principal and interest collected from another mortgage group may be applied to pay principal or interest, or both, to the senior certificates related to the group experiencing such conditions, as described in this prospectus supplement.

Additionally, in certain very limited circumstances relating to a mortgage group's experiencing disproportionately rapid prepayments, principal and interest collected from such group may be applied to pay principal or interest, or both, to the senior certificates related to another mortgage group.

See "Risk Factors -- Limited Cross-Collateralization Among the Mortgage Groups" and "Description of the Certificates -- Distributions on the Certificates."

                    OPTIONAL TERMINATION OF THE CERTIFICATES

Subject to the restrictions described in this prospectus supplement, on any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date (an "optional termination date"), the securities administrator will attempt to terminate the trust fund through an auction process. If the trust fund is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer, or one or more of the servicers may purchase all of the mortgage loans, which similarly would result in the termination of the trust fund.

See "Description of the Certificates -- Optional Termination of the Certificates" in this prospectus supplement.

                                  DENOMINATIONS

The issuing entity will issue the offered certificates (other than the class R certificate) in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. A single class R certificate will be issued in definitive form in a $100 denomination.

                             BOOK-ENTRY REGISTRATION

The issuing entity will initially issue the offered certificates (other than the class R certificate) in book-entry form. You may elect to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems.

You will not be entitled to receive a definitive certificate representing your interest except under limited circumstances.

See "Description of the Certificates -- Book-Entry Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

                               CREDIT ENHANCEMENT

Credit enhancement is intended to reduce the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the certificates will consist of excess interest, overcollateralization, subordination, net swap payments (if any) received from the swap counterparty and cap payments (if any) received from the cap contract counterparty described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal balance of the certificates. On the closing date, the overcollateralization amount will equal approximately 0.90% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates and the expenses of the issuing entity, including net swap payments (if any) owed to the swap counterparty, there is expected to be excess interest each month. On each distribution date, the issuing entity will apply some or all of the excess interest as a principal payment on the most senior class of certificates then outstanding until the overcollateralization target is reached, resulting in a limited acceleration of amortization of the offered certificates relative to the amortization of the mortgage loans. Once the overcollateralization target amount is reached, the acceleration feature will cease. If thereafter the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the issuing entity will apply some or all of this excess interest as principal payments on the most senior classes of certificates then outstanding until the overcollateralization target is restored, resulting in a limited acceleration of amortization of the certificates relative to the mortgage loans. This acceleration feature is intended to restore the required level of overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to maintain the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the certificates. See "Description of the Certificates - Overcollateralization Provisions" in this prospectus supplement.

Subordination. The rights of the holders of the more junior classes of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of certificates to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

- by the preferential right of the holders of the more senior classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of the more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

- by the allocation to the more junior classes of certificates (in inverse order of seniority) of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of these losses to the more senior classes of certificates, until their respective certificate principal balances have been reduced to zero.

See "Description of the Certificates - Subordination of the Payment of the Subordinate Certificates" in this prospectus supplement.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The initial level of credit support provided to the various classes of certificates assumes that the targeted overcollateralization amount has been reached. The initial level of credit support includes the initial overcollateralization level of approximately 0.90%.

                                               INITIAL
                            CREDIT             CREDIT
CLASS(es)                  SUPPORT             SUPPORT
---------                  -------             -------
A                         class M-1,            5.90%
                          class M-2,
                          class M-3,
                          class M-4,
                          class M-5,
                          class M-6,
                          class B-1,
                          class B-2,
                          class B-3
M-1                       class M-2,            4.50%
                          class M-3,
                          class M-4,
                          class M-5,
                          class M-6,
                          class B-1,
                          class B-2,
                          class B-3
M-2                       class M-3,            4.00%
                          class M-4,
                          class M-5,
                          class M-6,
                          class B-1,
                          class B-2,
                          class B-3
M-3                       class M-4,            3.50%
                          class M-5,
                          class M-6,
                          class B-1,
                          class B-2,
                          class B-3
M-4                       class M-5,            3.00%
                          class M-6,
                          class B-1,
                          class B-2,
                          class B-3
M-5                       class M-6,            2.50%
                          class B-1,
                          class B-2,
                          class B-3
M-6                       class B-1,            2.10%
                          class B-2,
                          class B-3
B-1                       class B-2,            1.75%
                          class B-3
B-2                       class B-3             1.40%
B-3                 Overcollateralization       0.90%

Interest Rate Swap Agreement. Any net swap payment received pursuant to the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses for the related certificates.

See "Description of the Certificates - Swap Agreement."

Interest Rate Cap Contract. Any cap payment received pursuant to the interest rate cap contract will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses for the related certificates.

See "Description of the Certificates - Cap Agreement."

                              CLASS P CERTIFICATES

The class P certificates will be entitled to receive prepayment charges paid by borrowers upon voluntary full or partial prepayment of certain of the mortgage loans.

These amounts will not be available for distribution to other classes of certificates.

The class P certificates are not offered by this prospectus supplement.

                               THE MORTGAGE LOANS

Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage group as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

As of the cut-off date, the mortgage pool consisted of 2,885 mortgage loans having a total principal balance of approximately $881,325,151. The mortgage interest rates of the mortgage loans are adjustable.

Group 1 Characteristics. As of the cut-off date, group 1 consisted of 875 mortgage loans having a total principal balance of approximately $191,790,569 (or approximately 21.76% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the group 1 mortgage loans adjust based on the six-month LIBOR index or the one-year LIBOR index.

Group 2 Characteristics. As of the cut-off date, group 2 consisted of 787 mortgage loans having a total principal balance of approximately $195,096,292 (or approximately 22.14% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the group 2 mortgage loans adjust based on the one-month LIBOR index, the six-month LIBOR index, the one-year Treasury index or the one-year LIBOR index.

Group 3 Characteristics. As of the cut-off date, group 3 consisted of 1,223 mortgage loans having a total principal balance of approximately $494,438,290 (or approximately 56.10% of the aggregate cut-off date balance of the mortgage loans). The mortgage interest rates of the group 3 mortgage loans adjust based on the six-month LIBOR index, the one-year Treasury index or the one-year LIBOR index.

See "Description of the Mortgage Groups" in this prospectus supplement.

Summary of Statistical Data. The following table summarizes the characteristics of the mortgage loans by group as of the cut-off date. Tabular information concerning the characteristics of the mortgage loans in each mortgage group as of the cut-off date can be found at "Description of the Mortgage Groups -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

Outstanding Principal
Balance:                               $881,325,151
Group 1:                               $191,790,569
Group 2:                               $195,096,292
Group 3:                               $494,438,290

Number of Mortgage Loans:                     2,885
Group 1:                                        875
Group 2:                                        787
Group 3:                                      1,223

Average Current Balance:               $    305,485
Group 1:                               $    219,189
Group 2:                               $    247,899
Group 3:                               $    404,283

Weighted Average Mortgage
Interest Rate:                                6.853%
Group 1:                                      6.922%
Group 2:                                      6.792%
Group 3:                                      6.850%

Weighted Average Gross
Margins:                                      2.505%
Group 1:                                      2.550%
Group 2:                                      2.564%
Group 3:                                      2.464%

Weighted Average Original
Term to Maturity:                        360 months
Group 1:                                 360 months
Group 2:                                 360 months
Group 3:                                 360 months

Weighted Average Remaining
Term to Maturity:                        357 months
Group 1:                                 357 months
Group 2:                                 357 months
Group 3:                                 357 months

                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The sponsor will make certain representations and warranties concerning the mortgage loans. The benefit of those representations and warranties will be assigned to the depositor and by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement. Such representations and warranties will include that none of the mortgage loans in the issuing entity will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of such breach, the sponsor will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the issuing entity because of a breach of a representation or warranty, (a) the substitution must take place within two years from the closing date and (b) a mortgage loans that is materially similar to the deleted mortgage loan must be available for substitution.

See "Description of the Mortgage Groups -- Assignment of the Mortgage Loans" in this prospectus supplement.

                                FEES AND EXPENSES

Before payments are made on the certificates, the mortgage insurers and the related servicers each will be paid a monthly fee calculated on the outstanding principal balance of the mortgage loans at a weighted average rate of 0.267% per annum (subject to reduction as described in this prospectus supplement). The master servicer will receive as compensation the investment income on funds held in the master servicer collection account. The securities administrator will receive as compensation the investment income on funds held in the distribution account. Expenses of the servicers, the mortgage insurers, the securities administrator, the trustee and the master servicer will be reimbursed before payments are made on the certificates.

See "Administration of the Issuing Entity -- Fees and Expenses of the Issuing Entity" in this prospectus supplement.

                         SERVICING OF THE MORTGAGE LOANS

Each servicer is generally obligated to make monthly advances of cash to the master servicer (to the extent such monthly advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the mortgage loans on the immediately preceding determination date. Each servicer will be entitled to reimburse itself for any such monthly advances from future payments and collections (including insurance or liquidation proceeds) with respect to the mortgage loans. However, if a servicer makes monthly advances that are nonrecoverable from future payments and collections on the related mortgage loan, such servicer will be entitled to reimbursement for such monthly advances prior to any distributions to certificateholders. In the event that a servicer fails to remit any required monthly advance in the amount of time specified by the related servicing agreement, the master servicer is generally obligated to advance (to the extent such monthly advances are deemed recoverable) such amounts to the extent provided in the pooling and servicing agreement.

Each servicer will also make interest payments to the master servicer to compensate in part for any shortfall in interest payments on the certificates that results from a mortgagor prepaying a mortgage loan in full during specified time periods. In addition, the servicers may be required to make interest payments to the master servicer to compensate in part for shortfalls in interest payments on the certificates that result from a mortgagor prepaying a mortgage loan in part. However, the amount of such payments will generally not exceed a specified portion of the servicing fees payable to the servicers for the related due period. The master servicer as successor servicer will generally be obligated to make such interest payments in the event that the related servicer is required to and fails to do so to the extent provided in the pooling and servicing agreement.

See "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                         FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust fund, other than the corridor contract account, rights to receive payments on the corridor contracts, the interest rate swap agreement, the interest rate cap contract, the supplemental interest trust and the rights to receive prepayment charges, will elect to be treated as multiple real estate mortgage investment conduits ("REMICs") in a tiered structure. For federal income tax purposes, the offered certificates (other than the class R certificate) will represent ownership of regular interests in a REMIC and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. To the extent that the offered certificates (other than the class R certificate) represent regular interests in a REMIC, they will generally be treated as debt instruments for federal income tax purposes. Holders of offered certificates will be required to include in income all interest and original issue discount on the portion of their offered certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus for a discussion of the federal income tax treatment of a holder of a regular interest in a REMIC and for a discussion of the federal income tax consequences associated with the deemed rights to receive, and the obligation to make, payments under the non-REMIC contracts.

For federal income tax purposes, the class R certificate will represent the residual interest in each of the REMICs included in the trust fund and the right to receive, and the obligation to make, payments under certain non-REMIC contracts. The class R certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the class R certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the class R certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the class R certificate may be significantly lower than would be the case if the class R certificate were taxed as a debt instrument, or may be negative.

See "Federal Income Tax Consequences -- Class R Certificate."

Additionally, the class R certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the class R certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates.

                                  ERISA MATTERS

Under current law, in general, the offered certificates (other than the class R certificate) will be eligible for acquisition by retirement or other employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, prior to the termination of the interest rate swap agreement and the interest rate cap contract, such employee benefit plans or plans subject to Section 4975 may not acquire the offered certificates unless such acquisition and holding will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Prospective investors should consult with legal counsel regarding the consequences of the acquisition and holding of the offered certificates by such a retirement or other employee benefit plan.

See "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

                              EXCHANGE ACT FILINGS

The issuing entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities Exchange Act of 1934, as amended. Such reports will be filed under the name "Merrill Lynch Mortgage Investors, Inc" (Commission file no. 333-140436). Members of the public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 205449. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet site is http://www.sec.gov.

                                LEGAL INVESTMENT

Generally, the offered certificates that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The other offered certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no representation as to the appropriate characterization of the offered certificates under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these securities. See "Legal Investment" in the prospectus.

                                     RATINGS

The certificates offered by this prospectus supplement will initially have the following ratings from Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

CLASS             MOODY'S            S&P
 A-1                Aaa              AAA
A-2A                Aaa              AAA
A-2B                Aaa              AAA
A-3A                Aaa              AAA
A-3B                Aaa              AAA
A-3C                Aaa              AAA
A-3D                Aaa              AAA
  R                 N/R              AAA
 M-1                Aa1              AA+
 M-2                Aa2              AA
 M-3                Aa3              AA
 M-4                A1               AA-
 M-5                A2               AA-
 M-6                A3                A
 B-1               Baa1               A
 B-2               Baa2             BBB+
 B-3               Baa3             BBB+

- These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

- The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

- The designation "N/R" means that the specified rating agency will not publicly rate this class of certificates.

- The ratings do not address any payments made by the cap contract counterparty under any corridor contract.

See "Ratings" in this prospectus supplement.

                                   RISK FACTOR

INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CONSIDER THE RISK FACTORS DESCRIBED IN THE ACCOMPANYING PROSPECTUS. ALL STATISTICAL INFORMATION REFERRED TO IN THIS SECTION IS BASED ON THE MORTGAGE GROUP OR GROUPS AS CONSTITUTED ON THE CUT-OFF DATE.

RECENT DEVELOPMENTS IN THE RESIDENTIAL MORTGAGE MARKET MAY ADVERSELY AFFECT THE MARKET VALUE OF THE CERTIFICATES

      Investors should note that the residential mortgage market in the United States has recently encountered a variety of difficulties and changed economic conditions that may adversely affect the performance or market value of your certificates.

      In recent months, delinquencies and losses with respect to residential mortgage loans generally have increased and may continue to increase, particularly in the subprime sector. In addition, in recent months residential property values in many states have declined or remained stable, after extended periods during which those values appreciated. A continued decline or an extended flattening in those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, especially with respect to second homes and investor properties, and with respect to any residential mortgage loans where the aggregate loan amounts (including any subordinate loans) are close to or greater than the related property values.

      Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Any increase in prevailing market interest rates may result in increased payments for borrowers who have adjustable rate mortgage loans. Moreover, with respect to hybrid mortgage loans after their initial fixed rate period, borrowers may experience a substantial increase in their monthly payment even without an increase in prevailing market interest rates. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition many mortgage loans have prepayment charges that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their mortgage loans. These events, alone or in combination, may contribute to higher delinquency rates.

      In addition, several residential mortgage loan originators who originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The inability to repurchase such loans in the event of early payment defaults may also affect the performance of any securities backed by those loans. These general market conditions may affect the performance of the mortgage loans backing your certificates and, even if they do not affect performance, may adversely affect the market value of your certificates.

VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES

      No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

      The rate of principal distributions on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related mortgage group, in the case of the senior certificates, or both mortgage groups, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

            -     the amortization schedules of the mortgage loans; and

            - the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

                  -     refinancing by borrowers;

                  -     liquidations of defaulted loans by the servicer; and

                  - repurchases of mortgage loans by the related originator or the sponsor as a result of defective documentation or breaches of representations and warranties.

      In addition, Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal payments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

      In addition to the rate of principal payments on the mortgage loans, the yield to maturity of the certificates will also be affected by the termination of the trust fund through a successful auction on or after the initial optional termination date.

      In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

      Approximately 64.60% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment charge. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

            - If you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

            - If you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

            - If the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

            - The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

            - If you purchase any of the certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans will result in an actual yield that is lower than your expected yield.

      See "Yield, Prepayment and Maturity Considerations -- Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

      If you purchase any of the certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments(including prepayments, liquidations, repurchases and defaults) on the related mortgage loans will result in an actual yield that is lower than your expected yield. See "Yield, Prepayment and Maturity Considerations -- Yield, Prepayment and Weighted Average Life."

      See "Yield, Prepayment and Maturity Considerations -- Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions on the Certificates -- Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

THE OVERCOLLATERALIZATION PROVISIONS OF THE CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      The overcollateralization provisions will affect the weighted average lives of the certificates and consequently the yields to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

      Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the offered certificates, any net swap payments or swap termination payment to the swap counterparty and the issuing entity expenses. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

      As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average lives of the certificates may vary significantly over time. See "Yield, Prepayment and Maturity Considerations -- Prepayments and Yields for the Offered Certificates" in this prospectus supplement and "Yield Considerations -- Prepayments -- Maturity and Weighted Average Life" in the prospectus.

THE INTEREST RATE ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR, SIX-MONTH LIBOR, ONE-YEAR TREASURY AND ONE-YEAR LIBOR

      The certificate rates on the offered certificates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to the mortgage loans (six-month LIBOR, one-year Treasury or one-year LIBOR, as applicable) as described under "Description of the Mortgage Groups" and are subject to the related available funds caps and the related maximum rate caps.

      The class A-1 available funds cap effectively limits the amount of interest accrued on the class A-1 and class R certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group 1 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 1 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The class A-2 available funds cap effectively limits the amount of interest accrued on the class A-2A and class A-2B certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group 2 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 2 mortgage loans as of the first day of the related accrual period and (c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The class A-3 available funds cap effectively limits the amount of interest accrued on the class A-3A, class A-3B, class A-3C and class A-3D certificates to a per annum rate equal to the product of (a) 12, (b) an amount obtained by dividing the amount of interest due on the group 3 mortgage loans, less certain amounts, including any pro rata amounts owed to the swap counterparty (other than any swap termination payment that is the result of an event of default or certain termination events with respect to the swap counterparty), by the aggregate stated principal balance of the group 3 mortgage loans as of the first day of the related accrual period and
(c) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related accrual period. The weighted average available funds cap effectively limits the amount of interest accrued on the class M and class B certificates to a per annum rate equal to the weighted average of the available funds cap for the class A-1 and class R certificates, the available funds cap for the class

A-2A and class A-2B certificates and the available funds cap for the class A-3A, class A-3B, class A-3C and class A-3D certificates (weighted in proportion to the results of subtracting from the aggregate principal balance of each mortgage group the current principal balance of the class A-1 and class R certificates, in the case of group 1, the class A-2A and class A-2B certificates, in the case of group 2 or the class A-3A, class A-3B, class A-3C and class A-3D certificates, in the case of group 3).

      Various factors may cause an available funds cap described above to limit the interest rate on the offered certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR, one-year Treasury or one-year LIBOR, as applicable. In addition, the certificate rates on the offered certificates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently, with the result that the operation of the related available funds cap described above may limit increases in the certificate rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the related available funds cap described above limiting increases in the certificate rates for the related offered certificates. Consequently, the interest that becomes due on the adjustable rate mortgage loans (net of the servicing fee, the mortgage insurance premiums, the net swap payments (if any) owed to the swap counterparty and the swap termination payment (if any) owed to the swap counterparty (other than defaulted swap termination payments)) with respect to any distribution date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the offered certificates during the related period. Furthermore, if the related available funds cap described above determines the certificate rates for the related class of offered certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

      In addition, the certificate rate on each class of offered certificates is subject to the related maximum rate cap, which limits the certificate rate on each class of certificates based on the net maximum lifetime mortgage rates on the related mortgage loans. These maximum rate caps may limit increases in the certificate rates on the related offered certificates. This may occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of trust fund expenses, to pay interest on the offered certificates without giving effect to the related maximum rate cap.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

      Approximately 76.65% of the group 1 mortgage loans, approximately 89.48% of the group 2 mortgage loans and approximately 87.18% of the group 3 mortgage loans provide for payment of interest at the related mortgage rate, but no scheduled payment of principal, for a period of one, two, three, five, seven or ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to such mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

      Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first one, two, three, five, seven or ten years of the term of the mortgage loan as a disincentive to prepayment.

      If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

      See "Description of the Mortgage Groups" in this prospectus supplement.

      As of the cut-off date, the principal balances of none of the mortgage loans in group 1 or group 2 and 12 of the mortgage loans in group 3 (representing approximately 3.56% of the group 3 cut-off date principal balance) were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the performance of each group.

WILSHIRE CREDIT CORPORATION MAY ENTER INTO PROGRAMS THAT COULD LEAD TO THE REFINANCING OF SOME MORTGAGE LOANS

      Wilshire Credit Corporation may enter into programs with affiliated or non-affiliated third parties that may be designed to encourage refinancing. As a result of these programs, the rate of principal prepayments on the mortgage loans in the mortgage pool may be higher than would otherwise be the case.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE GROUPS

      With limited exceptions described in "Description of the Certificates -- Distributions on the Certificates" interest and principal on the senior certificates will be payable solely out of amounts collected in respect of the mortgage loans in the related mortgage group. For example, collections from group 1 will generally only be available to make distributions to the class A-1 and class R certificates, but not to the other classes of senior certificates. On the other hand, collections from each mortgage group will be available to make distributions to the subordinate certificates.

      Because the subordinate certificates represent interests in each mortgage group, the class certificate balances of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any mortgage group. Therefore, the allocation of realized losses on the mortgage loans in one group to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the senior certificates, including the senior certificates related to a mortgage group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to a mortgage group that did not suffer those previous losses.

LIMITED RECOURSE

      Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, any originator, the sponsor, the master servicer, the securities administrator, any servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

      The rights of the class M-1 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions; the rights of the class M-2 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A and class M-1 certificates to receive those distributions; the rights of the class M-3 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1 and class M-2 certificates to receive those distributions; the rights of the class M-4 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2 and class M-3 certificates to receive those distributions; the rights of the class M-5 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3 and class M-4 certificates to receive those distributions; the rights of the class M-6 certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A, class M-1, class M-2, class M-3, class M-4 and class M-5 certificates to receive those distributions; the rights of the class B-1 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A and class M certificates to receive those distributions; the rights of the class B-2 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M and class B-1 certificates to receive those distributions; and the rights of the class B-3 certificates to receive distributions with respect to mortgage loans will be subordinate to the rights of the class A, class M, class B-1 and class B-2 certificates to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them and to afford protection against losses.

THE ORIGINATORS AND MERRILL LYNCH MORTGAGE LENDING, INC. MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS

      Each originator has made various representations and warranties to Merrill Lynch Mortgage Lending, Inc. With respect to certain originators, Merrill Lynch Mortgage Lending, Inc. will restate certain of those representations and warranties to Merrill Lynch Mortgage Investors, Inc. In addition, Merrill Lynch Mortgage Lending, Inc. will also make certain additional representations and warranties directly to Merrill Lynch Mortgage Investors, Inc. These representations are summarized in "Description of the Agreements -- Representations and Warranties; Repurchases" in the prospectus.

      If the related originator or Merrill Lynch Mortgage Lending, Inc. fails to cure in a timely manner a material breach of its representations and warranties with respect to any mortgage loan sold by it, then such originator or Merrill Lynch Mortgage Lending, Inc., as applicable, would be required to repurchase or substitute for the defective mortgage loan. It is possible that the related originator or Merrill Lynch Mortgage Lending, Inc. may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of the related originator or Merrill Lynch Mortgage Lending, Inc. to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

ALLOCATION OF LOSSES TO THE CLASS M AND CLASS B CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

      If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate certificate principal balance of the offered certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the certificate principal balances of the class M and class B certificates will be reduced in reverse order of seniority (first to the class B-3 certificates, second to the class B-2 certificates, third to the class B-1 certificates, fourth to the class M-6 certificates, fifth to the class M-5 certificates, sixth to the class M-4 certificates, seventh to the class M-3 certificates, eighth to the class M-2 certificates and ninth to the class M-1 certificates) by the amount of the excess until the balance of each such class has been reduced to zero. Consequently, the yields to maturity on each class of the class M and class B certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the class M and class B certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

THERE ARE RISKS OF NON-PAYMENT OF INSURED AMOUNTS UNDER THE LENDER-PAID MORTGAGE INSURANCE POLICIES

      Approximately 1.77% of the mortgage loans are covered under a lender-paid mortgage insurance policy. Failure to pay such premiums on such policies may result in cancellation of the mortgage insurance policies or failure of the insurer to pay amounts otherwise due with respect to defaulted mortgage loans covered under such policies. Furthermore, there can be no assurance that any filed claims will be filed properly, which may adversely affect the recovery of insurance proceeds on the related mortgage loan. This may have an adverse effect on your certificates. The mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans. For example, losses on any mortgage loan covered by a lender-paid mortgage insurance policy are covered only up to such policy's limits. In addition, the mortgage insurance policies will not cover some losses resulting from fraud or certain other losses resulting from irregularities in the way a mortgage loan was originated or serviced, or certain other losses described in the mortgage insurance policies. Any such lack of coverage may reduce the payments you would otherwise receive on your certificates. In addition, despite having a contractual obligation to pay claims covered by the mortgage insurance policies, in the event of the bankruptcy or insolvency of a mortgage insurer, we cannot assure you that such mortgage insurer would be able to pay such claims. This may have an adverse effect on your certificates.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

THERE ARE RISKS RELATING TO BALLOON LOANS

      Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Some of the mortgage loans are balloon loans.

CASH FLOW CONSIDERATIONS AND RISKS

      The related mortgage loans, the related mortgaged property and other assets are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

      The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

      The sale of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

      In the event of a bankruptcy or insolvency of GreenPoint Mortgage Funding, Inc., Wells Fargo Bank, N.A., as servicer, Wilshire Credit Corporation or any other servicer of the Mortgage Loans, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of GreenPoint Mortgage Funding, Inc., Wells Fargo Bank, N.A., as servicer, Wilshire Credit Corporation or any other servicer of the Mortgage Loans (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the related mortgage loans, including the delinquency experience of the related mortgage loans.

DELINQUENCIES DUE TO SERVICING TRANSFER

      Merrill Lynch Mortgage Lending, Inc., the sponsor, owns the servicing rights for the mortgage loans serviced by Wilshire Credit Corporation and PHH Mortgage Corporation. After the Closing Date, Merrill Lynch Mortgage Lending, Inc. may transfer the servicing on such mortgage loans at any time in accordance with the provisions of the pooling and servicing agreement and the related servicing agreement.

      All transfers of servicing involve some risk of disruption on collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of the disruptions associated with the transfer of servicing or as to the resulting effects on the yields of the mortgage loans serviced by Wilshire Credit Corporation or PHH Mortgage Corporation.

      See "Servicing of the Mortgage Loans -- Servicing Transfer" in this prospectus supplement.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

      The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

      (1) The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

      (2) The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      (3) You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the certificate rates on the certificates; or

      (4) It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

      You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations -- Yield, Prepayment and Weighted Average Life" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR
INVESTMENT

      As of the cut-off date, approximately 34.78%, 9.08%, 6.94%, 6.89% and 6.68% of the mortgaged properties were located in California, Florida, Arizona, Virginia and Maryland, respectively. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in these states, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in these states, particularly California and Florida, may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

      See "Description of the Mortgage Groups -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

CREDIT SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS

      Investors should be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. The credit score used for the purpose of this prospectus supplement is the FICO score. The FICO score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian, which was formerly TRW). The FICO scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although FICO scores are based solely on the information at the particular credit repository, FICO scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. FICO scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

CERTAIN OF THE OFFERED CERTIFICATES LACK SMMEA ELIGIBILITY AND MAY LACK LIQUIDITY, WHICH MAY LIMIT YOUR ABILITY TO SELL

      The underwriter intends to make a secondary market in the offered certificates, but will have no obligation to do so. We cannot assure you that a secondary market for any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. Generally, the class R, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the class R, class M-4, class M-5, class M-6, class B-1, class B-2 and class B-3 certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA securities such as these classes of offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

      Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

            - limit the ability of the servicer to collect principal, interest and servicing advances on the mortgage loans,

            - provide the borrowers with a right to rescind the mortgage loans,

            - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

            - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

            - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

      As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

THE INTEREST RATE CAP CONTRACT

      Any amounts received pursuant to the terms of the interest rate cap contract will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the cap contract counterparty unless the amount of LIBOR (as determined under the interest rate cap contract) moves above a specified rate. We cannot assure you that any amounts will be received under the interest rate cap contract, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls and basis risk shortfalls or repay losses on the related mortgage loans.

THE INTEREST RATE SWAP AGREEMENT

      Any amounts received pursuant to the terms of the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls and basis risk shortfalls or repay losses on the related mortgage loans.

      Further, any net swap payment payable to the swap counterparty pursuant to the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

      In the event that the supplemental interest trust, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

PAYMENTS DUE UNDER THE TERMS OF THE CORRIDOR CONTRACTS MAY BE DELAYED, REDUCED OR ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, THE ROYAL BANK OF SCOTLAND PLC, BECOMES INSOLVENT

      The issuing entity will include four one-month LIBOR corridor contracts, each corridor contract to be for the benefit of certain classes of the offered certificates under which the cap contract counterparty, The Royal Bank of Scotland plc, is obligated on any distribution date on or prior to the termination of the corridor contracts to make certain payments to the issuing entity in the event that one-month LIBOR exceeds the related lower collar shown in the tables beginning on page S-82 with respect to that distribution date. The corridor contracts will terminate immediately following the distribution date in September 2007.

      However, in the event of the insolvency or bankruptcy of The Royal Bank of Scotland plc, payments due under the corridor contracts may be delayed, reduced or eliminated. Moreover, the corridor contracts may be subject to early termination if either party thereto fails to perform or the corridor contracts become illegal or subject to certain kinds of taxation. In the event of early termination of a corridor contract, there will not be a replacement corridor contract.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE CAP CONTRACT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE CAP CONTRACT COUNTERPARTY, THE ROYAL BANK OF SCOTLAND PLC, BECOMES INSOLVENT

      The supplemental interest trust will include an interest rate cap contract, to be for the benefit of the offered certificates, under which the cap contract counterparty, The Royal Bank of Scotland plc, is obligated on any distribution date prior to the termination of the cap contract to make certain payments to the supplemental interest trust in the event that one-month LIBOR exceeds 6.00% with respect to that distribution date on or after the distribution date in October 2007 and on or prior to the distribution date in March 2012. However, in the event of the insolvency or bankruptcy of the cap contract counterparty, payments due under the cap contract may be delayed, reduced or eliminated. Moreover, the cap contract may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation. In the event of early termination of the cap contract, there may not be a replacement cap contract.

PAYMENTS DUE UNDER THE TERMS OF THE INTEREST RATE SWAP AGREEMENT MAY BE DELAYED, REDUCED OR ELIMINATED IF THE INTEREST RATE SWAP COUNTERPARTY, THE ROYAL BANK OF SCOTLAND PLC, BECOMES INSOLVENT

      The supplemental interest trust, for the benefit of the trust fund, will include an interest rate swap agreement for the benefit of the certificates under which the interest rate swap counterparty, The Royal Bank of Scotland plc, is obligated in respect of any distribution date on or after the distribution date in October 2007 and on or prior to the distribution date in March 2012 to make certain net payments to the supplemental interest trust in the event that LIBOR exceeds a per annum rate with respect to that distribution date as set forth in the table on page S-87. Payments on the interest rate swap agreement will begin in connection with the distribution date in October 2007 and terminate immediately following the distribution date in March 2012. However, in the event of the insolvency or bankruptcy of The Royal Bank of Scotland plc, payments due under the interest rate swap agreement may be delayed, reduced or eliminated. Moreover, the interest rate swap agreement may be subject to early termination if either party thereto fails to perform or the interest rate swap agreement becomes illegal or subject to certain kinds of taxation. In the event of early termination of the interest rate swap agreement, there may not be a replacement interest rate swap agreement and the supplemental interest trust may be obligated to make a one-time termination payment to the interest rate swap counterparty. In certain circumstances, where the early termination is not the result of an event of default by the interest rate swap counterparty or other certain termination events, payments to certificateholders will be subordinate to the one-time termination payment to the interest rate swap counterparty.

RAPID PREPAYMENTS OF THE MORTGAGE LOANS COULD INCREASE RELATIVE AMOUNTS DUE UNDER THE INTEREST RATE SWAP AGREEMENT AND AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

      Any net payment payable to the interest rate swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders and may reduce the certificate rates on the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the interest rate swap counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

      In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the interest rate swap counterparty on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

      Any amounts received under the interest rate swap agreement will be applied as described in this prospectus supplement to pay current interest and interest carry forward, basis risk shortfalls and unpaid basis risk shortfalls, to maintain overcollateralization and to pay back realized losses. However, no amounts will be payable to the supplemental interest trust by the interest rate swap counterparty unless the floating payment owed by the interest rate swap counterparty for a distribution date exceeds the fixed payment owed to the interest rate swap counterparty for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds a per annum rate as set forth in the table on page S-87. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Certificates -- Distributions on the Certificates."

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

      The swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the swap agreement, the swap counterparty is required to replace itself with a swap provider, or obtain a guarantor, that can provide the necessary information. If the swap counterparty cannot secure a replacement provider or guarantor, the failure to comply with the swap agreement will result in an "additional termination event" under the swap agreement in respect of which the swap provider will be the sole affected party. In certain circumstances, a swap termination payment may be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event or event of default provided for under the swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

NO ASSURANCE THAT AMOUNTS DUE UNDER THE INTEREST RATE CAP CONTRACT WILL BE SUFFICIENT TO COVER INTEREST SHORTFALLS OR LOSSES ON THE MORTGAGE LOANS

      Any amounts received pursuant to the terms of the interest rate cap contract will be applied as described in this prospectus supplement to pay current interest and interest carry forward, basis risk shortfalls and unpaid basis risk shortfalls, to maintain overcollateralization and to pay back realized losses. However, no amounts will be payable to the supplemental interest trust by the cap counterparty unless the amount of one-month LIBOR for any period exceeds 6.00%. We cannot assure you that any amounts will be received under the interest rate cap contract, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain the required level of overcollateralization. See "Description of the Certificates."

FAILURE OF THE CAP CONTRACT COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A CAP CONTRACT COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A CAP TERMINATION EVENT

      The interest rate cap contract and corridor contracts impose a contractual obligation on the cap contract counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the cap contract counterparty cannot provide the required information in accordance with the interest rate cap contract or corridor contracts, the cap contract counterparty is required to replace itself with a cap provider that can provide the necessary information. If the cap contract counterparty cannot secure a replacement provider, the failure to comply with the interest rate cap contract or corridor contracts will result in an "additional termination event" under the interest rate cap contract or corridor contracts, as applicable, in which the cap provider is the sole affected party.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

      There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the offered certificates, although they may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

      The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES

      Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

      Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such certificates may be limited due to lack of physical certificates.

      Delays in Payments. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by Wells Fargo Bank, N.A. to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants, which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

      The mortgage loans were either originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, federal, state and local consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicers to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

      It is believed that the transfer of the mortgage loans from the sponsor to the depositor will be treated as a sale rather than a secured financing for purposes of state law. Counsel for the sponsor will render an opinion on the closing date that in the event of the bankruptcy of the sponsor, the mortgage loans and other assets of the issuing entity would not be considered part of the sponsor's bankruptcy estate and, thus, would not be available to its creditors. On the other hand, a bankruptcy trustee or one of the creditors of the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

TERRORIST ATTACKS AND MILITARY ACTION MAY INCREASE RISK OF LOSS ON THE MORTGAGE LOANS

      The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers are not required to advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

      The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

      The sponsor does not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

      See "Certain Legal Aspects of Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

HIGH COST LOANS

      None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

      Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the mortgage to these covenants which may adversely affect the value of the mortgage.

LIMITED OBLIGATIONS

      The assets of the issuing entity are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the sponsor, the depositor, the underwriter, the trustee, the servicer, the master servicer and the securities administrator or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the ratings of the certificates. If credit enhancement is not available, holders of certificates may suffer losses on their investments.

COMBINATION OR "LAYERING" OF MULTIPLE RISK FACTORS MAY SIGNIFICANTLY INCREASE YOUR RISK OF LOSS

      Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, prospective investors in the offered certificates should consider the potential effects on those certificates of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. For example, a particular mortgage loan pool may include loans that not only have relatively high loan-to-value ratios but also were originated concurrently with second lien loans not included in the trust fund. Many of these mortgage loans may also have been originated in regions that are experiencing home price depreciation. An investor in subordinated securities may be particularly exposed to such a potential combination of risks. There are many other circumstances in which layering of multiple risks with respect to an asset pool and the related certificates may magnify the effect of those risks. In considering the potential effects of layered risks, prospective investors should carefully review the descriptions of the mortgage loans and the offered certificates.

                       DESCRIPTION OF THE MORTGAGE GROUPS

GENERAL

      The following is a summary description of the Mortgage Loans as of March 1, 2007 (the "CUT-OFF DATE"). The information presented herein does not take into account any Mortgage Loans that have been or may be prepaid in full or have been or may be removed because of incomplete documentation or otherwise from the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition as of the Closing Date.

      Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Group, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the aggregate or of a particular Mortgage Group as of the Cut-off Date.

      At the Cut-Off Date, the assets of the Issuing Entity consisted of three groups ("GROUP 1," "GROUP 2" and "GROUP 3," respectively, and each, a "MORTGAGE GROUP") of conventional, adjustable rate mortgage loans (the "MORTGAGE LOANS") secured by first liens on one- to four-family residential properties, including condominiums, planned unit developments, cooperative housing units and townhouses (each, a "MORTGAGED PROPERTY"), all of which have original terms to maturity of 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $881,325,151 (the "AGGREGATE CUT-OFF DATE BALANCE").

      The Mortgage Loans have been segregated into Group 1, Group 2 and Group 3 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Group has the characteristics described below.

      The mortgage pool consists of 2,885 Mortgage Loans, having a Cut-off Date balance of approximately $881,325,151. Approximately 94.99% of the Mortgage Loans are Six-Month LIBOR indexed, approximately 4.95% of the Mortgage Loans are One-Year LIBOR indexed, approximately 0.03% of the Mortgage Loans are One-Year Treasury indexed and approximately 0.03% of the Mortgage Loans are One-Month LIBOR indexed. As of the Cut-off Date, with respect to the Mortgage Loans, the weighted average Mortgage Rate was approximately 6.853% per annum, the weighted average Gross Margin was approximately 2.505% per annum, the weighted average remaining term to maturity was approximately 357 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 107 months.

      Group 1 consists of 875 Mortgage Loans (the "GROUP 1 MORTGAGE LOANS"), having a Cut-off Date Balance of approximately $191,790,569 (approximately 21.76% of the Aggregate Cut-off Date Balance). Approximately 93.95% of the Group 1 Mortgage Loans are Six-Month LIBOR indexed and approximately 6.05% of the Group 1 Mortgage Loans are One-Year LIBOR indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Group 1, the weighted average Mortgage Rate was approximately 6.922% per annum, the weighted average Gross Margin was approximately 2.550% per annum, the weighted average remaining term to maturity was approximately 357 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 103 months.

      Group 2 consists of 787 Mortgage Loans (the "GROUP 2 MORTGAGE LOANS"), having a Cut-off Date balance of approximately $195,096,292 (approximately 22.14% of the Aggregate Cut-off Date Balance). Approximately 94.62% of the Group 2 Mortgage Loans are Six-Month LIBOR indexed, approximately 5.19% of the Group 2 Mortgage Loans are One-Year LIBOR indexed, approximately 0.12% of the Group 2 Mortgage Loans are One-Month LIBOR indexed and approximately 0.07% of the

Group 2 Mortgage Loans are One-Year Treasury indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Group 2, the weighted average Mortgage Rate was approximately 6.792% per annum, the weighted average Gross Margin was approximately 2.564% per annum, the weighted average remaining term to maturity was approximately 357 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 109 months.

      Group 3 consists of 1,223 Mortgage Loans (the "GROUP 3 MORTGAGE LOANS"), having a Cut-off Date balance of approximately $494,438,290 (approximately 56.10% of the Aggregate Cut-off Date Balance). Approximately 95.54% of the Group 3 Mortgage Loans are Six-Month LIBOR indexed, approximately 4.43% of the Group 3 Mortgage Loans are One-Year LIBOR indexed and approximately 0.03% of the Group 3 Mortgage Loans are One-Year Treasury indexed. As of the Cut-off Date, with respect to the Mortgage Loans in Group 3, the weighted average Mortgage Rate was approximately 6.850% per annum, the weighted average Gross Margin was approximately 2.464% per annum, the weighted average remaining term to maturity was approximately 357 months and the weighted average interest-only remaining term for interest-only mortgage loans was approximately 107 months.

      Approximately 31.61%, 19.51%, 18.12% and 12.61% of the Mortgage Loans were originated by GreenPoint Mortgage Funding, Inc., First National Bank of Nevada, National City Mortgage Co. and Ameriquest Mortgage Company, respectively. The remainder of the Mortgage Loans were originated by various originators, none of which originated 10% or more of the Mortgage Loans.

      After an initial fixed rate period of generally two, three, five, seven or ten years (the "INITIAL PERIOD"), each Mortgage Loan provides for semi-annual or annual adjustment to the interest rate specified in the mortgage note for the related Mortgage Loan (the "MORTGAGE RATE") and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). On each Adjustment Date, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the related index (the "INDEX") and a fixed percentage amount (the "GROSS MARGIN"); provided, however, that the Mortgage Rate on each such Mortgage Loan generally will not increase or decrease by more than (i) 1.00% per annum with respect to 76.07% of the Group 1 Mortgage Loans, 93.42% of the Group 2 Mortgage Loans and 78.75% of the Group 3 Mortgage Loans and (ii) 2.00% per annum with respect to 23.93% of the Group 1 Mortgage Loans, 6.58% of the Group 2 Mortgage Loans and 21.25% of the Group 3 Mortgage Loans on any related Adjustment Date other than on the first Adjustment Date (each such variance, a "PERIODIC RATE CAP") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "MAXIMUM MORTGAGE RATE") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "MINIMUM MORTGAGE RATE"). Effective with the first monthly payment due on substantially all of the Mortgage Loans after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.

      Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 10%.

      None of the Mortgage Loans will be guaranteed by any governmental agency. All of the Mortgage Loans were acquired by the Sponsor from the Originators pursuant to purchase agreements between the Sponsor or one of its affiliates and the applicable Originator (each, a "PURCHASE

AGREEMENT"). Such Mortgage Loans will be assigned to the Issuing Entity by the Depositor, which, in turn, will acquire them from the Sponsor pursuant to a mortgage loan purchase agreement (collectively, the "MORTGAGE LOAN PURCHASE AGREEMENT") between the Depositor and the Sponsor. The Mortgage Loans were originated or acquired by the various Originators in accordance with their respective underwriting standards.

      All of the Mortgage Loans provide for payments due on the first day of each month (the "DUE DATE"). Approximately 64.60% of the Mortgage Loans may be prepaid in whole or in part at any time without payment of a prepayment charge.

      The Mortgage Loans were originated from June 2005 through January 2007.

      No more than approximately 0.53% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The latest stated maturity date of any Mortgage Loan is February 2037.

      As of the Cut-off Date, none of the Mortgage Loans was 30 or more days delinquent.

      As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.853% per annum, the weighted average Gross Margin was approximately 2.505% per annum, the weighted average remaining term to maturity was approximately 357 months, and the weighted average interest-only remaining term of the interest-only loans was approximately 107 months.

      Approximately 5.00% of the Mortgage Loans had a Loan-to-Value Ratio at origination of more than 80%.

      The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

      As set forth in the "Credit Scores" tables in Annex II hereto, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

      The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date set forth in Annex II to this prospectus supplement (the "PROSPECTUS SUPPLEMENT").

Tabular Characteristics of the Mortgage Loans

      The Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans..........................................    2,885
Total Stated Principal Balance....................................    $881,325,151
Mortgage Rates:...................................................
        Weighted Average..........................................    6.853%
        Range.....................................................    3.750% to 10.440%
Weighted Average Remaining Term to Maturity (in months) ..........    357

      The Stated Principal Balances of the Mortgage Loans ranged from approximately $30,064 to approximately $2,025,000. The Mortgage Loans had an average Stated Principal Balance of approximately $305,485.

      The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 78.36%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.53% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Tabular Characteristics of the Group 1 Mortgage Loans

      The Group 1 Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 1 Mortgage Loans..................................    875
Total Stated Principal Balance....................................    $191,790,569
Mortgage Rates:...................................................
        Weighted Average..........................................    6.922%
        Range.....................................................    5.000% to 10.440%
Weighted Average Remaining Term to Maturity (in months) ..........    357

      The Stated Principal Balances of the Group 1 Mortgage Loans ranged from approximately $30,064 to approximately $462,000. The Group 1 Mortgage Loans had an average Stated Principal Balance of approximately $219,189.

      The weighted average Loan-to-Value Ratio at origination of the Group 1 Mortgage Loans was approximately 77.04%, and no Group 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.78% of the Group 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Tabular Characteristics of the Group 2 Mortgage Loans

      The Group 2 Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 2 Mortgage Loans...............................   787
Total Stated Principal Balance.................................   $195,096,292
Mortgage Rates:................................................
        Weighted Average.......................................   6.792%
        Range..................................................   4.125% to 8.885%
Weighted Average Remaining Term to Maturity (in months) .......   357

      The Stated Principal Balances of the Group 2 Mortgage Loans ranged from approximately $39,896 to approximately $580,000. The Group 2 Mortgage Loans had an average Stated Principal Balance of approximately $247,899.

      The weighted average Loan-to-Value Ratio at origination of the Group 2 Mortgage Loans was approximately 78.95%, and no Group 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.80% of the Group 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Tabular Characteristics of the Group 3 Mortgage Loans

      The Group 3 Mortgage Loans had the following approximate aggregate characteristics as of the Cut-off Date.

Number of Group 3 Mortgage Loans..................................    1,223
Total Stated Principal Balance....................................    $494,438,290
Mortgage Rates:...................................................
        Weighted Average..........................................    6.850%
        Range.....................................................    3.750% to 9.570%
Weighted Average Remaining Term to Maturity (in months) ..........    357

      The Stated Principal Balances of the Group 3 Mortgage Loans ranged from approximately $51,920 to approximately $2,025,000. The Group 3 Mortgage Loans had an average Stated Principal Balance of approximately $404,283.

      The weighted average Loan-to-Value Ratio at origination of the Group 3 Mortgage Loans was approximately 78.64%, and no Group 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

      No more than approximately 0.95% of the Group 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

      The information in Annex II sets forth in tabular format certain characteristics, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The sum of the columns may not equal the total indicated due to rounding.

THE INDICES

      The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The Index for the Mortgage Rate borne by each of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

            Six-Month LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 94.99% of the Mortgage Loans, approximately 93.95% of the Group 1 Mortgage Loans, approximately 94.62% of the Group 2 Mortgage Loans and approximately 95.54% of the Group 3 Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market ("SIX-MONTH LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

            In the event that Six-Month LIBOR becomes unavailable or otherwise unpublished, the Securities Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

            One-Year LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 4.95% of the Mortgage Loans, approximately 6.05% of the Group 1 Mortgage Loans, approximately 5.19% of the Group 2 Mortgage Loans and approximately 4.43% of the Group 3 Mortgage Loans will be the average of the interbank offered rates for one-year United States dollar deposits in the London market ("ONE-YEAR LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

            In the event that One-Year LIBOR becomes unavailable or otherwise unpublished, the Securities Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

            One-Year U.S. Treasury. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 0.03% of the Mortgage Loans, approximately 0.07% of the Group 2 Mortgage Loans and approximately 0.03% of the Group 3 Mortgage Loans will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) (the "RELEASE") as most recently available as of the date forty-five days prior to the adjustment date ("ONE-YEAR TREASURY"). Those average yields reflect the yields for the week prior to that week.

            In the event that One-Year Treasury becomes unavailable or otherwise unpublished, the Securities Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

            One-Month LIBOR. As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on approximately 0.03% of the Mortgage Loans and approximately 0.12% of the Group 2 Mortgage Loans will be the average of the interbank offered rates for one-month United States dollar deposits in the London market ("ONE-MONTH LIBOR") as published in The Wall Street Journal and as most recently available forty-five days preceding such Adjustment Date, as specified in the related Mortgage Note.

            In the event that One-Month LIBOR becomes unavailable or otherwise unpublished, the Securities Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

ASSIGNMENT OF THE MORTGAGE LOANS

      Under the Mortgage Loan Purchase Agreement, the Sponsor will sell the Mortgage Loans to the Depositor. Pursuant to the Mortgage Loan Purchase Agreement, the Sponsor will make certain representations, warranties and covenants relating to, among other things, certain characteristics of the Mortgage Loans. The Sponsor will represent that no Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or is a "high cost" or "predatory" loan under any applicable state or local law applicable to the originator of such Mortgage Loan. The Sponsor also will represent that each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable predatory or abusive lending laws. Such representations and warranties will be assigned by the Depositor to the Issuing Entity. Subject to the limitations described below, the Sponsor will be obligated as described herein to purchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of such Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "DEFECTIVE MORTGAGE LOAN"). See "Description of the Agreements -- Representations and Warranties; Repurchases" in the prospectus (the "PROSPECTUS").

      Pursuant to the Pooling and Servicing Agreement, on the Closing Date, the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Issuing Entity all of its rights to the Mortgage Loans and its rights under the Mortgage Loan Purchase Agreement (including the right to enforce the Sponsor's purchase obligations). In addition, the Depositor will assign to the Issuing Entity certain of its rights with regards to the Servicing Agreements. The obligations of the Sponsor with respect to the Certificates are limited to the Sponsor's obligations to purchase or substitute for Defective Mortgage Loans.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian, among other things, the original promissory note (the "MORTGAGE NOTE") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "MORTGAGE") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee or its custodian as soon as the same is available to the Depositor) (collectively, the "MORTGAGE FILE"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, delivered at the request and at the expense of the Depositor on the Closing Date, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

      The Trustee or its custodian will review each Mortgage File within 270 days of the Closing Date (or promptly after the Trustee's or its custodian's receipt of any document permitted to be delivered after the Closing Date) and will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such 270-day period, any document in a Mortgage File is found to be missing or defective in a material respect and the Sponsor does not cure such omission or defect within 90 days after its receipt of notice from the Trustee or its custodian, then the Sponsor is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof, (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase and (c) any unreimbursed Monthly Advances and servicing advances not included in clauses (a) and (b) above. Rather than purchase a Defective Mortgage Loan as provided above, the Sponsor may remove such Mortgage Loan (a "DELETED MORTGAGE LOAN") from the mortgage pool and substitute in its place one or more mortgage loans of like kind (such loan, a "REPLACEMENT MORTGAGE LOAN"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any of the REMICs or result in a prohibited transaction tax under the Code.

      Any Replacement Mortgage Loan generally will, on the date of substitution, as confirmed by a certificate delivered by the Sponsor to the Trustee, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess (and not less than 90%) of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account not later than the succeeding Determination Date and held for distribution to the Certificateholders on the related Distribution Date), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the Deleted Mortgage Loan, (iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans of a mortgage pool equal to 1% or more of the Cut-off Date balance of such mortgage pool have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vi) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate, (vii) have the same or higher credit score,
(viii) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial interest adjustment date of the Deleted Mortgage Loan, (ix) be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code and (x) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement. For each Distribution Date, the "DETERMINATION DATE" will be (a) for each Servicer other than Wells Fargo Bank, the 15th day of the month of such Distribution Date (or, if such day is not a business day, the immediately preceding business day) and (b) for Wells Fargo Bank, the Business Day prior to the Servicer Remittance Date. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

                             THE TRANSACTION PARTIES

THE ISSUING ENTITY

      Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 (the "ISSUING ENTITY") is a common law trust formed under the laws of the State of New York under the Pooling and Servicing Agreement. The fiscal year end of the Issuing Entity will be December 31 of each year. After its formation, the Issuing Entity will not engage in any activity other than:

      - acquiring and holding the Mortgage Loans and the other assets of the Trust Fund and proceeds from those Mortgage Loans;

      -     issuing the Certificates;

      -     making payments on the Certificates; and

      - engaging in other activities that are necessary, suitable or convenient to accomplish the specified obligations or are incidental to the specified obligations or connected with those obligations.

THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc. (the "DEPOSITOR"), a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, is the Depositor of the Mortgage Loans. The Depositor is an affiliate of Wilshire Credit Corporation and the underwriter, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH").

      The Depositor has been engaged since its incorporation in 1986 in the securitization of loans and other asset types included within the description of the issuing entity assets in this Prospectus Supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

      The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the Mortgage Loans from the Sponsor and may also assign to the Trustee certain rights of the Sponsor with respect to the Mortgage Loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing reports filed under the Securities Exchange Act of 1934.

THE ORIGINATORS

      Approximately 31.61% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of GreenPoint Mortgage Funding, Inc., approximately 19.51% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of First National Bank of Nevada, approximately 18.12% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of National City Mortgage Co. and approximately 12.61% of the Mortgage Loans were underwritten in accordance with the underwriting guidelines of Ameriquest Mortgage Company. The remaining Mortgage Loans were originated by various other originators, none of which originated mortgage loans representing more than 10% of the Mortgage Loans.

THE SPONSOR

      The sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML" or the "SPONSOR"). MLML is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. MLML is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial Center, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first- and second-lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

      Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

      MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

      MLML has been the sponsor of securitizations backed by residential mortgage loans, including prime mortgage loans, since 2004. The following table sets forth the approximate aggregate initial principal amount of securities issued during the period specified below where the collateral was adjustable rate prime Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties sponsored by MLML since 2004.

                                       APPROXIMATE INITIAL PRINCIPAL
FOR THE YEAR                                  BALANCE OF SECURITIES
------------------                     -----------------------------
2003                                            $2,758,067,156
2004                                            $1,929,417,127
2005                                            $7,267,763,609
2006                                            $5,183,918,531

      In 2006, MLML began sponsoring securitizations where the collateral was fixed rate prime Alt-A quality mortgage loans secured by first lien mortgages or deeds of trust in residential real properties.

      As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

THE TRUSTEE

      HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America (the "TRUSTEE"), will be named trustee under the Pooling and Servicing Agreement. The Trustee will perform administrative functions on behalf of the trust and for the benefit of the certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The Trustee's offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

      In the event the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. Notwithstanding the foregoing, the Trustee will be permitted to, if it is unwilling to act, or will be required to, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the pooling and servicing agreement. If the Trustee resigns or is removed under the terms of the Pooling and Servicing Agreement, a successor trustee shall be appointed within 30 days by the Securities Administrator. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

      As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee's annual fee will be paid by the Securities Administrator pursuant to a separate agreement between the Trustee and the Securities Administrator, and such compensation will not be an expense of the Issuing Entity.

      The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Issuing Entity against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Master Servicer for any losses, liabilities or expenses resulting from the Master Servicer's breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement.

      HSBC Bank USA, National Association, has been, and currently is, acting as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Master Servicer (in such capacity, the "Master Servicer") and Securities Administrator (in such capacity, the "Securities Administrator") under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Trustee and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust Fund. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements as modified by their respective Assignment, Assumption and Recognition Agreements, each dated as of January 1, 2007 (the "ASSIGNMENT AGREEMENTS" and together with the servicing agreements, the "SERVICING AGREEMENTS"). In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to Servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

      Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

      Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006 furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

      Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the Mortgage Notes and other contents of the Mortgage Files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

THE SERVICERS

      There are several Servicers (each, a "SERVICER") who service the mortgage loans under the terms of their respective Servicing Agreements. Wilshire Credit Corporation, GreenPoint Mortgage Funding, Inc. and National City Mortgage Co. will service approximately 44.40%, 31.61% and 18.12% of the initial Stated Principal Balance of the Mortgage Loans, respectively, as of the Cut-off Date. No other Servicer will service more than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date. See "Servicing of the Mortgage Loans -- The Servicers" in this Prospectus Supplement.

THE CAP CONTRACT COUNTERPARTY AND THE SWAP COUNTERPARTY

      There will be four Corridor Contracts (the "CORRIDOR CONTRACTS") and one Cap Contract (the "CAP CONTRACT") provided by The Royal Bank of Scotland plc, in its capacity as Cap Contract Counterparty (the "CAP CONTRACT COUNTERPARTY"), and one Swap Agreement (the "SWAP AGREEMENT") provided by The Royal Bank of Scotland plc, in its capacity as Swap Counterparty (the "SWAP COUNTERPARTY").

      The Royal Bank of Scotland plc ("RBS") is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS GROUP"), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of RBS are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of RBS are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch, Inc. Except for the information provided in this paragraph, neither RBS nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

      As of the Cut-off Date, the aggregate significance percentage with respect to The Royal Bank of Scotland plc will be less than 10%.

      The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of the Corridor Contracts, the Cap Contract and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                             UNDERWRITING GUIDELINES

GENERAL

      All of the Mortgage Loans are "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the Mortgage Loans typically differ from, and, with respect to a substantial number of Mortgage Loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac (other than in the case of Group 1 Mortgage Loans), primarily with respect to original principal balances, loan-to-value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Mortgage Loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may have been made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor has re-underwritten any mortgage loan.

      Generally, each mortgagor was required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally was not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income was not required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verifications (if required), a determination was made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originators may also have considered the amount of liquid assets available to the mortgagor at the time of origination.

      Certain Mortgage Loans were originated under "alternative," "reduced documentation," "no-ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Under a "no-ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan-to-value ratio at origination as well as on the Credit Score.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an Originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to an Originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

      Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt-to-income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt-to-income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such categories.

GREENPOINT MORTGAGE FUNDING, INC. UNDERWRITING GUIDELINES

      GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("CAPITAL ONE"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

      GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

      The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint's residential mortgage loan production for the periods indicated.

                   RESIDENTIAL MORTGAGE LOAN PRODUCTION TABLE

                                      AT DECEMBER 31,     AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
LOAN TYPE                                   2003               2004               2005                2006
                                      ----------------    ---------------    ---------------    ----------------
ALT A AND SPECIALTY
Number of Loans                                 56,702             65,284             67,707              58,917
Dollar Volume                         $ 11,505,997,786    $14,579,659,658    $19,148,814,451    $ 18,105,817,619
Percent Adjustable                                  19%                67%                84%                 81%
Percent of Total Dollar Volume                      30%                37%                45%                 50%

AGENCY
Number of Loans                                 28,460             10,975             12,408              11,508
Dollar Volume                         $  5,378,009,580    $ 2,188,737,211     $2,746,779,129    $  2,623,218,142
Percent Adjustable                                   0%                 3%                 1%                  2%
Percent of Total Dollar Volume                      14%                 6%                 7%                  7%

                                      AT DECEMBER 31,     AT DECEMBER 31,    AT DECEMBER 31,    AT DECEMBER 31,
LOAN TYPE                                   2003               2004               2005                2006
                                      ----------------    ---------------    ---------------    ----------------
JUMBO
Number of Loans                                 53,106             53,522             41,614              29,502
Dollar Volume                         $ 19,426,400,804    $17,667,106,136    $14,899,732,857    $ 11,073,921,037
Percent Adjustable                                  69%                84%                74%                 76%
Percent of Total Dollar Volume                      50%                44%                35%                 30%

HELOC AND SECONDS
Number of Loans                                 44,346             83,902             82,258              67,566
Dollar Volume                         $  2,556,735,253    $ 5,374,039,738     $5,450,355,355    $  4,601,708,216
Percent Adjustable                                  96%                97%                95%                 79%
Percent of Total Dollar Volume                       7%                14%                13%                 13%

Number of Loans                                182,614            213,683            203,987             167,493
Dollar Volume                         $ 38,867,143,423    $39,809,542,743    $42,245,681,792    $ 36,404,665,013
Average Loan Amount                   $        212,838    $       186,302           $207,100    $        217,350
Non-Purchase Transactions                           66%                52%                51%                 57%
Adjustable Rate Loans*                              47%                75%                76%                 74%

*% of total loan production based on dollar volume
% may not add to 100% due to rounding

      GreenPoint Underwriting Guidelines

      Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint's underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

      In assessing a prospective borrower's creditworthiness, GreenPoint may use FICO(R) credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

      In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios ("LTV"), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV's. Each mortgage loan has a required amount of reserves, with the minimum being two months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

      As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower's income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower's recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower's most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the borrower's length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

      GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

      Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint's underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint's standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint's prior experience with the correspondent lender and the results of the quality control review process itself.

      In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint's Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

      GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint's underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

      Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV's between 80.01% and 85.00%, 25% for LTV's between 85.01% and 90% and 30% for LTV's between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

      GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

FIRST NATIONAL BANK OF NEVADA UNDERWRITING GUIDELINES

      First National Bank of Nevada ("FNBN") is a national banking association and a wholly owned subsidiary of First National Bank Holding Company ("FNBHC"). FNBHC is a financial holding company and is also the parent of First National Bank of Arizona. The principal executive office of FNBN's mortgage division is located at 1665 West Alameda Drive, Tempe, AZ 85282.

      FNBN has been originating mortgage loans since 1998. A large majority of the mortgage loans originated or acquired by FNBN are secured primarily by one- to four-unit family residences. The mortgage loans were originated or acquired through retail, wholesale and correspondent channels or from FNBN's affiliate, First National Bank of Arizona and, in every case, generally in accordance with FNBN's "alternative" underwriting guidelines. In addition, FNBN also originates mortgage loans through joint ventures with various correspondents by which such correspondents identify an applicant and provide the initial loan application. Thereafter, FNBN processes, underwrites and closes the loan. FNBN originates and acquires mortgage loans for purpose of sale into the secondary markets and does not maintain a significant portfolio of mortgage loans. Accordingly, FNBN limits its servicing functions to providing interim servicing of its mortgage loans prior to and immediately after the sale of a pool of mortgage loans.

      The following table reflects FNBN's originations of mortgage loans for the past three years and for the periods indicated.

                                                                                    YTD AS OF
 FIXED RATE         YEAR ENDED          YEAR ENDED            YEAR ENDED          DECEMBER 30,
   LOANS         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005          2006
-------------    -----------------    -----------------    -----------------    ----------------
Number of
Loans                       23,440               22,381               20,279              19,171

Principal
Balance          $   4,214,680,461    $   4,294,114,920    $   3,460,526,527    $  2,835,621,892

    ARM              YEAR ENDED           YEAR ENDED          YEAR ENDED        YTD AS OF JUNE 30,
   LOANS         DECEMBER 31, 2003    DECEMBER 31, 2004    DECEMBER 31, 2005          2006
-------------    -----------------    -----------------    -----------------    ------------------
Number of
Loans                        1,975                6,887               12,176                16,805

Principal
Balance               $481,752,653    $   1,725,075,099    $   3,312,995,148    $    4,413,808,991

With respect to the table above, an ARM loan is any mortgage loan whereby the interest rate is adjusted from time to time.

      FNBN Underwriting Guidelines

      All of the mortgage loans have been originated either under FNBN's "full" or "alternative" underwriting guidelines (i.e., the underwriting guidelines applicable to the mortgage loans typically are less stringent than the underwriting guidelines established by Fannie Mae or Freddie Mac primarily with respect to the income and/or asset documentation which borrower is required to provide). To the extent the programs reflect underwriting guidelines different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans there under may reflect relatively higher delinquency rates and/or credit losses. In addition, FNBN may make certain exceptions to the underwriting guidelines described herein if, in FNBN's discretion, compensating factors are demonstrated by a prospective borrower.

      In addition to its originations, FNBN also acquires mortgage loans from approved correspondent lenders under a program pursuant to which the correspondent agrees to originate the mortgage loans in accordance with the underwriting guidelines of FNBN. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed (or may have been partially reviewed) by FNBN prior to acquisition of the mortgage loan. In that case, FNBN relies on the representations and warranties of the correspondent lender that it has underwritten the mortgage loan in compliance with the underwriting guidelines of FNBN. FNBN generally conducts a quality control review of a sample of these mortgage loans within 45 after the origination or purchase of such mortgage loan. The number of loans reviewed in the quality control process varies based on a variety of factors, including FNBN's prior experience with the correspondent lender and the results of the quality control review process itself.

      FNBN's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. FNBN employs or contracts with underwriters through Mortgage insurance Companies to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of borrower's federal withholding (IRS W-2) forms and/or current payroll earnings statements. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history or non-traditional credit history is obtained. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources, if applicable. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes.

      Based on the data provided in the application and certain verifications (if required), a determination will have been made that the borrower's monthly income (if required to be stated or verified) should be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective borrower's gross income. The percentage applied varies on a case-by-case basis depending on a number of underwriting criteria including, but not limited to, the loan-to-value ratio of the mortgage loan or the amount of liquid assets available to the borrower after origination.

      The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

      FNBN's underwriting guidelines are applied in a standard procedure that is intended to comply with applicable federal and state laws and regulations. However, the application of FNBN's underwriting guidelines does not imply that each specific criterion was satisfied individually. FNBN will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, in FNBN's discretion such mortgage loan is in substantial compliance with such underwriting guidelines or if the borrower can document compensating factors. A mortgage loan may be considered to comply with a set of underwriting guidelines, even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the criteria that were not satisfied or the mortgage loan is considered to be in substantial compliance with the underwriting guidelines.

      In addition to the "full/alternate" underwriting guidelines, FNBN also originates or purchases loans that have been originated under certain limited documentation programs designed to streamline the loan underwriting process. These "stated income," "no ratio," "no income/no assets," "stated income/stated assets," "no documentation with assets," "no documentation" and "lite documentation" programs may not require income, employment or asset verifications. Generally, in order to be eligible for a limited or no documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the prospective borrower must have a credit history that demonstrates an established ability to repay indebtedness in a timely fashion.

      Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communication. Alternative methods of employment and income verification generally include using copies of federal withholding forms (IRS W-2) or pay stubs. Alternative methods of asset verification generally include using copies of the borrower's recent bank statements. All loans may be submitted under the full/alternate documentation program.

      Under the stated income documentation and the no ratio programs, more emphasis is placed on a prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower rather than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications or bank statements. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications or bank statements. The no ratio program does not require prospective borrowers to provide information regarding their income. In both the stated income and no ratio programs, the employment history is verified through written or telephonic communication.

      Under the no income/no assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income and assets are not stated on the prospective borrower's application. Disclosure of employment is required and verified through written or telephonic communication.

      Under the stated income/stated assets program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Income is stated on the prospective borrower's application but is not verified. Assets are also stated on the application but are not verified. Employment is verified through written or telephonic communication.

      Under the no documentation with assets and no documentation programs, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Under the no documentation with assets program, a prospective borrower's assets are stated and verified through written communication or bank statements. A prospective borrower is not required to provide information regarding income or employment. Under the no documentation with assets program, a prospective borrower's income and employment are not stated or verified but assets are verified. Under the no documentation program, a prospective borrower's income, assets and employment are not stated or verified.

      The lite documentation programs are loan programs for prospective borrowers to obtain mortgage loans that FNBN has determined to be of sub-prime quality. Under these programs, prospective borrowers are generally qualified based on verification of adequate cash flows by means of personal or business bank statements for the previous twelve or twenty-four months.

NATIONAL CITY MORTGAGE CO. UNDERWRITING GUIDELINES

      National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage Co. ("NCMC") is a subsidiary of National City Bank (NCB). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. NCMC's portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

          TOTAL ORIGINATIONS BY YEAR
------------------------------------------------
                  ORIGINATION        ORIGINATION
YEAR                DOLLARS            COUNTS
---------      -----------------     -----------
2001           $  56,865,963,869         386,748
2002           $  79,478,299,994         492,451
2003           $ 105,561,114,324         655,287
2004           $  65,664,278,140         404,614
2005           $  59,031,348,835         325,916
2006           $  43,116,576,107         239,023

      National City Mortgage originates residential mortgage loans through retail branch offices located throughout the United States, a wholesale network of brokers, and correspondent lending. National City Mortgage is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast. National City Mortgage has the financial strength and stability that makes it one of the top mortgage originators in the nation.

      The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

      Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana, the renaming of the old National City Mortgage Co. to National City Mortgage, Inc. (which contains our Affiliated Banking Arrangements), and the transfer of the servicing and secondary marketing functions to a newly created company called NCM Newco, Inc. which was renamed National City Mortgage Co.

      Effective July 22, 2006 National City Corporation consolidated its six separate bank charters into one national charter under the name of National City Bank headquartered in Cleveland, Ohio. As a result of this consolidation, National City Mortgage and National City Mortgage Co. became a division of and a subsidiary of National City Bank respectively. There were no changes in day-to-day mortgage operations.

      On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of National City Bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. The Company is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

      National City Mortgage Retail and Wholesale underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

      Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

      National City Mortgage utilizes comprehensive, detailed policies and procedures available to all employees through the company's Intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

      Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100% pre-funding audits within Wholesale to check for identity theft, flipping and property valuation issues. Target audits are conducted in Retail in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

      Underwriting Standards

      The originator's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present. Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two-to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

      The following underwriting guidelines apply to substantially all of the mortgage loans. With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by primary residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $500,000 are generally allowed. In certain circumstances, 100% loan-to-value ratios are allowed for principal balances not to exceed $500,000 adhering to stricter underwriting standards.

      Mortgage loans with principal balances up to $1,000,000 are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio generally may not exceed 80%. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") up to to $2,000,000 are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 75%. Loan amounts exceeding 1 million require a second signature by an Underwriting Manager for approval.

      For cash out refinance loans, the maximum loan-to- value ratio generally is 95% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score. Generally, for loan-to-values 55% or below there are no restrictions on cash out amounts. Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

      For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a private mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan is generally required. No such private mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued private mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the originator generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. The originator also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the lower middle score of all borrowers.

      Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

      Full/Alternative Documentation

      Under full documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets.

      Typically the following documentation required but not limited to:

      -     Verbal verification of employment

      -     Pay stubs covering the most recent 30 day period showing YTD income

      -     Most recent 2 year's 1040s for self-employed borrowers

      -     1 or 2 months bank statements

      -     W-2 forms for 24 months

      Stated Documentation

      (SIVA- Stated Income Verified Assets)

      (SISA- Stated Income Stated Assets)

      Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Employment stability is a critical component in evaluating the borrowers continuing ability to meet obligations. Debt to income ratios must be calculated and used for qualification. Borrower's assets may or may not be verified.

      No Ratio Documentation

      (NIVA- No Ratio Verified Assets)

      Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower.

      Under the no ratio documentation program the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower's employment without reference to income.

      No Income/No Employment/No Asset Documentation (NO DOC)

      Under the no income/no employment/no asset documentation program, income, employment and assets are not stated. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

      No Income/No Asset/Employment Verified (NINA)

      Under the no income/no asset/employment verified documentation program, the borrower's income and assets are not disclosed. A verbal verification of employment is required. Employment stability is a critical component in evaluating the borrowers continuing ability to meet obligations. The underwriting of such mortgage loans is based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

      Each mortgaged property securing a Mortgage Loan has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                         AFFILIATIONS AND RELATIONSHIPS

      The Depositor, the Sponsor, Wilshire Credit Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter, are all affiliated. The Depositor is an affiliate, through common parent ownership, of each of the Sponsor, Wilshire Credit Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is an affiliate, through common parent ownership, of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the underwriter. The Sponsor is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc.

                             STATIC POOL INFORMATION

      Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable rate and fixed rate Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this Prospectus Supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this Prospectus Supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

      In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this Prospectus Supplement upon request who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080, Attention: Christopher McGee, securities administrator, telephone number (212) 449-1441.

      The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this Prospectus Supplement, the Prospectus or the Depositor's registration statement.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:


PARTY:                        RESPONSIBILITIES:
---------------------------   -----------------------------------------------------------------------------------
Servicers..................   Performing the servicing functions with respect to the Mortgage Loans and the
                              Mortgaged Properties in accordance with the provisions of the Servicing Agreements, including, but not limited to:


PARTY:                        RESPONSIBILITIES:
---------------------------   -----------------------------------------------------------------------------------
                              -    collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts in the related Collection
                                   Account, and delivering certain amounts on deposit in the Collection Accounts to the Master Servicer for deposit in the Master Servicer Collection Account on the Servicer Remittance Date;

                              -    collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

                              -    making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

                              -    making Servicing Advances in respect of paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property or (c)
                                   borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

                              -    maintenance of certain insurance policies relating to the Mortgage Loans;

                              -    enforcement of foreclosure proceedings; and

                              -    providing monthly loan-level reports to the Master Servicer.

Master Servicer............   Performing the master servicing functions in accordance with the provisions of the Pooling and
                              Servicing Agreement, including but not limited to:

                              -    monitoring each Servicer's performance and enforcing each Servicer's obligations under the related Servicing Agreement;

                              -    receiving monthly remittances from each Servicer for deposit in the Master
                                   Servicer Collection Account on the related Servicer's remittance date and delivering all amounts on deposit in the Master Servicer Collection Account to the Securities Administrator for deposit in the Distribution Account;

                              -    gathering the monthly loan-level reports delivered by each Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;


PARTY:                        RESPONSIBILITIES:
---------------------------   -----------------------------------------------------------------------------------
                              -    upon the termination of a Servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

                              -    upon the failure of a Servicer to make any Monthly Advances it is required to make with respect to a Mortgage Loan, making those advances to the extent provided in the Pooling and Servicing Agreement.

Securities Administrator...   Performing the securities administration functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

                              -    receiving monthly remittances from the Master Servicer for deposit in the
                                   Distribution Account and distributing amounts on deposit therein to
                                   Certificateholders;

                              -    preparing and making available the monthly distribution date statement to
                                   Certificateholders based on information received from the Master Servicer, the
                                   Cap Contract Counterparty and the Swap Counterparty and reports necessary to enable Certificateholders to prepare their tax returns;

                              -    preparing and filing annual federal and (if required) state tax returns on behalf of the Issuing Entity;

                              -    depositing any payments received from the Cap Contract Counterparty pursuant to the Corridor Contracts into the Corridor Contract Account;

                              -    in its capacity as Supplemental Interest Trust Trustee (the "SUPPLEMENTAL
                                   INTEREST TRUST TRUSTEE"), depositing any Cap Payments received from the Cap
                                   Contract Counterparty into the Supplemental Interest Trust (the "SUPPLEMENTAL
                                   INTEREST TRUST");

                              -    in its capacity as Supplemental Interest Trust Trustee, depositing any Net
                                   Swap Payments or Swap Termination Payments received from the Swap Counterparty into the Supplemental Interest Trust;

                              -    in its capacity as Supplemental Interest Trust Trustee, distributing amounts on deposit in the Supplemental Interest Trust to the holders of the related certificates and the Swap Counterparty, based solely on the information contained in the investor reports, in accordance with the priorities described in the Pooling and Servicing Agreement on each Distribution Date or the
                                   Business Day prior to such Distribution Date, as applicable;

                              -    preparing and filing certain periodic reports with the Commission on behalf of the Issuing Entity with respect to the Certificates; and


PARTY:                        RESPONSIBILITIES:
---------------------------   -----------------------------------------------------------------------------------
                              -    in its capacity as custodian holding and maintaining the Mortgage Loan documents related to the Mortgage Loans in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Trustee.

Trustee....................   Performing the trustee functions in accordance with the provisions of the
                              Pooling and Servicing Agreement, including but not limited to:

                              -    enforcing the obligations of each of the Master Servicer and the Securities
                                   Administrator under the Pooling and Servicing Agreement; and

                              -    until a successor master servicer is appointed, acting as successor master servicer in the event the Master Servicer resigns or is removed by the
                                   Securities Administrator.

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the certificateholders, be invested in the Trust Accounts, which are accounts established in the name of the Securities Administrator. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in eligible investments, as described under "Description of the Agreements -- Collection Account and Related Accounts" in the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income or other benefit earned on each Trust Account will be as retained or distributed as follows:


TRUST ACCOUNT:                      RESPONSIBLE PARTY:              APPLICATION OF ANY INVESTMENT EARNINGS:
-------------------------------     ---------------------------     -------------------------------------------------------
Master Servicer Collection          Master Servicer                 Any investment earnings or other benefits will be paid
Account                                                             as compensation or reserved by, the Master Servicer and
                                                                    will not be available for distributions to
                                                                    certificateholders.

Servicer Collection Account         Servicers                       Any investment earnings or other benefits will be paid
                                                                    as compensation or reserved by, each Servicer and will
                                                                    not be available for distributions to certificateholders.

Distribution Account                Securities Administrator        Any investment earnings or other benefits will be paid
                                                                    as compensation to the Securities Administrator and
                                                                    will not be available for distributions to
                                                                    certificateholders.

Cap Contract Account                Supplemental Interest Trust     Funds will remain uninvested.
                                    Trustee

Corridor Contract Account           Securities Administrator        Funds will remain uninvested.

Swap Account                        Supplemental Interest Trust     Funds will remain uninvested.
                                    Trustee

FLOW OF PAYMENTS

         The diagram below illustrates the flow of collections and other payments on the Mortgage Loans through the trust accounts.

                                  (FLOW CHART)

FEES AND EXPENSES OF THE ISSUING ENTITY

      In consideration of their duties on behalf of the Issuing Entity, the Servicers, the Master Servicer and the Securities Administrator will receive from the assets of the Trust Fund certain fees as set forth in the following table:

                       Frequency of                                                   How and When Fee Is
  Fee Payable to:        Payment:                    Amount of Fee:                        Payable:
-------------------    ------------    --------------------------------------    -------------------------------
Servicers                Monthly       For each Mortgage Loan, a monthly fee     Withdrawn from the related
                                       paid to each Servicer out of interest     Collection Account in
                                       collections received from the related     respect of each Mortgage
                                       Mortgage Loan calculated on the           Loan serviced by that
                                       outstanding principal balance of each     Servicer, before payment of
                                       Mortgage Loan at the applicable           any amounts to
                                       Servicing Fee Rate and any Prepayment     Certificateholders.
                                       Interest Excess, all assumption fees,


                       Frequency of                                                   How and When Fee Is
  Fee Payable to:        Payment:                    Amount of Fee:                        Payable:
-------------------    ------------    --------------------------------------    -------------------------------
                                       excess proceeds from REO property
                                       sales, late payment charges and other
                                       fees and charges (other than
                                       prepayment charges) to the extent
                                       collected from mortgagors, together
                                       with any interest or other income
                                       earned on or other benefits arising
                                       from funds held in the Collection
                                       Account and any servicing accounts.

Master Servicer          Monthly       All investment earnings on amounts on     Withdrawn from the Master
                                       deposit in the Master Servicer            Servicer Collection Account.
                                       Collection Account.

Securities               Monthly       The amount of any investment earnings     Withdrawn from the
Administrator                          on amounts on deposit in the              Distribution Account, before
                                       Distribution Account.                     payment of any amounts to
                                                                                 Certificateholders.
Mortgage Insurers        Monthly       For each Mortgage Loan, a monthly fee
                                       paid to each mortgage insurer out of
                                       interest collections received from the
                                       related Mortgage Loan calculated on
                                       the outstanding principal balance of
                                       each Mortgage Loan at the applicable
                                       mortgage insurer rate.

      Expenses of the Servicers, the Securities Administrator, the Trustee, the Master Servicer and the mortgage insurers will be reimbursed before payments are made on the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      On or about March 30, 2007 (the "CLOSING DATE"), the Certificates will be issued pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT"), dated as of March 1, 2007, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will consist of the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D and Class R Certificates (collectively, the "SENIOR CERTIFICATES"), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the "CLASS M CERTIFICATES"), the Class B-1, Class B-2 and Class B-3 Certificates (the "CLASS B CERTIFICATES," and together with the Class M Certificates, the "SUBORDINATE CERTIFICATES"), the Class C Certificates and the Class P Certificates. The Senior Certificates, the Class M Certificates and the Class B Certificates are sometimes collectively referred to herein as the "OFFERED CERTIFICATES." Only the Offered Certificates are offered under this Prospectus Supplement. The Class C and Class P Certificates are not offered under this Prospectus Supplement.

      The Offered Certificates will be issued in the initial Class Certificate Balances set forth in the table on page S-1.

      The Offered Certificates (other than the Class R Certificate) will be issued in book-entry form, in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof. The Class R Certificate will be issued as a single instrument in fully registered definitive form representing the entire principal amount of such Certificate.

      The Certificates represent beneficial ownership interests in the Issuing Entity, which consists of a trust fund (the "TRUST FUND"), the corpus of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Accounts, the Master Servicer Collection Account and the Distribution Account (see " -- Payments on Mortgage Loans; Accounts" below); (3) the Issuing Entity's rights under the Purchase Agreements, the Servicing Agreements and the Mortgage Loan Purchase Agreement, as described above under "Description of the Mortgage Groups -- Assignment of the Mortgage Loans"; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the the Corridor Contracts, (7) the proceeds of all of the foregoing; and (8) the Supplemental Interest Trust, which contains the Cap Contract and the Swap Agreement.

      The Certificates: The Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class C and Class P Certificates are referred to collectively herein as the "CERTIFICATES." Distributions of interest and principal on the Certificates will be based solely on interest and principal received on, or advanced with respect to, the Mortgage Loans.

      Distributions of interest and principal on the Subordinate Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, the Group 1, Group 2 and Group 3 Mortgage Loans in the aggregate.

      Distributions on the Certificates will be made by the Securities Administrator on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter commencing in April 2007 (each, a "DISTRIBUTION DATE"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "BUSINESS DAY" is any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or any city in which the Corporate Trust Office of the Trustee or the Securities Administrator is located are authorized or obligated by law or Executive Order to be closed. A "RECORD DATE" with respect to the Certificates and any Distribution Date is the last Business Day of the month preceding the month of that Distribution Date (or the Closing Date in the case of the first Distribution Date).

      "CLASS CERTIFICATE BALANCE" means, with respect to (A) any class of Offered Certificates and as of any Distribution Date, the outstanding principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal and (ii) such class's share of any Applied Realized Loss Amounts for previous Distribution Dates and
(B) the Class C Certificates and as of any Distribution Date, the overcollateralization amount as of such Distribution Date. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Class Certificate Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery distributed on such date to the certificateholders.

      Payments on each Distribution Date will be made by check mailed to the address of the holder of the certificate (the "CERTIFICATEHOLDER" or "HOLDER") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See " -- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

EXAMPLE OF DISTRIBUTIONS

         The following sets forth an example of distributions on the Certificates for the Distribution Date in April 2007:

March 2 through                 Due Period                   Payments due on the first day of the month of the
April 1......................                                related Distribution Date from borrowers will be
                                                             deposited in the Servicer's Collection Accounts
                                                             as received and will include scheduled principal
                                                             payments plus interest on March 1 principal
                                                             balances of the Mortgage Loans.

March 1 through                 Prepayment Period            Prepayments in part received by any Servicer during
March 31.....................   (Partial) for all            the prior calendar month will be deposited into the
                                Servicers                    Collection Accounts for remittance to the Master
                                                             Servicer on the Servicer Remittance Date.

March 15 through                Prepayment Period (Full)     Prepayments in full received by any Servicer (other
April 14.....................   for all Servicers other      than Wells Fargo Bank) during the related Prepayment
                                than Wells Fargo Bank        Period will be deposited into the Collection
                                                             Account for remittance to the Master Servicer on
                                                             the Servicer Remittance Date.

March 14 through                Prepayment Period (Full)     Prepayments in full received by Wells Fargo Bank
April 13.....................   for Wells Fargo Bank         during the related Prepayment Period will be
                                                             deposited into the Collection Accounts for
                                                             remittance to the Master Servicer on the Servicer
                                                             Remittance Date.

March 30.....................   Record Date                  With respect to all classes of Offered


                                                             Certificates distributions will be made to
                                                             Certificateholders of record as of the last
                                                             Business Day of the month immediately preceding
                                                             the month of such Distribution Date.

April 18.....................   Servicer Remittance Date     The Servicers (other than Wilshire Credit Corporation
                                for all Servicers other      and Residential Funding Company, LLC) will remit
                                than Wilshire Credit         collections and recoveries in respect of the Mortgage
                                Corporation and              Loans including any Monthly Advances required to be
                                Residential Funding          made by the Servicers (other than Wilshire Credit
                                Company, LLC                 Corporation and Residential Funding Company, LLC) for
                                                             that Distribution Date to the Master Servicer on
                                                             the 18th day of each month (or if the 18th day is
                                                             not a Business Day, the preceding Business Day)
                                                             as specified in the related Servicing Agreement.

April 18.....................   Servicer Remittance Date     Wilshire Credit Corporation will remit collections
                                for Wilshire Credit          and recoveries in respect of the Mortgage Loans
                                Corporation                  including any Monthly Advances required to be made by
                                                             the Servicers for that Distribution Date to the
                                                             Master Servicer on the later of (i) two Business
                                                             Days after the 15th day of the month in which
                                                             such Distribution Date occurs and (ii) the 18th
                                                             day (or if such day is not a Business Day, the
                                                             immediately preceding Business Day) of the month
                                                             in which the related Distribution Date occurs.

April 18.....................   Servicer Remittance Date     Residential Funding Company, LLC will remit
                                for Residential Funding      collections and recoveries in respect of the Mortgage
                                Company, LLC                 Loans including any Monthly Advances required to be
                                                             made by the Servicers for that Distribution Date
                                                             to the Master Servicer on the 18th day of each
                                                             month (or if the 18th day is not a Business Day,
                                                             the next succeeding Business Day) as specified in
                                                             the related Servicing Agreement.

April 24.....................   Net Swap Payments, if any,   On the business day (as defined in the Swap
                                owed to the Swap             Agreement) prior to the Distribution Date, the
                                Counterparty                 Supplemental Interest Trust Trustee will make any Net
                                                             Swap Payments to the Swap Counterparty.

April 24.....................   Deposit Date                 On the Business Day immediately preceding the
                                                             Distribution Date, the Master Servicer will remit to
                                                             the Securities Administrator the amount of principal
                                                             and interest to be distributed to Certificateholders
                                                             on April 25, including any Monthly Advances required
                                                             to be made by the

                                                             Servicers or the Master Servicer for that
                                                             Distribution Date.

April 25.....................   Swap Termination Payments,   On the Distribution Date, the Supplemental Interest
                                if any, owed to the Swap     Trust Trustee will make any Swap Termination Payments
                                Counterparty                 to the Swap Counterparty.

April 25.....................   Distribution Date            On the 25th day of each month (or if the 25th day is
                                                             not a Business Day, the next succeeding Business
                                                             Day), the Securities Administrator will make
                                                             distributions to Certificateholders.

Succeeding months follow the same pattern.

BOOK-ENTRY CERTIFICATES

      General. The Offered Certificates (other than the Class R Certificate) will be book-entry certificates (each, a class of "BOOK-ENTRY CERTIFICATES") issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants (as defined herein).

      Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate instrument in registered form evidencing such person's interest (a "DEFINITIVE CERTIFICATE"), except as set forth in the Prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described in the Prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered Holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in DTC.

      Registration. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States, or, upon request, through Clearstream Banking, societe anonyme (formerly Cedelbank) (hereafter, "CLEARSTREAM LUXEMBOURG") or the Euroclear System ("EUROCLEAR") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITORY" and collectively, the "EUROPEAN DEPOSITORIES").

      The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "PARTICIPANT") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, refer to "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

      Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for its participating organizations ("CLEARSTREAM LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of various currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR").

      The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

      The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

      Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

      The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Payments with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such payments will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons" and " -- Information Reporting and Backup Withholding" in the Prospectus.

      Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      Monthly reports will be made available by the Securities Administrator to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

      DTC has advised the Securities Administrator and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the Holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Certificates.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Sponsor, the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by each individual Beneficial Owner and thereafter the Securities Administrator will recognize the Holders of such Definitive Certificates as certificateholders under the Pooling and Servicing Agreement.

      For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of the Securities" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets (each, a "COLLECTION ACCOUNT"). On or prior to the Closing Date, the Securities Administrator will establish and maintain an account or accounts (the "DISTRIBUTION ACCOUNT") in trust for the benefit of the Certificateholders. Each Servicer will remit certain amounts on deposit in its Collection Account to the Master Servicer for deposit into an account or accounts established by the Master Servicer (the "MASTER SERVICER COLLECTION ACCOUNT") on the Servicer Remittance Date. The "SERVICER REMITTANCE DATE" is (a) for each Servicer other than Wilshire Credit Corporation and Residential Funding Company, LLC, the 18th day of each month or, if such 18th day is not a Business Day, on the immediately preceding Business Day, (b) for Residential Funding Company, LLC, the 18th day of each month or, if such 18th day is not a Business Day, on the immediately succeeding Business Day and (c) for Wilshire Credit Corporation, the later of (i) two Business Days after the 15th day of the month in which such Distribution Date occurs and (ii) the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related Distribution Date occurs. On the Business Day immediately prior to the Distribution Date, the Master Servicer will remit to the Securities Administrator the amount of principal and interest to be distributed to Certificateholders on the Distribution Date. On each Distribution Date, to the extent of the Available

Funds on deposit in the Distribution Account, the Securities Administrator will withdraw amounts payable to the Certificateholders. As additional compensation to the Securities Administrator, funds credited to the Distribution Account may be invested at the discretion of the Securities Administrator for its own benefit in Permitted Investments (as defined in the Pooling and Servicing Agreement).

      The Supplemental Interest Trust will be established as a separate trust, the corpus of which will be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the certificateholders and the Supplemental Interest Trust Trustee will establish a swap account (the "SWAP ACCOUNT") and a cap contract account (the "CAP CONTRACT ACCOUNT"), which will each be part of the Supplemental Interest Trust. On or prior to any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty, or cap contract payments received on the Cap Contract from the Cap Contract Counterparty, will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On or prior to each Distribution Date, the Supplemental Interest Trust Trustee will distribute funds in the Swap Account and the Cap Contract Account in the manner described in "Description of the Certificates -- Distributions from the Supplemental Interest Trust".

      The Securities Administrator will establish a corridor contract account (the "CORRIDOR CONTRACT ACCOUNT") for the benefit of the Issuing Entity for the benefit of the certificateholders.

      Funds on deposit in the Swap Account, the Cap Contract Account and the Corridor Contract Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator, the Trustee or the Supplemental Interest Trust Trustee held pursuant to the Pooling and Servicing Agreement.

      "NET SWAP PAYMENT" means, on or prior to each Distribution Date, the net amount of the fixed swap payment that the Supplemental Interest Trust is obligated to pay to the Swap Counterparty and the floating swap payment that the Swap Counterparty is obligated to pay to the Supplemental Interest Trust.

      "SWAP TERMINATION PAYMENT" means a payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the Swap Agreement as a result of termination of the Swap Agreement.

      Funds credited to a Collection Account established by the applicable Servicer may be invested at the discretion of such Servicer for its own benefit in Permitted Investments. Funds credited to the Master Servicer Collection Account may be invested at the discretion of the Master Servicer for its own benefit in Permitted Investments.

      With respect to any Distribution Date and the Mortgage Loans, the "DUE PERIOD" is the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the first day of the month of such Distribution Date. With respect to any Distribution Date and the Mortgage Loans, the "PREPAYMENT PERIOD" is (i) for prepayments or liquidations in full and any prepayment charges associated with such payments in full, the period from and including the 15th date of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 14th day of the calendar month in which such Distribution Date occurs or, in the case of Wells Fargo Bank, the period from and including the 14th date of the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and including the 13th day of the calendar month in which such Distribution Date occurs and (ii) for partial prepayments or liquidations and any prepayment charges associated with such partial prepayments, the calendar month preceding the calendar month in which such Distribution Date occurs.

      With respect to each Mortgage Loan, the "NET MORTGAGE RATE" equals the applicable Mortgage Rate less the applicable Servicing Fee Rate and the rate paid to mortgage insurance providers. With respect to each Mortgage Loan, the "MORTGAGE RATE" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.

      A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

DESCRIPTION OF THE CERTIFICATES

      The Certificates will consist of the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D, Class R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class C and Class P Certificates.

DISTRIBUTIONS ON THE CERTIFICATES

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the Certificates is the interest which has accrued thereon at the then applicable related Certificate Rate during the Accrual Period less Prepayment Interest Shortfalls, if any.

      All calculations of interest on the Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Interest Funds for such Distribution Date are required to be distributed in the following order of priority, until such Interest Funds have been fully distributed:

      (1) to the Class P Certificates, an amount equal to any prepayment charges received with respect to the Mortgage Loans or paid by the Servicer or the Sponsor in respect of prepayment charges during the related Prepayment Period;

      (2) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

      (3) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments);

      (4) concurrently, to each class of the Senior Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Senior Certificates, Interest Funds will be distributed pro rata among each class of the Senior Certificates based upon the ratio of
            (x) the Current Interest and Interest Carry Forward Amount for each class of the Senior Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Senior Certificates;

      (5) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (6) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (7) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (8) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (9) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (10) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (11) to the Class B-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (12) to the Class B-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class;

      (13) to the Class B-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such class; and

      (14) any remainder to be distributed as described under " - Overcollateralization Provisions" below.

      On each Distribution Date (or prior to such Distribution Date, with respect to payments to the Supplemental Interest Trust), subject to the proviso in (4) above, Interest Funds received on the Group 1 Mortgage Loans will be deemed to be distributed to the Class R and Class A-1 Certificates, Interest Funds received on the Group 2 Mortgage Loans will be deemed to be distributed to the Class A-2A and Class A-2-B Certificates and Interest Funds received on the Group 3 Mortgage Loans will be deemed to be distributed to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such class or classes of certificates for such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes Senior Certificates that are not related to such group of Mortgage Loans.

      Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related classes of the Certificates amounts in respect of any Floating Rate Certificate Carryover, except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the Class Certificate Balance of the Senior Certificates as a result of Realized Losses. Any amounts received under the terms of the Corridor Contracts on a Distribution Date that are not used to pay such Floating Rate Certificate Carryover will be distributed to the holder of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryover shall be paid to the related classes of Certificates, pro rata, based upon such Floating Rate Certificate Carryover for each class of Certificates.

      Distributions of Principal. On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), the Principal Distribution Amount for such Distribution Date is required to be distributed in the following order of priority until the Principal Distribution Amount has been fully distributed:

      (1) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty to the extent not paid pursuant to paragraph
            (2) under " -- Distributions of Interest" above;

      (2) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty (other than Defaulted Swap Termination Payments) to the extent not paid pursuant to paragraph (3) under " -- Distributions of Interest" above;

      (3) to the Senior Certificates, the Senior Principal Distribution Amount will be distributed as follows:

            (a) the Group 1 Principal Distribution Amount will be distributed as follows: first to the Class R Certificate until its Class Certificate Balance has been reduced to zero and second, to the Class A-1 Certificates until its Class Certificate Balance has been reduced to zero;

            (b) the Group 2 Principal Distribution Amount will be distributed pro rata to the Class A-2A and Class A-2B Certificates until the Class Certificate Balance of each such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balance of the Class M, Class B and Class C Certificates has been reduced to zero, the Group 2 Principal Distribution Amount will be distributed sequentially (i) first, to the Class A-2A Certificates, until its Class Certificate Balance is reduced to zero and (ii) second, to the Class A-2B Certificates, until its Class Certificate Balance is reduced to zero; and

            (c) the Group 3 Principal Distribution Amount will be distributed pro rata based on their respective Class Certificate Balance
                  (i) first, to the Class A-3A Certificates until the Class Certificate Balance of such class is reduced to zero, second, to the Class A-3B Certificates, until the Class Certificate Balance of such class is reduced to zero, and third, to the Class A-3C, until the Class Certificate Balance of such class is reduced to zero and (ii) to the Class A-3D Certificates until the Class Certificate Balance of such Class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Class Certificate Balance of the Class M, Class B and Class C Certificates has been reduced to zero, the Group 3 Principal Distribution Amount will be distributed sequentially (i) first, to the Class A-3A, Class A-3B and Class A-3C Certificates, pro rata, among such classes, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero and (ii) second, to the Class A-3D Certificates, until its Class Certificate Balance is reduced to zero;

      (4) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

      (5) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

      (6) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

      (7) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

      (8) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

      (9) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

      (10) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

      (11) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

      (12) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

      (13) any remainder to be distributed as described under " - Overcollateralization Provisions" below.

      If on any Distribution Date, any Mortgage Group would be an Undercollateralized Group after distributions on such date, then payments that would otherwise be made pursuant to clauses (4) through (13) above (such reallocations to be made first from the most subordinated Classes of Certificates) shall be made to the Senior Certificates of the Undercollateralized Group until such Mortgage Group is no longer an Undercollateralized Group. A Mortgage Group is an "UNDERCOLLATERALIZED GROUP" if the aggregate Stated Principal Balance of the Mortgage Loans in such Mortgage Group is less than the aggregate Class Certificate Balance of the Senior Certificates related to such Mortgage Group.

OVERCOLLATERALIZATION PROVISIONS

      If on any Distribution Date, after giving effect to any Extra Principal Distribution Amount, the aggregate Class Certificate Balance of the Offered Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the Class Certificate Balance of the Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to such excess.

      If the Class Certificate Balance of a class of Subordinate Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Class Certificate Balance as so reduced. On subsequent Distribution Dates, however, as described below, Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates will be applied to reduce Unpaid Realized Loss Amounts previously allocated to such certificates in order of seniority.

      On each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the certificates as described above under " -- Distributions on the Certificates -- Distributions of Interest" and " -- Distributions of Principal" will be required to be distributed in respect of the following amounts, without duplication, until fully distributed:

      (1) to the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D and Class R Certificates, any amounts due as described in the same order of priority as set forth in item (4) of " -- Distributions of Interest," to the extent unpaid from Interest Funds;

      (2) to the Subordinate Certificates, any amounts due as described in the same order of priority as set forth in items (5) through (13) of " -- Distributions of Interest," to the extent unpaid from Interest Funds;

      (3)   the Extra Principal Distribution Amount;

      (4) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

      (5) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

      (6) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

      (7) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

      (8) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

      (9) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

      (10) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

      (11) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

      (12) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

      (13) to the Offered Certificates, on a pro rata basis, the Floating Rate Certificate Carryover in proportion to such amounts; and

      (14) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment to the extent not already paid; and

      (15) to the Class C Certificates or the Class R Certificate, the remaining amount.

DISTRIBUTIONS FROM THE SUPPLEMENTAL INTEREST TRUST

      On or prior to each Distribution Date (or in the case of any Net Swap Payments owed to the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to such Distribution Date), funds in the Supplemental Interest Trust will be distributed in the following order of priority (provided, however, Cap Payments will not apply to distributions in paragraphs (1), (2) and (9) below):

      (1) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

      (2) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

      (3) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds in proportion to such unpaid amounts;

      (4) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any

            Current Interest for such class to the extent unpaid from Interest Funds and Principal Funds;

      (5) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Interest Carry Forward Amount with respect to such class to the extent unpaid from Interest Funds and Principal Funds;

      (6) to the Offered Certificates, to pay principal as described and in the same manner and order of priority as set forth in paragraphs (3) through (12) of " -- Distributions of Principal" in order to maintain amounts in respect of the targeted overcollateralization amount, and after giving effect to distributions of the Principal Distribution Amount for each such Class;

      (7) sequentially, to each class of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid from Interest Funds and Principal Funds;

      (8) to the Offered Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid from Interest Funds or Principal Funds based on the amount of such unpaid Floating Rate Certificate Carryover;

      (9) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty; and

      (10)  to the holders of the Class C Certificates, any remaining amounts.

      Notwithstanding the foregoing, however, the sum of all cumulative amounts distributed pursuant to clauses (6) and (7) above will not exceed the cumulative amount of all Realized Losses incurred.

      Any Floating Rate Certificate Carryover will be paid on future Distribution Dates from and to the extent of funds available for that purpose as described in this prospectus supplement. The ratings on the Certificates do not address the likelihood of the payment of any Floating Rate Certificate Carryover.

      In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Counterparty cannot be obtained with such Swap Termination Payment, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date (until the termination date of the original Swap Agreement), will withdraw the amount of any Net Swap Payment deemed due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement, for the benefit of the Issuing Entity. Any such reserve account shall not be an asset of any REMIC. Any amounts remaining in such reserve account shall be distributed to the holders of the Class C Certificates on the Distribution Date immediately following the earlier of (i) the optional termination of the Trust Fund as described in "The Pooling and Servicing Agreement -- Optional Termination" herein and (ii) the Distribution Date in March 2012.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

      The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates), in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates are intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

CORRIDOR CONTRACTS

      On the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will be directed to enter into four interest rate corridor transactions with the Cap Contract Counterparty as evidenced by the Corridor Contracts. The Corridor Contracts will consist of an ISDA master agreement and schedule, three confirmations and a credit support annex. The Corridor Contracts are subject to certain ISDA definitions. On or prior to the Corridor Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the applicable Corridor Contract will be used to pay Floating Rate Certificate Carryover on the related classes of the Offered Certificates, except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the Class Certificate Balance of the Senior Certificates as a result of Realized Losses. Any amounts that are received on the Corridor Contracts that are not used to pay such Floating Rate Certificate Carryover on the Certificates will be distributed to the holder of the Class C Certificates.

      On the Closing Date, the Cap Contract Counterparty and the Securities Administrator, on behalf of the Issuing Entity, will enter into a credit support annex in relation to each of the Corridor Contracts to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts. The Securities Administrator will establish a segregated collateral account to hold any collateral amounts required to be posted by the Cap Contract Counterparty under the credit support annex. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Securities Administrator may be required to make payments from the segregated collateral account to the Cap Contract Counterparty if amounts are due to such party under the terms of the credit support annex. The Securities Administrator will deposit into the segregated collateral account any amounts posted by the Cap Contract Counterparty and will remit interest earned on such amounts to the Cap Contract Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

      With respect to any Distribution Date on or prior to the Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Corridor Contract will equal the product of (i) the excess of
(x) the minimum of the related Upper Collar as shown under the heading "1 ML Strike Upper Collar" in the related One-Month LIBOR Corridor Table appearing below and One-Month LIBOR (as determined by the Cap Contract Counterparty) over
(y) the rate with respect to such Distribution Date as shown under the heading "1 ML Strike Lower Collar" in the related One-Month LIBOR Corridor Table appearing below, (ii) an amount equal to the lesser of (x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Class Certificate Balance of

(A) the Class A-1 Certificates, in the case of the Class A-1 Corridor Contract,
(B) the Class A-2A and Class A-2B Certificates, in the case of the Class A-2 Corridor Contract, (C) the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates, in the case of the Class A-3 Corridor Contract and (D) the Subordinate Certificates, in the case of the Subordinate Certificates Corridor Contract and (iii) the actual number of days in such Accrual Period, divided by 360.

      The Class A-1 Corridor Contract Notional Balances will be as shown in the following table:

                  CLASS A-1 ONE-MONTH LIBOR CORRIDOR TABLE (1)

          BEGINNING       ENDING       NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD     ACCRUAL     ACCRUAL (2)    BALANCE ($)    LOWER COLLAR (%)    UPPER COLLAR (%)
------     -------     -----------    -----------    ----------------    ----------------
  1        03/30/07      04/25/07     180,475,000         7.476               10.290
  2        04/25/07      05/25/07     174,570,577         6.451               10.290
  3        05/25/07      06/25/07     168,844,614         6.236               10.290
  4        06/25/07      07/25/07     163,293,030         6.451               10.290
  5        07/25/07      08/25/07     157,910,561         6.237               10.290
  6        08/25/07      09/25/07     152,692,098         6.237               10.290

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.290%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-1 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."

      The Class A-2 Corridor Contract Notional Balances will be as shown in the following table:

                  CLASS A-2 ONE-MONTH LIBOR CORRIDOR TABLE (1)


          BEGINNING       ENDING       NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD     ACCRUAL     ACCRUAL (2)    BALANCE ($)    LOWER COLLAR (%)    UPPER COLLAR (%)
------    --------     -----------    -----------    ----------------    ----------------
  1        03/30/07      04/25/07     183,585,000         7.304               10.290
  2        04/25/07      05/25/07     177,536,981         6.307               10.290
  3        05/25/07      06/25/07     171,672,908         6.097               10.290
  4        06/25/07      07/25/07     165,988,369         6.307               10.290
  5        07/25/07      08/25/07     160,477,921         6.097               10.290
  6        08/25/07      09/25/07     155,136,284         6.097               10.290

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.290%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-2 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."

      The Class A-3 Corridor Contract Notional Balances will be as shown in the following table:

                  CLASS A-3 ONE-MONTH LIBOR CORRIDOR TABLE (1)

          BEGINNING      ENDING        NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD     ACCRUAL     ACCRUAL (2)    BALANCE ($)    LOWER COLLAR (%)    UPPER COLLAR (%)
------    --------     -----------    -----------    ----------------    ----------------
  1        03/30/07      04/25/07     465,266,000         7.410               10.311
  2        04/25/07      05/25/07     449,969,009         6.397               10.311
  3        05/25/07      06/25/07     435,136,107         6.185               10.311
  4        06/25/07      07/25/07     420,756,632         6.397               10.311
  5        07/25/07      08/25/07     406,816,852         6.185               10.311
  6        08/25/07      09/25/07     393,303,449         6.185               10.311

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 10.311%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Class A-3 Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."

      The Subordinate Certificates Corridor Contract Notional Balances will be as shown in the following table:

           SUBORDINATE CERTIFICATES ONE-MONTH LIBOR CORRIDOR TABLE (1)

          BEGINNING       ENDING       NOTIONAL         1ML STRIKE          1ML STRIKE
PERIOD     ACCRUAL     ACCRUAL (2)    BALANCE ($)    LOWER COLLAR (%)    UPPER COLLAR (%)
------    --------     -----------    -----------    ----------------    ----------------
  1        03/30/07      04/25/07     44,061,000          7.086               9.986
  2        04/25/07      05/25/07     44,061,000          6.074               9.986
  3        05/25/07      06/25/07     44,061,000          5.861               9.986
  4        06/25/07      07/25/07     44,061,000          6.074               9.986
  5        07/25/07      08/25/07     44,061,000          5.861               9.986
  6        08/25/07      09/25/07     44,061,000          5.861               9.986

(1) With respect to any Distribution Date, if One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to 9.986%) exceeds the Lower Collar, the Issuing Entity will receive payments pursuant to the Subordinate Certificates Corridor Contract.

(2) The accrual period is the period from and including the date in the column headed "Beginning Accrual" to, but excluding, the date in the column headed "Ending Accrual."

      Each Corridor Contract is scheduled to remain in effect until the Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period as set forth in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty or the Securities Administrator, after a cure period as set forth in the related Corridor Contract, to perform any other agreement made by it under the related Corridor Contract, the termination of the Trust Fund and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

      The Offered Certificates do not represent an obligation of the Cap Contract Counterparty. Holders of the Offered Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Corridor Contract.

CAP CONTRACT

      On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will be directed to enter into a Cap Contract with the Cap Contract Counterparty.

      The Cap Contract will consist of an ISDA master agreement and schedule, a confirmation and a credit support annex.

      On the Closing Date, the Cap Contract Counterparty and the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into a credit support annex in relation to the Cap Contract to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Cap Contract. The Supplemental Interest Trust Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Cap Contract Counterparty under the credit support annex. Where a termination event occurs with respect to the Cap Contract Counterparty under the Cap Contract, or where the Cap Contract Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee may be required to make payments from the segregated collateral account to the Cap Contract Counterparty if amounts are due to such party under the terms of the credit support annex. The Supplemental Interest Trust Trustee will deposit into the segregated collateral account any amounts posted by the Cap Contract Counterparty and will remit interest earned on such amounts to the Cap Contract Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

      Under the Cap Contract, with respect to each Distribution Date occurring in October 2007 to March 2012, the Cap Counterparty will be obligated to make cap payments to the Supplemental Interest Trust (the "CAP PAYMENTS"). The Cap Payment is equal to the product of (A) the lesser of (x) the Cap Contract Notional Balance for the Distribution Date and (y) the excess if any, of (I) the beginning aggregate Certificate Principal Balance for such Distribution Date over (II) the Swap Agreement Notional Balance for such Distribution Date and (B) the excess, if any, of LIBOR (as determined in the Cap Contract) over 6.00% and
(C) the actual number of days in such Accrual Period, divided by 360.

      The Offered Certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the Offered Certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under the Cap Contract.

      The Cap Contract Notional Balances will be as shown in the following table:

                       CAP CONTRACT NOTIONAL BALANCE TABLE

         BEGINNING    ENDING     NOTIONAL        FIXED                   BEGINNING    ENDING       NOTIONAL        FIXED
PERIOD    ACCRUAL    ACCRUAL    BALANCE ($)  STRIKE RATE (%)   PERIOD     ACCRUAL     ACCRUAL     BALANCE ($)  STRIKE RATE (%)
------  ----------  ----------  -----------  ---------------  --------  -----------  ----------  ------------  ---------------
  1      3/30/2007   4/25/2007         0.00         N/A          31       9/25/2009  10/25/2009    92,048,268      6.000
  2      4/25/2007   5/25/2007         0.00         N/A          32      10/25/2009  11/25/2009    92,762,304      6.000
  3      5/25/2007   6/25/2007         0.00         N/A          33      11/25/2009  12/25/2009    96,941,386      6.000
  4      6/25/2007   7/25/2007         0.00         N/A          34      12/25/2009   1/25/2010   103,566,190      6.000
  5      7/25/2007   8/25/2007         0.00         N/A          35       1/25/2010   2/25/2010   102,401,509      6.000
  6      8/25/2007   9/25/2007         0.00         N/A          36       2/25/2010   3/25/2010   103,215,142      6.000
  7      9/25/2007  10/25/2007   33,323,506       6.000          37       3/25/2010   4/25/2010   100,497,640      6.000
  8     10/25/2007  11/25/2007   39,873,648       6.000          38       4/25/2010   5/25/2010    96,710,713      6.000
  9     11/25/2007  12/25/2007   46,509,366       6.000          39       5/25/2010   6/25/2010    94,365,854      6.000
 10     12/25/2007   1/25/2008   52,888,455       6.000          40       6/25/2010   7/25/2010    92,042,239      6.000
 11      1/25/2008   2/25/2008   58,702,362       6.000          41       7/25/2010   8/25/2010    89,733,371      6.000
 12      2/25/2008   3/25/2008   63,906,562       6.000          42       8/25/2010   9/25/2010    87,443,619      6.000
 13      3/25/2008   4/25/2008   68,529,134       6.000          43       9/25/2010  10/25/2010    85,208,210      6.000
 14      4/25/2008   5/25/2008   72,612,900       6.000          44      10/25/2010  11/25/2010    82,878,382      6.000
 15      5/25/2008   6/25/2008   76,197,571       6.000          45      11/25/2010  12/25/2010    80,466,849      6.000
 16      6/25/2008   7/25/2008   79,319,991       6.000          46      12/25/2010   1/25/2011    78,218,786      6.000
 17      7/25/2008   8/25/2008   81,990,719       6.000          47       1/25/2011   2/25/2011    75,839,221      6.000
 18      8/25/2008   9/25/2008   84,312,404       6.000          48       2/25/2011   3/25/2011    73,528,478      6.000
 19      9/25/2008  10/25/2008   86,209,959       6.000          49       3/25/2011   4/25/2011    71,265,730      6.000
 20     10/25/2008  11/25/2008   88,217,191       6.000          50       4/25/2011   5/25/2011    69,021,912      6.000
 21     11/25/2008  12/25/2008   90,405,978       6.000          51       5/25/2011   6/25/2011    66,914,611      6.000
 22     12/25/2008   1/25/2009   91,774,756       6.000          52       6/25/2011   7/25/2011    64,740,978      6.000
 23      1/25/2009   2/25/2009   92,778,849       6.000          53       7/25/2011   8/25/2011    62,624,245      6.000
 24      2/25/2009   3/25/2009   93,305,097       6.000          54       8/25/2011   9/25/2011    60,550,517      6.000
 25      3/25/2009   4/25/2009   93,595,470       6.000          55       9/25/2011  10/25/2011    58,522,500      6.000
 26      4/25/2009   5/25/2009   93,657,339       6.000          56      10/25/2011  11/25/2011    57,728,759      6.000
 27      5/25/2009   6/25/2009   93,489,030       6.000          57      11/25/2011  12/25/2011    65,956,745      6.000
 28      6/25/2009   7/25/2009   93,145,788       6.000          58      12/25/2011   1/25/2012    70,434,551      6.000
 29      7/25/2009   8/25/2009   92,912,735       6.000          59       1/25/2012   2/25/2012    69,337,877      6.000
 30      8/25/2009   9/25/2009   92,258,237       6.000          60       2/25/2012   3/25/2012    65,860,704      6.000

      SWAP AGREEMENT

      On the Closing Date, the Supplemental Interest Trust Trustee will enter into the Swap Agreement with the Swap Counterparty, The Royal Bank of Scotland plc, for the benefit of the Supplemental Interest Trust.

      The Swap Agreement will be entered into pursuant to an ISDA Master Agreement (together with the schedule thereto) between the Supplemental Interest Trust Trustee and the Swap Counterparty on the date that the Swap Agreement was executed. The Swap Agreement is subject to certain ISDA definitions.

      The Swap Counterparty and the Supplemental Interest Trust Trustee will enter into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement. The Supplemental Interest Trust Trustee will establish a segregated collateral account to hold any collateral amounts required to be posted by the Swap Counterparty under the credit support annex. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee may be required to make payments from the segregated collateral account to the Swap Counterparty if amounts are due to such party under the terms of the credit support annex. The Supplemental Interest Trust Trustee will deposit into the segregated collateral account any amounts posted by the Swap Counterparty and will remit interest earned on such amounts to the Swap Counterparty pursuant to the terms of the credit support annex. Amounts held in the segregated collateral account will not be part of the Trust Fund and will not be available for distribution to any investors.

      Under the Swap Agreement, with respect to each Distribution Date during the period beginning on the Distribution Date in October 2007 and terminating immediately following the Distribution Date in March 2012, the Supplemental Interest Trust will be obligated to pay to the Swap Counterparty a fixed payment at a per annum rate as set forth in the table below, determined on the basis of a 360-day year with twelve 30-day months, and the Swap Counterparty will be obligated to pay to the Supplemental Interest Trust a floating payment at a rate of LIBOR (as determined pursuant to the Swap Agreement), determined based on a 360-day year and the actual number of days in the related Accrual Period, in each case calculated based on the scheduled notional balance set forth in the schedule below. To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, one business day (as defined in the Swap Agreement) prior to the related Distribution Date the Supplemental Interest Trust will make a Net Swap Payment to the Swap Counterparty out of amounts on deposit in the Distribution Account otherwise available to certificate holders as described in "Distributions -- Distributions of Interest" and " -- Distributions of Principal." To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, one business day (as defined in the Swap Agreement) prior to the related Distribution Date, the Swap Counterparty shall make a Net Swap Payment to the Supplemental Interest Trust, which shall be deposited in the Supplemental Interest Trust for the benefit of the Issuing Entity.

      The Swap Agreement Notional Balances will be as shown in the following table:

                      SWAP AGREEMENT NOTIONAL BALANCE TABLE

                                                                                                                  FIXED
         BEGINNING     ENDING     NOTIONAL        FIXED               BEGINNING     ENDING        NOTIONAL     STRIKE RATE
PERIOD    ACCRUAL      ACCRUAL   BALANCE ($)  STRIKE RATE(%)  PERIOD   ACCRUAL      ACCRUAL      BALANCE ($)       (%)
------  -----------  ----------  -----------  --------------  ------  ----------  ------------  -------------  -----------
  1       3/30/2007   4/25/2007         0.00        N/A         31     9/25/2009   10/25/2009    197,606,892      5.000
  2       4/25/2007   5/25/2007         0.00        N/A         32    10/25/2009   11/25/2009    183,635,318      5.000
  3       5/25/2007   6/25/2007         0.00        N/A         33    11/25/2009   12/25/2009    165,430,189      5.000
  4       6/25/2007   7/25/2007         0.00        N/A         34    12/25/2009    1/25/2010    144,915,929      5.000
  5       7/25/2007   8/25/2007         0.00        N/A         35     1/25/2010    2/25/2010    133,426,905      5.000
  6       8/25/2007   9/25/2007         0.00        N/A         36     2/25/2010    3/25/2010    121,123,742      5.000
  7       9/25/2007  10/25/2007  716,646,519      5.000         37     3/25/2010    4/25/2010    113,635,707      5.000
  8      10/25/2007  11/25/2007  685,104,372      5.000         38     4/25/2010    5/25/2010    113,635,707      5.000
  9      11/25/2007  12/25/2007  652,424,276      5.000         39     5/25/2010    6/25/2010    107,003,050      5.000
 10      12/25/2007   1/25/2008  619,845,941      5.000         40     6/25/2010    7/25/2010    100,733,222      5.000
 11       1/25/2008   2/25/2008  588,540,434      5.000         41     7/25/2010    8/25/2010     94,814,912      5.000
 12       2/25/2008   3/25/2008  558,770,566      5.000         42     8/25/2010    9/25/2010     89,227,050      5.000
 13       3/25/2008   4/25/2008  530,521,240      5.000         43     9/25/2010   10/25/2010     83,918,732      5.000
 14       4/25/2008   5/25/2008  503,713,270      5.000         44    10/25/2010   11/25/2010     78,940,429      5.000
 15       5/25/2008   6/25/2008  478,273,813      5.000         45    11/25/2010   12/25/2010     74,244,901      5.000
 16       6/25/2008   7/25/2008  454,135,540      5.000         46    12/25/2010    1/25/2011     69,676,154      5.000
 17       7/25/2008   8/25/2008  431,363,438      5.000         47     1/25/2011    2/25/2011     65,546,804      5.000
 18       8/25/2008   9/25/2008  409,787,808      5.000         48     2/25/2011    3/25/2011     61,637,809      5.000
 19       9/25/2008  10/25/2008  389,435,030      5.000         49     3/25/2011    4/25/2011     57,942,827      5.000
 20      10/25/2008  11/25/2008  368,484,717      5.000         50     4/25/2011    5/25/2011     54,476,962      5.000
 21      11/25/2008  12/25/2008  346,601,059      5.000         51     5/25/2011    6/25/2011     51,111,445      5.000
 22      12/25/2008   1/25/2009  326,983,150      5.000         52     6/25/2011    7/25/2011     48,056,469      5.000
 23       1/25/2009   2/25/2009  308,937,620      5.000         53     7/25/2011    8/25/2011     45,167,994      5.000
 24       2/25/2009   3/25/2009  292,266,156      5.000         54     8/25/2011    9/25/2011     42,370,752      5.000
 25       3/25/2009   4/25/2009  276,605,512      5.000         55     9/25/2011   10/25/2011     39,090,967      5.000
 26       4/25/2009   5/25/2009  261,786,504      5.000         56    10/25/2011   11/25/2011     33,304,446      5.000
 27       5/25/2009   6/25/2009  247,783,933      5.000         57    11/25/2011   12/25/2011     16,934,057      5.000
 28       6/25/2009   7/25/2009  234,525,375      5.000         58    12/25/2011    1/25/2012      5,059,459      5.000
 29       7/25/2009   8/25/2009  221,701,642      5.000         59     1/25/2012    2/25/2012        930,658      5.000
 30       8/25/2009   9/25/2009  209,850,253      5.000         60     2/25/2012    3/25/2012        571,589      5.000

      Upon early termination of the Swap Agreement, the Swap Counterparty may owe the Supplemental Interest Trust a Swap Termination Payment for the benefit of the Issuing Entity, or the Supplemental Interest Trust may owe the Swap Counterparty a Swap Termination Payment. Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) payable to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a senior basis with respect to each applicable Distribution Date. Defaulted Swap Termination Payments owed to the Swap Counterparty shall be paid out of the Supplemental Interest Trust on a subordinated basis. See "Description of the Certificates -- Distributions from the Supplemental Interest Trust."

      The Swap Agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default applicable to either party under the Swap Agreement include, among other things, the following:

            -     failure to pay;

            -     certain bankruptcy and insolvency events; and

            - a merger without an assumption of obligations under the Swap Agreement.

      Early termination events under the Swap Agreement include, among other things:

            - illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the Swap Agreement or guaranty, as applicable);

            - a tax event (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

            - a tax event upon merger (which generally relates to either party receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger);

            - the certificates are accelerated, redeemed in whole or redeemed in part, for any reason, pursuant to the Pooling and Servicing Agreement;

            - the Securities Administrator notifies the holders of the certificates of the intent to exercise an optional termination pursuant to the Pooling and Servicing Agreement;

            - the occurrence of an optional termination as described under "The Pooling and Servicing Agreement -- Optional Termination";

            - amendment of the Pooling and Servicing Agreement that adversely affects the Swap Counterparty without its prior consent; and

            - failure by the Swap Counterparty to comply with certain provisions in the Swap Agreement related to Regulation AB.

      If the Depositor directs the Supplemental Interest Trust Trustee to obtain and the Supplemental Interest Trust Trustee is unable to obtain, or if the Depositor does not direct the Supplemental Interest Trust Trustee to obtain a substitute swap agreement in the event that the Swap Agreement is terminated, interest distributable on the certificates will be paid from amounts received on the Mortgage Loans without the benefit of a Swap Agreement or a substitute swap agreement; provided, however, the Supplemental Interest Trust Trustee shall thereafter administer the Swap Termination Payment received as described under "Description of the Certificates -- Distributions from the Supplemental Interest Trust", for the benefit of the Issuing Entity.

      On or after the Closing Date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust Trustee may, with the consent of the Swap Counterparty, assign or transfer all or a portion of the Swap Agreement and (ii) the Swap Counterparty may assign its obligations under the Swap Agreement to any institution.

      The Swap Agreement is scheduled to terminate by its terms immediately following the Distribution Date in March 2012, and upon such termination no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust Trustee and no further regularly scheduled amounts will be paid to the Supplemental Interest Trust Trustee by the Swap Counterparty.

DEFINITIONS RELATING TO CERTIFICATES

      "ACCRUAL PERIOD" means, with respect to the Certificates and a Distribution Date, the period from and including the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to such Distribution Date.

      "APPLIED REALIZED LOSS AMOUNT" means, with respect to any class of Subordinate Certificates and as to any Distribution Date, the sum of the Realized Losses with respect to the Mortgage Loans which have been applied in reduction of the Class Certificate Balance of such class.

      "AVAILABLE FUNDS CAP" means any of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap, the Class A-3 Available Funds Cap or the Weighted Average Available Funds Cap.

      "CAP CONTRACT COUNTERPARTY" means The Royal Bank of Scotland plc with whom the Securities Administrator, on behalf of Issuing Entity, entered into each of the Corridor Contracts and with whom the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, is entering into the Cap Contract.

      "CERTIFICATE MARGIN" means for each class of the Offered Certificates for any Distribution Date:

          ON OR BEFORE THE
              OPTIONAL        AFTER THE OPTIONAL
            TERMINATION          TERMINATION
CLASS           DATE                 DATE
------    ----------------    ------------------
A-1            0.2100%              0.4200%
A-2A           0.2000%              0.4000%
A-2B           0.2800%              0.5600%
A-3A           0.1100%              0.2200%
A-3B           0.2000%              0.4000%
A-3C           0.3000%              0.6000%
A-3D           0.3000%              0.6000%
M-1            0.3100%              0.4650%
M-2            0.3200%              0.4800%
M-3            0.3400%              0.5100%
M-4            0.3900%              0.5850%
M-5            0.4100%              0.6150%
M-6            0.4800%              0.7200%
B-1            1.0000%              1.5000%
B-2            1.2000%              1.8000%
B-3            1.4000%              2.1000%
R              0.2100%              0.4200%

      "CERTIFICATE RATE" means, with respect to any class of the Offered Certificates on any Distribution Date, the least of (1) One-Month LIBOR plus the related Certificate Margin for such class of Offered Certificates, (2) the related Available Funds Cap and (3) the related Maximum Rate Cap.

      "CLASS A CERTIFICATES" means the Class A-1, Class A-2A, Class A-2B, Class A-3A, Class A-3B, Class A-3C, Class A-3D and Class R Certificates.

      "CLASS A-1 AVAILABLE FUNDS CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of
(x) the total scheduled interest on the Group 1 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group 1 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Available Funds Cap shall be related to the Class A-1 and the Class R Certificates.

      "CLASS A-1 CORRIDOR CONTRACT" means a confirmation and agreement between the Securities Administrator and the Cap Contract Counterparty for the benefit of the Class A-1 and Class R Certificates.

      "CLASS A-1 CORRIDOR CONTRACT NOTIONAL BALANCE" means the notional balance of the Class A-1 Corridor Contract set forth in the table on page S-82.

      "CLASS A-1 LOWER COLLAR" means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1 ML Strike Lower Collar" in the Class A-1 One-Month Libor Cap Table on page S-82.

      "CLASS A-1 MAXIMUM RATE CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 1 Mortgage Loans had the Group 1 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group 1 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Accrual Period and
(iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-1 Maximum Rate Cap shall be related to the Class A-1 and the Class R Certificates.

      "CLASS A-1 UPPER COLLAR" means, with respect to each Distribution Date with respect to which payments are received on the Class A-1 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.290% per annum.

      "CLASS A-2 AVAILABLE FUNDS CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of
(x) the total scheduled interest on the Group 2 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Available Funds Cap shall be related to the Class A-2A and Class A-2B Certificates.

      "CLASS A-2 CERTIFICATES" means the Class A-2A and Class A-2B Certificates.

      "CLASS A-2 CORRIDOR CONTRACT" means a confirmation and agreement between the Securities Administrator and the Cap Contract Counterparty for the benefit of the Class A-2A and Class A-2B Certificates.

      "CLASS A-2 CORRIDOR CONTRACT NOTIONAL BALANCE" means the notional balance of the Class A-2 Corridor Contract set forth in the table on page S-82.

      "CLASS A-2 LOWER COLLAR" means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1 ML Strike Lower Collar" in the Class A-2 One-Month Libor Cap Table on page S-82.

      "CLASS A-2 MAXIMUM RATE CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 2 Mortgage Loans had the Group 2 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Accrual Period and
(iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-2 Maximum Rate Cap shall be related to the Class A-2A and Class A-2B Certificates.

      "CLASS A-2 UPPER COLLAR" means, with respect to each Distribution Date with respect to which payments are received on the Class A-2 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.290% per annum.

      "CLASS A-3 AVAILABLE FUNDS CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of
(x) the total scheduled interest on the Group 3 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-3 Available Funds Cap shall be related to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

      "CLASS A-3 CERTIFICATES" means the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

      "CLASS A-3 CORRIDOR CONTRACT" means a confirmation and agreement between the Securities Administrator and the Cap Contract Counterparty for the benefit of the Class A-3 Certificates.

      "CLASS A-3 CORRIDOR CONTRACT NOTIONAL BALANCE" means the notional balance of the Class A-3 Corridor Contract set forth in the table on page S-82.

      "CLASS A-3 LOWER COLLAR" means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Class A-3 One-Month Libor Cap Table on page S-82.

      "CLASS A-3 MAXIMUM RATE CAP" means, with respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group 3 Mortgage Loans had the Group 3 Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Accrual Period and
(iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class A-3 Maximum Rate Cap shall be related to the Class A-3A, Class A-3B, Class A-3C and Class A-3D Certificates.

      "CLASS A-3 UPPER COLLAR" means, with respect to each Distribution Date with respect to which payments are received on the Class A-3 Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 10.311% per annum.

      "CLASS B CERTIFICATES" means the Class B-1, Class B-2 and Class B-3 Certificates.

      "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A and Class M Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date),
(E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date) and (H) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 96.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A and Class M Certificates and (2) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-1 Certificates.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of

(A) the Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date),
(D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date),
(G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), and (I) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) approximately 97.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M and Class B-1 Certificates and (2) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-2 Certificates.

      "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date),
(F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account distributions of the Class M-6 Principal Distribution Amount to the Class M-6 Certificates for such Distribution Date), (H) the Class Certificate Balance of the Class B-1 Certificates (after taking into account distributions of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date),
(I) the Class Certificate Balance of the Class B-2 Certificates (after taking into account distributions of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), and (J) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 98.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class B-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M, Class B-1 and Class B-2 Certificates and (2) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class B-3 Certificates.

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date) and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 91.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A Certificates and (2) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-1 Certificates.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A and Class M-1 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of
(1) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 92.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above,
(1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A and Class M-1 Certificates and
(2) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-2 Certificates.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1 and Class M-2 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown

Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 93.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1 and Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1 and Class M-2 Certificates and (2) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-3 Certificates.

      "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date),
(C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) approximately 94.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of
(A) the outstanding Class Certificate Balance of the Class M-4 Certificates and
(B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2 and Class M-3 Certificates and (2) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-4 Certificates.

      "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Senior Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date),
(D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (2) the lesser of
(A) approximately 95.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above, (1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-5 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (2) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-5 Certificates.

      "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount if the Class Certificate Balance of each class of Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero and a Stepdown Trigger Event exists, or, as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account distributions of the Principal Distribution Amount to the Class A Certificates for such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates for such Distribution Date),
(C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account distributions of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account distributions of the Class M-4 Principal Distribution Amount to the Class M-4 Certificates for such Distribution Date),
(F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account distributions of the Class M-5 Principal Distribution Amount to the Class M-5 Certificates for such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (2) the lesser of (A) approximately 95.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626. Notwithstanding the above,
(1) on any Distribution Date prior to the Stepdown Date on which the aggregate Class Certificate Balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (A) the outstanding Class Certificate Balance of the Class M-6 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (2) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class Certificate Balance of the Class M-6 Certificates.

      "CORRIDOR CONTRACT" means any of the Class A-1 Corridor Contract, the Class A-2 Corridor Contract, Class A-3 Corridor Contract or the Subordinate Certificates Corridor Contract.

      "CORRIDOR CONTRACT ACCOUNT" means the separate account into which payments received on the Corridor Contracts will be deposited.

      "CORRIDOR CONTRACT NOTIONAL BALANCE" means any of the Class A-1 Corridor Contract Notional Balance, the Class A-2 Corridor Contract Notional Balance, the Class A-3 Corridor Contract Notional Balance or Subordinate Certificates Corridor Contract Notional Balance.

      "CORRIDOR CONTRACT TERMINATION DATE" means the Distribution Date in September 2007.

      "CURRENT INTEREST" means, with respect to each class of the Offered Certificates and each Distribution Date, the interest accrued at the applicable Certificate Rate for the applicable Accrual Period on the Class Certificate Balance of such class as of such Distribution Date plus any amount previously distributed with respect to Current Interest or Interest Carry Forward Amounts for such class that is recovered as a voidable preference by a trustee in bankruptcy less any Prepayment Interest Shortfalls allocated to such class on such Distribution Date.

      "DEFAULTED SWAP TERMINATION PAYMENT" means any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of
(x) the aggregate Class Certificate Balance of the Offered Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) approximately $7,931,926 over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, the excess of (A) the sum of (x) the aggregate Class Certificate Balance of the Offered Certificates reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 1.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (b) approximately $4,406,626 over (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

      "FLOATING RATE CERTIFICATE CARRYOVER" means, with respect to a Distribution Date, in the event that the Certificate Rate for a class of Offered Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such class would have been entitled to receive on such Distribution Date had the Certificate Rate for that class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient of (I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date and (II) the aggregate Class Certificate Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient of (I) an amount equal to the sum of (xx) any Net Swap Payments owed by the Swap Counterparty for such Distribution Date and (yy) an amount equal to any Cap Payments owed by the Cap Contract Counterparty for such Distribution Date and (II) the aggregate Stated Principal Balance of the

Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap, (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Certificate Rate for such class, without giving effect to the related Available Funds Cap or the related Maximum Rate Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

      "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-1 and Class R Certificates and (ii) the product of (x) the Group 1 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Class Certificate Balances of the Class A-2 Certificates are reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balance of such Classes, as applicable, and (B) with respect to any Distribution Date on which the Class A-1 and Class R Certificates are outstanding and the Class Certificate Balances of the Class A-3 Certificates are reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) in proportion to the respective Class Certificate Balance of such Classes, as applicable.

      "GROUP 1 PRINCIPAL DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 1 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

      "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-2 Certificates and (ii) the product of (x) the Group 2 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Class Certificate Balances of the Class A-1 and Class R Certificates are reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied pro rata to increase the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable, and (B) with respect to any Distribution Date on which the Class A-2 Certificates are outstanding and the Class Certificate Balances of the Class A-3 Certificates are reduced to zero, the Group 3 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 or Class R Certificates are outstanding) and the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable.

      "GROUP 2 PRINCIPAL DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 2 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

      "GROUP 3 PRINCIPAL DISTRIBUTION AMOUNT" means, as of any Distribution Date, the amount equal to the lesser of (i) the aggregate Class Certificate Balance of the Class A-3 Certificates and (ii) the product of (x) the Group 3 Principal Distribution Percentage and (y) the Senior Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class A-3 Certificates are outstanding and the Class Certificate Balances of the Class A-1 and Class R Certificates are reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-1 Certificates and Class R Certificates to zero will be applied pro rata to increase the Group 2 Principal Distribution Amount (so long as any of the Class A-2 Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable, and (B) with respect to any Distribution Date on which the Class A-3 Certificates are outstanding and the Class Certificate Balances of the Class A-2 Certificates are reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount in excess of the amount necessary to reduce the Class Certificate Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group 1 Principal Distribution Amount (so long as any of the Class A-1 or Class R Certificates are outstanding) and the Group 3 Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the respective Class Certificate Balances of such Classes, as applicable.

      "GROUP 3 PRINCIPAL DISTRIBUTION PERCENTAGE" means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group 3 Mortgage Loans and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans.

      "INTEREST CARRY FORWARD AMOUNT" means, with respect to each class of the Offered Certificates and each Distribution Date, the sum of (1) the excess of
(A) Current Interest for such class with respect to prior Distribution Dates (excluding any Floating Rate Certificate Carryover for such class, if applicable) over (B) the amount actually distributed to such class with respect to Current Interest and Interest Carry Forward Amount on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the applicable Certificate Rate for the related Accrual Period.

      "INTEREST FUNDS" means, with respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period that is received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fees and the mortgage insurance premiums, (2) all advances relating to interest, (3) all Compensating Interest, (4) liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),
(5) proceeds of any Mortgage Loan purchased by the Depositor or any transferor under the Pooling and Servicing Agreement during the related Prepayment Period for document defects, breach of a representation or warranty, realization upon default or optional termination (to the extent such proceeds relate to interest) and (6) prepayment charges received with respect to the related Mortgage Loans, less all non-recoverable advances relating to certain expenses, fees, indemnity amounts, interest and other amounts reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the Servicers.

      "LOWER COLLAR" means, with respect to each Distribution Date and each of the Corridor Contracts, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the

Class A-1 One-Month LIBOR Cap Table, the Class A-2 One-Month LIBOR Cap Table, the Class A-3 One-Month LIBOR Cap Table or the Subordinate Certificates One-Month LIBOR Cap Table.

      "MAXIMUM RATE CAP" means any of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap, the Class A-3 Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

      "NET EXCESS CASHFLOW" means Interest Funds and Principal Funds not otherwise required to be distributed with respect to principal of and interest on the Certificates and not otherwise required to be distributed to the Class P Certificates.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

      "PREPAYMENT INTEREST SHORTFALL" means a shortfall in interest distributions as a result of Principal Prepayments to certificateholders in excess of Compensating Interest.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each Distribution Date, the sum of (1) the Principal Funds for such Distribution Date and (2) any Extra Principal Distribution Amount for such Distribution Date.

      "PRINCIPAL FUNDS" means, with respect to any Distribution Date and the Mortgage Loans, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(2) prepayments of principal collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase in connection with an optional termination, on the Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loans is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan, (5) all liquidation proceeds collected during the related Prepayment Period (to the extent such liquidation proceeds related to principal), (6) all Subsequent Recoveries applicable to the related Prepayment Period and (7) all other collections and recoveries in respect of principal applicable to the related Prepayment Period less all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed applicable to the related Prepayment Period and certain indemnification amounts and expenses reimbursable to the Trustee, Securities Administrator, Master Servicer and the Servicer.

      "PRINCIPAL PREPAYMENT" means any mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the mortgage note.

      "REALIZED LOSS" means the excess of the Stated Principal Balance of a defaulted Mortgage Loan plus accrued interest over the net liquidation proceeds of a defaulted Mortgage Loan that are allocated to principal.

      "REQUIRED PERCENTAGE" means, with respect to a Distribution Date, the quotient of (x) the excess of (1) the aggregate Stated Principal Balance of the Mortgage Loans, prior to giving effect to distributions to be made on such Distribution Date over (2) the Class Certificate Balance of the most senior class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date, and (y) the Stated Principal Balances of the Mortgage Loans, prior to giving effect to distributions to be made on such Distribution Date. As used herein, the Class Certificate Balance of the most senior class of Certificates will equal the aggregate Class Certificate Balance of the Class A Certificates as of such date of calculation.

      "SCHEDULED PAYMENTS" means scheduled monthly payments made by mortgagors on the Mortgage Loans.

      "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means (1) with respect to any Distribution Date prior to the related Stepdown Date or as to which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) with respect to any Distribution Date on or after the Stepdown Date and as to which a Stepdown Trigger Event does not exist, the excess of (A) the Class Certificate Balance of the Senior Certificates immediately prior to such Distribution Date over (B) the lesser of (1) approximately 88.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over approximately $4,406,626; provided, however, that in no event will the Senior Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Class Certificate Balance of the Senior Certificates.

      "STATED PRINCIPAL BALANCE" means, with respect to a Mortgage Loan and any Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the related Prepayment Period immediately preceding such Distribution Date. The Stated Principal Balance of a liquidated Mortgage Loan shall be deemed to be zero.

      "STEPDOWN DATE" means, the earlier of: (A) the first Distribution Date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero; and (B) the later to occur of (1) the Distribution Date in April 2010 or (2) the first Distribution Date on which the Class Certificate Balance of the Class A Certificates (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to 88.20% of the aggregate Stated Principal Balances of the Mortgage Loans.

      "STEPDOWN REQUIRED LOSS PERCENTAGE" means, for any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE                    STEPDOWN REQUIRED
OCCURRING IN                         LOSS PERCENTAGE
-----------------------              -----------------------------------------
April 2009 - March 2010              0.20% with respect to April 2009, plus an
                                     additional 1/12th of 0.35% for each month
                                     thereafter

April 2010 - March 2011              0.55% with respect to April 2010, plus an
                                     additional 1/12th of 0.35% for each month
                                     thereafter

April 2011 - March 2012              0.90% with respect to April 2011, plus an
                                     additional 1/12th of 0.40% for each month
                                     thereafter

April 2012 - March 2013              1.30% with respect to April 2012, plus an
                                     additional 1/12th of 0.25% for each month
                                     thereafter

April 2013 and thereafter            1.55%

      "STEPDOWN TRIGGER EVENT" means the situation that exists with respect to any Distribution Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the Stated Principal Balance of all of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage.

      "SUBORDINATE CERTIFICATES CORRIDOR CONTRACT" means a confirmation and agreement between the Securities Administrator and the Cap Contract Counterparty for the benefit of the Subordinate Certificates.

      "SUBORDINATE CERTIFICATES CORRIDOR CONTRACT NOTIONAL BALANCE" means the notional balance of the Subordinate Certificates Corridor Contract set forth on the table on page S-83.

      "SUBORDINATE CERTIFICATES LOWER COLLAR" means, with respect to each Distribution Date, the applicable per annum rate set forth under the heading "1ML Strike Lower Collar" in the Subordinate Certificates One-Month LIBOR Cap Table on page S-83.

      "SUBORDINATE CERTIFICATES UPPER COLLAR" means, with respect to each Distribution Date with respect to which payments are received on the Subordinate Certificates Corridor Contract, a rate equal to the lesser of One-Month LIBOR and 9.986% per annum.

      "SUBSEQUENT RECOVERY" means any amount (net of amounts to be reimbursed to the Servicer related to such Mortgage Loan) received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a liquidated Mortgage Loan.

      "UNPAID REALIZED LOSS AMOUNT" means, with respect to any class of the Subordinate Certificates and as to any Distribution Date, the excess of (1) Applied Realized Loss Amounts with respect to such class over (2) the sum of (x) all distributions in reduction of the Unpaid Applied Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Class Certificate Balance of such class pursuant to the last sentence of the definition of "Class Certificate Balance." Any amounts distributed to a class of Subordinate Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of such class.

      "UPPER COLLAR" means any of the Class A-1 Upper Collar, the Class A-2 Upper Collar, the Class A-3 Upper Collar or the Subordinate Certificates Upper Collar.

      "WEIGHTED AVERAGE AVAILABLE FUNDS CAP" means, with respect to a Distribution Date, the per annum rate equal to the weighted average of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap and the Class A-3 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the related Mortgage Group, the current Class Certificate Balance of the Class A-1 and Class R Certificates, in the case of Group 1, the Class A-2 Certificates, in the case of Group 2 or the Class A-3 Certificates, in the case of Group 3).

      "WEIGHTED AVERAGE MAXIMUM RATE CAP" means, with respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the related Mortgage Group, the current Class Certificate Balance of the Class A-1 and Class R Certificates, in the case of Group 1, the Class A-2 Certificates, in the case of Group 2 or the Class A-3 Certificates, in the case of Group 3) of the Class A-1 Maximum Rate Cap, the Class A-2 Maximum Rate Cap and the Class A-3 Maximum Rate Cap.

CALCULATION OF ONE-MONTH LIBOR

      On each Interest Determination Date, the Securities Administrator will determine One-Month LIBOR for the related Accrual Period with respect to the Certificates on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the Securities Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

      If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Certificates will be established by the Securities Administrator as follows:

      (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

      (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Certificates shall be the higher of
            (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the

Certificates, for the related Accrual Period for the Certificates shall (in the absence of manifest error) be final and binding.

      "INTEREST DETERMINATION DATE" means each date that is the second LIBOR Business Day preceding the commencement of each Accrual Period for the Certificates.

      "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

      "REFERENCE BANKS" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (1) with an established place of business in London, (2) whose quotations appear on the Reuters Screen LIBO Page on the Interest Determination Date in question, (3) which have been designated as such by the Servicer and (4) not controlling, controlled by, or under common control with, the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Sponsor or any successor servicer.

      "RESERVE INTEREST RATE" means the rate per annum that the Securities Administrator determines to be either (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will make available to each Certificateholder and any other interested party a statement, based on information provided by the Master Servicer (which information is in turn based in part on information from the related Servicers) generally setting forth among other information with respect to the Certificates and Mortgage
Loans:

      (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate amount of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount, in the aggregate and with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans and Group 3 Mortgage Loans;

      (2) the amount of such distribution to holders of each class of Certificates allocable to interest;

      (3)   the Interest Carry Forward Amount for each class of Certificates;

      (4) the Class Certificate Balance of each class of Certificates after giving effect to the distribution of principal on such Distribution Date;

      (5) the aggregate outstanding principal balance of each class of Certificates for the following Distribution Date;

      (6) the amount of the Servicing Fee paid to or retained by the Servicers and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee or the Securities Administrator;

      (7) the Certificate Rate for each class of Certificates for such Distribution Date;

      (8) the amount of Monthly Advances on Mortgage Loans included in the distribution on such Distribution Date;

      (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

      (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

      (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
            (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans determined in accordance with the OTS method;

      (12) with respect to any Mortgage Loan that became an REO property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date;

      (13)  whether a Stepdown Trigger Event has occurred and is in effect;

      (14) the total number and principal balance of any REO properties as of the close of business on the related Determination Date, in the aggregate;

      (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Certificates on such Distribution Date;

      (16) the number and amount of prepayment charges received during the related Prepayment Period in the aggregate;

      (17) as of each Distribution Date, the amount, if any, received pursuant to each Corridor Contract and the amount thereof to be paid to each class of Certificates;

      (18) as of each Distribution Date, the amount of any Cap Payments paid or received by the Supplemental Interest Trust pursuant to the Cap Contract;

      (19) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

      (20) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or similar state legislation; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group 1 Mortgage Loans, Group 2 Mortgage Loans and the Group 3 Mortgage Loans;

      (21) the amounts distributed as interest in respect of the portion of each class of Certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC;

      (22) the aggregate amount of all Advances with respect to Mortgage Loans recovered for such Distribution Date:

      (23) the allocation to each Class of Certificates of any Realized Losses during the related Due Period:

      (24) with respect to each Class of Certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

      (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

      The Securities Administrator may make available each month, to any interested party, the monthly statements for the related Certificateholders via the Securities Administrator's website. The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager -- MANA 2007-A2. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to each Holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

ADDITIONAL RIGHTS OF THE HOLDER OF THE CLASS R CERTIFICATE

      The Class R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Class R Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under " -- Distributions on the Certificates," the holder of the Class R Certificate will be entitled to receive (i) the amounts, if any, remaining in each REMIC on any Distribution Date after distributions of principal and interest on the regular interests and Class R Certificate on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in each REMIC after distributions in respect of any accrued and unpaid interest on such regular interests and Class R Certificate, and after distributions in respect of principal have reduced the principal amounts of the regular interests and Class R Certificate to zero. After the Certificate Principal Balance of the Class R Certificate is reduced to zero, it is not anticipated that any material distributions will be made with respect to the Class R Certificate at any time. See "Material Federal Income Tax Consequences -- REMICs - Taxation of Owners of REMIC Residual Certificates" in the prospectus.

RESTRICTIONS ON TRANSFER OF THE CLASS R CERTIFICATE

      The Class R Certificate will be subject to the following restrictions on transfer, and the Class R Certificate will contain a legend describing such restrictions.

      The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, disqualified organizations (as defined in the prospectus) and (ii) certain pass-through entities (as defined in the prospectus) that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership" as defined in the Code) with respect to the Class R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a disqualified organization or a nominee for a disqualified organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Securities Administrator an affidavit to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing the Class R Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Securities Administrator that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class R Certificate in excess of cashflows generated thereby,
(iii) intends to pay taxes associated with holding the Class R Certificate as such taxes become due, (iv) will not transfer the Class R Certificate to any person or entity that does not provide a similar affidavit or letter and (v) will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer.

      In addition, the Class R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (as defined in the prospectus), unless such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective IRS Form W-8ECI (or any successor thereto).

      The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Securities Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

The Class R Certificate may not be acquired by or transferred to a Plan or a person acting for, on behalf of or with any assets of any such Plan. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

FINAL SCHEDULED DISTRIBUTION DATE

      The "FINAL SCHEDULED DISTRIBUTION DATE" with respect to any class of Certificates, is the Distribution Date in the month that is one month following the latest scheduled maturity date for any Mortgage Loan. Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Certificate Balance of any such class could be reduced to zero significantly earlier than the Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans.

OPTIONAL TERMINATION OF THE CERTIFICATES

      On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is reduced to less than 10% of the principal balance of the Mortgage Loans as of the Cut-off Date (an "OPTIONAL TERMINATION DATE"), the Securities Administrator will attempt to terminate the Trust Fund through an auction process and thereby effect the retirement of all of the Certificates relating to the Trust Fund. The Securities Administrator will attempt to auction the remaining assets of the Trust Fund relating to the Trust Fund via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the then aggregate outstanding principal balance of the related Mortgage Loans (or if such Mortgage Loan is an REO property, the fair market value of such REO property), plus accrued interest thereon through the Due Date in the month in which the proceeds of the auction will be distributed on the Certificates relating to the Trust Fund, (ii) any unreimbursed out-of-pocket costs, expenses and indemnity amounts owed to the Securities Administrator or the Servicers and all unreimbursed Monthly Advances, (iii) any unreimbursed cost, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction and (v) any Net Swap Payments or any Swap Termination Payments owed to any swap counterparty (including any Swap Termination Payment owed in connection with such optional termination) pursuant to the Swap Agreement. Proceeds from the purchase will be distributed in the order of priority described herein. Any such optional termination of the Trust Fund will result in an early retirement of the related Certificates. If the Issuing Entity is not terminated because a sufficient purchase price is not achieved at such auction, the Master Servicer will have the option to, and if the Master Servicer fails to exercise such option, one or more of the Servicers will have the option to purchase all of the related Mortgage Loans, which similarly would result in the termination of the Trust Fund.

VOTING RIGHTS

      Certain actions specified in the Prospectus that may be taken by Holders of Certificates evidencing a specified percentage of all undivided interests in the Issuing Entity may be taken by Holders of Certificates entitled in the aggregate to such percentage of voting rights. The Certificates will be allocated 100% of the voting rights under the Pooling and Servicing Agreement. The voting rights allocated to each class of Certificates will be allocated among all Holders of each such class in proportion to the outstanding Class Certificate Balance of such Certificates. The Class P Certificates will have no voting rights.

                         SERVICING OF THE MORTGAGE LOANS

      Wells Fargo Bank will act as the master servicer of the Mortgage Loans pursuant to the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the Registration Statement. Wells

Fargo Bank is a national banking association, with a master servicing office located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attn:
Corporate Trust Services - MANA 2007-A2. Among other things, Wells Fargo Bank is in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

      There are several Servicers who will service the mortgage loans under the terms of their respective Servicing Agreements: GreenPoint Mortgage Funding, Inc., National City Mortgage Co., Wilshire Credit Corporation and various others. Only GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and Wilshire Credit Corporation service mortgage loans constituting more than 10% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, and only Wilshire Credit Corporation and GreenPoint Mortgage Funding, Inc. service mortgage loans constituting more than 20% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.

WILSHIRE CREDIT CORPORATION

      The principal executive offices of Wilshire Credit Corporation ("WILSHIRE") are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

      Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

      Wilshire is primarily engaged in the non-prime loan servicing business. As of December 31, 2006, Wilshire was servicing approximately $31.9 billion aggregate principal amount of loans and charge off assets. As of December 31, 2006, Wilshire had approximately 756 employees.

      Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

      The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                                     APPROXIMATE
                                                                     OUTSTANDING
                                                NUMBER             PRINCIPAL BALANCE
TYPE OF ASSET    AS OF DECEMBER 31,            OF LOANS                   ($)
-------------    ------------------            --------            -----------------
Sub-Prime               2002                     8,820                 365,199,943

Sub-Prime               2003                    18,520               2,137,893,258

Sub-Prime               2004                    23,070               3,779,048,540

Sub-Prime               2005                    80,585              14,302,067,780

Sub-Prime               2006                   135,778              25,061,144,599

      Wilshire has implemented the following processes to service loans.

      Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

      - Extended daily hours of operation to accommodate a diverse geographic portfolio.

      -     A bilingual 24-hour VRU.

      - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

      - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

      - Customer service desk reference and other web-based materials for easy reference.

      - A dedicated support group to handle research tasks to maximize call center efficiency.

      - An Executive Response Team to respond to regulatory inquiries and attorney letters.

      - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

      Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

      Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

      Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

      Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

      Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

      - Periodic contact attempts every five (5) days with a 30-day "door knock"

      -     Updated broker price opinion (BPO) every six (6) months.

      - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

      - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

      -     No charges for forbearance agreements.

      A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

      Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

      - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

      -     Assets are assigned based on investor and geographic considerations.

      - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

      - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

      - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

      - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

      -     Repairs are considered on a cost-benefit basis.

      - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

      -     Marketing is facilitated by property listing on internet site.

      Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

      - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

      - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

      - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

      - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

      The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

      Wilshire is required to make advances to the extent described herein. See "Servicing of the Mortgage Loans -- Monthly Advances." Wilshire has not failed to make a required advance in connection with any mortgage-backed securitization.

      Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

      Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

      Wilshire's Delinquency and Foreclosure Statistics

      Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                             AS OF DECEMBER 31, 2004                             AS OF DECEMBER 31, 2005
                                ------------------------------------------------- -------------------------------------------------
                                                              PERCENT  PERCENT BY                               PERCENT  PERCENT BY
                                 NUMBER       PRINCIPAL        BY NO.   PRINCIPAL  NUMBER       PRINCIPAL        BY NO.   PRINCIPAL
                                OF LOANS       BALANCE        OF LOANS  BALANCE   OF LOANS       BALANCE        OF LOANS   BALANCE
                                --------  -----------------   -------- ---------- --------  -----------------   -------- ----------
Period of
Delinquency*
       30-59 Days............     3,369   $     243,643,389     2.06%     2.39%     6,490   $     615,760,035     2.73%     2.82%
       60-89 Days............     1,606   $     113,054,726     0.98%     1.11%     3,003   $     270,191,716     1.26%     1.24%
       90 Days or more.......    12,207   $     533,986,181     7.45%     5.25%    10,269   $     678,125,561     4.32%     3.11%
                                -------   -----------------   ------    ------    -------   -----------------   ------    ------
Total Delinquent
       Loans.................    17,182   $     890,684,297    10.49%     8.75%    19,762   $   1,564,077,311     8.31%     7.17%
                                =======   =================   ======    ======    =======   =================   ======    ======
Current......................   144,170   $   9,017,124,348    88.01%    88.61%   215,248   $  19,881,372,967    90.50%    91.18%
Loans in Foreclosure.........     2,466   $     268,528,404     1.51%     2.64%     2,839   $     358,655,069     1.19%     1.64%
                                -------   -----------------   ------    ------    -------   -----------------   ------    ------
Total........................   163,818   $  10,176,337,049   100.00%   100.00%   237,849   $  21,804,105,346   100.00%   100.00%
                                =======   =================   ======    ======    =======   =================   ======    ======


                                             AS OF DECEMBER 31, 2006
                               ---------------------------------------------------
                                                              PERCENT   PERCENT BY
                                NUMBER        PRINCIPAL        BY NO.   PRINCIPAL
                               OF LOANS        BALANCE       OF LOANS    BALANCE
                               --------   -----------------  --------   ----------
Period of
Delinquency*
       30-59 Days............    10,411   $   1,407,695,674     3.97%     4.41%
       60-89 Days............     5,074   $     685,759,683     1.94%     2.15%
       90 Days or more.......    15,782   $   1,490,462,545     6.02%     4.67%
                                -------   -----------------   ------    ------
Total Delinquent
       Loans.................    31,267   $   3,583,917,902    11.93%    11.24%
                                =======   =================   ======    ======
Current......................   224,058   $  27,130,101,124    85.50%    85.05%
Loans in Foreclosure.........     6,744   $   1,183,985,767     2.57%     3.71%
                                -------   -----------------   ------    ------
Total........................   262,069   $  31,898,004,793   100.00%   100.00%
                                =======   =================   ======    ======

------------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

GREENPOINT MORTGAGE FUNDING, INC.

      GreenPoint Mortgage Funding, Inc., a New York corporation ("GREENPOINT"), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation ("CAPITAL ONE"). Capital One is listed on the New York Stock Exchange under the symbol "COF". GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

      GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer,

GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

      GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of December 31, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $49.6 billion, $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 66.8%, 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

      GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(ix) generally administering mortgage loans, for which it receives servicing fees.

      GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

      When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint's servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

      Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

      If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

      Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint's business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

      Foreclosure and Delinquency Experience

      Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint's foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

      A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

      The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                              AT DECEMBER 31,                             AT DECEMBER 31,
                                    -----------------------------------------------------------------  ----------------------
                                           2003                   2004                   2005                  2006
                                    --------------------  --------------------  ---------------------  ----------------------
                                                PERCENT              PERCENT                PERCENT
                                     NUMBER       OF                    OF                     OF                  PERCENT OF
                                       OF      SERVICING  NUMBER OF  SERVICING  NUMBER OF   SERVICING   NUMBER     SERVICING
                                     LOANS     PORTFOLIO    LOANS    PORTFOLIO    LOANS     PORTFOLIO  OF LOANS    PORTFOLIO
                                    -------    ---------  ---------  ---------  ---------   ---------  --------    ----------
Total Portfolio*.................   212,711      6.20%     286,698     3.41%     289,304       3.74%   281,502        4.27%

Period of Delinquency
     30-59 days..................     6,381      3.00%       4,931     1.72%       6,065       2.10%     6,591        2.34
     60-89 days..................     2,056      0.97%       1,333     0.46%       1,626       0.56%     1,720        0.61
     90 days or more.............     1,922      0.90%       1,799     0.63%       2,138       0.74%     2,449        0.87

Total Delinquencies                  10,359      4.87%       8,063     2.81%       9,829       3.40%    10,760        3.82
     (excluding Foreclosures)**..

Foreclosures Pending.............     2,831      1.33%       1,709     0.60%         988       0.34%     1,267        0.45


* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.

**    Percentages may not total properly due to rounding.

NATIONAL CITY MORTGAGE CO.

      National City Mortgage is a division of National City Bank which is a wholly owned subsidiary of National City Corporation (NCC). National City Mortgage Co. ("NCMC"), the residential mortgage loan servicing affiliate, is a subsidiary of National City Bank (NCB). NCMC, an Ohio corporation, is a leading servicer of prime residential mortgages throughout the U.S. headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2006, NCMC serviced nearly 1.1 million mortgage loans totaling more than $170.6 billion. NCMC's portfolio is composed of $149.7 billion in conventional loans and $20.8 billion in FHA/VA loans.

TOTAL TOTAL SERVICING                  December
                                         2001        December     December 2002   December      December 2003   December
                                         Count     2001 $(000)        Count      2002 ($(000)       Count      2003 ($(000)
                                      ----------  -------------   ------------- -------------   ------------- -------------
Count/ Balance .....................    800,450   $ 88,386,490        964,741   $122,259,694      1,111,388   $155,274,844

Percentage Change From Prior Year ..       20.2%          40.3%          20.5%          38.3%          15.2%          27.0%

Percent Government .................         27%            24%            25%            21%            23%            19%

TOTAL TOTAL SERVICING                  December                                                   December
                                         2004        December     December 2005 December 2005       2006        December
                                        Count      2004 ($(000)       Count        ($(000)          Count      2006 ($(000)
                                      ----------  -------------   ------------- -------------   ------------- -------------
Count/ Balance  ....................  1,135,033   $164,020,079      1,111,277   $168,946,723      1,086,548   $170,621,554

Percentage Change From Prior Year ..        2.1%           5.6%          -2.1%           3.0%          -2.2%           1.0%

Percent Government .................         22%            17%            18%            14%            17%            12%

      The predecessor of NCMC, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion. Since the acquisition by NCC, NCMC has grown through the consolidation of the residential mortgage lending operations of all NCC banking affiliates, National City bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the Company in various areas of operations.

      Effective January 1, 2005, the Corporation reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

      Effective July 22, 2006 NCB-Indiana, NCB-Kentucky, NCB-Southern Indiana, NCB-Pennsylvania, and NCB-Midwest merged into a single bank charter (Ohio):
National City Bank. For NCMC, this did not significantly impact current day-to-day functions.

      On August 23, 2005, the Office of Inspector General issued its final audit concerning late submitted requests to the Department of Housing and Urban Development for FHA insurance made between May 1, 2002 and April 30, 2004 by National City Mortgage Co., a subsidiary of National City Bank. One of the recommendations contained in the final audit was for a determination to be made as to the legal sufficiency of possible remedies under the Program Fraud Civil Remedies Act. In late 2006, the Department of Housing and Urban Development referred the matter to the Department of Justice's Civil Division to determine if possible civil claims exist under the Program Fraud Civil Remedies Act and the False Claims Act. The Company is cooperating with the Department of Justice in its civil claims investigation. The nature and amount of any liabilities that might arise from this investigation is not determinable at this time.

      Servicing Standards

      NCMC maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. NCMC utilizes Fidelity's Mortgage Servicing Package (MSP) as its servicing system. NCMC provides customary servicing pursuant to servicing agreements between NCMC and the various investors.

      There have been no material changes to the policies or procedures in the servicing function in the past three years.

      The Investor Reporting unit has implemented several technological applications to improve its reporting capabilities including an Investor Information Database used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

      NCM maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The Payment Services Department processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for NSF or stop payment, Electronic Funds Transfer, and balancing cash deposited into the payment clearing accounts.

      The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain NCMC's lien position. NCMC monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

      Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy. NCMC also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

      NCMC's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

      NCMC employs vendors to monitor and track hazard, flood and Lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated Lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the Lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. NCMC implements Lender placed flood insurance to cover any gap between the property value and insurance coverage.

      NCMC utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

      NCMC's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

      The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the Fidelity MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

      The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options. Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

      NCMC uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

      For accounts that are delinquent, NCMC maintains an active web site to that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

      NCMC's Bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

      A Support Group provides assistance with clerical and cash management processing. Foreclosure Specialists focus on strict timeline management to minimize losses, closely managing and tracking loss severities. NCMC maintains a separate Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

      The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

EVIDENCE AS TO COMPLIANCE

      Each Servicer, the Master Servicer and the Securities Administrator will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria set forth in Item 1122(d) of Regulation AB (the "AB SERVICING CRITERIA"). The Pooling and Servicing Agreement will provide that (1) the Master Servicer will provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria and (2) the Securities Administrator will provide to the Depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the Mortgage Loans within the meaning of Regulation AB, will also provide to the Depositor and the Securities Administrator a report on an assessment of compliance with the AB Servicing Criteria.

      Each party that is required to deliver a report on assessment of servicing compliance will also deliver an attestation report from a firm of independent public accountants with respect to the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

      The Pooling and Servicing Agreement also provides for delivery to the Depositor and the Securities Administrator, on or before a specified date in each year, of a separate annual statement of compliance from the Master Servicer and the Securities Administrator pursuant to Item 1123 of Regulation AB to the effect that, to the best knowledge of the signing officer, the Master Servicer and the Securities Administrator, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each such failure and the nature and status thereof.

RESIGNATION OF MASTER SERVICER; ASSIGNMENT AND MERGER

      The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its master servicing rights with respect to the Mortgage Loans with the prior written consent of the Depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the Trustee or a successor master servicer approved by it has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

      Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party, any person succeeding to the business of the Master Servicer or any person to whom the Master Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer under the Pooling and Servicing Agreement.

SERVICING TRANSFER

      The Sponsor owns the servicing rights for the Mortgage Loans serviced as of the Closing Date by Wilshire Credit Corporation and PHH Mortgage Corporation. The Sponsor may sell to a third-party or otherwise transfer the servicing on these Mortgage Loans to a "qualified servicer" at any time following the Closing Date. A "QUALIFIED SERVICER" for these purposes is any servicer with a servicer rating by each of the Rating Agencies equal to or better than the servicer rating of Wilshire Credit Corporation or PHH Mortgage Corporation, as applicable, at the time of any such servicing transfer. Any such servicing transfer could result in disruptions with respect to the collection of monthly payments and, as a result could result in increased delinquencies and defaults on the Mortgage Loans. See "Risk Factors -- Delinquencies Due to Servicing Transfer" in this Prospectus Supplement.

SERVICING AND COLLECTION PROCEDURES

      The Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the servicing agreements. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any Mortgage Loan including, in certain instances, changing the mortgage interest rate or extending the final maturity.

      If a Mortgaged Property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer in some cases with the prior consent of the Master Servicer (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. If under acceptable servicing practices the related Servicer believes that the likelihood of recovery for the Trust Fund would be increased by not enforcing the due-on-sale clause, such Servicer need not enforce such clause. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the related Servicer may be unable to enforce due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

      The Servicers will establish one or more servicing accounts. Each servicing account and the investment of deposits therein shall comply with the requirements of the related Servicing Agreement and shall meet the requirements of the rating agencies. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the related Servicing Agreement. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer or Master Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Master Servicer or the related

Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement.

      The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the related Servicing Agreement.

HAZARD INSURANCE

      The Servicers will maintain and keep, or cause to be maintained and kept, with respect to each Mortgage Loan, in full force and effect for each Mortgaged Property a hazard insurance policy with extended coverage customary in the area where the Mortgaged Property is located in an amount equal to the amounts required in the related Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the Mortgage Loan or the estimated maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in a Collection Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of insurance proceeds or liquidation proceeds or any other amounts in the related Collection Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Collection Account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      Where the property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the related Servicer will cause with respect to such Mortgage Loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the least of (i) the outstanding principal balance of the related Mortgage Loan, (ii) the estimated maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such Mortgaged Property is located is participating in such program and (iii) the estimated maximum insurable value of the improvements securing such mortgage loan.

      The Servicers, on behalf of the Trustee and certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in a Collection Account. The Servicers are required to deposit in a Collection Account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Servicers will take such action either as each such Servicer deems to be in the best interest of the Issuing Entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the Servicers with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, the related Servicer will service the property acquired by the Issuing Entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions. The related Servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the Mortgaged Property's eventual liquidation.

      Since insurance proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Each Servicer will be entitled to receive a fee as compensation for its activities under the related Servicing Agreement. Each Servicer will be entitled to a Servicing Fee equal to the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan serviced by such entity as of the Due Date in the month preceding the month in which such Distribution Date occurs. The weighted average "SERVICING FEE RATE" with respect to the Mortgage Loans is 0.252% per annum. As additional servicing compensation, the related Servicer is entitled to retain any Prepayment Interest Excess, all assumption fees, excess proceeds from REO property sales, late payment charges and other fees and charges (other than prepayment charges) to the extent collected from mortgagors, together with any interest or other income earned on or other benefits arising from funds held in the Collection Account and any servicing accounts. The related Servicer will be obligated to offset any Prepayment Interest Shortfall resulting from a prepayment in full or in part on any Distribution Date to the extent of a specified portion which shall not be less than one half of the Servicing Fee for such Distribution Date. Payments made by the related Servicer in satisfaction of such obligation are "COMPENSATING INTEREST." The Master Servicer will be obligated to make such Compensating Interest payments in the event that the related Servicer is required to and fails to do so. The related Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans serviced by such entity and incurred by the related Servicer in connection with its responsibilities with respect to the related Mortgage Loans and is entitled to reimbursement therefor as provided in the related Servicing Agreement.

THE MASTER SERVICER COLLECTION ACCOUNT

      The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Master Servicer Collection Account, into which it will deposit amounts received from each Servicer and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master Servicer's expenses, as provided in the Pooling and Servicing Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer Collection Account may be a sub-account of the Distribution Account. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Trustee in such permitted investments selected by the Master Servicer as set forth in the Pooling and Servicing Agreement. The Master Servicer shall be entitled to any amounts earned and will be liable for any losses in permitted investments in the Master Servicer Collection Account. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

      (i) Any amounts withdrawn from a Collection Account or other permitted account;

      (ii)  Any advance and Compensating Interest payments;

      (iii) Any insurance proceeds or liquidation proceeds received by the Master Servicer which were not deposited in a Collection Account or other permitted account;

      (iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Issuing Entity;

      (v) Any amounts required to be deposited with respect to losses on permitted investments; and

      (vi) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

      The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, the Distribution Account, into which on the day prior to each Distribution Date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Trustee, in such permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

      On each Distribution Date, the Securities Administrator will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under "Description of the Certificates -- Distributions on the Certificates" in this Prospectus Supplement. The Trustee will be entitled to compensation for its services under the Pooling and Servicing Agreement, which shall be paid by the Master Servicer. The Trustee, the Securities Administrator and the Master Servicer will also be entitled to be reimbursed for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the Available Funds.

MONTHLY ADVANCES

      If the scheduled payment on a Mortgage Loan that was due on a related Due Date is delinquent other than for certain reasons as set forth in the applicable Servicing Agreement such as a result of application of the Servicemembers Civil Relief Act or comparable state statutes or bankruptcy proceedings, the related Servicer will remit to the Master Servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related Distribution Date set forth in the related Servicing Agreement an amount equal to such delinquency, net of the related Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Mortgage Loan for which such advance (each, a "MONTHLY ADVANCE") was made. Subject to the foregoing and if specified in the related Servicing Agreement, Monthly Advances will be made by the related Servicer until the liquidation of the related Mortgaged Property. Failure by the related Servicer to remit any required Monthly Advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement would constitute an event of default under such agreement. Such event of default by the related Servicer shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Pooling and Servicing Agreement. Any failure of the Master Servicer to make such Monthly Advances would constitute an event of default under the Pooling and Servicing Agreement, in which case the Trustee or any other successor master servicer would be required (subject to the terms of the Pooling and Servicing Agreement) to make the Monthly Advance.

SPECIAL SERVICING AGREEMENTS

      The Pooling and Servicing Agreement and Servicing Agreements will permit the Servicer to enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other classes of subordinated certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto designated by such holder. Pursuant to such agreement, the Servicer may provide such person, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and such person may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

EVENTS OF DEFAULT

      "EVENTS OF DEFAULT" under the Pooling and Servicing Agreement consist of
(i) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,
(ii) failure by the Master Servicer to
observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the Master Servicer by the Trustee, (iii) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets, liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property, or (v) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations and (vi) any failure by a Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by a Servicer in the applicable Servicing Agreement, that continues unremedied for the number of days set forth in the related Servicing Agreement after the giving of written notice of the failure to the Servicer by the Master Servicer or the Depositor.

      In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the Holders of Certificates aggregating ownership of not less than 66 2/3% of the Certificates may in each case by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans serviced by the Master Servicer and the proceeds thereof.

      Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by the prior Master Servicer. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the

Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above, and that such successor shall undertake and assume the obligations of the Master Servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements -- Amendment" in the prospectus; provided, however, that the Swap Counterparty shall be notified of and must consent to any amendment that will materially affect the Swap Counterparty's rights or interests under the Pooling and Servicing Agreement. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee and the holders of a 66 2/3% Percentage Interest (defined below) of each class of certificates affected thereby for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

      (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, percentage interests aggregating 66 2/3%;

      (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class; or

      (4) materially affect the Swap Counterparty's rights or interests unless the Swap Counterparty has received notice of and consented to such amendment.

      The "PERCENTAGE INTEREST" is the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

      In addition, the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the certificateholders, to comply with the provisions of Regulation AB.

INDEMNIFICATION AND LIMITATION OF LIABILITY

      The Pooling and Servicing Agreement will provide that the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian and any officer, employee or agent thereof will be indemnified by the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any claim or legal action (including any pending or threatened claim or legal action) relating to the Pooling and Servicing Agreement, the certificates or any Servicing Agreement and (2) the performance of its duties and the exercise of its Rights under the Pooling and Servicing Agreement and Servicing Agreements other than, to the extent specified in such agreements, (i) any such loss, liability or expense related to such person's failure to perform its duties in compliance with such agreements (except as any such loss, liability or expense shall be otherwise reimbursable thereunder), or to any custodian's failure to perform its duties under the applicable custodial agreement, respectively, or
(ii) any such loss, liability or expense incurred by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of duties under the Pooling and Servicing Agreement or the Servicing Agreements or under any custodial agreement, as applicable, or by reason of reckless disregard of obligations and duties thereunder or under any custodial agreement, as applicable.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

      The weighted average life of and the yield to maturity on each class of the Offered Certificates will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of Principal Prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to prepayment charges. In addition, Wilshire Credit Corporation and its affiliates may solicit the borrowers for refinancing. Any such refinancings will affect the rate of Principal Prepayments on the mortgage pool.

      The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of Principal Prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal Prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

      The weighted average life of and yield to maturity on each class of the Offered Certificates will also be influenced by the amount of Net Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Certificate Balances of such certificates. The level of Net Excess Cashflow available on any Distribution Date to be applied in reduction of the Class Certificate Balances of the Offered Certificates will be influenced by, among other factors:

      (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Certificate Balance of the related Offered Certificates);

      (2)   the delinquency and default experience of the related Mortgage
            Loans;

      (3)   the level of One-Month LIBOR;

      (4)   the related Index for the Mortgage Loans; and

      (5) the provisions of the Pooling and Servicing Agreement that permit Net Excess Cashflow to be distributed to the Class C Certificates when required overcollateralization levels have been met.

      To the extent that greater (or lesser) amounts of Net Excess Cashflow are distributed in reduction of the Certificate Principal Balance of a class of Offered Certificates, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Net Excess Cashflow distributed at any time or in the aggregate. See "Description of the Certificates -- Overcollateralization Provisions."

      Any Net Swap Payments owed to the Swap Counterparty will reduce amounts available for distribution to certificateholders and may reduce the Certificate Rates on the Certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the amount on which payments due under the Swap Agreement are calculated (namely, the scheduled notional amount) may exceed the aggregate scheduled principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make Net Swap Payments to the Swap Counterparty. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Certificates.

PREPAYMENTS AND YIELDS FOR THE OFFERED CERTIFICATES

      Generally, if purchased at other than par, the yield to maturity on the Offered Certificates will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Offered Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 35.40% of the Mortgage Loans contain prepayment charges, the rate of Principal Prepayments during the term of such prepayment charges may be less than the rate of Principal Prepayments for Mortgage Loans which do not contain prepayment charges; however, Principal Prepayments on the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such prepayment charges.

      The Mortgage Loans are Adjustable Rate Mortgage Loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of Principal Prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. In addition, depending on prevailing interest rates, adjustable rate mortgage loans could experience higher prepayment rates at or near the time of any interest rate adjustment. Nevertheless, no assurance can be given as to the level of prepayment that the Mortgage Loans will experience.

      Although the Mortgage Rates on the Mortgage Loans are subject to adjustment, such Mortgage Rates adjust less frequently than the Certificate Rate on the Certificates and adjust by reference to the related Index. Changes in One-Month

LIBOR may not correlate with changes in the related Index and also may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Certificates. The Mortgage Rate applicable to substantially all of the Mortgage Loans and any Adjustment Date will be based on the related Index value most recently announced generally as of a date 45 days prior to such Adjustment Date. Thus, if the related Index value with respect to an Adjustable Rate Mortgage Loan rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the related Available Funds Cap.

      The calculation of the Certificate Rate on each class of the Certificates is based upon the value of an index (One-Month LIBOR) that is different from the value of the index applicable to the Mortgage Loans (Six-Month LIBOR, One-Year Treasury or One-Year LIBOR) as described under "Description of the Mortgage Groups -- General."

      The Class A-1 and Class R Certificates are subject to the Class A-1 Available Funds Cap, which limits the Certificate Rate on the Class A-1 and Class R Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date less the pro rata portion (calculated based on the ratio of the Group 1 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      The Class A-2 Certificates are subject to the Class A-2 Available Funds Cap, which limits the Certificate Rate on the Class A-2 Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date (y) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      The Class A-3 Certificates are subject to the Class A-3 Available Funds Cap, which limits the Certificate Rate on the Class A-3 Certificates to a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 3 Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payment or Swap Termination Payment (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Group 3 Mortgage Loans as of the first day of the related Accrual Period and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

      The Class M and Class B Certificates are subject to the Weighted Average Available Funds Cap, which limits the Certificate Rate on the Class M and Class B Certificates to a per annum rate equal to the weighted average of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap and the Class A-3 Available Funds Cap (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each such Mortgage Group the current Certificate Principal Balance of the

Class A-1 and Class R Certificates, in the case of Group 1, the Class A-2 Certificates, in the case of Group 2 or the Class A-3 Certificates, in the case of Group 3).

      Furthermore, even if One-Month LIBOR, Six-Month LIBOR, One-Year Treasury and One-Year LIBOR were at the same level, various factors may cause an Available Funds Cap to limit the amount of interest that would otherwise accrue on a related class of Certificates. In particular, the Certificate Rate on each class of Certificates adjusts monthly, while the interest rates on the Mortgage Loans adjust less frequently and the interest rates with the result that the operation of an Available Funds Cap may limit increases in the Certificate Rates for extended periods in a rising interest rate environment. In addition, the Mortgage Loans are subject to periodic (i.e., semi-annual or annual) adjustment caps, minimum and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an Available Funds Cap limiting increases in the Certificate Rate for the related classes of Certificates. Consequently, the interest that becomes due on the Mortgage Loans (net of the Servicing Fee, the mortgage insurance premiums and any Net Swap Payments owed to the Swap Counterparty or Swap Termination Payments owed to the Swap Counterparty for the related Distribution Date (other than Defaulted Swap Termination Payments)), with respect to any Distribution Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the margin on each class of Certificates. Furthermore, if an Available Funds Cap determines the Certificate Rate for a class of Certificates for a Distribution Date, the market value of such class of Certificates may be temporarily or permanently reduced. Although the Pooling and Servicing Agreement provides a mechanism to pay, on a subordinated basis, any Floating Rate Certificate Carryover, there is no assurance that funds will be available to pay such amount. The ratings assigned to the Certificates do not address the likelihood of the payment of any such amount.

      In addition, the Certificate Rate on the Class A-1 and Class R Certificates is subject to the Class A-1 Maximum Rate Cap, the Certificate Rate on any class of the Class A-2 Certificates is subject to the Class A-2 Maximum Rate Cap, the Certificate Rate on any class of the Class A-3 Certificates is subject to the Class A-3 Maximum Rate Cap and the Certificate Rate on any class of the Class M and Class B Certificates is subject to the Weighted Average Maximum Rate Cap. The Maximum Rate Caps may limit increases in the Certificate Rate on the related class of Certificates and any shortfall of interest will not be recovered, except under limited circumstances described herein.

      The extent to which the yield to maturity on the Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. In particular, in the case of the Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

      The Final Scheduled Distribution Date for each class of Certificates is set forth in the chart appearing on page S-1. The actual final Distribution Date with respect to each class of Certificates could occur significantly earlier than its Final Scheduled Distribution Date because:

      (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Certificate Balances thereof;

      (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Certificates as described herein; and

      (3) pursuant to the Pooling and Servicing Agreement, the Securities Administrator will be required to attempt to terminate the Issuing Entity through an auction of the assets of the Issuing Entity on the Initial Optional Termination Date, and thereafter the Master Servicer and the Servicer will have the right to purchase the Mortgage Loans and thereby terminate the portion of the Trust Fund as described herein.

      Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The prepayment models used in this prospectus supplement are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans, as applicable. For the Mortgage Loans, the prepayment model used in this prospectus supplement is CPR.

      There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the prepayment model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of prepayment charges. The Servicer may solicit or refer to a mortgage originator such mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

      The weighted average lives of each class of Certificates set forth on the following tables are determined by (1) multiplying the amount of each assumed principal distribution with respect to such class by the number of years from the date of issuance of the certificates to the related Distribution Date, (2) summing the results and (3) dividing the sum by the total principal distribution on such class of Certificates.

      The following tables have been prepared on the basis of the following Modeling Assumptions, including the assumption that the mortgage loans have the approximate characteristics described below:

      - the assumed Mortgage Loans prepay at the indicated percentage of the related prepayment model;

      - distributions on the Certificates are received, in cash, on the 25th day of each month, commencing in April 2007, in accordance with the payment priorities defined in this prospectus supplement;

      - no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the assumed Mortgage Loans occur;

      - Scheduled Payments are assumed to be received on the first day of each month commencing in April 2007, and prepayments represent payment in full of individual assumed Mortgage Loans and are assumed to be received on the last day of each month, commencing in March 2007, and include 30 days' interest thereon;

      - the level of Six-Month LIBOR remains constant at 5.3400%, the One-Year Treasury remains constant at 4.8730%, the One-Year LIBOR remains constant at 5.2350% and the level of One-Month LIBOR remains constant at 5.3200%;

      -     the Class Certificate Balance of the Class R Certificate is zero;

      -     the Closing Date for the certificates is March 30, 2007;

      -     the Swap Termination Payment is zero;

      - the Mortgage Rate for each assumed Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on any subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the related Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors);

      - the auction described in this prospectus supplement under "Description of the Certificates - - Optional Termination" does not result in a termination of the Trust Fund and neither the Master Servicer nor any Servicer purchases the Mortgage Loans and terminates the Trust Fund; and

      - the initial overcollateralization amount is approximately $7,938,151, the targeted overcollateralization amount is approximately $7,931,926 and the minimum required overcollateralization amount is approximately $4,406,626.

                     GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS

                                                                     ORIGINAL         REMAINING      ORIGINAL     REMAINING
                                                                   AMORTIZATION      AMORTIZATION    INTEREST      INTEREST
                               NET       ORIGINAL    REMAINING     TERM (LESS IO    TERM (LESS IO      ONLY          ONLY
    CURRENT     MORTGAGE    MORTGAGE       TERM         TERM           TERM)            TERM)          TERM          TERM
  BALANCE ($)   RATE (%)    RATE (%)     (MONTHS)     (MONTHS)       (MONTHS)          (MONTHS)      (MONTHS)      (MONTHS)
-------------   --------    --------    ---------    ---------     -------------    -------------    --------     ---------
  140,000.00      8.125       6.465        360          359             240              240           120           119
  104,000.00      6.375       6.125        360          357             240              240           120           117
  168,000.00      7.750       7.500        360          359             240              240           120           119
  191,838.70      6.875       6.625        360          359             360              359            0             0
  250,400.00      6.921       6.671        360          359             240              240           120           119
  157,600.00      7.375       7.125        360          358             240              240           120           118
  138,400.00      7.875       7.625        360          356             240              240           120           116
  351,745.24      7.625       7.375        360          359             360              359            0             0
  119,200.00      6.250       6.000        360          359             240              240           120           119
  244,000.00      6.625       6.375        360          358             240              240           120           118
  240,000.00      6.875       6.625        360          359             240              240           120           119
  348,000.00      7.500       7.250        360          359             240              240           120           119
  146,886.37      6.500       6.250        360          358             360              358            0             0
  200,743.53      6.625       6.375        360          357             480              477            0             0
  655,000.00      6.375       6.125        360          359             240              240           120           119
  382,737.41      6.465       6.215        360          358             240              240           120           118
2,199,800.00      6.763       6.513        360          358             240              240           120           118
3,829,531.65      6.690       6.440        360          358             240              240           120           118
  292,000.00      6.750       6.500        360          358             240              240           120           118
  146,516.64      6.875       6.625        360          358             360              358            0             0
  260,799.49      5.875       5.625        360          355             240              240           120           115
  737,199.04      6.505       6.255        360          358             240              240           120           118
3,442,170.18      6.705       6.455        360          359             240              240           120           119
  702,400.00      6.767       6.517        360          359             240              240           120           119
  230,220.47      6.935       6.685        360          356             360              356            0             0
   89,606.90      7.375       7.125        360          356             360              356            0             0
  196,825.11      7.661       7.411        360          353             360              353            0             0
  114,204.81      6.625       6.375        360          356             480              476            0             0
  339,558.55      7.625       7.375        360          356             480              476            0             0
  323,483.95      6.944       6.694        360          357             480              477            0             0
2,012,868.05      6.921       6.671        360          356             360              356            0             0
1,470,447.24      7.322       7.072        360          356             360              356            0             0
3,634,856.50      7.094       6.831        360          356             360              356            0             0
  143,786.23      7.125       6.875        360          356             480              476            0             0
  317,115.38      6.813       6.563        360          357             480              477            0             0
  766,526.90      6.652       6.402        360          356             480              476            0             0
  330,817.44      7.331       7.081        360          356             360              356            0             0

                                                                                       NUMBER OF
                                                                                         MONTHS                   ORIGINAL
                             INITIAL                                         RATE      UNTIL NEXT                MONTHS TO
                              RATE                                         CHANGE         RATE                   PREPAYMENT
    CURRENT       GROSS      CHANGE     PERIODIC    MAXIMUM    MINIMUM    FREQUENCY    ADJUSTMENT                 PENALTY
  BALANCE ($)   MARGIN(%)    CAP(%)      CAP(%)     RATE(%)    RATE(%)     (MONTHS)       DATE        INDEX      EXPIRATION
-------------   ---------    -------    --------    -------    -------    ---------    ----------    --------    ----------
  140,000.00      3.625       5.000        1.000     14.125     3.625         6            35        6M LIBOR        36
  104,000.00      2.250       5.000        1.000     12.375     2.250         6            33        6M LIBOR        36
  168,000.00      2.250       5.000        1.000     12.750     2.750         6            59        6M LIBOR        36
  191,838.70      2.250       5.000        1.000     11.875     2.250         6            59        6M LIBOR        36
  250,400.00      2.250       5.000        1.000     11.921     2.250         6            83        6M LIBOR        36
  157,600.00      2.250       5.000        1.000     12.375     2.250         6            58        6M LIBOR        12
  138,400.00      2.750       5.000        1.000     13.875     2.750         6            32        6M LIBOR        36
  351,745.24      2.250       5.000        1.000     12.625     2.250         6            59        6M LIBOR        36
  119,200.00      2.500       3.000        1.000     12.250     2.500         6            23        6M LIBOR        36
  244,000.00      2.250       5.000        1.000     12.625     2.250         6            34        6M LIBOR        36
  240,000.00      2.250       5.000        1.000     11.875     2.250         6            59        6M LIBOR        36
  348,000.00      2.250       5.000        1.000     12.500     2.250         6            83        6M LIBOR        36
  146,886.37      2.250       5.000        1.000     12.500     2.250         6            34        6M LIBOR        36
  200,743.53      2.250       5.000        1.000     11.625     2.250         6            57        6M LIBOR        36
  655,000.00      2.250       5.000        1.000     12.375     2.250         6            35        6M LIBOR        12
  382,737.41      2.250       5.000        1.000     12.465     2.250         6            34        6M LIBOR        36
2,199,800.00      2.304       5.000        1.000     11.763     2.304         6            58        6M LIBOR        12
3,829,531.65      2.250       5.066        1.066     11.756     2.301         6            58        6M LIBOR        36
  292,000.00      2.250       5.000        1.000     11.750     2.250         6            82        6M LIBOR        36
  146,516.64      2.250       5.000        1.000     11.875     2.250         6            82        6M LIBOR        36
  260,799.49      2.500       3.000        1.000     11.875     2.500         6            19        6M LIBOR        36
  737,199.04      2.250       5.000        1.000     12.505     2.250         6            34        6M LIBOR        36
3,442,170.18      2.250       5.000        1.000     11.705     2.250         6            59        6M LIBOR        36
  702,400.00      2.250       5.000        1.000     11.767     2.250         6            83        6M LIBOR        36
  230,220.47      2.250       2.000        1.000     12.935     6.935         6            32        6M LIBOR        12
   89,606.90      2.250       2.000        1.000     13.375     7.375         6            32        6M LIBOR        24
  196,825.11      2.418       2.000        1.000     13.661     7.661         6            29        6M LIBOR        36
  114,204.81      2.250       2.000        1.000     12.625     6.625         6            32        6M LIBOR        12
  339,558.55      2.250       2.000        1.000     13.625     7.625         6            32        6M LIBOR        24
  323,483.95      2.250       2.000        1.000     12.944     6.944         6            33        6M LIBOR        36
2,012,868.05      2.597       5.694        1.306     12.615     3.925         6            56        6M LIBOR        12
1,470,447.24      2.581       5.661        1.068     12.984     2.877         6            56        6M LIBOR        24
3,634,856.50      2.555       5.584        1.416     12.678     4.501         6            56        6M LIBOR        36
  143,786.23      2.250       5.000        2.000     12.125     7.125         6            56        6M LIBOR        12
  317,115.38      2.250       5.000        2.000     11.813     6.813         6            57        6M LIBOR        24
  766,526.90      2.250       5.000        2.000     11.652     6.652         6            56        6M LIBOR        36
  330,817.44      2.250       5.000        2.000     12.331     7.331         6            80        6M LIBOR        24

                     GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                  (CONTINUED)

                                                                             ORIGINAL          REMAINING      ORIGINAL    REMAINING
                                                                           AMORTIZATION       AMORTIZATION    INTEREST     INTEREST
                                   NET        ORIGINAL      REMAINING      TERM (LESS IO     TERM (LESS IO      ONLY         ONLY
    CURRENT       MORTGAGE      MORTGAGE        TERM           TERM            TERM)             TERM)          TERM         TERM
   BALANCE($)      RATE(%)       RATE(%)      (MONTHS)       (MONTHS)        (MONTHS)          (MONTHS)       (MONTHS)     (MONTHS)
--------------    --------      --------      --------      ---------      -------------     -------------    --------    ----------
    196,210.26      7.500         7.250         360            356              360               356            0            0
    109,453.64      7.500         7.250         360            356              480               476            0            0
    148,050.00      6.375         6.125         360            357              240               240           120          117
    397,992.46      7.302         7.052         360            356              240               240           120          116
    382,500.00      6.875         6.625         360            356              240               240           120          116
  7,649,277.61      7.291         6.975         360            356              240               240           120          116
  4,203,007.95      7.101         6.776         360            356              240               240           120          116
  8,831,066.29      7.050         6.790         360            356              240               240           120          116
    237,192.00      7.750         7.500         360            353              240               240           120          113
  1,068,273.04      7.123         6.873         360            356              240               240           120          116
    195,000.00      5.875         5.625         360            356              300               300            60           56
    328,205.85      5.875         5.625         360            356              300               300            60           56
  1,515,922.42      6.889         6.639         360            356              300               300            60           56
    534,783.99      6.833         6.583         360            356              300               300            60           56
  4,821,604.67      6.603         6.353         360            356              300               300            60           56
    416,646.38      7.076         6.826         360            356              300               300            60           56
    523,200.00      7.018         6.768         360            356              300               300            60           56
    369,865.63      6.375         6.125         360            356              300               300            60           56
  1,843,133.87      7.780         7.480         360            356              360               356            0            0
    836,479.08      7.136         6.886         360            354              360               354            0            0
    107,836.70      7.125         6.875         360            356              480               476            0            0
  1,881,750.47      6.406         6.156         360            356              360               356            0            0
 14,804,632.03      7.043         6.778         360            357              360               357            0            0
  1,047,123.55      6.631         6.381         360            356              480               476            0            0
    226,509.56      6.750         6.500         360            355              360               355            0            0
  2,768,301.50      7.245         6.995         360            356              360               356            0            0
    150,184.44      7.250         7.000         360            356              480               476            0            0
    906,406.66      6.471         6.221         360            356              240               240           120          116
  1,995,407.92      7.419         7.169         360            359              240               240           120          119
  2,458,649.78      7.563         7.263         360            355              240               240           120          115
  6,158,707.19      6.582         6.332         360            357              240               240           120          117
  5,520,020.78      7.207         6.957         360            356              240               240           120          116
 46,462,588.76      6.846         6.585         360            356              240               240           120          116
    945,395.82      6.180         5.930         360            351              240               240           120          111
  5,146,579.35      6.833         6.583         360            358              240               240           120          118
     99,996.70      8.000         7.750         360            357              324               324            36           33
     87,950.00      5.625         5.375         360            357              300               300            60           57
  1,336,613.32      6.147         5.897         360            354              300               300            60           54
 15,661,526.43      6.770         6.520         360            357              300               300            60           57
    409,757.30      6.801         6.551         360            357              300               300            60           57
    246,999.99      5.875         5.625         360            357              276               276            84           81
 12,979,217.42      6.614         6.364         360            357              276               276            84           81

                                                                                   NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                               RATE                                      CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
   BALANCE($)     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE       INDEX     EXPIRATION
--------------    ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    196,210.26      2.250     5.000      2.000      12.500    7.500        6           80       6M LIBOR       36
    109,453.64      2.250     5.000      2.000      12.500    7.500        6           80       6M LIBOR       36
    148,050.00      2.250     3.000      1.000      11.375    2.250        6           33       6M LIBOR       12
    397,992.46      2.464     3.709      1.000      13.302    5.113        6           32       6M LIBOR       36
    382,500.00      5.000     5.000      2.000      11.875    5.000        12          56       1Y LIBOR       24
  7,649,277.61      2.677     5.721      1.058      13.012    2.918        6           56       6M LIBOR       12
  4,203,007.95      2.784     5.918      1.000      13.019    2.784        6           56       6M LIBOR       24
  8,831,066.29      2.645     5.790      1.055      12.840    2.904        6           56       6M LIBOR       36
    237,192.00      2.750     6.000      1.000      13.750    2.750        6           77       6M LIBOR       12
  1,068,273.04      2.250     5.000      1.828      12.123    6.348        6           80       6M LIBOR       36
    195,000.00      2.250     2.000      1.000      11.875    5.875        6           32       6M LIBOR       12
    328,205.85      2.250     2.000      1.000      11.875    5.875        6           32       6M LIBOR       36
  1,515,922.42      2.250     5.000      2.000      11.889    6.889        6           56       6M LIBOR       12
    534,783.99      2.250     5.000      2.000      11.833    6.833        6           56       6M LIBOR       24
  4,821,604.67      2.250     5.000      2.000      11.603    6.603        6           56       6M LIBOR       36
    416,646.38      2.250     5.000      2.000      12.076    7.076        6           80       6M LIBOR       12
    523,200.00      2.250     5.000      2.000      12.018    7.018        6           80       6M LIBOR       24
    369,865.63      2.250     5.000      2.000      11.375    6.375        6           80       6M LIBOR       36
  1,843,133.87      2.341     2.000      1.000      13.780    2.341        6           20       6M LIBOR       0
    836,479.08      2.344     3.337      1.000      13.136    5.150        6           30       6M LIBOR       0
    107,836.70      2.250     2.000      1.000      13.125    7.125        6           32       6M LIBOR       0
  1,881,750.47      2.372     5.000      2.000      11.406    2.372        12          56       1Y LIBOR       0
 14,804,632.03      2.507     5.341      1.419      12.384    4.196        6           57       6M LIBOR       0
  1,047,123.55      2.250     5.000      1.819      11.631    5.773        6           56       6M LIBOR       0
    226,509.56      2.250     5.000      2.000      11.750    2.250        12          79       1Y LIBOR       0
  2,768,301.50      2.250     5.000      1.915      12.245    6.873        6           80       6M LIBOR       0
    150,184.44      2.250     5.000      2.000      12.250    7.250        6           80       6M LIBOR       0
    906,406.66      2.250     5.000      2.000      11.471    2.250        12         116       1Y LIBOR       0
  1,995,407.92      2.250     5.000      1.000      12.419    2.250        6          119       6M LIBOR       0
  2,458,649.78      2.370     2.120      1.000      13.563    2.370        6           19       6M LIBOR       0
  6,158,707.19      2.698     3.596      1.000      12.541    2.876        6           33       6M LIBOR       0
  5,520,020.78      3.057     5.000      2.000      12.207    3.057        12          56       1Y LIBOR       0
 46,462,588.76      2.584     5.280      1.028      12.126    2.702        6           56       6M LIBOR       0
    945,395.82      2.250     5.000      2.000      11.180    2.250        12          75       1Y LIBOR       0
  5,146,579.35      2.342     5.000      1.037      11.833    2.527        6           82       6M LIBOR       0
     99,996.70      2.750     5.000      1.000      13.000    2.750        6           33       6M LIBOR       0
     87,950.00      2.750     5.000      1.000      10.625    2.750        6           57       6M LIBOR       0
  1,336,613.32      2.250     5.000      2.000      11.147    2.250        12          54       1Y LIBOR       0
 15,661,526.43      2.658     5.000      1.183      11.770    3.528        6           57       6M LIBOR       0
    409,757.30      2.250     5.000      2.000      11.801    6.801        6           81       6M LIBOR       0
    246,999.99      2.250     5.000      2.000      10.875    2.250        12          81       1Y LIBOR       0
 12,979,217.42      2.750     5.000      1.000      11.614    2.750        6           81       6M LIBOR       0

                     GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                                  (CONTINUED)

                                                                             ORIGINAL          REMAINING      ORIGINAL    REMAINING
                                                                           AMORTIZATION       AMORTIZATION    INTEREST     INTEREST
                                   NET        ORIGINAL      REMAINING      TERM (LESS IO     TERM (LESS IO      ONLY         ONLY
    CURRENT       MORTGAGE      MORTGAGE        TERM           TERM            TERM)             TERM)          TERM         TERM
   BALANCE($)      RATE(%)       RATE(%)      (MONTHS)       (MONTHS)        (MONTHS)          (MONTHS)       (MONTHS)     (MONTHS)
--------------    --------      --------      --------      ---------      -------------     -------------    --------    ----------
    233,100.00      7.000         6.750         360            358              360               358            0            0
  2,713,961.61      7.942         7.692         360            358              360               358            0            0
    214,000.00      7.875         7.625         360            358              360               358            0            0
  6,643,224.64      7.289         7.039         360            358              360               358            0            0
    152,000.00      7.750         7.500         360            357              240               240           120          117
    404,976.25      7.181         6.931         360            354              240               240           120          114

                                                                                   NUMBER OF
                                                                                     MONTHS                 ORIGINAL
                              INITIAL                                     RATE     UNTIL NEXT               MONTHS TO
                               RATE                                      CHANGE       RATE                 PREPAYMENT
    CURRENT         GROSS     CHANGE    PERIODIC   MAXIMUM   MINIMUM   FREQUENCY   ADJUSTMENT               PENALTY
   BALANCE($)     MARGIN(%)   CAP(%)     CAP(%)    RATE(%)   RATE(%)    (MONTHS)      DATE       INDEX     EXPIRATION
--------------    ---------   -------   --------   -------   -------   ---------   ----------   --------   ----------
    233,100.00      5.000     6.000      2.000      13.000    5.000        6           34       6M LIBOR       36
  2,713,961.61      2.273     5.046      1.046      12.988    2.820        6           58       6M LIBOR       12
    214,000.00      2.750     6.000      2.000      13.875    2.750        6           58       6M LIBOR       24
  6,643,224.64      2.679     5.733      1.733      13.022    2.824        6           58       6M LIBOR       36
    152,000.00      2.250     5.000      2.000      12.750    7.750       12           57       1Y LIBOR       36
    404,976.25      2.250     5.000      1.000      12.181    2.250        6           54       6M LIBOR       36

                     GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS

                                                           ORIGINAL      REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION   AMORTIZATION   INTEREST  INTEREST
                MORTGAGE    NET     ORIGINAL  REMAINING  TERM (LESS IO  TERM (LESS IO    ONLY      ONLY     GROSS
 CURRENT          RATE    MORTGAGE    TERM      TERM         TERM)          TERM)        TERM      TERM     MARGIN
BALANCE ($)       (%)     RATE (%)  (MONTHS)  (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)  (MONTHS)    (%)
--------------  --------  --------  --------  ---------  -------------  -------------  --------  ---------  ------
     84,000.00   6.500     6.250      360        355          240            240          120        115     2.250
     47,970.58   7.625     7.375      360        343          360            343            0          0     2.750
    192,800.00   7.000     6.750      360        354          240            240          120        114     2.250
     87,200.00   6.875     6.625      360        359          240            240          120        119     2.250
    160,000.00   7.125     6.875      360        358          240            240          120        118     2.250
    466,400.00   6.335     6.085      360        358          240            240          120        118     2.250
    256,000.00   6.875     6.625      360        358          240            240          120        118     2.250
    718,880.00   6.678     6.428      360        358          240            240          120        118     2.250
    137,362.39   6.750     6.500      360        358          360            358            0          0     2.250
    192,000.00   6.250     5.950      360        356          240            240          120        116     2.500
  1,924,000.00   6.340     6.090      360        359          240            240          120        119     2.250
  1,542,800.00   6.398     6.148      360        359          240            240          120        119     2.250
  3,442,550.00   6.559     6.268      360        359          240            240          120        119     2.306
  2,076,741.03   6.513     6.263      360        357          240            240          120        117     2.250
    263,999.78   6.625     6.375      360        358          240            240          120        118     2.250
    167,848.13   6.500     6.250      360        359          360            359            0          0     2.250
    344,000.00   8.000     7.750      360        358          240            240          120        118     2.250
  1,428,712.92   6.576     6.326      360        359          240            240          120        119     2.250
    148,000.00   7.250     7.000      360        358          240            240          120        118     2.250
  5,011,641.24   6.521     6.248      360        359          240            240          120        119     2.286
  1,036,000.00   6.758     6.508      360        359          240            240          120        119     2.250
     82,603.58   7.225     6.925      360        354          360            354            0          0     3.250
    450,599.34   7.630     7.330      360        354          360            354            0          0     3.250
  1,785,170.78   7.032     6.782      360        356          360            356            0          0     2.671
    317,053.45   6.400     6.150      360        356          360            356            0          0     2.750
  2,386,005.52   7.191     6.838      360        356          360            356            0          0     2.781
    158,683.71   7.160     6.910      360        356          360            356            0          0     2.750
    348,502.00   6.500     6.250      360        356          240            240          120        116     2.250
    607,532.00   6.167     5.917      360        356          240            240          120        116     2.250
 14,200,314.59   6.991     6.665      360        356          240            240          120        116     2.826
  3,744,459.49   6.469     6.219      360        356          240            240          120        116     2.641
 11,679,114.86   6.836     6.501      360        356          240            240          120        116     2.760

                                                                  NUMBER OF
                                                                    MONTHS               ORIGINAL
                INITIAL                                  RATE     UNTIL NEXT             MONTHS TO
                 RATE                                   CHANGE      RATE                PREPAYMENT
 CURRENT        CHANGE   PERIODIC  MAXIMUM   MINIMUM   FREQUENCY  ADJUSTMENT             PENALTY
BALANCE ($)     CAP (%)   CAP (%)  RATE (%)  RATE (%)   (MONTHS)     DATE      INDEX    EXPIRATION
--------------  -------  --------  --------  --------  ---------  ----------  -------   ----------
     84,000.00   5.000    1.000     11.500    2.250        6         55       6M LIBOR      36
     47,970.58   5.000    1.000     12.625    2.750        6        103       6M LIBOR      36
    192,800.00   5.000    1.000     13.000    2.250        6         30       6M LIBOR      36
     87,200.00   5.000    1.000     11.875    2.250        6         83       6M LIBOR      36
    160,000.00   5.000    1.000     12.125    2.250        6        118       6M LIBOR      42
    466,400.00   5.000    1.000     11.335    2.250        6         58       6M LIBOR      42
    256,000.00   5.000    1.000     11.875    2.250        6         58       6M LIBOR      12
    718,880.00   5.000    1.000     11.678    2.250        6         58       6M LIBOR      36
    137,362.39   5.000    1.000     11.750    2.250        6         82       6M LIBOR      36
    192,000.00   3.000    1.000     12.250    2.500        6         20       6M LIBOR      12
  1,924,000.00   5.000    1.000     12.340    2.250        6         35       6M LIBOR      12
  1,542,800.00   5.000    1.000     12.398    2.250        6         35       6M LIBOR      36
  3,442,550.00   5.000    1.000     11.559    2.306        6         59       6M LIBOR      12
  2,076,741.03   5.146    1.146     11.659    2.250        6         57       6M LIBOR      36
    263,999.78   5.000    1.000     11.625    2.250        6         82       6M LIBOR      12
    167,848.13   5.000    1.000     11.500    2.250        6         59       6M LIBOR      36
    344,000.00   5.000    1.000     13.000    2.250        6        118       6M LIBOR      36
  1,428,712.92   5.000    1.000     12.576    2.250        6         35       6M LIBOR      36
    148,000.00   5.000    1.000     12.250    2.250        6         58       6M LIBOR      12
  5,011,641.24   5.000    1.000     11.521    2.286        6         59       6M LIBOR      36
  1,036,000.00   5.000    1.000     11.758    2.250        6         83       6M LIBOR      36
     82,603.58   3.000    1.000     13.225    3.250        6         18       6M LIBOR      12
    450,599.34   3.000    1.000     13.630    3.250        6         18       6M LIBOR      24
  1,785,170.78   5.841    1.000     12.874    2.671        6         56       6M LIBOR      12
    317,053.45   6.000    1.000     12.400    2.750        6         56       6M LIBOR      24
  2,386,005.52   5.856    1.000     13.047    2.781        6         56       6M LIBOR      36
    158,683.71   6.000    1.000     13.160    2.750        6         56       6M LIBOR      60
    348,502.00   3.000    1.000     11.500    2.250        6         32       6M LIBOR      36
    607,532.00   5.000    2.000     11.167    2.250       12         56       1Y LIBOR      12
 14,200,314.59   5.985    1.000     12.976    2.818        6         56       6M LIBOR      12
  3,744,459.49   5.752    1.000     12.467    2.641        6         56       6M LIBOR      24
 11,679,114.86   5.869    1.000     12.704    2.760        6         56       6M LIBOR      36

                     GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)

                                                           ORIGINAL      REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION   AMORTIZATION   INTEREST  INTEREST
                MORTGAGE    NET     ORIGINAL  REMAINING  TERM (LESS IO  TERM (LESS IO    ONLY      ONLY     GROSS
 CURRENT          RATE    MORTGAGE   TERM       TERM         TERM)          TERM)        TERM      TERM     MARGIN
BALANCE ($)       (%)     RATE (%)  (MONTHS)  (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)  (MONTHS)    (%)
--------------  --------  --------  --------  ---------  -------------  -------------  --------  ---------  ------
    312,000.00   6.875     6.625      360       356           240            240         120        116      2.250
  2,062,506.82   7.327     6.975      360       356           240            240         120        116      2.852
    579,499.99   6.706     6.129      360       356           240            240         120        116      3.077
  3,789,495.34   7.469     7.169      360       356           360            356           0          0      2.253
    269,345.29   6.963     6.713      360       354           360            354           0          0      2.676
    275,071.90   6.000     5.750      360       357           360            357           0          0      2.250
    812,098.35   6.449     6.199      360       356           360            356           0          0      2.627
  7,995,009.13   7.175     6.909      360       357           360            357           0          0      2.745
    374,182.29   6.625     6.375      360       358           480            478           0          0      2.250
    160,292.64   6.875     6.625      360       357           360            357           0          0      2.750
    348,446.44   6.784     6.534      360       357           360            357           0          0      2.750
    157,502.52   7.625     7.325      360       345           348            345          12          0      2.250
  1,822,500.00   6.401     6.151      360       355           240            240         120        115      2.250
  1,018,350.00   7.262     7.012      360       359           240            240         120        119      2.250
  4,330,492.65   7.304     7.013      360       356           240            240         120        116      2.441
 15,468,471.82   6.620     6.330      360       358           240            240         120        118      2.490
  4,966,753.21   7.133     6.883      360       355           240            240         120        115      2.338
 61,678,781.50   6.773     6.496      360       357           240            240         120        117      2.546
  5,704,010.42   6.757     6.507      360       358           240            240         120        118      2.250
    242,602.08   7.750     7.325      360       344           240            240         120        104      2.375
    100,000.00   7.500     7.200      360       354           336            336          24         18      2.250
    217,600.00   6.625     6.325      360       348           336            336          24         12      3.250
    360,000.00   6.625     6.375      360       343           324            324          36         19      2.250
    202,800.00   7.000     6.750      360       357           300            300          60         57      2.750
    330,697.68   6.221     5.971      360       356           300            300          60         56      2.250
    131,900.00   5.875     5.625      360       349           300            300          60         49      2.250
 15,263,917.93   6.597     6.347      360       357           300            300          60         57      2.750
    198,285.86   6.375     6.125      360       357           276            276          84         81      2.750
  8,617,232.96   6.526     6.276      360       357           276            276          84         81      2.750
    967,999.97   6.889     6.639      360       358           360            358           0          0      2.677
    194,400.00   8.125     7.875      360       356           240            240         120        116      2.250
    260,000.00   6.875     6.625      360       357           240            240         120        117      2.250
    155,200.00   6.000     5.750      360       357           240            240         120        117      2.250
    239,900.00   7.625     7.375      360       356           240            240         120        116      2.250

                                                                  NUMBER OF
                                                                    MONTHS                  ORIGINAL
                INITIAL                                  RATE     UNTIL NEXT                MONTHS TO
                 RATE                                   CHANGE       RATE                  PREPAYMENT
 CURRENT        CHANGE   PERIODIC  MAXIMUM   MINIMUM  FREQUENCY   ADJUSTMENT                 PENALTY
BALANCE ($)     CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)      DATE        INDEX     EXPIRATION
--------------  -------  --------  --------  --------  ---------  ----------  -----------  ----------
    312,000.00   5.000    1.000     11.875    2.250        6         56          6M LIBOR       6
  2,062,506.82   6.000    1.000     13.327    2.852        6         56          6M LIBOR      60
    579,499.99   6.000    1.000     12.706    3.077        6         80          6M LIBOR      36
  3,789,495.34   2.000    1.000     13.443    2.253        6         20          6M LIBOR       0
    269,345.29   2.000    2.000     12.963    2.676       12         30          1Y LIBOR       0
    275,071.90   5.000    1.000     12.000    2.250        6         33          6M LIBOR       0
    812,098.35   5.000    2.000     11.449    2.627       12         56          1Y LIBOR       0
  7,995,009.13   5.558    1.157     12.734    2.767        6         57          6M LIBOR       0
    374,182.29   5.000    1.000     11.625    2.250        6         58          6M LIBOR       0
    160,292.64   5.000    1.000     11.875    2.750        6         81          6M LIBOR       0
    348,446.44   5.000    1.000     11.784    2.750        6         81          6M LIBOR       0
    157,502.52   2.000    2.000     12.125    2.250       12          9          1Y LIBOR       0
  1,822,500.00   5.000    2.000     11.401    2.250       12        115          1Y LIBOR       0
  1,018,350.00   5.000    1.000     12.262    2.250        6        119          6M LIBOR       0
  4,330,492.65   2.419    1.000     13.304    2.441        6         20          6M LIBOR       0
 15,468,471.82   4.314    1.000     12.596    2.490        6         34          6M LIBOR       0
  4,966,753.21   5.052    2.000     12.184    3.537       12         55          1Y LIBOR       0
 61,678,781.50   5.325    1.002     12.098    2.546        6         57          6M LIBOR       0
  5,704,010.42   5.000    1.000     11.757    2.250        6         82          6M LIBOR       0
    242,602.08   6.000    1.000     12.000    2.375        1          1          1M LIBOR       0
    100,000.00   2.000    1.000     13.500    2.250       12         18          1Y LIBOR       0
    217,600.00   2.000    1.000     12.625    3.250        6         12          6M LIBOR       0
    360,000.00   2.000    2.000     12.625    2.250       12         19          1Y LIBOR       0
    202,800.00   5.000    1.000     12.000    2.750        6         57          6M LIBOR       0
    330,697.68   5.000    2.000     11.221    2.250       12         56          1Y LIBOR       0
    131,900.00   5.000    2.000     10.875    2.250       12         49       1Y Treasury       0
 15,263,917.93   5.000    1.000     11.597    2.750        6         57          6M LIBOR       0
    198,285.86   5.000    1.000     11.375    2.750        6         81          6M LIBOR       0
  8,617,232.96   5.000    1.000     11.526    2.750        6         81          6M LIBOR       0
    967,999.97   6.000    2.000     12.889    2.677        6         58          6M LIBOR      36
    194,400.00   5.000    2.000     13.125    8.125       12         56          1Y LIBOR      12
    260,000.00   5.000    2.000     11.875    6.875       12         57          1Y LIBOR      36
    155,200.00   5.000    1.000     11.000    2.250        6         57          6M LIBOR      60
    239,900.00   5.000    2.000     12.625    7.625       12         80          1Y LIBOR      36

                     GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS

                                                           ORIGINAL      REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION   AMORTIZATION   INTEREST  INTEREST
                MORTGAGE    NET     ORIGINAL  REMAINING  TERM (LESS IO  TERM (LESS IO    ONLY      ONLY     GROSS
 CURRENT          RATE    MORTGAGE    TERM      TERM         TERM)          TERM)        TERM      TERM     MARGIN
BALANCE ($)       (%)     RATE (%)  (MONTHS)  (MONTHS)     (MONTHS)        (MONTHS)    (MONTHS)   (MONTHS)    (%)
--------------  --------  --------  --------  ---------  -------------  -------------  --------  ---------  ------
    137,404.32   8.000     7.700      360       358           360            358            0         0      3.250
     85,600.00   6.125     5.875      360       358           240            240          120       118      2.250
     67,815.65   8.000     7.750      360       356           360            356            0         0      2.750
    263,577.74   8.391     8.091      360       355           360            355            0         0      2.977
    431,200.00   6.750     6.500      360       358           240            240          120       118      2.250
    411,999.99   7.021     6.771      360       358           240            240          120       118      2.250
    155,100.00   6.375     6.125      360       359           240            240          120       119      2.250
    631,385.73   6.125     5.875      360       358           360            358            0         0      2.250
    420,000.00   7.000     6.750      360       358           240            240          120       118      2.250
  1,050,300.00   6.744     6.494      360       357           240            240          120       117      2.372
    448,000.00   7.000     6.750      360       359           240            240          120       119      2.250
  1,403,400.00   6.846     6.596      360       358           240            240          120       118      2.250
  1,467,382.60   6.774     6.524      360       359           240            240          120       119      2.250
    507,010.00   6.125     5.875      360       358           360            358            0         0      2.250
    519,384.09   6.750     6.500      360       359           240            240          120       119      2.250
  1,853,600.00   7.246     6.996      360       359           240            240          120       119      2.283
    680,000.00   6.125     5.875      360       359           240            240          120       119      2.500
    728,639.23   6.316     6.030      360       356           240            240          120       116      2.500
  3,112,650.00   6.757     6.507      360       358           240            240          120       118      2.250
  3,656,800.00   6.384     6.134      360       359           240            240          120       119      2.250
 10,980,150.00   6.841     6.591      360       358           240            240          120       118      2.250
 13,857,087.51   6.481     6.231      360       359           240            240          120       119      2.250
  1,494,400.00   6.542     6.292      360       359           240            240          120       119      2.250
  1,104,000.00   6.410     6.160      360       358           240            240          120       118      2.250
    182,593.36   6.250     6.000      360       343           360            343            0         0      2.750
    159,858.83   6.625     6.375      360       359           360            359            0         0      2.250
    219,999.02   8.750     8.500      360       356           240            240          120       116      2.750
    504,000.00   8.625     8.375      360       356           240            240          120       116      2.750
    676,000.00   6.075     5.825      360       358           240            240          120       118      2.500
  1,032,000.00   6.500     6.250      360       359           240            240          120       119      2.250
  6,454,850.00   6.515     6.265      360       359           240            240          120       119      2.250

                                                                   NUMBER OF
                                                                    MONTHS                 ORIGINAL
                INITIAL                                  RATE     UNTIL NEXT                MONTHS TO
                 RATE                                   CHANGE      RATE                   PREPAYMENT
 CURRENT        CHANGE   PERIODIC  MAXIMUM   MINIMUM   FREQUENCY  ADJUSTMENT                PENALTY
BALANCE ($)     CAP (%)  CAP (%)   RATE (%)  RATE (%)  (MONTHS)     DATE         INDEX     EXPIRATION
--------------  -------  --------  --------  --------  ---------  ----------  -----------  ----------
    137,404.32   2.000    1.000     14.000    3.250        6          22        6M LIBOR       24
     85,600.00   5.000    1.000     11.125    2.250        6          58        6M LIBOR       36
     67,815.65   5.000    1.000     14.000    2.750        6          32        6M LIBOR       36
    263,577.74   2.455    1.000     13.723    2.977        6          19        6M LIBOR       24
    431,200.00   5.000    1.000     11.750    2.250        6          58        6M LIBOR       42
    411,999.99   5.000    1.000     12.021    2.250        6          82        6M LIBOR       42
    155,100.00   5.000    1.000     11.375    2.250        6          59        6M LIBOR       36
    631,385.73   5.000    1.000     11.125    2.250        6          58        6M LIBOR       36
    420,000.00   5.000    1.000     13.000    2.250        6          34        6M LIBOR       12
  1,050,300.00   5.000    1.000     12.744    2.372        6          33        6M LIBOR       36
    448,000.00   5.000    1.000     12.000    2.250        6          59        6M LIBOR       12
  1,403,400.00   5.000    1.000     11.846    2.250        6          58        6M LIBOR       36
  1,467,382.60   5.000    1.000     11.774    2.250        6          83        6M LIBOR       36
    507,010.00   5.000    1.000     11.125    2.250        6          58        6M LIBOR       12
    519,384.09   5.000    1.000     11.750    2.250        6         119        6M LIBOR       12
  1,853,600.00   5.000    1.000     12.246    2.283        6         119        6M LIBOR       36
    680,000.00   3.000    1.000     12.125    2.500        6          23        6M LIBOR       12
    728,639.23   3.000    1.000     12.316    2.500        6          20        6M LIBOR       36
  3,112,650.00   5.000    1.000     12.757    2.250        6          34        6M LIBOR       12
  3,656,800.00   5.000    1.000     12.384    2.250        6          35        6M LIBOR       36
 10,980,150.00   5.000    1.000     11.841    2.250        6          58        6M LIBOR       12
 13,857,087.51   5.000    1.000     11.481    2.250        6          59        6M LIBOR       36
  1,494,400.00   5.000    1.000     11.542    2.250        6          83        6M LIBOR       12
  1,104,000.00   5.000    1.000     11.410    2.250        6          82        6M LIBOR       36
    182,593.36   5.000    1.000     12.250    2.750        6          19        6M LIBOR       36
    159,858.83   5.000    1.000     11.625    2.250        6          59        6M LIBOR       36
    219,999.02   5.000    1.000     13.750    2.750        6         116        6M LIBOR       12
    504,000.00   5.000    1.000     13.625    2.750        6         116        6M LIBOR       36
    676,000.00   3.000    1.000     12.075    2.500        6          22        6M LIBOR       36
  1,032,000.00   5.000    1.000     12.500    2.250        6          35        6M LIBOR       12
  6,454,850.00   5.000    1.000     12.515    2.250        6          35        6M LIBOR       36

                     GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)

                                                           ORIGINAL      REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION   AMORTIZATION   INTEREST   INTEREST
                MORTGAGE    NET     ORIGINAL  REMAINING  TERM (LESS IO  TERM (LESS IO    ONLY      ONLY     GROSS
  CURRENT         RATE    MORTGAGE   TERM       TERM         TERM)          TERM)        TERM      TERM     MARGIN
BALANCE ($)       (%)     RATE (%)  (MONTHS)  (MONTHS)     (MONTHS)        (MONTHS)    (MONTHS)   (MONTHS)    (%)
--------------  --------  --------  --------  ---------  -------------  -------------  --------  ---------  ------
    198,300.00    6.750    6.500      360       359          240             240         120        119      2.250
 15,316,371.34    6.561    6.294      360       358          240             240         120        118      2.274
  1,796,173.81    6.558    6.308      360       358          240             240         120        118      2.250
    208,873.94    9.375    8.125      360       355          360             355           0          0      2.750
    131,212.27    7.250    6.950      360       354          360             354           0          0      2.540
    199,004.61    7.625    7.375      360       356          360             356           0          0      2.250
    199,229.62    7.375    7.125      360       355          360             355           0          0      2.250
    291,636.91    7.750    7.500      360       356          480             476           0          0      2.250
    789,038.53    7.116    6.866      360       356          480             476           0          0      2.250
  3,511,035.43    7.408    7.021      360       356          360             356           0          0      2.645
  1,963,888.44    7.013    6.570      360       356          360             356           0          0      2.792
  3,862,254.48    6.847    6.597      360       356          360             356           0          0      2.438
    921,281.85    7.271    7.021      360       356          360             356           0          0      2.750
    714,823.10    6.768    6.518      360       356          480             476           0          0      2.250
    227,610.99    6.625    6.375      360       356          480             476           0          0      2.250
    598,817.73    6.743    6.493      360       355          480             475           0          0      2.250
  1,096,363.98    7.015    6.765      360       356          360             356           0          0      2.250
    181,924.24    6.750    6.500      360       357          360             357           0          0      2.250
    225,826.10    6.875    6.625      360       357          360             357           0          0      2.750
    464,309.71    7.125    6.875      360       356          480             476           0          0      2.250
    152,700.00    5.000    4.750      360       356          240             240         120        116      2.500
    200,000.00    7.625    7.375      360       356          240             240         120        116      2.250
    688,600.00    5.767    5.517      360       357          240             240         120        117      2.250
  1,381,000.00    7.450    7.200      360       355          240             240         120        115      2.250
    206,500.00    6.500    6.250      360       356          240             240         120        116      2.250
 21,898,914.78    6.984    6.710      360       356          240             240         120        116      2.726
  7,432,637.91    6.811    6.533      360       355          240             240         120        115      2.647
 16,539,420.80    6.989    6.666      360       356          240             240         120        116      2.688
  1,053,999.98    7.418    6.698      360       356          240             240         120        116      3.220
  1,617,499.99    7.197    6.947      360       356          240             240         120        116      2.451
    432,326.03    6.885    6.125      360       356          240             240         120        116      3.260
     85,000.00    8.125    7.825      360       354          336             336          24         18      2.750
    551,996.41    7.875    7.575      360       354          336             336          24         18      3.250
    351,200.00    5.875    5.625      360       356          300             300          60         56      2.250
    367,920.00    7.291    7.041      360       356          300             300          60         56      2.250
    963,109.16    6.535    6.285      360       356          300             300          60         56      2.250
  7,850,243.84    6.714    6.464      360       356          300             300          60         56      2.250
  4,861,120.00    6.751    6.501      360       356          300             300          60         56      2.250
 12,940,772.46    6.626    6.376      360       356          300             300          60         56      2.250
    719,967.76    7.042    6.792      360       356          300             300          60         56      2.250
    648,624.98    7.016    6.766      360       356          300             300          60         56      2.250
  3,512,201.83    7.620    7.320      360       356          360             356           0          0      2.314

                                                                  NUMBER OF
                                                                    MONTHS                   ORIGINAL
                INITIAL                                  RATE     UNTIL NEXT                 MONTHS TO
                 RATE                                   CHANGE      RATE                    PREPAYMENT
  CURRENT       CHANGE   PERIODIC  MAXIMUM   MINIMUM   FREQUENCY  ADJUSTMENT                  PENALTY
BALANCE ($)     CAP (%)   CAP (%)  RATE (%)  RATE (%)  (MONTHS)     DATE          INDEX     EXPIRATION
--------------  -------  --------  --------  --------  ---------  ----------  -----------  ------------
    198,300.00   5.000    1.000     11.750    2.250        6          59         6M LIBOR      12
 15,316,371.34   5.000    1.000     11.561    2.274        6          58         6M LIBOR      36
  1,796,173.81   5.000    1.000     11.558    2.250        6          82         6M LIBOR      36
    208,873.94   6.000    1.000     15.375    2.750        6          19         6M LIBOR      12
    131,212.27   3.000    1.000     13.250    2.540       12          18      1Y Treasury      24
    199,004.61   2.000    1.000     13.625    7.625        6          32         6M LIBOR      12
    199,229.62   2.000    1.000     13.375    7.375        6          31         6M LIBOR      36
    291,636.91   2.000    1.000     13.750    7.750        6          32         6M LIBOR      12
    789,038.53   2.000    1.000     13.116    7.116        6          32         6M LIBOR      24
  3,511,035.43   5.516    1.377     12.924    4.345        6          56         6M LIBOR      12
  1,963,888.44   5.697    1.303     12.710    4.153        6          56         6M LIBOR      24
  3,862,254.48   5.376    1.624     12.224    5.287        6          56         6M LIBOR      36
    921,281.85   6.000    1.000     13.271    2.750        6          56         6M LIBOR      60
    714,823.10   5.000    2.000     11.768    6.768        6          56         6M LIBOR      12
    227,610.99   5.000    2.000     11.625    6.625        6          56         6M LIBOR      24
    598,817.73   5.000    2.000     11.743    6.743        6          55         6M LIBOR      36
  1,096,363.98   5.000    2.000     12.015    7.015        6          80         6M LIBOR      24
    181,924.24   5.000    2.000     11.750    6.750        6          81         6M LIBOR      36
    225,826.10   6.000    1.000     12.875    2.750        6          81         6M LIBOR      60
    464,309.71   5.000    2.000     12.125    7.125        6          80         6M LIBOR      36
    152,700.00   3.000    1.000     11.000    2.500        6          20         6M LIBOR      24
    200,000.00   2.000    1.000     13.625    7.625        6          32         6M LIBOR      12
    688,600.00   2.686    1.000     11.081    3.622        6          33         6M LIBOR      36
  1,381,000.00   5.000    2.000     12.450    4.313       12          55         1Y LIBOR      24
    206,500.00   5.000    2.000     11.500    2.250       12          56         1Y LIBOR      36
 21,898,914.78   5.894    1.058     12.878    2.988        6          56         6M LIBOR      12
  7,432,637.91   5.710    1.232     12.638    3.722        6          55         6M LIBOR      24
 16,539,420.80   5.665    1.156     12.718    3.367        6          56         6M LIBOR      36
  1,053,999.98   6.000    1.000     13.418    3.220        6          56         6M LIBOR      60
  1,617,499.99   5.402    1.598     12.599    5.389        6          80         6M LIBOR      36
    432,326.03   6.000    1.000     12.885    3.260        6          80         6M LIBOR      60
     85,000.00   2.000    2.000     14.125    2.750       12          18         1Y LIBOR      24
    551,996.41   2.000    1.000     13.875    3.250        6          18         6M LIBOR      24
    351,200.00   2.000    1.000     11.875    5.875        6          32         6M LIBOR      12
    367,920.00   2.000    1.000     13.291    7.291        6          32         6M LIBOR      24
    963,109.16   2.000    1.000     12.535    6.535        6          32         6M LIBOR      36
  7,850,243.84   5.000    2.000     11.714    6.714        6          56         6M LIBOR      12
  4,861,120.00   5.000    2.000     11.751    6.751        6          56         6M LIBOR      24
 12,940,772.46   5.000    2.000     11.626    6.626        6          56         6M LIBOR      36
    719,967.76   5.000    2.000     12.042    7.042        6          80         6M LIBOR      12
    648,624.98   5.000    2.000     12.016    7.016        6          80         6M LIBOR      36
  3,512,201.83   2.091    1.000     13.673    2.314        6          20         6M LIBOR       0

                     GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                                   (CONTINUED)

                                                           ORIGINAL      REMAINING     ORIGINAL  REMAINING
                                                         AMORTIZATION   AMORTIZATION   INTEREST  INTEREST
                MORTGAGE    NET     ORIGINAL  REMAINING  TERM (LESS IO  TERM (LESS IO    ONLY      ONLY     GROSS
  CURRENT         RATE    MORTGAGE    TERM      TERM         TERM)          TERM)        TERM      TERM     MARGIN
BALANCE ($)       (%)     RATE (%)  (MONTHS)  (MONTHS)     (MONTHS)       (MONTHS)     (MONTHS)  (MONTHS)    (%)
--------------  --------  --------  --------  ---------  -------------  -------------  --------  ---------  ------
  2,833,702.73    7.348    7.098      360       357          360             357           0          0      2.625
    379,510.29    7.625    7.375      360       356          480             476           0          0      2.250
    407,854.48    7.071    6.821      360       357          360             357           0          0      3.133
 26,588,408.59    6.981    6.731      360       357          360             357           0          0      2.520
  1,936,487.57    6.899    6.649      360       356          480             476           0          0      2.250
    699,580.41    7.209    6.959      360       357          360             357           0          0      2.399
    806,494.00    7.140    6.890      360       356          480             476           0          0      2.250
    472,000.00    6.375    6.125      360       355          240             240         120        115      2.250
  5,327,370.00    7.360    7.110      360       358          240             240         120        118      2.250
    459,999.99    5.500    5.200      360       346          240             240         120        106      2.750
 13,031,489.73    7.307    7.017      360       357          240             240         120        117      2.867
 37,718,491.29    6.657    6.407      360       358          240             240         120        118      2.411
 10,156,438.23    7.547    7.297      360       356          240             240         120        116      2.978
138,675,352.25    6.779    6.517      360       357          240             240         120        117      2.440
  1,000,000.00    7.075    6.825      360       356          240             240         120        116      2.250
 19,925,413.24    6.956    6.691      360       358          240             240         120        118      2.288
    600,000.00    7.750    7.450      360       352          300             300          60         52      2.250
    800,654.70    7.412    7.162      360       352          300             300          60         52      2.497
    650,000.00    7.625    7.375      360       357          300             300          60         57      2.750
    382,970.27    5.625    5.375      360       346          300             300          60         46      2.250
 31,330,221.10    6.739    6.489      360       356          300             300          60         56      2.494
  2,310,243.13    7.094    6.844      360       356          300             300          60         56      2.250
    444,000.00    6.750    6.500      360       357          276             276          84         81      2.750
    536,032.44    7.500    7.250      360       344          276             276          84         68      2.250
  9,439,019.31    6.453    6.203      360       357          276             276          84         81      2.750
    255,400.00    6.875    6.625      360       358          360             358           0          0      5.000
  1,112,170.88    7.744    7.494      360       358          360             358           0          0      2.250
  7,296,264.00    6.969    6.719      360       358          360             358           0          0      2.734
  1,120,000.00    6.500    6.250      360       355          240             240         120        115      2.250
    172,000.00    8.250    8.000      360       357          240             240         120        117      2.250
  5,024,000.00    7.686    7.436      360       356          240             240         120        116      2.250
    496,800.00    6.875    6.625      360       356          300             300          60         56      5.875

                                                                  NUMBER OF
                                                                    MONTHS                  ORIGINAL
                INITIAL                                  RATE     UNTIL NEXT                MONTHS TO
                 RATE                                   CHANGE      RATE                   PREPAYMENT
  CURRENT       CHANGE   PERIODIC  MAXIMUM   MINIMUM   FREQUENCY  ADJUSTMENT                PENALTY
BALANCE ($)     CAP (%)  CAP (%)   RATE (%)  RATE (%)  (MONTHS)     DATE          INDEX    EXPIRATION
--------------  -------  --------  --------  --------  ---------  ----------  -----------  ----------
  2,833,702.73   3.263    1.081     13.348    5.170        6          33         6M LIBOR       0
    379,510.29   2.000    1.000     13.625    7.625        6          32         6M LIBOR       0
    407,854.48   5.000    2.000     12.071    3.133       12          57         1Y LIBOR       0
 26,588,408.59   5.297    1.347     12.278    3.582        6          57         6M LIBOR       0
  1,936,487.57   5.000    1.832     11.899    5.995        6          56         6M LIBOR       0
    699,580.41   5.000    1.701     12.209    5.939        6          81         6M LIBOR       0
    806,494.00   5.000    2.000     12.140    7.140        6          80         6M LIBOR       0
    472,000.00   5.000    2.000     11.375    2.250       12         115         1Y LIBOR       0
  5,327,370.00   5.000    1.000     12.360    2.250        6         118         6M LIBOR       0
    459,999.99   2.000    2.000     11.500    2.750       12          10         1Y LIBOR       0
 13,031,489.73   2.812    1.000     13.307    2.867        6          21         6M LIBOR       0
 37,718,491.29   4.425    1.000     12.645    2.487        6          34         6M LIBOR       0
 10,156,438.23   5.000    2.000     12.547    3.871       12          56         1Y LIBOR       0
138,675,352.25   5.176    1.033     11.995    2.599        6          57         6M LIBOR       0
  1,000,000.00   5.000    2.000     12.075    2.250       12          80         1Y LIBOR       0
 19,925,413.24   5.031    1.087     11.988    2.580        6          82         6M LIBOR       0
    600,000.00   3.000    1.000     13.750    2.250        6          16         6M LIBOR       0
    800,654.70   2.000    1.000     13.412    7.412        6          28         6M LIBOR       0
    650,000.00   5.000    1.000     12.625    2.750        6          57         6M LIBOR       0
    382,970.27   5.000    2.000     10.625    2.250       12          46         1Y LIBOR       0
 31,330,221.10   5.000    1.512     11.739    4.810        6          56         6M LIBOR       0
  2,310,243.13   5.000    2.000     12.094    7.094        6          80         6M LIBOR       0
    444,000.00   5.000    1.000     11.750    2.750        6          81         6M LIBOR       0
    536,032.44   5.000    2.000     12.500    2.250       12          68         1Y LIBOR       0
  9,439,019.31   5.000    1.000     11.453    2.750        6          81         6M LIBOR       0
    255,400.00   6.000    2.000     12.875    5.000        6          34         6M LIBOR      36
  1,112,170.88   5.000    1.000     12.744    2.981        6          58         6M LIBOR      12
  7,296,264.00   5.717    1.717     12.686    2.893        6          58         6M LIBOR      36
  1,120,000.00   5.000    2.000     11.500    6.500       12         115         1Y LIBOR      36
    172,000.00   5.000    2.000     13.250    8.250       12          57         1Y LIBOR      24
  5,024,000.00   5.000    2.000     12.686    7.686       12          56         1Y LIBOR      36
    496,800.00   3.000    1.000     12.875    6.875       12          20         1Y LIBOR      36

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS A-1 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100           74          68            52            36
March 2009.............................          100           55          46            26            11
March 2010.............................           99           40          30            11             *
March 2011.............................           99           31          22             8             *
March 2012.............................           99           23          16             5             *
March 2013.............................           98           18          11             2             0
March 2014.............................           97           13           8             1             0
March 2015.............................           97           10           5             *             0
March 2016.............................           96            8           4             0             0
March 2017.............................           95            6           2             0             0
March 2018.............................           93            4           1             0             0
March 2019.............................           90            3           1             0             0
March 2020.............................           88            2           *             0             0
March 2021.............................           85            1           *             0             0
March 2022.............................           82            1           0             0             0
March 2023.............................           79            1           0             0             0
March 2024.............................           75            *           0             0             0
March 2025.............................           71            *           0             0             0
March 2026.............................           67            0           0             0             0
March 2027.............................           63            0           0             0             0
March 2028.............................           58            0           0             0             0
March 2029.............................           53            0           0             0             0
March 2030.............................           47            0           0             0             0
March 2031.............................           41            0           0             0             0
March 2032.............................           36            0           0             0             0
March 2033.............................           29            0           0             0             0
March 2034.............................           22            0           0             0             0
March 2035.............................           15            0           0             0             0
March 2036.............................            7            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        21.31         3.41        2.64          1.55          0.93

-----------------
*     Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                          CLASS A-2A AND CLASS A-2B CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100           74          68            52            36
March 2009.............................          100           55          46            26            11
March 2010.............................          100           40          30            11             1
March 2011.............................           99           31          22             9             1
March 2012.............................           99           24          16             5             1
March 2013.............................           99           18          11             2             0
March 2014.............................           99           14           8             1             0
March 2015.............................           98           10           5             *             0
March 2016.............................           98            8           4             0             0
March 2017.............................           97            6           2             0             0
March 2018.............................           95            4           1             0             0
March 2019.............................           92            3           1             0             0
March 2020.............................           90            2           *             0             0
March 2021.............................           87            1           *             0             0
March 2022.............................           84            1           0             0             0
March 2023.............................           80            1           0             0             0
March 2024.............................           77            *           0             0             0
March 2025.............................           73            *           0             0             0
March 2026.............................           69            0           0             0             0
March 2027.............................           64            0           0             0             0
March 2028.............................           59            0           0             0             0
March 2029.............................           54            0           0             0             0
March 2030.............................           48            0           0             0             0
March 2031.............................           42            0           0             0             0
March 2032.............................           36            0           0             0             0
March 2033.............................           30            0           0             0             0
March 2034.............................           23            0           0             0             0
March 2035.............................           15            0           0             0             0
March 2036.............................            7            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        21.64         3.44        2.65          1.55          0.94

-----------------
*     Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                 CLASS A-3A CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100           58          48            22             0
March 2009.............................          100           26          11             0             0
March 2010.............................           99            2           0             0             0
March 2011.............................           99            0           0             0             0
March 2012.............................           99            0           0             0             0
March 2013.............................           98            0           0             0             0
March 2014.............................           97            0           0             0             0
March 2015.............................           97            0           0             0             0
March 2016.............................           96            0           0             0             0
March 2017.............................           94            0           0             0             0
March 2018.............................           91            0           0             0             0
March 2019.............................           87            0           0             0             0
March 2020.............................           82            0           0             0             0
March 2021.............................           78            0           0             0             0
March 2022.............................           73            0           0             0             0
March 2023.............................           67            0           0             0             0
March 2024.............................           61            0           0             0             0
March 2025.............................           55            0           0             0             0
March 2026.............................           48            0           0             0             0
March 2027.............................           40            0           0             0             0
March 2028.............................           32            0           0             0             0
March 2029.............................           24            0           0             0             0
March 2030.............................           14            0           0             0             0
March 2031.............................            5            0           0             0             0
March 2032.............................            0            0           0             0             0
March 2033.............................            0            0           0             0             0
March 2034.............................            0            0           0             0             0
March 2035.............................            0            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        17.88         1.36        1.06          0.64          0.43

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                 CLASS A-3B CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100            85
March 2009.............................          100          100         100            28             0
March 2010.............................          100          100          51             0             0
March 2011.............................          100           57           9             0             0
March 2012.............................          100           15           0             0             0
March 2013.............................          100            0           0             0             0
March 2014.............................          100            0           0             0             0
March 2015.............................          100            0           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................          100            0           0             0             0
March 2032.............................           85            0           0             0             0
March 2033.............................           49            0           0             0             0
March 2034.............................           11            0           0             0             0
March 2035.............................            0            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        25.98         4.23        3.21          1.85          1.22

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                 CLASS A-3C CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100            51
March 2010.............................          100          100         100            54             2
March 2011.............................          100          100         100            41             2
March 2012.............................          100          100          75            22             2
March 2013.............................          100           86          52            11             0
March 2014.............................          100           65          37             5             0
March 2015.............................          100           49          25             2             0
March 2016.............................          100           37          18             0             0
March 2017.............................          100           28          11             0             0
March 2018.............................          100           21           7             0             0
March 2019.............................          100           15           4             0             0
March 2020.............................          100           10           2             0             0
March 2021.............................          100            7           *             0             0
March 2022.............................          100            4           0             0             0
March 2023.............................          100            3           0             0             0
March 2024.............................          100            1           0             0             0
March 2025.............................          100            *           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................          100            0           0             0             0
March 2032.............................          100            0           0             0             0
March 2033.............................          100            0           0             0             0
March 2034.............................          100            0           0             0             0
March 2035.............................           73            0           0             0             0
March 2036.............................           34            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        28.60         8.80        6.84          3.95          2.18

-----------------
*     Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                 CLASS A-3D CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100           74          68            52            36
March 2009.............................          100           55          46            26            11
March 2010.............................          100           40          30            11             1
March 2011.............................           99           31          22             9             1
March 2012.............................           99           24          16             5             1
March 2013.............................           99           18          11             2             0
March 2014.............................           98           14           8             1             0
March 2015.............................           98           10           5             *             0
March 2016.............................           97            8           4             0             0
March 2017.............................           97            6           2             0             0
March 2018.............................           94            4           1             0             0
March 2019.............................           92            3           1             0             0
March 2020.............................           89            2           *             0             0
March 2021.............................           86            1           *             0             0
March 2022.............................           83            1           0             0             0
March 2023.............................           80            1           0             0             0
March 2024.............................           76            *           0             0             0
March 2025.............................           72            *           0             0             0
March 2026.............................           68            0           0             0             0
March 2027.............................           64            0           0             0             0
March 2028.............................           59            0           0             0             0
March 2029.............................           53            0           0             0             0
March 2030.............................           48            0           0             0             0
March 2031.............................           42            0           0             0             0
March 2032.............................           36            0           0             0             0
March 2033.............................           30            0           0             0             0
March 2034.............................           23            0           0             0             0
March 2035.............................           15            0           0             0             0
March 2036.............................            7            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        21.57         3.43        2.65          1.55          0.94

-----------------
*     Indicates a value between 0.0% and 0.5%.

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-1 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48            18           100
March 2012.............................          100           50          33             6             3
March 2013.............................          100           38          23             0             0
March 2014.............................          100           29          16             0             0
March 2015.............................          100           22          11             0             0
March 2016.............................          100           16           0             0             0
March 2017.............................          100           12           0             0             0
March 2018.............................          100            3           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................           15            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.75         5.82        4.71          3.73          4.52

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-2 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48            18            35
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38          23             0             0
March 2014.............................          100           29          16             0             0
March 2015.............................          100           22           2             0             0
March 2016.............................          100           16           0             0             0
March 2017.............................          100           12           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................           15            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.74         5.75        4.64          3.63          3.99

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-3 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48            18             0
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38          23             0             0
March 2014.............................          100           29          16             0             0
March 2015.............................          100           22           0             0             0
March 2016.............................          100           16           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................           15            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.72         5.70        4.60          3.56          3.81

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-4 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48            18             0
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38          23             0             0
March 2014.............................          100           29          13             0             0
March 2015.............................          100           22           0             0             0
March 2016.............................          100           15           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................            5            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.71         5.63        4.54           3.5          3.64

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-5 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48             9             0
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38          23             0             0
March 2014.............................          100           29           0             0             0
March 2015.............................          100           22           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.68         5.53        4.44          3.42          3.51

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS M-6 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48             0             0
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38          20             0             0
March 2014.............................          100           29           0             0             0
March 2015.............................          100           11           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.64         5.40        4.34          3.34          3.39

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS B-1 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48             0             0
March 2012.............................          100           50          33             0             0
March 2013.............................          100           38           0             0             0
March 2014.............................          100           29           0             0             0
March 2015.............................          100            0           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           32            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.58         5.25        4.22          3.23          3.31

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS B-2 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                 0%          24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          48             0             0
March 2012.............................          100           50          24             0             0
March 2013.............................          100           38           0             0             0
March 2014.............................          100            1           0             0             0
March 2015.............................          100            0           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           48            0           0             0             0
March 2035.............................           18            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.48         5.04        4.06          3.16          3.24

                 PERCENTAGE OF INITIAL CLASS CERTIFICATE BALANCE
                        OUTSTANDING AT THE FOLLOWING CPR

                                                                  CLASS B-3 CERTIFICATES
                                               ----------------------------------------------------------
DISTRIBUTION DATE                                0%           24%         30%           45%           60%
---------------------------------------        -----         ----        ----          ----          ----
Initial Percentage.....................          100          100         100           100           100
March 2008.............................          100          100         100           100           100
March 2009.............................          100          100         100           100           100
March 2010.............................          100          100         100           100           100
March 2011.............................          100           66          34             0             0
March 2012.............................          100           41           0             0             0
March 2013.............................          100            7           0             0             0
March 2014.............................          100            0           0             0             0
March 2015.............................          100            0           0             0             0
March 2016.............................          100            0           0             0             0
March 2017.............................          100            0           0             0             0
March 2018.............................          100            0           0             0             0
March 2019.............................          100            0           0             0             0
March 2020.............................          100            0           0             0             0
March 2021.............................          100            0           0             0             0
March 2022.............................          100            0           0             0             0
March 2023.............................          100            0           0             0             0
March 2024.............................          100            0           0             0             0
March 2025.............................          100            0           0             0             0
March 2026.............................          100            0           0             0             0
March 2027.............................          100            0           0             0             0
March 2028.............................          100            0           0             0             0
March 2029.............................          100            0           0             0             0
March 2030.............................          100            0           0             0             0
March 2031.............................           89            0           0             0             0
March 2032.............................           77            0           0             0             0
March 2033.............................           63            0           0             0             0
March 2034.............................           35            0           0             0             0
March 2035.............................            0            0           0             0             0
March 2036.............................            0            0           0             0             0
March 2037.............................            0            0           0             0             0
Weighted Average Life in Years
 to maturity...........................        26.18         4.60        3.71          3.08          3.14

HYPOTHETICAL AVAILABLE FUNDS CAP TABLE

      Based upon the Modeling Assumptions and assuming further that the Mortgage Loans prepay at a constant rate of 30% CPR, the following table indicates the related Available Funds Cap under such an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at a constant rate of 30% CPR or at any other constant rate. There is no assurance, therefore, of whether or to what extent the actual weighted average Net Mortgage Rate of the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for such Distribution Date in the following table.

               CLASS A-1    CLASS A-2   CLASS A-3   SUBORDINATE   CLASS A-1   CLASS A-2    CLASS A-3   SUBORDINATE
               AVAILABLE    AVAILABLE   AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE    AVAILABLE    AVAILABLE
               FUNDS CAP      FUNDS       FUNDS        FUNDS        FUNDS       FUNDS        FUNDS        FUNDS
DISTRIBUTION      (%)        CAP (%)     CAP (%)      CAP (%)      CAP (%)     CAP (%)      CAP (%)      CAP (%)
    DATE        (1)(3)       (1)(4)      (1)(5)       (1)(6)       (2)(3)       (2)(4)       (2)(5)      (2)(6)
------------   ---------    ---------   ---------   -----------   ---------   ---------    ---------   -----------
  4/25/2007      7.686        7.514       7.599        7.599        7.686        7.514        7.599       7.599
  5/25/2007      6.661        6.512       6.586        6.586       10.495       10.493       10.493      10.499
  6/25/2007      6.446        6.302       6.373        6.373       10.488       10.485       10.485      10.499
  7/25/2007      6.661        6.512       6.586        6.586       10.483       10.478       10.479      10.499
  8/25/2007      6.446        6.302       6.373        6.373       10.475       10.469       10.471      10.499
  9/25/2007      6.446        6.302       6.373        6.373       10.469       10.461       10.463      10.499
 10/25/2007      6.661        6.512       6.586        6.586       21.483       21.339       21.408      21.409
 11/25/2007      6.446        6.301       6.373        6.373       21.403       21.264       21.330      21.331
 12/25/2007      6.661        6.511       6.586        6.586       21.441       21.297       21.366      21.367
  1/25/2008      6.446        6.301       6.373        6.373       21.350       21.212       21.277      21.278
  2/25/2008      6.446        6.301       6.375        6.374       21.321       21.183       21.250      21.251
  3/25/2008      6.890        6.736       6.815        6.814       21.354       21.206       21.278      21.278
  4/25/2008      6.446        6.303       6.375        6.375       21.060       20.924       20.989      20.990
  5/25/2008      6.661        6.513       6.587        6.587       20.997       20.857       20.924      20.925
  6/25/2008      6.446        6.303       6.375        6.374       20.778       20.643       20.708      20.709
  7/25/2008      6.661        6.513       6.587        6.587       20.725       20.585       20.652      20.653
  8/25/2008      6.446        6.303       6.375        6.374       20.508       20.372       20.440      20.440
  9/25/2008      6.446        6.303       6.375        6.374       20.378       20.243       20.311      20.311
 10/25/2008      6.660        6.516       6.588        6.588       20.346       20.216       20.280      20.280
 11/25/2008      6.450        6.307       6.375        6.377       20.122       19.970       20.033      20.039
 12/25/2008      6.664        6.532       6.594        6.596       20.035       19.953       19.947      19.968
  1/25/2009      6.449        6.321       6.405        6.396       19.750       19.673       19.737      19.725
  2/25/2009      6.449        6.321       6.408        6.397       19.584       19.506       19.578      19.563
  3/25/2009      7.116        6.974       7.072        7.060       19.783       19.696       19.780      19.762
  4/25/2009      6.450        6.321       6.410        6.399       19.279       19.203       19.276      19.261
  5/25/2009      6.665        6.532       6.623        6.612       19.260       19.168       19.245      19.231
  6/25/2009      6.450        6.321       6.410        6.399       19.007       18.950       18.991      18.986
  7/25/2009      6.665        6.532       6.623        6.612       18.984       18.925       18.994      18.976
  8/25/2009      6.450        6.321       6.410        6.399       18.719       18.662       18.735      18.715
  9/25/2009      6.450        6.321       6.410        6.399       18.582       18.522       18.597      18.577
 10/25/2009      6.667        6.534       6.624        6.613       18.567       18.503       18.570      18.554
 11/25/2009      6.452        6.323       6.410        6.400       18.235       18.162       18.225      18.213
 12/25/2009      6.674        6.535       6.629        6.618       18.122       18.060       18.101      18.097
  1/25/2010      6.507        6.327       6.423        6.420       17.787       17.610       17.701      17.699
  2/25/2010      6.519        6.420       6.512        6.493       17.572       17.682       17.812      17.731
  3/25/2010      7.208        7.124       7.222        7.197       17.880       18.112       18.244      18.135
  4/25/2010      6.524        6.448       6.536        6.514       17.178       17.388       17.504      17.407
  5/25/2010      6.741        6.663       6.754        6.731       17.489       17.692       17.812      17.715
  6/25/2010      6.524        6.448       6.536        6.514       17.193       17.413       17.503      17.415
  7/25/2010      6.741        6.663       6.754        6.731       17.247       17.441       17.568      17.470
  8/25/2010      6.524        6.448       6.536        6.514       16.939       17.195       17.326      17.213
  9/25/2010      6.524        6.448       6.536        6.514       16.799       17.075       17.204      17.088
 10/25/2010      6.741        6.663       6.754        6.731       16.836       17.119       17.251      17.132
 11/25/2010      6.524        6.448       6.536        6.514       16.526       16.793       16.918      16.805
 12/25/2010      6.741        6.663       6.754        6.731       16.573       16.863       16.974      16.862
  1/25/2011      6.524        6.448       6.536        6.514       16.278       16.525       16.644      16.538
  2/25/2011      6.523        6.448       6.538        6.515       16.132       16.430       16.545      16.430
  3/25/2011      7.212        7.128       7.227        7.202       16.583       16.912       17.041      16.913
  4/25/2011      6.523        6.448       6.538        6.515       15.849       16.144       16.260      16.145
  5/25/2011      6.741        6.663       6.755        6.732       15.896       16.204       16.321      16.203
  6/25/2011      6.523        6.448       6.537        6.515       15.576       15.866       15.986      15.870
  7/25/2011      6.741        6.663       6.755        6.732       15.643       15.929       16.057      15.939
  8/25/2011      6.523        6.448       6.537        6.515       15.316       15.593       15.719      15.603
  9/25/2011      6.523        6.448       6.537        6.515       15.176       15.452       15.578      15.463
 10/25/2011      6.751        6.663       6.755        6.734       15.223       15.465       15.592      15.484
 11/25/2011      6.533        6.460       6.556        6.530       14.690       15.052       15.151      15.029

               CLASS A-1    CLASS A-2   CLASS A-3   SUBORDINATE   CLASS A-1   CLASS A-2    CLASS A-3   SUBORDINATE
               AVAILABLE    AVAILABLE   AVAILABLE    AVAILABLE    AVAILABLE   AVAILABLE    AVAILABLE    AVAILABLE
               FUNDS CAP      FUNDS       FUNDS        FUNDS        FUNDS       FUNDS        FUNDS        FUNDS
DISTRIBUTION      (%)        CAP (%)     CAP (%)      CAP (%)      CAP (%)     CAP (%)      CAP (%)      CAP (%)
    DATE        (1)(3)       (1)(4)      (1)(5)       (1)(6)       (2)(3)       (2)(4)       (2)(5)      (2)(6)
------------   ---------    ---------   ---------   -----------   ---------   ---------    ---------   -----------
 12/25/2011      7.231        6.911       7.012        7.038       16.904       15.866       16.162      16.258
  1/25/2012      7.157        7.193       7.105        7.136       16.893       17.383       17.061      17.096
  2/25/2012      7.204        7.207       7.174        7.188       17.010       17.160       17.138      17.115
  3/25/2012      7.719        7.755       7.702        7.717       17.700       17.970       17.873      17.857
  4/25/2012      7.221        7.254       7.205        7.220       10.808       11.062       10.971      10.955
  5/25/2012      7.462        7.496       7.445        7.460       11.169       11.430       11.338      11.322
  6/25/2012      7.221        7.254       7.205        7.219       10.808       11.066       10.974      10.959
  7/25/2012      7.462        7.496       7.445        7.460       11.169       11.435       11.352      11.330
  8/25/2012      7.221        7.254       7.205        7.219       10.808       11.066       10.985      10.965
  9/25/2012      7.221        7.254       7.205        7.219       10.808       11.066       10.985      10.965
 10/25/2012      7.462        7.496       7.445        7.460       11.169       11.435       11.352      11.330
 11/25/2012      7.221        7.254       7.205        7.219       10.808       11.067       10.985      10.965
 12/25/2012      7.461        7.496       7.445        7.460       11.169       11.435       11.357      11.333
  1/25/2013      7.221        7.254       7.205        7.219       10.808       11.066       10.991      10.968
  2/25/2013      7.221        7.254       7.205        7.219       10.808       11.066       10.991      10.968
  3/25/2013      7.994        8.031       7.977        7.993       11.967       12.252       12.168      12.143
  4/25/2013      7.221        7.254       7.205        7.219       10.808       11.066       10.991      10.968
  5/25/2013      7.461        7.495       7.445        7.460       11.169       11.435       11.357      11.333
  6/25/2013      7.221        7.254       7.205        7.219       10.809       11.066       10.991      10.968
  7/25/2013      7.468        7.495       7.445        7.461       11.194       11.435       11.357      11.339
  8/25/2013      7.227        7.254       7.205        7.221       10.833       11.066       10.991      10.973
  9/25/2013      7.227        7.253       7.205        7.221       10.840       11.066       10.991      10.975
 10/25/2013          0            0           0            0            0            0            0           0

------------
(1) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year Treasury remain constant at 5.3200%, 5.3400%, 5.2350% and 4.8730%, respectively.

(2) Assumes no losses, 10% optional termination, 30% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR , 1 year LIBOR and 1 year Treasury remain constant at 5.3200%, 5.3400%, 5.2350% and 4.8730%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty, any Cap Payments received from the Cap Counterparty and proceeds from the related Corridor Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

(3) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 1 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 1 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 1 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(4) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 2 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 2 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 2 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 2 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(5) Available Funds Cap for the Class A-3 Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group 3 Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less the pro rata portion (calculated based on the ratio of the Group 3 Mortgage Loans to the total pool of Mortgage Loans) allocable to the Group 3 Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Group 3 Mortgage Loans as of the first day of the related accrual period and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(6) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap, the Class A-2 Available Funds Cap and the Class A-3 Available Funds Cap.

ADDITIONAL INFORMATION

      The Depositor has filed additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the underwriter for prospective investors who made requests for that additional information. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Sponsor. See "Use of Proceeds" in the Prospectus and "Method of Distribution" in this Prospectus Supplement.

                         FEDERAL INCOME TAX CONSEQUENCES

      For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. The Issuing Entity will also include (x) a grantor trust which will hold the Class C Certificates and the rights to payments under the Corridor Contracts, the Supplemental Interest Trust and the rights and obligations under the Swap Agreement and Cap Contract and certain obligations with respect to excess interest payments described below and (y) a grantor trust that will hold the rights to prepayment charges. The assets of the lowest tier REMIC will consist of the Mortgage Loans and all other property in the Issuing Entity except for (i) interests issued by any of the REMICs, (ii) prepayment charges received with respect to the Mortgage Loans, (iii) the Corridor Contracts, the Swap Agreement, the Cap Contract, the Corridor Contract Account and the Supplemental Interest Trust and (iv) the interests in the grantor trusts described above. Each class of the Offered Certificates (other than the Class R Certificate) will represent the beneficial ownership of the corresponding regular interest of a REMIC. The Class R Certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

      For federal income tax purposes, each of the REMIC interests that corresponds to an Offered Certificate will be subject to a cap equal to the related Available Funds Cap with the following modifications: (i) the notional balance of the Swap Agreement for each Distribution Date will be treated as limited to, and in certain cases less than, the Stated Principal Balance of the Mortgage Loans as of the preceding Distribution Date; (ii) amounts owed to the Swap Counterparty will be allocated among the Mortgage Groups pro rata based on their relative sizes as of the Cut-off Date (rather than on an ongoing basis); and (iii) any Swap Termination Payment will be treated as being payable solely from Net Excess Cashflow. Such REMIC interests shall not be entitled to reimbursement for shortfalls caused by such interest rate cap. In addition to representing the beneficial ownership of the corresponding REMIC interest, each of the Offered Certificates will also represent the beneficial ownership of any excess of the interest distributable on such class over the interest that would have accrued on the corresponding class of interest had each of the Offered Certificates been subject to the interest rate cap described in the preceding sentence (such excess, "excess interest payments"). Further, in addition to ownership of the corresponding REMIC interest and the right to receive excess interest payments, each of the Offered Certificates will also represent the obligation under a notional principal contract to pay any excess of the interest distributable on such REMIC interest over the interest distributable on such Offered Certificate (such excess also, "excess interest payments"). The rights and obligations with respect to excess interest payments associated with the Offered Certificates will not, for federal income tax purposes, be treated as interests in a REMIC.

      Upon the issuance of the Offered Certificates, Dechert LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the related servicing agreements, and the accuracy of certain representations made in the Pooling and Servicing Agreement or the transfer agreements with respect to the Mortgage Loans and certain representations made by the Sponsor, for federal income tax purposes, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Code and the grantor trusts will qualify as such under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended (the "CODE").

      Holders of Subordinate Certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

      The current backup withholding rate is 28%. The rate is subject to adjustment after 2010.

TAXATION OF THE BASIS RISK ARRANGEMENTS

      General. Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into, on the date it purchases its Certificate, one or more notional principal contracts whereby it has the right to receive and the obligation to make payments with respect to excess interest payments (a "basis risk arrangement").

      In general, the holders of the Offered Certificates must allocate the price they pay for their certificates between their REMIC interest and their basis risk arrangement based on their relative fair market values. To the extent a basis risk arrangement is determined to have a value on the Closing Date that is greater than zero, a portion of such purchase price will be allocable to such basis risk arrangement, and such portion will be treated as a non-periodic payment on a notional principal contract paid by the holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the non-periodic payment under one of the methods set forth in the final regulations issued by the IRS relating to notional principal contracts under
Section 446 of the Code (the "SWAP REGULATIONS"). Prospective purchasers of the Offered Certificates should consult their own tax advisors regarding the appropriate method of amortizing any non-periodic payment.

      Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received in connection with the right to receive excess interest payments must be netted against periodic payments made in connection with the obligation to make excess interest payments and payments, if any, deemed made as a result of the non-periodic payments described above over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should, and under recently proposed regulations would, constitute ordinary income or ordinary deduction. The proposed regulations referred to in the preceding sentence are proposed to be effective thirty days after they are published as final regulations. It is not known whether the proposed regulations will be adopted as final regulations or, if so, whether they will be adopted in their current form. The Internal Revenue Service (the "IRS") could contend the amount of net income or deduction is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Offered Certificates.

      Termination Payments. Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the selling beneficial owner's rights to receive excess interest payments in connection with the sale or exchange of an Offered Certificate would be considered under the Swap Regulations a "termination payment". Any reduction in the amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be attributable to the selling beneficial owner's obligation to make excess interest payments would be considered under the Swap Regulations a "termination payment". A holder of an Offered Certificate will have gain or loss from such a termination of the basis risk arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) any termination payment it has paid or is deemed to have paid and the unamortized portion of any non-periodic payment paid (or deemed paid) by the beneficial owner upon entering into or acquiring its basis risk arrangement.

      Gain or loss realized upon the termination of a right to receive excess interest payments generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss, or a portion thereof, as ordinary.

      Application of the Straddle Rules. The Offered Certificates, representing beneficial ownership of the corresponding regular interest and the right to receive excess interest payments, may constitute positions in a straddle, in which case, the straddle rules of Section 1092 of the Code would apply. If the straddle rules apply, a selling beneficial owner's capital gain or loss with respect to such corresponding regular interest would be short-term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the right to receive excess interest payments would be short-term. If the holder of an Offered Certificate incurred or continued indebtedness to acquire or hold such Offered Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the right to receive excess interest payments.

      Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of the right to receive, and the obligations with respect to, excess interest payments.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

      The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued with original issue discount. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a CPR of 30%, as described above. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

      The REMIC regular interests represented by the Offered Certificates (other than the Class R Certificate) may be treated as being issued at a premium. If this occurs, the holders of such Offered Certificates may elect under Section 171 of the Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may be revoked only with the consent of the IRS, and should only be made after consulting with a tax advisor.

      If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further Principal Prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

      For purposes of this discussion, the "REMIC assets" of the Issuing Entity includes all assets of the Issuing Entity other than (i) rights under the Corridor Contracts and the Supplemental Interest Trust, (ii) rights under the Swap Agreement and the Supplemental Interest Trust, (iii) rights under the Cap

Contract and the Supplemental Interest Trust and (iv) rights to receive prepayment charges with respect to the Mortgage Loans.

      As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the Offered Certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

      The REMIC interests represented by the Offered Certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the REMIC assets of the Issuing Entity would be so treated; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the Offered Certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income from the REMIC assets of the Issuing Entity is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the REMIC assets of the Issuing Entity are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the Offered Certificates, will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The portion of any Offered Certificate representing a basis risk arrangement will not be treated as a "real estate asset" under Section 856(c)(5)(B) of the Code or as a qualifying asset under Section 860G(a)(3) or
Section 7701(a)(19)(C) of the Code and income with respect to such portion will not be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

      Where the above-referenced prohibited transactions tax, tax on contributions to an issuing entity, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the Master Servicer or the Trustee in either case out of its own funds. In the event that either the Master Servicer or the Trustee, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences -- REMICs" in the prospectus.

CLASS R CERTIFICATE

      The holder of the Class R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class R Certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the Class R certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the Class R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

      The Class R Certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the Class R Certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a Class R Certificate the transferee may incur tax liabilities in excess of the cashflow from the Class R Certificate and its intention to pay the taxes associated with holding the Class R Certificate as they become due and (iii) the proposed transferee agree that it will not transfer the Class R Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Description of the Certificates - - Restrictions on Transfer of the Class R Certificate" in this prospectus supplement and "Material Federal Income Tax Consequences - - Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

      An individual, trust or estate that holds the Class R Certificate (whether such Class R Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class R Certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class R Certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the Class R Certificate should consult its tax advisors.

      Due to the special tax treatment of residual interests, the effective after-tax return of the Class R Certificate may be significantly lower than would be the case if the Class R Certificate were taxed as a debt instrument, or may be negative.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Consequences" in the prospectus.

                       TAX RETURN DISCLOSURE REQUIREMENTS

      Taxpayers are required to report certain information on IRS Form 8886 if they participate in a "reportable transaction." Holders should consult their tax advisors as to the need to file a Form 8886 (disclosing certain potential tax shelters) with their federal income tax returns.

                                   STATE TAXES

      The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

      All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                  ERISA MATTERS

      Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain duties on and restrict certain transactions by employee benefit plans (within the meaning of Section 3(3) of ERISA) that are subject to Title I of

ERISA, "PLANS" within the meaning of and subject to Section 4975 of the Code (collectively, a "PLAN"), and entities the underlying assets of which are deemed to include assets of any such Plan and on persons who are fiduciaries of such Plans with respect to the investment of Plan assets. Governmental plans, certain church plans and other plans that are not subject to Title I of ERISA or Section 4975 of the Code nonetheless may be subject to any state, local, federal, non-U.S. or other law substantively similar to Title I of ERISA or Section 4975 of the Code ("SIMILAR LAW"). Any fiduciary or other person making a decision to invest assets of a Plan or a plan subject to Similar Law in the Offered Certificates should review carefully with their legal advisers whether the acquisition or holding of the Offered Certificates could constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, a violation of ERISA fiduciary duties, or a violation of Similar Law. The Class R Certificate may not be acquired by a Plan or by a plan subject to Similar Law; therefore, references in the following discussion to the Offered Certificates do not apply, in general, to the Class R Certificate. See "ERISA Considerations" in the Prospectus.

      In general, any fiduciary considering an investment of Plan assets in the Offered Certificates should consider the "RISK FACTORS" discussed in this Prospectus Supplement and whether such purchase would be appropriate under the general fiduciary standards, including, but not limited to (a) whether the fiduciary has the authority to make the investment under the appropriate governing Plan instruments, (b) whether the investment meets standards of prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio, and the Plan's need for sufficient liquidity to pay benefits when due in the event that there is no ready market for the Certificates at such time, (c) whether the investment is made solely in the interest of participants and beneficiaries of the Plan, and (d) whether the investment constitutes a direct or indirect non-exempt prohibited transaction. A fiduciary deciding whether to invest the assets of a Plan in the Offered Certificates should consider in particular, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

      Section 406 of ERISA prohibits Plans to which it applies from engaging in transactions described therein, and Section 4975 of the Code imposes excise taxes with respect to transactions described in Section 4975(c) of the Code. The prohibited transactions described in these provisions are transactions that involve the assets of a Plan, and to which a person related to the Plan (a "PARTY IN INTEREST" as defined in ERISA or a "DISQUALIFIED PERSONS" as defined in the Code) is a party. For example, the acquisition or holding of the Offered Certificates by or on behalf of a Plan could be considered to constitute or give rise to a prohibited transaction if the Trustee is or becomes a party in interest or disqualified person with respect to the Plan, unless an exemption from the prohibited transaction rules applies.

      The U.S. Department of Labor has granted an exemption to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "UNDERWRITER'S EXEMPTION").

      Each of the conditions listed below must be satisfied for the Underwriter's Exemption to apply:

      - The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

      - The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in the case of a Designated Transaction (defined below)) from a rating agency identified in the Underwriter's Exemption, such as Moody's or S&P.

      - The Trustee must not be an affiliate of any other member of the "restricted group" (as defined below) other than the Underwriter.

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; and the sum of all payments made to and retained by the Servicers represents not more than reasonable compensation for each of the Servicers' services under its respective Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

      - The Plan investing in the Offered Certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

      The Issuing Entity must also meet each of the requirements listed below:

      - Each Mortgage Group must consist solely of assets of the type that have been included in other investment pools.

      - Certificates representing beneficial ownership in such other investment pools must have been rated in one of the three highest generic rating categories (four, in the case of a Designated Transaction) by a rating agency for at least one year prior to the Plan's acquisition of the Offered Certificates.

      - Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates.

      The term "DESIGNATED TRANSACTION" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein.

      Moreover, the Underwriter's Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group (as defined below)) to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

      - in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

      - such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

      - the Plan's investment in the Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

      - immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

      The term "RESTRICTED GROUP" means the group consisting of the Depositor, the Securities Administrator, the Master Servicer, the Servicers, the Trustee, the Underwriter, any indemnitor or any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, or any affiliate of these parties.

      It is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class R Certificate) and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met.

      The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-," Certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it).

      Until termination of the Swap Agreement and the Cap Contract, for ERISA purposes, an interest in a class of Offered Certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of Offered Certificates without taking into account payments made or received with respect to the Swap Agreement and Cap Contract and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement and Cap Contract. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an Offered Certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

      Accordingly, until the termination of the Swap Agreement and the Cap Contract, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an Offered Certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, however, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement and the Cap Contract, each beneficial owner of an Offered Certificate (other than the Class R Certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a Plan or (ii) the acquisition and holding of the Offered Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. Subsequent to the termination of the Swap Agreement and the Cap Contract, it is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates (other than the Class R Certificate).

      Because of the characteristics of the Class R Certificate, the Class R Certificate may not be acquired by a Plan or a plan subject to Similar Law. Consequently, transfers of the Class R Certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the Class R Certificate to the effect that the transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to Similar Law. Any purported transfer of the Class R Certificate or any interest therein in violation of such representation shall be void and of no effect, and the next preceding permitted beneficial owner will be treated as the beneficial owner of the Class R Certificate, as applicable. The Trustee and the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of the Class R Certificate that was in fact a Plan or plan subject to Similar Law and that held such Certificate in violation of such representation all payments made on such Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to such last preceding beneficial owner.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Underwriter's Exemption and PTCE 83-1 (described in the Prospectus), and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of the underwriting agreement dated February 28, 2003 and the terms agreement, dated March 27, 2007, between the Depositor and Merrill Lynch, as underwriter (the "UNDERWRITER"), the Offered Certificates are being purchased from the Depositor by the Underwriter. Distributions on the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but that the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class of Offered Certificates, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity of investment. The Offered Certificates will not be listed on any national exchange.

      The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

      The underwriter has agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the certificates. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $600,000.

      Merrill Lynch is an affiliate of the Depositor, Wilshire Credit Corporation and the Sponsor.

                                  LEGAL MATTERS

      Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Dechert LLP, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the ratings set out below from each of Standard and Poor's, a Division of The McGraw-Hill Companies, Inc. ("S&P") and by Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES").

       CLASS OF CERTIFICATES              MOODY'S            S&P
------------------------------           --------            ---
A-1...........................              Aaa              AAA
A-2A..........................              Aaa              AAA
A-2B..........................              Aaa              AAA
A-3A..........................              Aaa              AAA
A-3B..........................              Aaa              AAA
A-3C..........................              Aaa              AAA
A-3D..........................              Aaa              AAA
M-1...........................              Aa1              AA+
M-2...........................              Aa2               AA
M-3...........................              Aa3               AA
M-4...........................              A1               AA-
M-5...........................              A2               AA-
M-6...........................              A3                A
B-1...........................             Baa1               A
B-2...........................             Baa2              BBB+
B-3...........................             Baa3              BBB+
R.............................              NR               AAA

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers (other than payments made by the Cap Contract Counterparty pursuant to the Corridor Contracts), structural and legal aspects associated with such certificates, and the extent to which the payment stream on the related mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

      The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

      The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

AB Servicing Criteria...........................                         S-119
accredited investor.............................                         S-167
Accrual Period..................................                          S-88
Adjustment Date.................................                          S-34
Aggregate Cut-off Date Balance..................                          S-33
Applied Realized Loss Amount....................                          S-88
Assignment Agreements...........................                          S-44
Available Funds Cap.............................                          S-88
Beneficial Owner................................                          S-68
Book-Entry Certificates.........................                          S-68
Business Day....................................                          S-65
Cap Contract....................................                          S-46
Cap Contract Account............................                          S-73
Cap Contract Counterparty.......................                     S-46,S-88
Cap Corridor Account............................                          S-73
Cap Payments....................................                          S-83
Capital One.....................................                          S-48
Certificate Margin..............................                          S-88
Certificate Rate................................                          S-88
Certificateholder...............................                          S-66
Certificates....................................                          S-65
Class A Certificates............................                          S-89
Class A-1 Available Funds Cap...................                          S-89
Class A-1 Corridor Contract.....................                          S-89
Class A-1 Corridor Contract Notional Balance....                          S-89
Class A-1 Lower Collar..........................                          S-89
Class A-1 Maximum Rate Cap......................                          S-89
Class A-1 Upper Collar..........................                          S-89
Class A-2 Available Funds Cap...................                          S-89
Class A-2 Certificates..........................                          S-90
Class A-2 Corridor Contract.....................                          S-90
Class A-2 Corridor Contract Notional Balance....                          S-90
Class A-2 Lower Collar..........................                          S-90
Class A-2 Maximum Rate Cap......................                          S-90
Class A-2 Upper Collar..........................                          S-90
Class A-3 Available Funds Cap...................                          S-90
Class A-3 Certificates..........................                          S-90
Class A-3 Corridor Contract.....................                          S-91
Class A-3 Corridor Contract Notional Balance....                          S-91
Class A-3 Lower Collar..........................                          S-91
Class A-3 Maximum Rate Cap......................                          S-91
Class A-3 Upper Collar..........................                          S-91
Class B Certificates............................                          S-91
Class B-1 Principal Distribution Amount.........                          S-91
Class B-2 Principal Distribution Amount.........                          S-92
Class B-3 Principal Distribution Amount.........                          S-92
Class Certificate Balance.......................                          S-66
Class M Certificates............................                          S-65
Class M-1 Principal Distribution Amount.........                          S-93
Class M-2 Principal Distribution Amount.........                          S-93
Class M-3 Principal Distribution Amount.........                          S-94
Class M-4 Principal Distribution Amount.........                          S-94
Class M-5 Principal Distribution Amount.........                          S-95
Class M-6 Principal Distribution Amount.........                          S-95
Clearstream Luxembourg..........................                          S-68
Clearstream Luxembourg Participants.............                          S-70
Closing Date....................................                          S-64
Code............................................                         S-160
Collection Account..............................                          S-72
Compensating Interest...........................                         S-123
Corridor Contract...............................                     S-46,S-96
Corridor Contract Account.......................                          S-96
Corridor Contract Notional Balance..............                          S-96
Corridor Contract Termination Date..............                          S-96
Current Interest................................                          S-96
Cut-off Date....................................                          S-33
Defaulted Swap Termination Payment..............                          S-96
Defective Mortgage Loan.........................                          S-40
Definitive Certificate..........................                          S-68
Deleted Mortgage Loan...........................                          S-41
Depositor.......................................                          S-42
Designated Transaction..........................                         S-167
Determination Date..............................                          S-41
disqualified persons............................                         S-166
Distribution Account............................                          S-72
Distribution Date...............................                          S-65
DTC.............................................                          S-68
Due Date........................................                          S-35
Due Period......................................                          S-73
ERISA...........................................                         S-166
Euroclear.......................................                          S-68
Euroclear Operator..............................                          S-70
Euroclear Participants..........................                          S-70
European Depositories...........................                          S-68
Events of Default...............................                         S-125
Extra Principal Distribution Amount.............                          S-96
Final Scheduled Distribution Date...............                         S-107
Financial Intermediary..........................                          S-68
Floating Rate Certificate Carryover.............                          S-97
FNBHC...........................................                          S-52
FNBN............................................                          S-52
Global Certificates.............................                         A-I-1
GreenPoint......................................                          S-48
Gross Margin....................................                          S-34
Group 1.........................................                          S-33
Group 1 Mortgage Loans..........................                          S-33
Group 1 Principal Distribution Amount...........                          S-97
Group 1 Principal Distribution Percentage.......                          S-98
Group 2.........................................                          S-33
Group 2 Mortgage Loans..........................                          S-34
Group 2 Principal Distribution Amount...........                          S-98
Group 2 Principal Distribution Percentage.......                          S-98
Group 3.........................................                          S-33
Group 3 Mortgage Loans..........................                          S-34
Group 3 Principal Distribution Amount...........                          S-98
Group 3 Principal Distribution Percentage.......                          S-99
Holder..........................................                          S-66
Index...........................................                          S-34

Initial Period..................................                          S-34
Interest Carry Forward Amount...................                          S-99
Interest Determination Date.....................                         S-103
Interest Funds..................................                          S-99
IRS.............................................                         A-I-4
Issuing Entity..................................                          S-41
LIBOR Business Day..............................                         S-103
Liquidated Mortgage Loan........................                          S-74
Loan-to-Value Ratio.............................                          S-35
Lower Collar....................................                          S-99
Master Servicer Collection Account..............                          S-72
Maximum Mortgage Rate...........................                          S-34
Maximum Rate Cap................................                          S-99
Merrill Lynch...................................                          S-42
Minimum Mortgage Rate...........................                          S-34
MLML............................................                          S-42
Monthly Advance.................................                         S-125
Moody's.........................................                         S-170
Mortgage........................................                          S-40
Mortgage File...................................                          S-40
Mortgage Group..................................                          S-33
Mortgage Loan Purchase Agreement................                          S-35
Mortgage Loans..................................                          S-33
Mortgage Note...................................                          S-40
Mortgage Rate...................................                     S-34,S-74
Mortgaged Property..............................                          S-33
NCMC............................................                          S-55
Net Excess Cashflow.............................                          S-99
Net Mortgage Rate...............................                          S-74
Net Swap Payment................................                          S-73
nonwithholding partnership......................                         A-I-4
Offered Certificates............................                          S-65
One-Month LIBOR.................................                          S-39
One-Year LIBOR..................................                          S-39
One-Year Treasury...............................                          S-39
Optional Termination Date.......................                         S-107
Participant.....................................                          S-69
party in interest...............................                         S-166
Percentage Interest.............................                         S-127
Periodic Rate Cap...............................                          S-34
Plan............................................                         S-166
plans...........................................                         S-166
Pooling and Servicing Agreement.................                          S-64
Prepayment Interest Excess......................                          S-99
Prepayment Interest Shortfall...................                          S-99
Prepayment Period...............................                          S-74
Principal Distribution Amount...................                         S-100
Principal Funds.................................                         S-100
Principal Prepayment............................                         S-100
Prospectus......................................                          S-40
Prospectus Directive............................                         S-iii
Prospectus Supplement...........................                          S-36
Purchase Agreement..............................                          S-35
qualified intermediaries........................                             4
qualified servicer..............................                         S-120
Rating Agencies.................................                         S-170
RBS.............................................                          S-46
RBS Group.......................................                          S-46
Realized Loss...................................                         S-100
Record Date.....................................                          S-65
Reference Banks.................................                         S-103
Release.........................................                          S-39
Relevant Depository.............................                          S-68
Relevant Implementation State...................                         S-iii
Relevant Member State...........................                         S-iii
Replacement Mortgage Loan.......................                          S-41
Required Percentage.............................                         S-100
Reserve Interest Rate...........................                         S-103
Restricted Group................................                         S-168
Reuters Screen LIBO Page........................                         S-103
Risk Factors....................................                         S-166
Rules...........................................                          S-69
S&P.............................................                         S-170
Scheduled Payments..............................                         S-100
SEC.............................................                          S-ii
Senior Certificates.............................                          S-65
Senior Principal Distribution Amount............                         S-100
Servicer........................................                          S-45
Servicer Remittance Date........................                          S-72
Servicing Agreements............................                          S-44
Servicing Fee Rate..............................                         S-123
Similar Law.....................................                         S-166
Six-Month LIBOR.................................                          S-39
Sponsor.........................................                          S-42
Stated Principal Balance........................                         S-101
Stepdown Date...................................                         S-101
Stepdown Required Loss Percentage...............                         S-101
Stepdown Trigger Event..........................                         S-101
Subordinate Certificates........................                          S-65
Subordinate Certificates Corridor Contract......                         S-102
Subordinate Certificates Corridor Contract Notional Balance              S-102
Subordinate Certificates Lower Collar...........                         S-102
Subordinate Certificates Upper Collar...........                         S-102
Subsequent Recovery.............................                         S-102
Supplemental Interest Trust.....................                          S-62
Supplemental Interest Trust Trustee.............                          S-62
Swap Account....................................                          S-73
Swap Agreement..................................                          S-46
Swap Counterparty...............................                          S-46
Swap Regulations................................                         S-161
Swap Termination Payment........................                          S-73
Terms and Conditions............................                          S-71
TIN.............................................                         A-I-5
Trust Fund......................................                          S-65
Trustee.........................................                          S-43
U.S. withholding agent..........................                         A-I-3
Undercollateralized Group.......................                          S-77
Underwriter.....................................                         S-169
Underwriter's Exemption.........................                         S-166
United States person............................                   A-I-3,A-I-5
United States persons...........................                         A-I-5

Unpaid Realized Loss Amount.....................                         S-102
Upper Collar....................................                         S-102
VRU.............................................                         S-109
Weighted Average Available Funds Cap............                         S-102
Weighted Average Maximum Rate Cap...............                         S-102
Wilshire........................................                         S-108

                                     ANNEX I
          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Merrill Lynch Alternative Note Asset Trust, Series 2007-A2 Mortgage Pass-Through Certificates (the "GLOBAL CERTIFICATES") will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of DTC, Clearstream Luxembourg or Euroclear. The Global Certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Certificates through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurocertificate practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

      Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective European Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

      A Holder that is not a United States person (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such Holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective European Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Certificates through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Certificates through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurocertificates, except that there will be no temporary global certificate and no "lock-up" or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                     A-I-1

      Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

      Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurocertificates in same-day funds.

      Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository of the DTC Participant's account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Certificates are credited to their accounts one day later.

      As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the Relevant Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

                                      A-I-2

      Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the Relevant Depository, as appropriate, to deliver the Global Certificates to the DTC Participant's account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon Distribution Date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Certificates. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Certificates from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      - borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

      - borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Certificates sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

      - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A Holder that is not a "UNITED STATES PERSON" within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such Holder provides certain documentation to the Securities Administrator or to the U.S. entity required to withhold tax (the "U.S. WITHHOLDING AGENT") establishing an exemption from withholding. A Holder that is not a United States person may be subject to 30% withholding unless:

                                      A-I-3

            (A) the Securities Administrator or the U.S. withholding agent receives a statement --

                  (i) from the Holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that --

                        (a) is signed by the certificateholder under penalty of perjury,

                        (b) certifies that such owner is not a United States person, and

                        (c)   provides the name and address of the
                              certificateholder, or

                  (ii) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

                        (a) is signed under penalties of perjury by an authorized representative of the financial institution,

                        (b) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

                        (c)   provides the name and address of the
                              certificateholder, and

                        (d) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

            (B) the Holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Securities Administrator or the U.S. withholding agent;

            (C) the Holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Securities Administrator or the U.S. withholding agent; or

            (D) the Holder is a "NONWITHHOLDING PARTNERSHIP" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Securities Administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example "QUALIFIED INTERMEDIARIES") may be subject to different documentation requirements; it is recommended that such Holders consult with their tax advisors when purchasing the Certificates.

      A Holder holding book-entry certificates through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      In addition, each Holder holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the Holder:

      (A) provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

      (B) provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

      (C) is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "UNITED STATES PERSONS" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

      The term "UNITED STATES PERSON" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign Holders of the Global Certificates.

      Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Certificates.

                                      A-I-5

                                    ANNEX II
                              THE MORTGAGE GROUPS

                                 MORTGAGE RATES

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                         AVERAGE
                          NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL    WEIGHTED
                            OF        PRINCIPAL      OUTSTANDING  AVERAGE   AVERAGE     BALANCE     AVERAGE                PERCENT
CURRENT MORTGAGE RATES   MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING   ORIGINAL    PERCENT    INTEREST
         (%)              LOANS    OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)       LTV (%)    FULL DOC.     ONLY
----------------------   --------  ---------------  ------------  --------  --------  -----------   --------   ---------   --------
3.501 to 3.750........         2      1,200,349.24        0.14      3.750     756        600,175      80.00        0.00     100.00
3.751 to 4.000........         2      1,364,019.69        0.15      3.934     710        682,010      79.97        0.00     100.00
4.001 to 4.250........         2        461,340.34        0.05      4.187     756        230,670      79.97        0.00     100.00
4.251 to 4.500........         1        208,340.28        0.02      4.500     666        208,340      79.96        0.00     100.00
4.501 to 4.750........         1        225,900.00        0.03      4.625     674        225,900      79.97        0.00     100.00
4.751 to 5.000........         4        694,343.33        0.08      5.000     690        173,586      79.98       25.34     100.00
5.001 to 5.250........         1        328,900.00        0.04      5.250     723        328,900      65.00        0.00     100.00
5.251 to 5.500........         9      3,233,241.99        0.37      5.435     712        359,249      80.37       26.60     100.00
5.501 to 5.750........        32      9,659,083.78        1.10      5.727     715        301,846      76.75       38.88      94.02
5.751 to 6.000........       133     39,181,447.40        4.45      5.943     728        294,597      74.58       32.15      89.82
6.001 to 6.250........       247     86,167,909.62        9.78      6.203     721        348,858      77.36       19.81      94.13
6.251 to 6.500........       468    154,431,825.29       17.52      6.441     716        329,983      77.20       19.15      92.29
6.501 to 6.750........       511    155,389,485.45       17.63      6.688     710        304,089      77.92       10.81      86.82
6.751 to 7.000........       526    152,078,795.85       17.26      6.912     706        289,123      79.17       10.28      86.03
7.001 to 7.250........       309     82,041,552.45        9.31      7.196     703        265,507      79.36        5.76      77.20
7.251 to 7.500........       246     76,416,148.33        8.67      7.430     701        310,635      79.39        6.77      76.65
7.501 to 7.750........       155     52,158,656.43        5.92      7.676     702        336,507      78.39       13.93      72.45
7.751 to 8.000........       115     38,508,688.06        4.37      7.929     697        334,858      79.48        7.29      81.04
8.001 to 8.250........        64     13,969,608.04        1.59      8.164     687        218,275      82.17        8.64      72.57
8.251 to 8.500........        35      8,859,319.81        1.01      8.447     688        253,123      84.78        0.65      77.05
8.501 to 8.750........        10      2,779,758.02        0.32      8.652     655        277,976      85.74        5.42      77.94
8.751 to 9.000........         6        869,985.08        0.10      8.853     697        144,998      94.36       14.78      71.83
9.001 to 9.250........         1         63,464.80        0.01      9.250     624         63,465      70.00        0.00       0.00
9.251 to 9.500........         3        411,007.70        0.05      9.384     664        137,003      84.37        0.00       0.00
9.501 to 9.750........         1        483,000.00        0.05      9.570     661        483,000     100.00        0.00     100.00
10.251 to 10.500......         1        138,980.00        0.02     10.440     673        138,980     100.00        0.00     100.00
                           -----    --------------      ------     ------     ---        -------     ------       -----     ------
   Total..............     2,885    881,325,150.98      100.00      6.853     709        305,485      78.36       13.39      85.40
                           =====    ==============      ======     ======     ===        =======     ======       =====     ======

      As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 3.750% per annum to 10.440% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.853% per annum.

                      REMAINING MONTHS TO STATED MATURITY

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                         AVERAGE
                          NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL    WEIGHTED
                            OF        PRINCIPAL      OUTSTANDING  AVERAGE   AVERAGE     BALANCE     AVERAGE                PERCENT
  RANGE OF REMAINING     MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING   ORIGINAL    PERCENT    INTEREST
    TERMS (MONTHS)        LOANS    OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)       LTV (%)    FULL DOC.     ONLY
----------------------   --------  ---------------  ------------  --------  --------  -----------   --------   ---------   --------
337 to 348............        23      5,345,026.10       0.61       6.723      688       232,392      79.40       30.79      91.52
349 to 360............     2,862    875,980,124.88      99.39       6.853      709       306,073      78.36       13.28      85.36
                           -----    --------------      -----       -----      ---       -------      -----       -----      -----
   Total..............     2,885    881,325,150.98     100.00       6.853      709       305,485      78.36       13.39      85.40
                           =====    ==============     ======       =====      ===       =======      =====       =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 340 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months.

                                     A-II-1

                    MORTGAGE LOAN STATED PRINCIPAL BALANCES

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL                        AVERAGE
                                 NUMBER      AGGREGATE      BALANCE   WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                                   OF        PRINCIPAL    OUTSTANDING AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
  RANGE OF STATED PRINCIPAL     MORTGAGE      BALANCE      AS OF THE   COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
         BALANCES ($)            LOANS    OUTSTANDING($) CUT-OFF DATE   (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
------------------------------  --------  -------------- ------------ --------  --------  -----------  --------  ---------  --------
0.01 to 100,000.00............      119     9,512,243.96       1.08    7.211       704         79,935    76.22      25.61     55.39
100,000.01 to 200,000.00......      756   119,471,273.25      13.56    6.947       708        158,031    78.24      25.03     71.65
200,000.01 to 300,000.00......      839   208,090,829.86      23.61    6.848       709        248,022    78.96      14.60     84.69
300,000.01 to 400,000.00......      521   181,009,493.08      20.54    6.812       706        347,427    79.15      10.07     86.08
400,000.01 to 500,000.00......      322   143,666,968.09      16.30    6.814       712        446,171    78.99      11.03     93.53
500,000.01 to 600,000.00......      160    87,307,892.46       9.91    6.775       708        545,674    78.41       8.77     91.38
600,000.01 to 700,000.00......       79    51,441,796.47       5.84    6.774       711        651,162    77.53       5.08     92.53
700,000.01 to 800,000.00......       40    29,641,684.25       3.36    6.720       712        741,042    78.84       7.47     82.70
800,000.01 to 900,000.00......       19    16,104,081.43       1.83    6.931       705        847,583    75.23      26.04     94.78
900,000.01 to 1,000,000.00....       18    17,460,909.14       1.98    6.950       715        970,051    71.57      11.14     77.78
1,000,000.01 to 1,100,000.00..        1     1,064,050.00       0.12    7.750       684      1,064,050    75.00       0.00      0.00
1,100,000.01 to 1,200,000.00..        2     2,264,329.00       0.26    6.247       764      1,132,165    72.53      50.54    100.00
1,200,000.01 to 1,300,000.00..        1     1,300,000.00       0.15    7.625       672      1,300,000    73.65       0.00    100.00
1,300,000.01 to 1,400,000.00..        2     2,738,500.00       0.31    7.041       725      1,369,250    65.15      51.12    100.00
1,400,000.01 to 1,500,000.00..        2     2,970,000.00       0.34    7.876       741      1,485,000    72.53       0.00    100.00
1,500,000.01 to 2,000,000.00..        3     5,256,099.99       0.60    7.646       683      1,752,033    70.00       0.00     63.38
2,000,000.01 to 2,500,000.00..        1     2,025,000.00       0.23    8.000       770      2,025,000    75.00       0.00    100.00
                                  -----   --------------     ------    -----       ---      ---------    -----      -----    ------
   Total......................    2,885   881,325,150.98     100.00    6.853       709        305,485    78.36      13.39     85.40
                                  =====   ==============     ======    =====       ===      =========    =====      =====    ======

      As of the Cut-off Date, the stated principal balances of the Mortgage Loans ranged from approximately $30,064 to approximately $2,025,000 and the average stated principal balance of the Mortgage Loans was approximately $305,485.

                                     A-II-2

                                  PRODUCT TYPES

                                                       % OF
                                                     AGGREGATE
                                                     PRINCIPAL                           AVERAGE
                         NUMBER      AGGREGATE        BALANCE      WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                           OF        PRINCIPAL      OUTSTANDING    AVERAGE   AVERAGE     BALANCE     AVERAGE                PERCENT
                        MORTGAGE      BALANCE      AS OF THE CUT-   COUPON   CREDIT    OUTSTANDING  ORIGINAL    PERCENT    INTEREST
PRODUCT TYPES            LOANS    OUTSTANDING ($)     OFF DATE       (%)      SCORE        ($)       LTV (%)   FULL DOC.     ONLY
---------------------   --------  ---------------  --------------  --------  --------  -----------  --------   ---------   --------
1 Month LIBOR Loans..        1        242,602.08        0.03        7.750      816       242,602      80.00     100.00      100.00
10/20 LIBOR Loans
(1 Year Libor).......       13      4,320,906.66        0.49        6.438      739       332,377      67.29      69.23      100.00
10/20 LIBOR Loans
(6 Month Libor)......       32     11,990,081.61        1.36        7.412      699       374,690      79.64       2.87       99.60
2/28 LIBOR Loans
(1 Year Libor).......        5      1,299,302.51        0.15        6.609      709       259,861      81.31      61.76      100.00
2/28 LIBOR Loans
(6 Month Libor)......      125     34,287,457.25        3.89        7.341      710       274,300      78.19      23.85       70.00
2/28 Treasury Loans
(1 Year Treasury)..          1        131,212.27        0.01        7.250      643       131,212      80.00       0.00        0.00
3/27 LIBOR Loans
(1 Year Libor).......        3        629,345.29        0.07        6.770      679       209,782      78.96      36.46       57.20
3/27 LIBOR Loans
(6 Month Libor)......      273     93,197,086.34       10.57        6.648      709       341,381      79.45       9.89       93.83
3/27 LIBOR Loans
(6ML 40 Yr Amort)....        9      2,345,269.74        0.27        7.304      723       260,586      80.00       6.13        0.00
5/ 25 LIBOR Loans
(6ML 40 Yr Amort)....       27      6,327,217.27        0.72        6.761      709       234,341      78.72      27.03        0.00
5/25 LIBOR Loans
(1 Year Libor).......      106     34,175,128.79        3.88        7.229      708       322,407      76.11      19.31       90.92
5/25 LIBOR Loans
(6 Month Libor)......    1,980    600,189,908.56       68.10        6.836      708       303,126      78.38      11.84       84.61
5/25 Treasury Loans
(1 Year Treasury)..          1        131,900.00        0.01        5.875      666       131,900      79.99     100.00      100.00
7/23 LIBOR Loans
(1 Year Libor).......        9      3,194,837.81        0.36        6.807      714       354,982      74.89      34.85       92.91
7/23 LIBOR Loans
(6 Month Libor)......      294     87,332,453.01        9.91        6.779      713       297,049      78.41      17.25       92.80
7/23 LIBOR Loans
(6ML 40 Yr Amort)....        6      1,530,441.79        0.17        7.172      731       255,074      79.24       9.81        0.00
                        --------  ---------------  --------------  --------  --------  -----------  --------   ---------   --------
   Total.............    2,885    881,325,150.98      100.00        6.853      709       305,485      78.36      13.39       85.40
                        ========  ===============  ==============  ========  ========  ===========  ========   =========   ========

                                AMORTIZATION TYPE

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                          NUMBER      AGGREGATE        BALANCE      WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                            OF        PRINCIPAL      OUTSTANDING    AVERAGE   AVERAGE     BALANCE    AVERAGE               PERCENT
                         MORTGAGE      BALANCE        AS OF THE      COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
   AMORTIZATION TYPE      LOANS    OUTSTANDING ($)   CUT-OFF DATE     (%)      SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------ --------  ---------------   ------------   --------  --------  -----------  --------   ---------  --------
Fully Amortizing........     495   118,471,111.73       13.44        7.125      706       239,336      78.37      12.13       0.00
Balloon.................      42    10,202,928.80        1.16        6.948      715       242,927      79.09      19.64       0.00
12 Month Interest-Only..       1       157,502.52        0.02        7.625      782       157,503      80.00     100.00     100.00
24 Month Interest-Only..       4       954,596.41        0.11        7.573      688       238,649      81.78      19.38     100.00
36 Month Interest-Only..       2       459,996.70        0.05        6.924      698       229,998      75.40       0.00     100.00
60 Month Interest-Only..     366   107,404,239.00       12.19        6.713      720       293,454      78.03      21.21     100.00
84 Month Interest-Only..     124    32,460,787.98        3.68        6.553      725       261,781      75.62      36.37     100.00
120 Month Interest-Only.   1,851   611,213,987.84       69.35        6.837      707       330,207      78.55      10.91     100.00
                         --------  ---------------   ------------   --------  --------  -----------  --------   ---------  --------
   Total................   2,885   881,325,150.98      100.00        6.853      709       305,485      78.36      13.39      85.40
                         ========  ===============   ============   ========  ========  ===========  ========   =========  ========

                                     A-II-3

                          INDEX FOR THE MORTGAGE LOANS

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                          NUMBER      AGGREGATE        BALANCE      WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                            OF        PRINCIPAL      OUTSTANDING    AVERAGE   AVERAGE     BALANCE    AVERAGE               PERCENT
                         MORTGAGE      BALANCE        AS OF THE      COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
         INDEX            LOANS    OUTSTANDING ($)   CUT-OFF DATE     (%)      SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------ --------  ---------------   ------------   --------  --------  -----------  --------   ---------  --------
Treasury - 1 Year.......       2       263,112.27        0.03        6.561      655       131,556      79.99      50.13      50.13
LIBOR - 1 Month.........       1       242,602.08        0.03        7.750      816       242,602      80.00     100.00     100.00
LIBOR - 6 Month.........   2,746   837,199,915.57       94.99        6.840      709       304,880      78.52      12.64      85.08
LIBOR - 1 Year..........     136    43,619,521.06        4.95        7.095      711       320,732      75.34      26.91      91.75
                         --------  ---------------   ------------   --------  --------  -----------  --------   ---------  --------
   Total................   2,885   881,325,150.98      100.00        6.853      709       305,485      78.36      13.39      85.40
                         ========  ===============   ============   ========  ========  ===========  ========   =========  ========

                                     A-II-3

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                          % OF
                                                       AGGREGATE
                                                       PRINCIPAL
                                                        BALANCE                           AVERAGE
                           NUMBER       AGGREGATE     OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                             OF         PRINCIPAL      AS OF THE   AVERAGE   AVERAGE     BALANCE     AVERAGE               PERCENT
                          MORTGAGE       BALANCE        CUT-OFF     COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
GEOGRAPHIC DISTRIBUTIONS    LOANS    OUTSTANDING ($)      DATE       (%)      SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------  ---------  ---------------  -----------  --------  --------  -----------  ---------  ---------  ---------
Alabama.................       5          535,312.53       0.06      6.890     697       107,063      77.98      55.37      72.89
Arizona.................     234       61,150,582.66       6.94      6.829     709       261,327      77.13      18.59      89.20
Arkansas................       4          642,472.50       0.07      7.492     721       160,618      85.50      27.94      84.51
California..............     742      306,499,828.24      34.78      6.662     713       413,073      77.80       7.10      93.96
Colorado................      60       12,255,597.90       1.39      7.053     708       204,260      78.97      24.04      67.03
Connecticut.............      14        3,679,224.24       0.42      6.916     689       262,802      77.93       5.33      75.38
Delaware................      13        2,961,457.14       0.34      6.695     712       227,804      79.31      22.10      74.62
District of Columbia....      20        5,987,164.72       0.68      6.984     713       299,358      74.50      19.67     100.00
Florida.................     311       80,025,927.37       9.08      7.018     711       257,318      78.53      11.74      80.30
Georgia.................      43        8,677,649.74       0.98      6.988     703       201,806      80.20      19.53      71.11
Hawaii..................       1          580,000.00       0.07      8.000     697       580,000      72.96       0.00     100.00
Idaho...................      13        3,511,676.76       0.40      7.196     712       270,129      80.03       0.00      45.94
Illinois................     124       32,580,704.40       3.70      7.080     707       262,748      78.26      13.53      67.18
Indiana.................       8        1,348,963.85       0.15      7.487     662       168,620      80.29       6.30      53.38
Iowa....................       3          239,701.60       0.03      6.879     719        79,901      80.00       0.00      60.58
Kansas..................       1           93,600.00       0.01      7.000     662        93,600      80.00       0.00     100.00
Kentucky................       4          560,498.93       0.06      7.187     692       140,125      81.66      39.99     100.00
Louisiana...............      11        2,033,745.85       0.23      6.897     698       184,886      81.24      13.57      45.00
Maine...................       1          143,443.29       0.02      6.625     691       143,443      80.00     100.00       0.00
Maryland................     186       58,894,358.35       6.68      6.834     701       316,636      78.48      20.40      90.72
Massachusetts...........      31        9,214,619.07       1.05      6.965     705       297,246      78.18      34.38      80.36
Michigan................      36        4,359,068.81       0.49      7.306     698       121,085      79.34      24.00      49.08
Minnesota...............      44       10,062,729.02       1.14      7.036     705       228,698      78.31      15.89      75.54
Mississippi.............       1          201,904.18       0.02      8.125     659       201,904      90.00       0.00       0.00
Missouri................      25        4,228,594.36       0.48      6.798     704       169,144      80.51      49.43      66.02
Montana.................       6        1,280,491.99       0.15      7.005     767       213,415      74.24      10.62     100.00
Nebraska................       2          636,810.27       0.07      6.372     696       318,405      85.38       0.00     100.00
Nevada..................     165       46,608,568.20       5.29      6.828     707       282,476      79.33      11.18      69.31
New Hampshire...........       5        1,279,010.90       0.15      6.675     688       255,802      78.02      29.22      54.47
New Jersey..............     114       35,504,983.22       4.03      7.184     698       311,447      79.57      16.78      78.79
New Mexico..............       5          807,665.40       0.09      6.782     739       161,533      82.77       0.00      58.14
New York................      93       32,668,649.90       3.71      7.168     706       351,276      80.97       3.98      74.34
North Carolina..........      32        7,768,564.18       0.88      6.741     716       242,768      77.26      32.66      80.09
Ohio....................      23        3,520,890.92       0.40      6.968     699       153,082      82.01      52.44      68.04
Oklahoma................       4        1,349,016.75       0.15      6.758     728       337,254      79.69      52.41      95.03
Oregon..................      33        8,516,174.02       0.97      6.781     703       258,066      77.69      11.23      86.39
Pennsylvania............      31        6,436,759.30       0.73      7.372     693       207,637      79.36      18.83      79.34
Rhode Island............      13        2,936,480.00       0.33      7.194     711       225,883      81.29      38.21      64.40
South Carolina..........      18        4,607,589.51       0.52      7.476     699       255,977      75.67      20.66      93.80
South Dakota............       1          115,253.78       0.01      7.625     677       115,254      80.00       0.00       0.00
Tennessee...............       5          807,014.11       0.09      7.064     726       161,403      80.00      46.58      86.72
Texas...................      46        7,844,161.03       0.89      7.184     706       170,525      79.85      13.13      35.47
Utah....................      31        8,662,673.09       0.98      7.006     723       279,441      78.95      10.53      89.56
Vermont.................       1          180,500.00       0.02      8.625     683       180,500      95.00       0.00     100.00
Virginia................     180       60,713,867.03       6.89      6.843     711       337,299      77.95      18.13      92.67
Washington..............     120       34,067,674.32       3.87      6.738     712       283,897      78.73      19.80      95.80
West Virginia...........       8        1,865,620.00       0.21      6.901     709       233,203      81.72      16.89     100.00
Wisconsin...............      12        2,473,107.55       0.28      7.267     701       206,092      80.13      21.80      43.86
Wyoming.................       2          204,800.00       0.02      6.619     682       102,400      79.69       0.00     100.00
                           -----      --------------     ------      -----     ---       -------      -----      -----      -----
   Total................   2,885      881,325,150.98     100.00      6.853     709       305,485      78.36      13.39      85.40
                           =====      ==============     ======      =====     ===       =======      =====      =====      =====

      No more than approximately 0.53% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                                     A-II-5

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE                           AVERAGE
                            NUMBER      AGGREGATE     OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                             OF         PRINCIPAL      AS OF THE    AVERAGE   AVERAGE    BALANCE     AVERAGE               PERCENT
RANGE OF ORIGINAL LOAN     MORTGAGE      BALANCE         CUT-       COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT    INTEREST
TO VALUE RATIOS (%)         LOANS    OUTSTANDING ($)   OFF DATE       (%)      SCORE       ($)       LTV (%)   FULL DOC.    ONLY
------------------------  ---------  ---------------  -----------  --------  --------  -----------  ---------  ---------  ---------
10.01 to 20.00..........        2         146,896.10      0.02      6.204       727       73,448      15.23       0.00      72.84
20.01 to 30.00..........        6         906,514.32      0.10      6.234       763      151,086      23.59      17.65      89.07
30.01 to 40.00..........       17       4,520,745.35      0.51      6.351       761      265,926      35.14      21.94      90.58
40.01 to 50.00..........       17       5,251,352.79      0.60      6.428       738      308,903      44.24      32.57      95.45
50.01 to 60.00..........       61      18,296,770.66      2.08      6.435       726      299,947      57.06      23.45      79.82
60.01 to 70.00..........      134      45,321,649.62      5.14      6.961       709      338,221      67.31      14.22      79.36
70.01 to 75.00..........      185      70,868,291.58      8.04      7.046       712      383,072      74.22      12.67      83.69
75.01 to 80.00..........    2,290     691,965,756.46     78.51      6.810       708      302,168      79.81      12.83      86.38
80.01 to 85.00..........       33       8,670,733.50      0.98      7.171       708      262,750      84.31       9.26      87.71
85.01 to 90.00..........       59      14,698,324.47      1.67      7.088       696      249,124      89.48      18.95      78.59
90.01 to 95.00..........       36       8,834,440.41      1.00      7.351       710      245,401      94.83      17.14      64.38
95.01 to 100.00.........       45      11,843,675.72      1.34      7.933       727      263,193     100.00      12.50      85.78
                            -----     --------------    ------      -----       ---      -------      -----      -----      -----
   Total................    2,885     881,325,150.98    100.00      6.853       709      305,485      78.36      13.39      85.40
                            =====     ==============    ======      =====       ===      =======      =====      =====      =====


      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 13.56% to 100.00%.

                                  LOAN PURPOSE

                                                         % OF
                                                       AGGREGATE
                                                       PRINCIPAL
                                                        BALANCE
                                                      OUTSTANDING                       AVERAGE
                            NUMBER      AGGREGATE      AS OF THE   WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL       CUT-OFF     AVERAGE   AVERAGE    BALANCE     AVERAGE               PERCENT
                           MORTGAGE      BALANCE          DATE      COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
LOAN PURPOSE                LOANS    OUTSTANDING ($)      (%)         (%)      SCORE       ($)       LTV (%)   FULL DOC.    ONLY
------------------------  ---------  ---------------  -----------  --------  --------  -----------  ---------  ---------  ---------
Purchase................   1,945      573,696,741.36     65.09       6.827      711      294,960      80.04      11.93      85.09
Refinance - Rate Term...     448      149,884,167.06     17.01       6.850      704      334,563      77.04      13.98      88.33
Refinance - Cashout.....     492      157,744,242.56     17.90       6.949      706      320,618      73.50      18.13      83.75
                           -----      --------------    ------       -----      ---      -------      -----      -----      -----
   Total................   2,885      881,325,150.98    100.00       6.853      709      305,485      78.36      13.39      85.40
                           =====      ==============    ======       =====      ===      =======      =====      =====      =====

                                     A-II-6

                          TYPES OF MORTGAGED PROPERTIES

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL
                                                       BALANCE                             AVERAGE
                            NUMBER     AGGREGATE     OUTSTANDING              WEIGHTED    PRINCIPAL   WEIGHTED
                              OF       PRINCIPAL       OF THE     WEIGHTED     AVERAGE     BALANCE    AVERAGE              PERCENT
                           MORTGAGE     BALANCE        CUT-OFF     AVERAGE     CREDIT    OUTSTANDING  ORIGINAL  PERCENT   INTEREST
PROPERTY TYPE               LOANS   OUTSTANDING ($)     DATE      COUPON (%)    SCORE        ($)       LTV (%)  FULL DOC.    ONLY
-----------------------    -------   --------------  -----------  ---------   --------   -----------  --------- --------  ----------
Single Family
 Residence..............    1,670    521,326,417.93     59.15        6.835        709       312,172      78.07     12.36     86.60
Planned Unit
 Development............      713    229,207,027.83     26.01        6.831        709       321,468      78.75     14.39     84.56
Condominium.............      382     96,470,161.67     10.95        6.896        712       252,540      79.03     17.00     88.48
2-4 Family..............      104     30,800,772.98      3.49        7.164        704       296,161      78.13     12.26     60.93
Cooperative.............        9      2,472,004.06      0.28        7.157        696       274,667      80.35      0.00    100.00
Townhouse...............        7      1,048,766.51      0.12        6.723        691       149,824      77.90     35.45     72.56
                            -----    --------------    ------        -----        ---       -------      -----     -----    ------
   Total................    2,885    881,325,150.98    100.00        6.853        709       305,485      78.36     13.39     85.40
                            =====    ==============    ======        =====        ===       =======      =====     =====    ======

                                     A-II-7

                              DOCUMENTATION SUMMARY

                                                          % OF
                                                        AGGREGATE
                                                        PRINCIPAL                             AVERAGE
                                        AGGREGATE        BALANCE                 WEIGHTED    PRINCIPAL  WEIGHTED
                         NUMBER OF      PRINCIPAL      OUTSTANDING   WEIGHTED     AVERAGE     BALANCE   AVERAGE             PERCENT
                         MORTGAGE        BALANCE       AS OF THE      AVERAGE     CREDIT    OUTSTANDING ORIGINAL  PERCENT   INTEREST
DOCUMENTATION              LOANS      OUTSTANDING ($)  CUT-OFF DATE  COUPON (%)    SCORE        ($)      LTV (%)  FULL DOC.   ONLY
-------------            --------     ---------------  ------------  ----------  --------   ----------- --------- --------- -------
GREENPOINT
DOCUMENTATION
Stated Income..........    684         262,603,432.07     29.80         6.700      707       383,923      79.10      0.00     97.83
Full Documentation.....     47          13,518,245.95      1.53         6.497      694       287,622      74.89    100.00     96.50
Stated Income/
 Stated Asset..........      7           2,101,585.52      0.24         6.929      679       300,227      75.00      0.00    100.00
No Income Disclosure...      1             219,999.02      0.02         8.750      625       219,999      80.00      0.00    100.00
No Income or
Employment Disclosure..      1             182,593.36      0.02         6.250      698       182,593      79.99      0.00      0.00
                         -----         --------------    ------         -----      ---       -------      -----    ------    ------
   Sub-Total...........    740         278,625,855.92     31.61         6.693      707       376,521      78.87      4.85     97.72
FNBA DOCUMENTATION
Full Documentation.....     80          18,072,935.77      2.05         6.805      705       225,912      80.03    100.00     88.18
   No Documentation....     16           3,415,982.66      0.39         7.023      713       213,499      68.13      0.00     56.85
No Documentation
      w/Assets.........      1             411,530.34      0.05         6.625      713       411,530      70.00      0.00      0.00
No Income No Assets....      3             538,622.95      0.06         7.359      686       179,541      64.39      0.00     44.04
No Ratio...............    116          33,504,285.78      3.80         7.294      716       288,830      82.35      0.00     84.51
Stated Income..........    422         115,985,307.20     13.16         7.058      690       274,847      79.05      0.00     85.35
                         -----         --------------    ------         -----      ---       -------      -----    ------    ------
   Sub-Total...........    638         171,928,664.70     19.51         7.077      697       269,481      79.51     10.51     84.59

NATCITY DOCUMENTATION
Stated Income
 Verified
 Employment............    223          66,321,282.91      7.53         6.701      731       297,405      76.50      0.00     93.18
Full Documentation....     192          50,377,590.96      5.72         6.458      719       262,383      77.68    100.00     93.69
No Income Verified
 Assets................     48          18,306,395.80      2.08         6.807      735       381,383      75.29      0.00     91.07
No Documentation.......     35          10,236,161.86      1.16         6.674      740       292,462      70.37      0.00     95.62
Stated Income Stated
 Assets................     22           6,795,132.54      0.77         6.781      705       308,870      70.36      0.00     92.51
12 Month Income
 Verification..........     11           3,650,353.80      0.41         6.286      716       331,850      66.84      0.00    100.00
No Income No Assets         13           3,251,403.29      0.37         6.775      708       250,108      84.39      0.00     91.20
1 Paystub w/Verbal
 Verification of
 Employment............      3             547,212.99      0.06         6.309      794       182,404      78.83      0.00    100.00
Verbal Verification
 of Employment.........      1             202,800.00      0.02         7.000      716       202,800      80.00      0.00    100.00
                         -----         --------------    ------         -----      ---       -------      -----    ------    ------
   Sub-Total...........    548         159,688,334.15     18.12         6.629      727       291,402      76.03     31.55     93.38
AMERIQUEST DOCUMENTATION
Stated Income..........    349          96,163,652.84     10.91         6.873      715       275,541      79.48      0.00     70.28
Full Documentation.....     57          12,951,191.28      1.47         6.623      719       227,214      79.36    100.00     57.64
Reduced Documentation..      8           2,012,488.71      0.23         6.620      741       251,561      80.00      0.00     93.19
                         -----         --------------    ------         -----      ---       -------      -----    ------    ------
   Sub-Total...........    414         111,127,332.83     12.61         6.839      716       268,424      79.47     11.65     69.22
OTHER DOCUMENTATION
No Ratio...............    114          38,238,569.22      4.34         7.070      695       335,426      78.56      0.00     50.20
Stated Documentation...     97          29,320,669.13      3.33         7.583      705       302,275      78.26      0.00     75.06
Full Documentation.....     88          23,052,171.25      2.62         6.919      716       261,956      75.44    100.00     77.88
Stated Income
Verified
Assets.................     57          17,072,659.28      1.94         6.545      697       299,520      79.60      0.00     91.34
Stated Income Stated
  Assets                    63          16,191,019.73      1.84         7.050      687       257,000      79.60      0.00     84.48
No Income Verification.     35           9,871,937.34      1.12         7.400      707       282,055      76.89      0.00      0.00
 Stated Income.........     25           6,467,561.58      0.73         7.268      705       258,702      79.79      0.00     82.40
No Documentation......      22           5,347,355.62      0.61         7.176      731       243,062      71.86      0.00     57.41
Stated Income Full
 Assets................      8           4,074,118.62      0.46         7.713      713       509,265      74.17      0.00    100.00
No Income No Assets....     15           3,334,614.14      0.38         7.085      696       222,308      82.77      0.00     56.51
 Alternative
 Documentation.........     12           2,948,211.21      0.33         6.223      734       245,684      76.74      0.00     75.97
No Income No Assets
No Employment..........      6           2,020,043.82      0.23         7.654      720       336,674      73.46      0.00     93.02
 Lite Income
Verification...........      1           1,120,000.00      0.13         6.500      768     1,120,000      70.00      0.00    100.00
Reduced Documentation.       2             896,032.44      0.10         7.148      669       448,016      77.00      0.00    100.00
   Sub-Total...........    545         159,954,963.38     18.15         7.121      704       293,495      77.81     14.41     68.10
                         -----         --------------    ------         -----      ---     ---------      -----    ------    ------
   Total...............  2,885         881,325,150.98    100.00         6.853      709       305,485      78.36     13.39     85.40
                         =====         ==============    ======         =====      ===     =========      =====    ======    ======

                                     A-II-8

                                 OCCUPANCY TYPES

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                            AVERAGE
                            NUMBER     AGGREGATE       BALANCE                WEIGHTED    PRINCIPAL   WEIGHTED
                              OF       PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE      BALANCE    AVERAGE              PERCENT
                           MORTGAGE     BALANCE       AS OF THE    AVERAGE    CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
OCCUPANCY                   LOANS   OUTSTANDING ($)  CUT-OFF DATE COUPON (%)   SCORE         ($)       LTV (%)  FULL DOC.    ONLY
------------------------   -------- ---------------  ------------ ----------  -------    -----------  --------  --------   ---------
Primary.................   2,438     773,682,437.98     87.79       6.803        707       317,343       78.64     11.64     86.92
Investment..............     348      81,549,321.99      9.25       7.302        726       234,337       75.94     28.79     74.49
Second Home.............      99      26,093,391.01      2.96       6.915        727       263,570       77.64     16.99     74.36
                           -----     --------------    ------       -----        ---       -------       -----     -----     -----
   Total................   2,885     881,325,150.98    100.00       6.853        709       305,485       78.36     13.39     85.40
                           =====     ==============    ======       =====        ===       =======       =====     =====     =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                                  CREDIT SCORES

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL                            AVERAGE
                            NUMBER     AGGREGATE       BALANCE                WEIGHTED    PRINCIPAL   WEIGHTED
                              OF       PRINCIPAL     OUTSTANDING   WEIGHTED   AVERAGE      BALANCE    AVERAGE              PERCENT
                           MORTGAGE     BALANCE       AS OF THE    AVERAGE     CREDIT    OUTSTANDING  ORIGINAL   PERCENT   INTEREST
RANGE OF CREDIT SCORES      LOANS   OUTSTANDING ($)  CUT-OFF DATE  COUPON (%)  SCORE         ($)      LTV (%)   FULL DOC.    ONLY
------------------------   -------- ---------------  ------------  ---------  --------   -----------  --------  --------  ----------
No Credit Score.........       2        905,820.87       0.10       7.405       N/A        452,910      80.00      0.00      0.00
551 to 575..............       1        196,000.00       0.02       7.125       558        196,000      80.00    100.00    100.00
601 to 625..............      33      7,830,427.95       0.89       7.340       622        237,286      77.75     15.24     78.98
626 to 650..............     168     43,557,926.46       4.94       7.380       639        259,273      79.00     20.74     79.87
651 to 675..............     456    145,742,676.59      16.54       6.935       666        319,611      78.60     12.42     87.86
676 to 700..............     704    218,291,510.74      24.77       6.859       688        310,073      78.71     10.31     85.35
701 to 725..............     580    178,965,320.96      20.31       6.794       713        308,561      79.09     11.01     83.09
726 to 750..............     412    121,537,090.50      13.79       6.808       737        294,993      78.31     13.37     87.84
751 to 775..............     318    100,871,399.68      11.45       6.793       762        317,206      77.63     20.46     83.27
776 to 800..............     160     47,797,873.62       5.42       6.554       786        298,737      75.88     15.26     92.56
801 to 825..............      51     15,629,103.61       1.77       6.565       807        306,453      74.01     19.58     85.86
                           -----    --------------     ------       -----       ---        -------      -----     -----    ------
   Total................   2,885    881,325,150.98     100.00       6.853       709        305,485      78.36     13.39     85.40
                           =====    ==============     ======       =====       ===        =======      =====     =====    ======

         The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 558 to 823 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 709.

                                     A-II-9

                                  GROSS MARGINS

                                                          % OF
                                                       AGGREGATE
                                                       PRINCIPAL                          AVERAGE
                            NUMBER      AGGREGATE       BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL     OUTSTANDING   AVERAGE    AVERAGE    BALANCE     AVERAGE              PERCENT
RANGE OF  GROSS            MORTGAGE      BALANCE       AS OF THE     COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
MARGIN (%)                  LOANS    OUTSTANDING ($)  CUT-OFF DATE    (%)       SCORE       ($)       LTV (%)  FULL DOC.    ONLY
------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
2.001 to 2.250..........    1,551     504,181,173.93     57.21       6.818       708      325,068       78.60      8.48      85.38
2.251 to 2.500..........       31       9,554,755.66      1.08       6.142       704      308,218       79.79     15.93      96.48
2.501 to 2.750..........    1,147     316,780,935.24     35.94       6.860       710      276,182       77.03     19.59      85.75
2.751 to 3.000..........       46      15,084,197.50      1.71       6.449       708      327,917       78.71     32.24      94.95
3.001 to 3.250..........       45      17,496,012.65      1.99       7.369       737      388,800       81.07     29.58      70.41
3.251 to 3.500..........       16       4,584,153.41      0.52       7.650       738      286,510       97.65     22.11      94.16
3.501 to 3.750..........       10       2,407,306.50      0.27       7.861       704      240,731       97.45      5.82      74.14
3.751 to 4.000..........        9       2,286,347.16      0.26       8.314       708      254,039      100.00      0.00      76.76
4.001 to 4.250..........        5       1,466,109.97      0.17       8.118       678      293,222       92.23     12.11      61.15
4.251 to 4.500..........        2         313,537.69      0.04       8.455       707      156,769       90.40     48.02      51.98
4.501 to 4.750                  2         621,980.00      0.07       9.764       664      310,990      100.00      0.00     100.00
4.751 to 5.000..........       19       5,939,841.27      0.67       7.786       662      312,623       80.37      0.00      76.58
5.251 to 5.500..........        1         112,000.00      0.01       6.750       799      112,000       80.00    100.00     100.00
5.751 to 6.000..........        1         496,800.00      0.06       6.875       687      496,800       80.00      0.00     100.00
                           ------    ---------------    ------       -----       ---      -------       -----     -----     ------
   Total................    2,885     881,325,150.98    100.00       6.853       709      305,485       78.36     13.39      85.40
                           ======    ===============    ======       =====       ===      =======       =====     =====     ======

      As of the Cut-off Date, the Gross Margin for the Mortgage Loans ranged from 2.250% per annum to 5.875% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 2.505% per annum.

                                     A-II-10

                             MAXIMUM MORTGAGE RATES

                                                          % OF
                                                       AGGREGATE
                                                       PRINCIPAL                          AVERAGE
                            NUMBER      AGGREGATE       BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL     OUTSTANDING   AVERAGE    AVERAGE    BALANCE     AVERAGE              PERCENT
RANGE OF  MAXIMUM          MORTGAGE      BALANCE       AS OF THE     COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
MORTGAGE RATES (%)          LOANS    OUTSTANDING ($)  CUT-OFF DATE    (%)       SCORE       ($)       LTV (%)  FULL DOC.    ONLY
------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
9.751 to 10.000.........       2          357,949.99      0.04       5.000       740      178,975       79.99     49.15     100.00
10.001 to 10.250........       1          328,900.00      0.04       5.250       723      328,900       65.00      0.00     100.00
10.251 to 10.500........       5        1,735,650.00      0.20       5.407       702      347,130       80.69      0.00     100.00
10.501 to 10.750........      27        8,178,600.06      0.93       5.440       726      302,911       77.57     32.36      92.94
10.751 to 11.000........      97       28,259,257.45      3.21       5.843       734      291,333       73.48     38.21      90.45
11.001 to 11.250........     195       69,144,194.85      7.85       6.190       724      354,586       76.88     20.85      94.74
11.251 to 11.500........     320      106,367,373.29     12.07       6.423       718      332,398       76.90     23.81      93.24
11.501 to 11.750........     355      108,774,872.69     12.34       6.662       713      306,408       77.79     12.60      89.90
11.751 to 12.000........     367      108,477,818.79     12.31       6.799       709      295,580       78.92      9.41      88.71
12.001 to 12.250........     225       64,054,327.38      7.27       6.925       709      284,686       79.01      7.94      82.18
12.251 to 12.500........     275       92,610,453.16     10.51       6.903       708      336,765       78.32      8.54      85.26
12.501 to 12.750........     249       77,159,348.82      8.75       7.040       702      309,877       78.23      6.18      79.02
12.751 to 13.000........     250       76,035,335.36      8.63       7.176       700      304,141       79.03     12.61      82.32
13.001 to 13.250........     163       42,151,775.56      4.78       7.351       694      258,600       80.31      6.44      77.30
13.251 to 13.500........     142       39,090,456.98      4.44       7.568       697      275,285       80.25      6.05      74.44
13.501 to 13.750........      70       24,838,112.84      2.82       7.708       703      354,830       78.44     25.35      69.85
13.751 to 14.000........      66       19,068,084.81      2.16       7.930       695      288,910       80.89      4.27      77.59
14.001 to 14.250........      41        7,591,365.40      0.86       8.158       685      185,155       82.27     12.31      58.98
14.251 to 14.500........      17        3,344,942.27      0.38       8.417       686      196,761       91.60      1.72      71.45
14.501 to 14.750........       8        2,062,193.91      0.23       8.568       658      257,774       86.42      7.30      61.20
14.751 to 15.000........       5          741,435.09      0.08       8.849       706      148,287       96.86      0.00      84.28
15.001 to 15.250........       1           63,464.80      0.01       9.250       624       63,465       70.00      0.00       0.00
15.251 to 15.500........       2          267,257.48      0.03       9.402       664      133,629       86.72      0.00       0.00
15.501 to 15.750........       1          483,000.00      0.05       9.570       661      483,000      100.00      0.00     100.00
16.251 to 16.500........       1          138,980.00      0.02      10.440       673      138,980      100.00      0.00     100.00
                           -----     ---------------  --------      ------       ---      -------      ------     -----     ------
   Total................   2,885      881,325,150.98    100.00       6.853       709      305,485       78.36     13.39      85.40
                           =====     ===============  ========      ======       ===      =======      ======     =====     ======

         As of the Cut-off Date, the Maximum Mortgage Rates for the Mortgage Loans ranged from 10.000% per annum to 16.440% per annum and the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 12.220% per annum.

                                    A-II-11

                            NEXT RATE ADJUSTMENT DATE

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                            NUMBER      AGGREGATE      BALANCE                WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL    OUTSTANDING    WEIGHTED   AVERAGE    BALANCE     AVERAGE              PERCENT
                           MORTGAGE      BALANCE      AS OF THE     AVERAGE    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
NEXT RATE ADJUSTMENT DATE   LOANS    OUTSTANDING ($) CUT-OFF DATE  COUPON (%)   SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------  --------  --------------  ------------  ---------  --------  -----------  --------  ---------  --------
April 2007...............     1          242,602.08     0.03         7.750       816      242,602      80.00    100.00     100.00
December 2007............     1          157,502.52     0.02         7.625       782      157,503      80.00    100.00     100.00
January 2008.............     1          459,999.99     0.05         5.500       696      460,000      80.00    100.00     100.00
March 2008...............     1          217,600.00     0.02         6.625       696      217,600      80.00      0.00     100.00
April 2008...............     1           98,928.63     0.01         6.250       643       98,929      80.00    100.00       0.00
May 2008.................     1          105,884.68     0.01         5.875       664      105,885      64.85      0.00       0.00
June 2008................     2          569,535.43     0.06         6.390       665      284,768      77.82     80.70     100.00
July 2008................     3        1,086,964.22     0.12         7.651       740      362,321      77.24      0.00      81.70
August 2008..............     6        1,043,159.98     0.12         7.411       687      173,860      79.19     54.76      43.41
September 2008...........    18        3,755,217.84     0.43         7.750       703      208,623      78.15      4.93      35.98
October 2008.............    26        6,668,703.05     0.76         7.312       708      256,489      78.66     25.67      61.45
November 2008............    34        9,271,264.61     1.05         7.332       709      272,684      78.00     43.88      85.14
December 2008............    14        5,227,285.41     0.59         7.627       734      373,378      76.09     12.14      76.78
January 2009.............    17        4,241,995.79     0.48         7.040       697      249,529      79.72      3.92      57.69
February 2009............    12        3,956,134.81     0.45         6.896       709      329,678      80.14     11.84      89.81
March 2009...............     3          461,244.01     0.05         6.944       594      153,748      81.29    100.00      85.68
April 2009...............     1          218,399.15     0.02         7.875       670      218,399      80.00      0.00     100.00
May 2009.................     2          465,009.03     0.05         7.150       724      232,505      78.32      0.00     100.00
August 2009..............     2          615,925.33     0.07         7.438       677      307,963      80.00     58.45     100.00
September 2009...........     7        1,965,849.19     0.22         7.286       698      280,836      81.01     11.67      88.33
October 2009.............     9        3,281,426.87     0.37         7.329       701      364,603      78.88      0.00      90.14
November 2009............    36        9,163,655.72     1.04         7.012       723      254,546      79.33     10.77      62.84
December 2009............    64       18,994,457.08     2.16         6.484       712      296,788      78.73     26.92      88.31
January 2010.............    58       22,038,066.20     2.50         6.626       702      379,967      79.26      4.10      94.12
February 2010............    97       37,825,463.86     4.29         6.574       712      389,953      79.95      4.05      98.72
July 2010................     1           40,462.87     0.00         6.625       723       40,463      76.44    100.00     100.00
November 2010............     1          388,531.64     0.04         6.625       643      388,532      95.00      0.00     100.00
December 2010............     1          140,100.00     0.02         5.875       688      140,100      89.95    100.00     100.00
January 2011.............     2          526,898.79     0.06         6.240       689      263,449      79.27     27.32     100.00
March 2011...............     1          154,976.25     0.02         7.875       741      154,976      80.00      0.00     100.00
April 2011...............     7        1,323,827.65     0.15         7.036       710      189,118      75.92      9.96      74.24
May 2011.................     4          884,888.61     0.10         6.899       708      221,222      79.35     16.99     100.00
June 2011................     8        2,250,057.36     0.26         7.099       698      281,257      77.78      2.97     100.00
July 2011................     7        1,833,641.49     0.21         7.103       716      261,949      80.00      0.00      91.94
August 2011..............    11        2,959,205.07     0.34         7.675       690      269,019      79.46     25.21      92.61
September 2011...........    58       19,037,171.31     2.16         6.981       707      328,227      77.43      7.63      79.38
October 2011.............   115       33,850,627.51     3.84         6.944       703      294,353      78.65     16.63      86.29
November 2011............   973      273,538,684.03    31.04         6.884       708      281,129      78.61     13.92      85.76
December 2011............   386      112,115,756.67    12.72         6.833       714      290,455      76.93     20.76      85.68
January 2012.............   304      101,325,947.76    11.50         6.980       707      333,309      78.62      4.14      64.77
February 2012............   235       90,453,377.61    10.26         6.570       707      384,908      78.32      6.02      97.99
October 2012.............     1          328,900.00     0.04         5.250       723      328,900      65.00      0.00     100.00
November 2012............     1          536,032.44     0.06         7.500       645      536,032      74.99      0.00     100.00
March 2013...............     1          500,000.00     0.06         7.375       662      500,000      76.92      0.00     100.00
August 2013..............     2          441,912.00     0.05         7.171       666      220,956      71.72     46.33     100.00
September 2013...........     3          546,300.00     0.06         6.783       769      182,100      83.34     13.47     100.00
October 2013.............     6        1,751,038.80     0.20         7.170       720      291,840      75.24     18.65      54.33
November 2013............    59       15,921,090.46     1.81         7.083       716      269,849      81.34     12.55      69.34
December 2013............   138       35,396,479.82     4.02         6.571       726      256,496      75.87     34.64      94.78
January 2014.............    42       15,649,882.38     1.78         6.767       709      372,616      79.39      4.53      98.19
February 2014............    56       20,986,096.71     2.38         6.892       697      374,752      79.89      3.61      98.88
October 2015.............     1           47,970.58     0.01         7.625       725       47,971      90.00      0.00       0.00
September 2016...........     4        1,024,600.00     0.12         6.562       731      256,150      72.16     79.54     100.00
October 2016.............     5        2,375,400.00     0.27         6.468       743      475,080      72.33     52.85     100.00
November 2016............     5        1,842,805.68     0.21         7.549       683      368,561      66.93     32.28     100.00
December 2016............     2          326,100.00     0.04         6.407       737      163,050      66.03    100.00     100.00
January 2017.............    12        4,760,327.92     0.54         7.450       702      396,694      80.00      7.23     100.00
February 2017............    16        5,933,784.09     0.67         7.209       704      370,862      79.18      0.00     100.00
                           -----     --------------  -------         -----       ---      -------      -----     -----     ------
   Total.................  2,885     881,325,150.98   100.00         6.853       709      305,485      78.36     13.39      85.40
                           =====     ==============  =======         =====       ===      =======      =====     =====     ======

                                    A-II-12

                          THE GROUP ONE MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                                                      % OF
                                                    AGGREGATE
                                                    PRINCIPAL                           AVERAGE
                         NUMBER      AGGREGATE       BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL    WEIGHTED
                           OF        PRINCIPAL     OUTSTANDING   AVERAGE   AVERAGE     BALANCE      AVERAGE               PERCENT
CURRENT MORTGAGE RATES  MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING   ORIGINAL    PERCENT   INTEREST
         (%)              LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)        LTV (%)   FULL DOC.    ONLY
----------------------  --------  ---------------  ------------  --------  --------  ------------  ---------  ---------  --------
4.751 to 5.000........      1          175,949.99        0.09      5.000      758        175,950      79.98    100.00     100.00
5.001 to 5.250........      1          328,900.00        0.17      5.250      723        328,900      65.00      0.00     100.00
5.501 to 5.750........      6        1,208,960.84        0.63      5.680      724        201,493      73.19     59.69     100.00
5.751 to 6.000........     41        9,775,325.04        5.10      5.947      731        238,423      69.31     34.55      86.67
6.001 to 6.250........     64       15,452,512.26        8.06      6.221      724        241,446      73.21     33.15      88.12
6.251 to 6.500........    127       30,609,544.49       15.96      6.453      707        241,020      75.98     33.18      89.47
6.501 to 6.750........    139       31,216,446.65       16.28      6.689      707        224,579      76.35     14.16      80.78
6.751 to 7.000........    170       36,901,256.90       19.24      6.910      701        217,066      78.25     16.13      73.16
7.001 to 7.250........     98       20,290,490.58       10.58      7.190      700        207,046      77.77     13.10      64.97
7.251 to 7.500........     83       17,148,086.76        8.94      7.439      693        206,603      79.85     10.79      73.70
7.501 to 7.750........     52       10,905,573.68        5.69      7.694      701        209,723      79.31      5.77      59.47
7.751 to 8.000........     37        7,192,680.66        3.75      7.896      693        194,397      79.58     14.21      68.47
8.001 to 8.250........     31        6,014,626.09        3.14      8.166      690        194,020      81.02      6.83      63.56
8.251 to 8.500........     16        3,284,661.15        1.71      8.462      676        205,291      81.46      1.75      60.67
8.501 to 8.750........      3          779,640.58        0.41      8.663      639        259,880      83.47      0.00      53.94
8.751 to 9.000........      3          245,085.08        0.13      8.875      659         81,695      79.99     52.45       0.00
9.001 to 9.250........      1           63,464.80        0.03      9.250      624         63,465      70.00      0.00       0.00
9.251 to 9.500........      1           58,383.54        0.03      9.500      662         58,384      75.00      0.00       0.00
10.251 to 10.500......      1          138,980.00        0.07     10.440      673        138,980     100.00      0.00     100.00
                          ---      --------------      ------     ------      ---        -------     ------    ------     ------
   Total..............    875      191,790,569.09      100.00      6.922      704        219,189      77.04     19.13      76.65
                          ===      ==============      ======     ======      ===        =======     ======    ======     ======

      As of the Cut-off Date, Mortgage Rates borne by the Group One Mortgage Loans ranged from 5.000% per annum to 10.440% per annum and the weighted average Mortgage Rate of the Group One Mortgage Loans was approximately 6.922% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP ONE MORTGAGE LOANS

                                                       % OF
                                                     AGGREGATE
                                                     PRINCIPAL                         AVERAGE
                         NUMBER      AGGREGATE       BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL    WEIGHTED
                           OF        PRINCIPAL     OUTSTANDING   AVERAGE   AVERAGE     BALANCE      AVERAGE               PERCENT
RANGE OF REMAINING      MORTGAGE      BALANCE       AS OF THE     COUPON    CREDIT   OUTSTANDING   ORIGINAL    PERCENT   INTEREST
TERMS (MONTHS)            LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)        LTV (%)   FULL DOC.    ONLY
----------------------  --------  ---------------  ------------  --------  --------  ------------  ---------  ---------  --------
337 to 348............      8        1,030,916.94        0.54     6.522     702        128,865       75.27      37.88      78.41
349 to 360............    867      190,759,652.15       99.46     6.924     704        220,023       77.05      19.02      76.64
                          ---      --------------      ------     -----     ---        -------       -----      -----      -----
   Total..............    875      191,790,569.09      100.00     6.922     704        219,189       77.04      19.13      76.65
                          ===      ==============      ======     =====     ===        =======       =====      =====      =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group One Mortgage Loans ranged from 340 months to 359 months and the weighted average remaining term to stated maturity of the Group One Mortgage Loans was approximately 357 months.

                                    A-II-13

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE GROUP ONE MORTGAGE LOANS

                                                         % OF
                                                       AGGREGATE
                                                       PRINCIPAL                        AVERAGE
                             NUMBER     AGGREGATE       BALANCE     WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                               OF       PRINCIPAL     OUTSTANDING   AVERAGE  AVERAGE    BALANCE    AVERAGE            PERCENT
RANGE OF STATED PRINCIPAL   MORTGAGE     BALANCE     AS OF THE CUT-  COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
BALANCES ($)                  LOANS  OUTSTANDING ($)    OFF DATE      (%)     SCORE       ($)      LTV (%) FULL DOC.   ONLY
--------------------------- -------- --------------- -------------- -------- -------- ----------- -------- --------- --------
0.01 to 100,000.00.........    67       5,327,128.07      2.78        7.260    707       79,509     74.92    16.43     50.81
100,000.01 to 200,000.00...   349      53,497,946.64     27.89        6.991    705      153,289     77.56    27.22     66.93
200,000.01 to 300,000.00...   277      68,286,480.37     35.60        6.904    708      246,522     76.58    18.17     81.32
300,000.01 to 400,000.00...   157      54,272,362.77     28.30        6.867    699      345,684     77.94    13.24     79.15
400,000.01 to 500,000.00...    25      10,406,651.24      5.43        6.799    704      416,266     73.81    15.87     96.15
                              ---     --------------    ------        -----    ---      -------     -----    -----     -----
   Total...................   875     191,790,569.09    100.00        6.922    704      219,189     77.04    19.13     76.65
                              ===     ==============    ======        =====    ===      =======     =====    =====     =====

      As of the Cut-off Date, the stated principal balances of the Group One Mortgage Loans ranged from approximately $30,064 to approximately $462,000 and the average stated principal balance of the Group One Mortgage Loans was approximately $219,189.

                                    A-II-14

                 PRODUCT TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                                          % OF
                                                       AGGREGATE
                                                       PRINCIPAL                       AVERAGE
                             NUMBER     AGGREGATE       BALANCE     WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                               OF       PRINCIPAL     OUTSTANDING   AVERAGE   AVERAGE   BALANCE   AVERAGE            PERCENT
                            MORTGAGE     BALANCE     AS OF THE CUT-  COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
PRODUCT TYPES                LOANS   OUTSTANDING ($)    OFF DATE      (%)      SCORE      ($)      LTV (%) FULL DOC.   ONLY
--------------------------- -------- --------------- -------------- -------- -------- ----------- -------- --------- --------
10/20 LIBOR Loans (1 Year
Libor).....................     4         906,406.66      0.47        6.471    696      226,602     63.23   100.00    100.00
10/20 LIBOR Loans (6 Month
Libor).....................     7       1,995,407.92      1.04        7.419    703      285,058     79.18     0.00    100.00
2/28 LIBOR Loans (6 Month
Libor).....................    26       4,681,783.14      2.44        7.521    696      180,069     75.46    25.61     60.63
3/27 LIBOR Loans (6 Month
Libor).....................    58      11,462,406.58      5.98        6.677    707      197,628     78.40    21.28     84.88
3/27 LIBOR Loans (6ML 40 Yr
Amort).....................     5         885,084.01      0.46        7.186    715      177,017     80.00    16.23      0.00
5/25 LIBOR Loans (6ML 40 Yr
Amort).....................    13       2,475,295.59      1.29        6.689    704      190,407     78.84    30.89      0.00
5/25 LIBOR Loans (1 Year
Libor).....................    42       9,272,884.57      4.83        6.887    707      220,783     73.90    27.95     79.71
5/25 LIBOR Loans (6 Month
Libor).....................   599     132,247,380.21     68.95        6.953    703      220,780     77.17    16.45     75.77
7/23 LIBOR Loans (1 Year
Libor).....................     5       1,418,905.37      0.74        6.218    749      283,781     70.39    40.42     84.04
7/23 LIBOR Loans (6 Month
Libor).....................   114      26,185,376.96     13.65        6.807    708      229,696     77.59    23.54     86.86
7/23 LIBOR Loans (6ML 40 Yr
Amort).....................     2         259,638.08      0.14        7.355    705      129,819     80.00    57.84      0.00
                              ---     --------------    ------        -----    ---      -------     -----    -----    ------
   Total...................   875     191,790,569.09    100.00        6.922    704      219,189     77.04    19.13     76.65
                              ===     ==============    ======        =====    ===      =======     =====    =====    ======

               AMORTIZATION TYPE FOR THE GROUP ONE MORTGAGE LOANS

                                                         % OF
                                                       AGGREGATE
                                                       PRINCIPAL                       AVERAGE
                             NUMBER     AGGREGATE       BALANCE    WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                               OF       PRINCIPAL     OUTSTANDING   AVERAGE AVERAGE    BALANCE    AVERAGE           PERCENT
                            MORTGAGE     BALANCE       AS OF THE    COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
AMORTIZATION TYPE             LOANS  OUTSTANDING ($) CUT-OFF DATE     (%)    SCORE       ($)      LTV (%) FULL DOC.   ONLY
--------------------------- -------- --------------- ------------  -------- -------- ----------- -------- --------- --------
Fully Amortizing...........   219      41,163,931.68     21.46       7.182    704      187,963     77.66      13.75    0.00
Balloon....................    20       3,620,017.68      1.89       6.859    707      181,001     79.21      29.24    0.00
36 Month Interest-Only.....     1          99,996.70      0.05       8.000    677       99,997     58.82       0.00  100.00
60 Month Interest-Only.....   114      26,201,075.99     13.66       6.699    724      229,834     76.72      24.72  100.00
84 Month Interest-Only.....    57      13,226,217.41      6.90       6.600    723      232,039     75.35      38.63  100.00
120 Month Interest-Only....   464     107,479,329.63     56.04       6.918    698      231,636     77.04      17.10  100.00
                              ---     --------------    ------       -----    ---      -------     -----    -------  ------
   Total...................   875     191,790,569.09    100.00       6.922    704      219,189     77.04      19.13   76.65
                              ===     ==============    ======       =====    ===      =======     =====    =======  ======

                                    A-II-15

                     INDEX FOR THE GROUP ONE MORTGAGE LOANS

                                                         % OF
                                                       AGGREGATE
                                                       PRINCIPAL                        AVERAGE
                             NUMBER     AGGREGATE       BALANCE    WEIGHTED WEIGHTED   PRINCIPAL  WEIGHTED
                               OF       PRINCIPAL     OUTSTANDING   AVERAGE AVERAGE     BALANCE    AVERAGE           PERCENT
                            MORTGAGE     BALANCE       AS OF THE    COUPON   CREDIT   OUTSTANDING ORIGINAL  PERCENT  INTEREST
INDEX                         LOANS  OUTSTANDING ($) CUT-OFF DATE     (%)    SCORE        ($)      LTV (%) FULL DOC.   ONLY
--------------------------- -------- --------------- ------------  -------- -------- ----------- -------- --------- --------
LIBOR - 6 Month............   824     180,192,372.49       93.95      6.932    704      218,680     77.33      18.10  76.32
LIBOR - 1 Year.............    51      11,598,196.60        6.05      6.773    712      227,416     72.64      35.10  81.82
                              ---     --------------      ------      -----    ---      -------     -----    -------  -----
   Total...................   875     191,790,569.09      100.00      6.922    704      219,189     77.04      19.13  76.65
                              ===     ==============      ======      =====    ===      =======     =====    =======  =====

                                    A-II-16

  GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE
                                     LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED   PRINCIPAL     WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE     AVERAGE    BALANCE      AVERAGE             PERCENT
GEOGRAPHIC           MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT  INTEREST
DISTRIBUTIONS         LOANS     OUTSTANDING ($)       DATE            (%)      SCORE        ($)         LTV (%)  FULL DOC.    ONLY
-------------------- --------   ---------------  ---------------  --------    --------   -----------   -------   --------- --------
Alabama.............      4         483,392.53        0.25          6.892       703       120,848       77.76      50.57      69.98
Arizona.............     77      16,032,552.33        8.36          6.734       711       208,215       77.58      21.55      85.44
Arkansas............      2         179,499.75        0.09          7.210       728        89,750       88.14     100.00      44.57
California..........    113      34,230,996.89       17.85          6.696       706       302,929       72.97      12.85      87.69
Colorado............     38       6,498,239.72        3.39          7.016       712       171,006       78.82      25.12      58.96
Connecticut.........      6       1,182,284.00        0.62          6.901       715       197,047       76.69       0.00      79.75
Delaware............      6         958,745.05        0.50          6.851       692       159,791       79.02      23.34      92.10
District of
 Columbia...........      8       2,185,167.27        1.14          6.987       715       273,146       67.95      24.72     100.00
Florida.............     94      19,302,353.75       10.06          7.161       709       205,344       79.08      16.62      75.60
Georgia.............     15       1,995,977.09        1.04          7.069       697       133,065       78.93      24.37      81.25
Idaho...............     10       2,373,569.27        1.24          7.185       724       237,357       80.15       0.00      31.96
Illinois............     51      10,253,885.76        5.35          7.147       710       201,057       78.44      16.38      46.95
Indiana.............      4         574,967.64        0.30          7.266       678       143,742       79.74       0.00       0.00
Kentucky............      2         224,160.74        0.12          7.112       710       112,080       79.64     100.00     100.00
Louisiana...........      1         113,698.65        0.06          8.125       711       113,699       95.00       0.00       0.00
Maine...............      1         143,443.29        0.07          6.625       691       143,443       80.00     100.00       0.00
Maryland............     73      17,873,218.12        9.32          6.804       693       244,839       78.90      18.37      87.52
Massachusetts.......     14       3,506,688.61        1.83          6.666       718       250,478       73.77      35.18      67.84
Michigan............     22       2,621,286.94        1.37          7.349       690       119,149       79.17      24.22      46.09
Minnesota...........     15       2,899,992.01        1.51          7.190       687       193,333       78.58      23.67      61.17
Missouri............     10       1,523,090.29        0.79          6.720       715       152,309       78.12      46.32      80.10
Montana.............      1         136,000.00        0.07          6.750       769       136,000       80.00     100.00     100.00
Nevada..............     56      12,411,540.04        6.47          6.970       708       221,635       77.33      16.96      50.45
New Hampshire.......      2         485,533.32        0.25          6.134       725       242,767       74.97      76.97     100.00
New Jersey..........     30       8,456,964.67        4.41          7.175       680       281,899       77.70      22.86      76.13
New Mexico..........      2         309,600.00        0.16          6.506       754       154,800       80.00       0.00      81.40
New York............     10       1,942,225.48        1.01          7.071       668       194,223       77.47       0.00      76.50
North Carolina......     16       2,708,158.84        1.41          7.176       684       169,260       78.58      22.39      77.81
Ohio................      7       1,142,594.90        0.60          6.881       721       163,228       83.89      49.70      88.81
Oklahoma............      1          67,067.22        0.03          8.125       639        67,067       80.00     100.00       0.00
Oregon..............     14       3,021,020.27        1.58          6.995       709       215,787       73.00      19.73      86.44
Pennsylvania........      9       1,649,671.95        0.86          7.278       684       183,297       76.66      27.54      74.66
Rhode Island........      6       1,368,427.85        0.71          7.501       713       228,071       82.51      31.04      69.97
South Carolina......     10       1,603,076.47        0.84          7.340       706       160,308       75.98       6.99      82.18
South Dakota........      1         115,253.78        0.06          7.625       677       115,254       80.00       0.00       0.00
Tennessee...........      1         144,000.00        0.08          6.500       735       144,000       80.00     100.00     100.00
Texas...............     17       2,176,547.44        1.13          7.641       723       128,032       80.88       3.27      24.25
Utah................     10       1,524,734.52        0.79          7.150       699       152,473       78.24      16.08      68.58
Vermont.............      1         180,500.00        0.09          8.625       683       180,500       95.00       0.00     100.00
Virginia............     59      14,272,008.24        7.44          6.701       707       241,898       77.62      17.69      91.28
Washington..........     47      10,998,246.79        5.73          6.812       707       234,005       76.01      27.06      92.95
West Virginia.......      3         755,300.00        0.39          6.801       712       251,767       85.06       0.00     100.00
Wisconsin...........      4         960,087.61        0.50          7.062       673       240,022       76.26      40.48      40.73
Wyoming.............      2         204,800.00        0.11          6.619       682       102,400       79.69       0.00     100.00
                        ---     --------------      ------          -----       ---       -------       -----     ------     ------
   Total............    875     191,790,569.09      100.00          6.922       704       219,189       77.04      19.13      76.65
                        ===     ==============      ======          =====       ===       =======       =====     ======     ======

     No more than approximately 0.78% of the Group One Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                                    A-II-17

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
RANGE                                               PRINCIPAL                             AVERAGE
OF ORIGINAL                       AGGREGATE          BALANCE       WEIGHTED   WEIGHTED   PRINCIPAL     WEIGHTED
LOAN TO              NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE     AVERAGE    BALANCE       AVERAGE             PERCENT
VALUE                MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL  PERCENT    INTEREST
RATIOS (%)            LOANS     OUTSTANDING ($)        DATE           (%)      SCORE        ($)         LTV (%)  FULL DOC.   ONLY
------------------   --------   ---------------  ---------------  --------    --------   -----------   -------   --------- --------
10.01 to 20.00.....     1           107,000.00          0.06        6.000        758       107,000       15.85       0.00    100.00
20.01 to 30.00.....     4           647,415.53          0.34        6.320        766       161,854       23.45       0.00    100.00
30.01 to 40.00.....    10         2,479,959.56          1.29        6.365        750       247,996       35.17       3.81     90.87
40.01 to 50.00.....    10         1,856,852.82          0.97        6.506        716       185,685       43.34      46.68     87.12
50.01 to 60.00.....    32         7,041,242.80          3.67        6.523        727       220,039       56.26      17.33     73.35
60.01 to 70.00.....    64        13,548,366.85          7.06        6.677        706       211,693       66.80      16.92     76.68
70.01 to 75.00.....    63        13,696,632.40          7.14        7.083        705       217,407       74.05      22.44     68.66
75.01 to 80.00.....   632       140,251,903.82         73.13        6.938        702       221,918       79.78      19.36     77.22
80.01 to 85.00.....    20         4,621,391.80          2.41        7.385        700       231,070       84.60       4.12     76.95
85.01 to 90.00.....    20         4,257,495.61          2.22        6.717        704       212,875       89.33      16.25     86.64
90.01 to 95.00.....    13         2,466,679.88          1.29        7.668        693       189,745       94.96      34.67     55.42
95.01 to 100.00....     6           815,628.02          0.43        8.435        699       135,938      100.00      29.36     62.96
                      ---       --------------        ------        -----        ---       -------       -----      -----     -----
   Total...........   875       191,790,569.09        100.00        6.922        704       219,189       77.04      19.13     76.65
                      ===       ==============        ======        =====        ===       =======       =====      =====     =====

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group One Mortgage Loans ranged from 15.85% to 100.00%.

                  LOAN PURPOSE FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED   PRINCIPAL     WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE     AVERAGE    BALANCE      AVERAGE              PERCENT
                     MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
LOAN PURPOSE          LOANS     OUTSTANDING($)         DATE           (%)      SCORE        ($)         LTV (%)   FULL DOC.   ONLY
-------------------- --------   ---------------  ---------------   --------    --------   -----------   -------   --------- --------
Purchase............   365       68,178,852.43      35.55            6.976       716        186,791       79.66    23.08     70.42
Refinance -
 Rate Term..........   238       58,605,243.52      30.56            6.888       693        246,241       78.46    15.75     86.95
Refinance -
 Cashout............   272       65,006,473.14      33.89            6.896       703        238,994       73.01    18.03     73.89
                       ---      --------------     ------            -----       ---        -------       -----    -----     -----
   Total............   875      191,790,569.09     100.00            6.922       704        219,189       77.04    19.13     76.65
                       ===      ==============     ======            =====       ===        =======       =====    =====     =====

                                    A-II-18

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL        OUTSTANDING     AVERAGE     AVERAGE    BALANCE      AVERAGE              PERCENT
                     MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
PROPERTY TYPE         LOANS     OUTSTANDING($)         DATE           (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
------------------   --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
Single Family
 Residence.........    493      107,676,728.57        56.14          6.892        703       218,411      76.46      20.06    77.40
PUD................    205       48,835,838.37        25.46          6.871        707       238,224      78.30      17.63    79.51
Condominium........    125       22,806,041.49        11.89          7.023        709       182,448      78.02      20.86    77.30
2-4 Family.........     44       10,896,372.44         5.68          7.184        700       247,645      74.49      15.78    53.18
Co-op..............      5        1,150,111.06         0.60          7.241        687       230,022      81.45       0.00   100.00
Townhouse..........      3          425,477.16         0.22          7.477        638       141,826      79.85       0.00    62.61
                       ---      --------------       ------          -----        ---       -------      -----      -----   ------
   Total...........    875      191,790,569.09       100.00          6.922        704       219,189      77.04      19.13    76.65
                       ===      ==============       ======          =====        ===       =======      =====      =====   ======

                                    A-II-19

             DOCUMENTATION SUMMARY FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE              PERCENT
                     MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
DOCUMENTATION         LOANS     OUTSTANDING($)         DATE           (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-------------------- --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
GREENPOINT
 DOCUMENTATION

Stated Income.......    122     31,360,903.17         16.35          6.809      688        257,057      77.72        0.00     93.95
Full
 Documentation......     16      2,919,788.83          1.52          6.718      693        182,487      73.34      100.00     94.97
Stated  Income
/Stated Asset.....        3        476,340.50          0.25          7.595      678        158,780      77.32        0.00    100.00
                        ---    --------------        ------          -----      ---        -------      -----       -----    ------
   Sub-Total........    141     34,757,032.50         18.12          6.812      689        246,504      77.34        8.40     94.12
FNBA
 DOCUMENTATION
Full Documentation..     36      7,214,200.03          3.76          6.772      691        200,394      79.70      100.00     78.93
No Documentation....      7      1,421,761.75          0.74          6.923      696        203,109      57.28        0.00     48.63
No Income No
 Assets.............      2        434,677.68          0.23          7.296      692        217,339      61.85        0.00     54.57
No Ratio............     19      4,245,568.15          2.21          7.343      708        223,451      81.31        0.00     76.40
Stated Income.......    120     25,498,185.19         13.29          7.201      683        212,485      79.28        0.00     79.14
   Sub-Total........    184     38,814,392.80         20.24          7.128      688        210,948      78.58       18.59     77.41
NATCITY
  DOCUMENTATION
Stated Income
  Verified
 Employment.........     76     17,098,140.13          8.92          6.705      733        224,976      76.06        0.00     95.69
Full
 Documentation......     72     14,796,568.05          7.71          6.563      710        205,508      77.72      100.00     97.45
No Income
Verified Assets.....     25      5,988,620.39          3.12          6.885      730        239,545      75.56        0.00     95.01
No Documentation....     19      5,117,140.99          2.67          6.621      732        269,323      65.42        0.00    100.00
Stated Income
 Stated Assets......      9      1,685,495.54          0.88          6.735      726        187,277      80.17        0.00    100.00
No Income No
 Assets.............      7      1,672,718.51          0.87          6.622      696        238,960      77.16        0.00    100.00
12 Month Income
Verification........      4        994,799.40          0.52          6.217      742        248,700      62.44        0.00    100.00
1 Paystub w/Verbal
 Verification of
Employment..........      3        547,212.99          0.29          6.309      794        182,404      78.83        0.00    100.00
                        ---    --------------        ------          -----      ---        -------      -----       -----    ------
   Sub-Total........    215     47,900,696.00         24.98          6.658      725        222,794      75.31       30.89     97.05
AMERIQUEST
 DOCUMENTATION

Stated Income           118     24,776,800.17         12.92          6.945      712        209,973      78.31        0.00     53.30
Full Documentation       28      5,182,635.99          2.70          6.706      716        185,094      78.39      100.00     43.23
Reduced
 Documentation            2        449,098.35          0.23          6.326      733        224,549      80.00        0.00     69.47
                        ---    --------------        ------          -----      ---        -------      -----       -----     -----
   Sub-Total            148     30,408,534.51         15.86          6.895      713        205,463      78.35       17.04     51.82
OTHER
 DOCUMENTATION
No Ratio                 38      9,385,336.49          4.89          7.358      700        246,983      77.99        0.00     36.28
Full Documentation       32      6,569,171.08          3.43          6.630      709        205,287      74.10      100.00     73.64
No Income
 Verification            27      4,853,840.69          2.53          7.559      725        179,772      78.99        0.00      0.00
Stated Income
 Verified Assets         21      4,420,361.08          2.30          7.019      691        210,493      78.83        0.00     91.00
Stated Income
 Stated Assets           16      3,936,571.18          2.05          7.315      684        246,036      79.62        0.00     74.85
No Documentation         12      2,922,120.92          1.52          6.957      719        243,510      67.24        0.00     42.36
Stated
  Documentation          16      2,777,062.28          1.45          7.610      679        173,566      75.20        0.00     66.85
Alternative
 Documentation            8      1,756,840.94          0.92          6.404      733        219,605      74.81        0.00     83.73
Stated Income             7      1,532,046.19          0.80          7.171      710        218,864      80.00        0.00     74.72
No Income No
 Assets                   6      1,085,399.99          0.57          7.121      687        180,900      70.85        0.00     50.89
No Income No
 Assets
 No Employment            2        558,043.82          0.29          7.527      711        279,022      71.58        0.00     74.73
Stated Income
 Full Assets              2        113,118.62          0.06          7.541      713         56,559      70.00        0.00    100.00
   Sub-Total            187     39,909,913.28         20.81          7.156      704        213,422      76.37       16.46     55.13
                        ---    --------------        ------          -----      ---        -------      -----      ------    ------
   Total............    875    191,790,569.09        100.00          6.922      704        219,189      77.04       19.13     76.65
                        ===    ==============        ======          =====      ===        =======      =====      ======    ======

                                    A-II-20

                OCCUPANCY TYPES FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE              PERCENT
                     MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
OCCUPANCY             LOANS     OUTSTANDING($)         DATE           (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-----------------    --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
Primary..........       609     138,782,642.28         72.36         6.817         698      227,886       77.02     18.29    80.82
Investment.......       207      38,890,059.88         20.28         7.308         721      187,875       76.55     23.92    60.98
Second Home......        59      14,117,866.93          7.36         6.892         723      239,286       78.59     14.10    78.85
                        ---     --------------        ------         -----         ---      -------       -----     -----    -----
   Total.........       875     191,790,569.09        100.00         6.922         704      219,189       77.04     19.13    76.65
                        ===     ==============        ======         =====         ===      =======       =====     =====    =====

     The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE              PERCENT
RANGE OF             MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
CREDIT SCORES         LOANS     OUTSTANDING($)         DATE           (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-----------------    --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
601 to 625.......       18        3,723,037.95          1.94         7.505         623      206,835       75.09    15.88     72.88
626 to 650.......       60       13,651,439.64          7.12         7.404         639      227,524       77.34    22.57     79.39
651 to 675.......      140       32,093,350.10         16.73         6.968         665      229,238       79.43    17.05     83.52
676 to 700.......      230       50,725,369.21         26.45         6.929         688      220,545       78.01    19.64     75.30
701 to 725.......      162       35,205,030.65         18.36         6.808         713      217,315       78.25    19.22     67.97
726 to 750.......      121       24,526,256.59         12.79         6.946         739      202,696       75.17    19.14     75.12
751 to 775.......       87       19,381,835.99         10.11         6.787         761      222,780       75.46    20.33     77.22
776 to 800.......       43        9,520,039.42          4.96         6.524         784      221,396       68.00    15.50     89.02
801 to 825.......       14        2,964,209.54          1.55         6.679         806      211,729       76.28    23.68     89.67
                       ---      --------------        ------         -----         ---      -------       -----    -----     -----
   Total.........      875      191,790,569.09        100.00         6.922         704      219,189       77.04    19.13     76.65
                       ===      ==============        ======         =====         ===      =======       =====    =====     =====

     The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 620 to 813 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 704.

                                    A-II-21

                 GROSS MARGINS FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE      AVERAGE             PERCENT
RANGE OF  GROSS      MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
MARGIN (%)            LOANS     OUTSTANDING($)          DATE          (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-----------------    --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
2.001 to 2.250....     423       93,660,877.94         48.83         6.920        702       221,421       77.25     14.22     70.37
2.251 to 2.500....       3          615,999.49          0.32         6.474        725       205,333       80.00     19.35    100.00
2.501 to 2.750....     406       88,135,604.18         45.95         6.901        707       217,083       76.30     23.97     83.21
2.751 to 3.000....      15        3,344,564.21          1.74         6.423        724       222,971       78.67     25.70    100.00
3.001 to 3.250....      11        2,230,679.72          1.16         6.848        725       202,789       80.14     45.00     23.22
3.251 to 3.500....       3          865,657.89          0.45         7.850        688       288,553       90.92      0.00     89.53
3.501 to 3.750....       1          140,000.00          0.07         8.125        672       140,000      100.00    100.00    100.00
3.751 to 4.000....       1          111,990.37          0.06         8.400        693       111,990      100.00      0.00      0.00
4.001 to 4.250....       1          234,500.00          0.12         8.350        680       234,500      100.00      0.00    100.00
4.501 to 4.750....       1          138,980.00          0.07        10.440        673       138,980      100.00      0.00    100.00
4.751 to 5.000....       9        2,199,715.29          1.15         7.967        663       244,413       79.63      0.00     85.59
5.251 to 5.500....       1          112,000.00          0.06         6.750        799       112,000       80.00    100.00    100.00
                       ---      --------------        ------         -----        ---       -------       -----    ------    ------
   Total..........     875      191,790,569.09        100.00         6.922        704       219,189       77.04     19.13     76.65
                       ===      ==============        ======         =====        ===       =======       =====    ======    ======

     As of the Cut-off Date, the Gross Margin for the Group One Mortgage Loans ranged from 2.250% per annum to 5.420% per annum and the weighted average Gross Margin of the Group One Adjustable Rate Mortgage Loans was approximately 2.550% per annum.

                                    A-II-22

             MAXIMUM MORTGAGE RATES FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                    NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE      AVERAGE              PERCENT
RANGE OF  MAXIMUM   MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING    ORIGINAL   PERCENT   INTEREST
MORTGAGE RATES (%)   LOANS     OUTSTANDING($)         DATE           (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-----------------   --------   ---------------  ---------------   --------    --------   -----------   -------   --------- --------
9.751 to 10.000....      1         175,949.99        0.09          5.000         758        175,950      79.98     100.00     100.00
10.001 to 10.250...      1         328,900.00        0.17          5.250         723        328,900      65.00       0.00     100.00
10.501 to 10.750...      6       1,208,960.84        0.63          5.680         724        201,493      73.19      59.69     100.00
10.751 to 11.000...     29       6,876,590.44        3.59          5.940         737        237,124      66.36      40.86      85.21
11.001 to 11.250...     53      13,473,752.56        7.03          6.217         725        254,222      72.24      30.74      89.94
11.251 to 11.500...     86      20,998,421.01       10.95          6.451         706        244,168      76.27      32.84      90.96
11.501 to 11.750...    107      24,077,218.02       12.55          6.693         709        225,021      76.05      14.58      85.75
11.751 to 12.000...    129      28,847,014.07       15.04          6.816         707        223,620      78.13      14.06      78.95
12.001 to 12.250...     68      13,960,387.91        7.28          7.056         712        205,300      77.04      20.69      69.02
12.251 to 12.500...     90      19,644,415.37       10.24          6.962         706        218,271      77.64      22.95      79.38
12.501 to 12.750...     64      13,851,956.27        7.22          7.171         700        216,437      78.81       7.78      63.36
12.751 to 13.000...     71      14,583,618.98        7.60          7.154         692        205,403      78.22      21.02      65.28
13.001 to 13.250...     54      10,760,562.14        5.61          7.419         688        199,270      80.02       6.96      61.68
13.251 to 13.500...     44       9,595,244.83        5.00          7.700         679        218,074      79.65       6.26      70.16
13.501 to 13.750...     21       4,373,346.04        2.28          7.726         703        208,255      78.35      10.55      56.24
13.751 to 14.000...     20       3,690,589.10        1.92          7.924         685        184,529      80.44      14.96      60.64
14.001 to 14.250...     18       3,562,926.32        1.86          8.145         684        197,940      80.45      11.54      62.66
14.251 to 14.500...      6         804,211.19        0.42          8.442         675        134,035      89.10       7.16      73.42
14.501 to 14.750...      2         599,140.58        0.31          8.675         626        299,570      80.00       0.00      40.06
14.751 to 15.000...      2         116,535.09        0.06          8.875         673         58,268      80.00       0.00       0.00
15.001 to 15.250...      1          63,464.80        0.03          9.250         624         63,465      70.00       0.00       0.00
15.251 to 15.500...      1          58,383.54        0.03          9.500         662         58,384      75.00       0.00       0.00
16.251 to 16.500...      1         138,980.00        0.07         10.440         673        138,980     100.00       0.00     100.00
                       ---     --------------      ------         ------         ---        -------     ------      -----     ------
   Total...........    875     191,790,569.09      100.00          6.922         704        219,189      77.04      19.13      76.65
                       ===     ==============      ======         ======         ===        =======     ======      =====     ======

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group One Mortgage Loans ranged from 10.000% per annum to 16.440% per annum and the weighted average Maximum Mortgage Rate of the Group One Mortgage Loans was approximately 12.241% per annum.

                                    A-II-23

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP ONE MORTGAGE LOANS

                                                 % OF AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                                  AGGREGATE          BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                     NUMBER OF    PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE              PERCENT
NEXT RATE            MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT   INTEREST
ADJUSTMENT DATE       LOANS     OUTSTANDING($)          DATE          (%)      SCORE         ($)        LTV (%)   FULL DOC.   ONLY
-----------------    --------   ---------------  ---------------   --------    --------   -----------  --------   --------- --------
May 2008............      1          105,884.68        0.06          5.875        664       105,885       64.85       0.00     0.00
June 2008...........      1          109,900.00        0.06          7.500        649       109,900       68.69       0.00   100.00
August 2008.........      2          317,389.49        0.17          7.274        639       158,695       77.39      79.90    79.90
September 2008......      4          775,969.95        0.40          8.096        693       193,992       74.02       0.00    38.53
October 2008........      6        1,308,245.66        0.68          7.096        701       218,041       74.04       0.00    85.03
November 2008.......      1           59,828.80        0.03          7.750        622        59,829       45.28       0.00     0.00
December 2008.......      6          829,524.75        0.43          7.790        747       138,254       74.25      59.34    44.10
January 2009........      5        1,044,449.64        0.54          7.749        672       208,890       79.94      15.92    55.41
February 2009.......      2          287,068.94        0.15          6.835        714       143,534       80.00     100.00    41.52
March 2009..........      1           66,070.53        0.03          6.990        683        66,071       89.00     100.00     0.00
May 2009............      1           93,009.03        0.05          7.750        637        93,009       71.62       0.00   100.00
August 2009.........      1          255,925.33        0.13          7.000        685       255,925       80.00       0.00   100.00
September 2009......      1          196,000.00        0.10          6.625        712       196,000       80.00       0.00   100.00
October 2009........      1           94,940.50        0.05          7.750        664        94,941       79.96       0.00   100.00
November 2009.......     14        2,530,093.41        1.32          6.941        723       180,721       76.79      18.65    54.32
December 2009.......     23        4,669,969.60        2.43          6.620        720       203,042       78.15      29.33    86.22
January 2010........     10        2,228,358.43        1.16          6.638        687       222,836       79.58      11.38    73.23
February 2010.......      9        2,056,644.99        1.07          6.576        696       228,516       80.63      20.52   100.00
July 2010...........      1           40,462.87        0.02          6.625        723        40,463       76.44     100.00   100.00
December 2010.......      1          140,100.00        0.07          5.875        688       140,100       89.95     100.00   100.00
January 2011........      1          143,928.52        0.08          7.875        664       143,929       80.00     100.00   100.00
March 2011..........      1          154,976.25        0.08          7.875        741       154,976       80.00       0.00   100.00
April 2011..........      2          233,550.00        0.12          7.051        762       116,775       67.01       0.00   100.00
June 2011...........      1          251,000.00        0.13          6.000        713       251,000       61.98       0.00   100.00
July 2011...........      3          674,363.99        0.35          7.546        729       224,788       80.00       0.00   100.00
August 2011.........      3          506,903.78        0.26          7.620        722       168,968       82.09       0.00    77.26
September 2011......     17        3,879,271.43        2.02          6.817        717       228,192       80.46      22.29    71.34
October 2011........     31        6,796,620.44        3.54          7.074        689       219,246       75.94      23.75    80.73
November 2011.......    306       64,886,865.93       33.83          6.923        703       212,049       76.95      21.70    78.85
December 2011.......    143       31,888,406.57       16.63          6.848        709       222,996       76.03      18.65    80.54
January 2012........    103       24,119,914.93       12.58          7.176        705       234,174       77.80       5.72    45.37
February 2012.......     41       10,279,195.66        5.36          6.722        688       250,712       77.55       8.72    92.69
October 2012........      1          328,900.00        0.17          5.250        723       328,900       65.00       0.00   100.00
August 2013.........      1          237,192.00        0.12          7.750        702       237,192       64.58       0.00   100.00
September 2013......      2          472,700.00        0.25          6.827        790       236,350       83.87       0.00   100.00
October 2013........      5        1,291,038.80        0.67          6.963        740       258,208       73.54      25.29    38.05
November 2013.......     24        4,723,553.85        2.46          7.187        705       196,815       81.62      19.69    48.09
December 2013.......     66       15,066,307.98        7.86          6.625        718       228,277       75.41      36.49    98.05
January 2014........      9        1,970,835.99        1.03          6.715        669       218,982       79.99       6.74    92.57
February 2014.......     13        3,773,391.79        1.97          6.947        684       290,261       80.00       0.00    93.75
October 2016........      2          368,400.00        0.19          6.732        695       184,200       77.15     100.00   100.00
November 2016.......      1          358,806.66        0.19          6.375        689       358,807       40.56     100.00   100.00
December 2016.......      1          179,200.00        0.09          6.125        712       179,200       80.00     100.00   100.00
January 2017........      2          403,807.92        0.21          7.675        675       201,904       80.00       0.00   100.00
February 2017.......      5        1,591,600.00        0.83          7.354        710       318,320       78.97       0.00   100.00
                        ---      --------------      ------          -----        ---       -------       -----     ------   ------
   Total............    875      191,790,569.09      100.00          6.922        704       219,189       77.04      19.13    76.65
                        ===      ==============      ======          =====        ===       =======       =====     ======   ======

                                    A-II-24

                          THE GROUP TWO MORTGAGE LOANS

                 MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS


                                                     % OF
                                                   AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                     NUMBER       AGGREGATE          BALANCE      WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                       OF        PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE               PERCENT
 CURRENT MORTGAGE   MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL   PERCENT    INTEREST
    RATES (%)        LOANS     OUTSTANDING ($)        DATE           (%)       SCORE        ($)        LTV (%)   FULL DOC.   ONLY
------------------  ---------  ---------------  ---------------  ----------  ---------  ------------   -------   ---------  --------
4.001 to 4.250...        2          461,340.34        0.24          4.187       756        230,670      79.97       0.00     100.00
4.751 to 5.000...        1          182,000.00        0.09          5.000       722        182,000      80.00       0.00     100.00
5.251 to 5.500...        3        1,118,342.00        0.57          5.420       741        372,781      81.23      35.77     100.00
5.501 to 5.750...       14        3,519,713.70        1.80          5.744       731        251,408      77.73      44.93     100.00
5.751 to 6.000...       46       10,873,733.94        5.57          5.919       744        236,386      75.21      41.95      90.85
6.001 to 6.250...       74       20,777,080.09       10.65          6.204       733        280,771      78.87      27.63      98.67
6.251 to 6.500...      135       34,893,240.98       17.89          6.435       734        258,468      77.78      21.63      96.23
6.501 to 6.750...      143       36,168,900.62       18.54          6.686       726        252,929      78.07      14.23      90.33
6.751 to 7.000...      129       31,558,336.54       16.18          6.920       721        244,638      78.31       8.52      89.65
7.001 to 7.250...       91       20,704,318.65       10.61          7.195       724        227,520      80.47       8.35      81.63
7.251 to 7.500...       56       13,345,916.02        6.84          7.435       729        238,320      81.04       7.58      72.45
7.501 to 7.750...       42       10,699,944.29        5.48          7.681       720        254,761      81.38      15.99      83.95
7.751 to 8.000...       26        5,777,980.45        2.96          7.925       697        222,230      82.30      14.23      94.16
8.001 to 8.250...       15        2,781,781.90        1.43          8.124       687        185,452      80.84      15.76      53.94
8.251 to 8.500...        5        1,354,654.22        0.69          8.420       708        270,931      89.01       0.00      92.46
8.501 to 8.750...        2          254,108.44        0.13          8.563       701        127,054      80.00      59.25       0.00
8.751 to 9.000...        3          624,900.00        0.32          8.844       712        208,300     100.00       0.00     100.00
                       ---      --------------      ------          -----       ---        -------      -----      -----     ------
   Total.........      787      195,096,292.18      100.00          6.792       727        247,899      78.95      17.19      89.48
                       ===      ==============      ======          =====       ===        =======      =====      =====     ======

      As of the Cut-off Date, Mortgage Rates borne by the Group Two Mortgage Loans ranged from 4.125% per annum to 8.885% per annum and the weighted average Mortgage Rate of the Group Two Mortgage Loans was approximately 6.792% per annum.

      REMAINING MONTHS TO STATED MATURITY FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                              AVERAGE
                     NUMBER       AGGREGATE         BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                       OF         PRINCIPAL      OUTSTANDING AS   AVERAGE     AVERAGE     BALANCE     AVERAGE               PERCENT
RANGE OF REMAINING  MORTGAGE       BALANCE       OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL    PERCENT   INTEREST
  TERMS (MONTHS)      LOANS    OUTSTANDING ($)        DATE           (%)       SCORE        ($)        LTV (%)   FULL DOC.    ONLY
------------------  ---------  ---------------  ---------------  ----------  ---------  ------------  --------   ---------  --------
337 to 348........       6        1,269,575.17        0.65         7.122        743       211,596       80.37      31.51     96.22
349 to 360........     781      193,826,717.01       99.35         6.790        727       248,178       78.95      17.09     89.44
                       ---      --------------      ------         -----        ---       -------       -----      -----     -----
   Total..........     787      195,096,292.18      100.00         6.792        727       247,899       78.95      17.19     89.48
                       ===      ==============      ======         =====        ===       =======       =====      =====     =====

      As of the Cut-off Date, the remaining term to stated maturity of the Group Two Mortgage Loans ranged from 343 months to 359 months and the weighted average remaining term to stated maturity of the Group Two Mortgage Loans was approximately 357 months.

                                    A-II-25

    MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                              AVERAGE
                     NUMBER       AGGREGATE         BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
 Range of Stated       OF         PRINCIPAL      OUTSTANDING AS   AVERAGE     AVERAGE     BALANCE     AVERAGE               PERCENT
Principal Balance   MORTGAGE       BALANCE       OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL    PERCENT   INTEREST
       ($)            LOANS    OUTSTANDING ($)        DATE           (%)       SCORE        ($)        LTV (%)   FULL DOC.    ONLY
------------------  ---------  ---------------  ---------------  ----------  ---------  ------------  --------   ---------  --------
0.01 to
 100,000.00.......      34        2,676,343.38        1.37         7.119        710        78,716       78.17      42.92      74.01
100,000.01 to
 200,000.00.......     236       37,995,997.23       19.48         6.861        727       161,000       77.92      29.58      81.23
200,000.01 to
 300,000.00.......     281       69,373,729.56       35.56         6.786        728       246,882       79.95      15.70      90.12
300,000.01 to
 400,000.00.......     196       68,158,901.08       34.94         6.756        726       347,749       78.86      10.81      93.31
400,000.01 to
 500,000.00.......      37       15,297,566.10        7.84         6.661        727       413,448       77.92      18.83      91.60
500,000.01 to
 600,000.00.......       3        1,593,754.83        0.82         7.622        713       531,252       75.84       0.00     100.00
                       ---      --------------      ------         -----        ---       -------       -----      -----     ------
   Total..........     787      195,096,292.18      100.00         6.792        727       247,899       78.95      17.19      89.48
                       ===      ==============      ======         =====        ===       =======       =====      =====     ======

      As of the Cut-off Date, the stated principal balances of the Group Two Mortgage Loans ranged from approximately $39,896 to approximately $580,000 and the average stated principal balance of the Group Two Mortgage Loans was approximately $247,899.

                                    A-II-26

                 PRODUCT TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                    PRINCIPAL                             AVERAGE
                     NUMBER       AGGREGATE          BALANCE      WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                       OF        PRINCIPAL       OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE               PERCENT
                    MORTGAGE      BALANCE        OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL    PERCENT   INTEREST
  PRODUCT TYPES       LOANS    OUTSTANDING ($)        DATE           (%)       SCORE        ($)        LTV (%)   FULL DOC.    ONLY
------------------  ---------  ---------------  ---------------  ----------  ---------  ------------  --------   ---------  --------

1 Month LIBOR
 Loans.............      1          242,602.08        0.12         7.750       816        242,602       80.00     100.00     100.00
10/20 LIBOR Loans
 (1 Year Libor)....      7        1,822,500.00        0.93         6.401       734        260,357       64.36      88.50     100.00
10/20 LIBOR Loans
 (6 Month Libor)...      7        1,570,320.58        0.80         7.420       709        224,332       80.31      21.91      96.95
2/28 LIBOR Loans
 (1 Year Libor)....      2          257,502.52        0.13         7.576       779        128,751       80.00     100.00     100.00
2/28 LIBOR Loans
 (6 Month Libor)...     46        9,062,790.91        4.65         7.350       718        197,017       77.97      20.39      52.30
3/27 LIBOR Loans
 (1 Year Libor)....      3          629,345.29        0.32         6.770       679        209,782       78.96      36.46      57.20
3/27 LIBOR Loans
 (6 Month Libor)...     75       21,180,358.64       10.86         6.569       730        282,405       80.50      13.57      98.70
5/ 25 LIBOR Loans
 (6ML 40 Yr Amort).      1          374,182.29        0.19         6.625       764        374,182       66.06       0.00       0.00
5/25 LIBOR Loans
 (1 Year Libor)....     31        7,171,481.24        3.68         6.949       725        231,338       74.95      26.37      88.68
5/25 LIBOR Loans
 (6 Month Libor)...    542      135,281,078.15       69.34         6.795       725        249,596       79.23      13.34      89.82
5/25 Treasury
 Loans (1 Year
 Treasury).........      1          131,900.00        0.07         5.875       666        131,900       79.99     100.00     100.00
7/23 LIBOR Loans
 (1 Year Libor)....      1          239,900.00        0.12         7.625       750        239,900       80.00       0.00     100.00
7/23 LIBOR Loans
 (6 Month Libor)...     70       17,132,330.48        8.78         6.635       738        244,748       78.75      35.30      96.23
                       ---      --------------      ------         -----       ---        -------       -----      -----      -----
   Total...........    787      195,096,292.18      100.00         6.792       727        247,899       78.95      17.19      89.48
                       ===      ==============      ======         =====       ===        =======       =====      =====      =====

               AMORTIZATION TYPE FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                              AVERAGE
                     NUMBER       AGGREGATE         BALANCE       WEIGHTED   WEIGHTED    PRINCIPAL    WEIGHTED
                       OF         PRINCIPAL      OUTSTANDING AS   AVERAGE    AVERAGE      BALANCE     AVERAGE               PERCENT
                    MORTGAGE       BALANCE       OF THE CUT-OFF    COUPON     CREDIT    OUTSTANDING   ORIGINAL    PERCENT   INTEREST
AMORTIZATION TYPE    LOANS     OUTSTANDING ($)        DATE           (%)       SCORE        ($)        LTV (%)   FULL DOC.    ONLY
------------------  ---------  ---------------  ---------------  ----------  ---------  ------------   -------   ---------  --------
Fully Amortizing..    100       20,151,056.54       10.33          7.139        719        201,511        79.18     15.43      0.00
Balloon...........      1          374,182.29        0.19          6.625        764        374,182        66.06      0.00      0.00
12 Month
 Interest-Only....      1          157,502.52        0.08          7.625        782        157,503        80.00    100.00    100.00
24 Month
 Interest-Only....      2          317,600.00        0.16          6.901        721        158,800        80.00     31.49    100.00
36 Month
 Interest-Only....      1          360,000.00        0.18          6.625        704        360,000        80.00      0.00    100.00
60 Month
 Interest-Only....     67       15,929,315.61        8.16          6.588        732        237,751        76.37     43.26    100.00
84 Month
 Interest-Only....     40        8,815,518.82        4.52          6.523        742        220,388        78.06     51.76    100.00
120 Month
 Interest-Only....    575      148,991,116.40       76.37          6.782        726        259,115        79.28     12.56    100.00
                      ---      --------------      ------          -----        ---        -------        -----     -----     -----
   Total..........    787      195,096,292.18      100.00          6.792        727        247,899        78.95     17.19     89.48
                      ===      ==============      ======          =====        ===        =======        =====     =====     =====

                                     A-II-27

                     INDEX FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                         AVERAGE
                       NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                         OF        PRINCIPAL      OUTSTANDING  AVERAGE   AVERAGE     BALANCE    AVERAGE               PERCENT
                      MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
INDEX                   LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)      LTV (%)    FULL DOC.    ONLY
--------------------  --------  ---------------  ------------  --------  --------  -----------  --------   ---------  --------
Treasury - 1 Year...      1         131,900.00       0.07        5.875     666        131,900     79.99      100.00    100.00
LIBOR - 1 Month.....      1         242,602.08       0.12        7.750     816        242,602     80.00      100.00    100.00
LIBOR - 6 Month.....    741     184,601,061.05      94.62        6.787     727        249,124     79.25       15.80     89.47
LIBOR - 1 Year......     44      10,120,729.05       5.19        6.871     726        230,017     73.54       39.43     89.31
                        ---     --------------     ------        -----     ---        -------     -----      ------    ------
   Total............    787     195,096,292.18     100.00        6.792     727        247,899     78.95       17.19     89.48
                        ===     ==============     ======        =====     ===        =======     =====      ======    ======

                                     A-II-28

         GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR THE GROUP
                               TWO MORTGAGE LOANS

                                                     % OF AGGREGATE
                                                        PRINCIPAL                         AVERAGE
                                        AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                           NUMBER OF    PRINCIPAL    OUTSTANDING AS  AVERAGE   AVERAGE    BALANCE     AVERAGE              PERCENT
                           MORTGAGE      BALANCE     OF THE CUT-OFF  COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
GEOGRAPHIC DISTRIBUTIONS     LOANS   OUTSTANDING ($)      DATE         (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------  --------- --------------- -------------- --------  --------  -----------  --------  ---------  ---------
Arizona..................     82      18,733,912.92       9.60        6.765      717      228,462      77.16     23.68      93.97
Arkansas.................      1         206,972.75       0.11        8.500      636      206,973      90.00      0.00     100.00
California...............    164      50,668,849.95      25.97        6.542      732      308,956      78.28     10.04      95.61
Colorado.................     14       2,703,847.28       1.39        6.874      742      193,132      78.15     41.41      88.43
Connecticut..............      2         585,100.91       0.30        7.340      685      292,550      80.00      0.00      42.80
Delaware.................      4       1,011,118.74       0.52        6.679      717      252,780      80.98     42.60      51.21
District of Columbia.....      8       1,851,297.45       0.95        6.901      715      231,412      77.17     34.45     100.00
Florida..................     83      16,796,232.17       8.61        6.948      728      202,364      78.70     14.43      81.79
Georgia..................     12       2,099,193.42       1.08        6.753      735      174,933      81.34     40.36      77.43
Hawaii...................      1         580,000.00       0.30        8.000      697      580,000      72.96      0.00     100.00
Idaho....................      1         283,309.58       0.15        7.125      662      283,310      80.00      0.00       0.00
Illinois.................     27       7,044,285.35       3.61        6.974      727      260,899      80.93     11.68      94.81
Indiana..................      2         152,963.77       0.08        7.919      650       76,482      90.00      0.00      64.72
Iowa.....................      2         145,200.00       0.07        7.125      737       72,600      80.00      0.00     100.00
Kansas...................      1          93,600.00       0.05        7.000      662       93,600      80.00      0.00     100.00
Louisiana................      1          84,134.24       0.04        7.250      718       84,134      80.00      0.00       0.00
Maryland.................     53      13,573,490.74       6.96        6.643      727      256,104      78.69     29.23      95.31
Massachusetts............      6       1,503,454.83       0.77        7.838      717      250,576      79.96     17.67     100.00
Michigan.................      8       1,000,736.73       0.51        6.990      745      125,092      79.29     31.30      54.64
Minnesota................     18       3,641,143.57       1.87        6.952      719      202,286      77.77     15.92     100.00
Mississippi..............      1         201,904.18       0.10        8.125      659      201,904      90.00      0.00       0.00
Missouri.................      6         885,427.37       0.45        6.747      709      147,571      81.87     62.83      84.63
Montana..................      5       1,144,491.99       0.59        7.035      767      228,898      73.56      0.00     100.00
Nevada...................     42      10,353,907.63       5.31        6.745      727      246,522      79.72      6.90      84.87
New Hampshire............      2         582,357.59       0.30        7.053      665      291,179      79.85      0.00       0.00
New Jersey...............     40      11,334,565.89       5.81        7.147      718      283,364      79.49     15.30      87.02
New Mexico...............      2         378,602.92       0.19        6.940      723      189,301      85.91      0.00      57.47
New York.................     34      10,140,437.69       5.20        7.230      721      298,248      81.43      4.96      77.66
North Carolina...........      9       1,740,952.80       0.89        6.519      748      193,439      73.30     49.33     100.00
Ohio.....................     12       1,788,810.54       0.92        7.044      698      149,068      80.66     60.74      54.98
Oklahoma.................      1          41,949.53       0.02        8.250      683       41,950      70.00      0.00     100.00
Oregon...................     10       2,302,369.84       1.18        6.761      718      230,237      82.44     15.67      92.29
Pennsylvania.............     11       2,137,275.30       1.10        7.176      732      194,298      80.67     35.47      70.70
Rhode Island.............      2         582,475.57       0.30        7.206      738      291,238      85.14     51.38      51.38
South Carolina...........      5         990,890.54       0.51        7.089      710      198,178      72.95      0.00     100.00
Tennessee................      1         151,920.00       0.08        7.000      755      151,920      80.00      0.00     100.00
Texas....................     11       1,559,601.49       0.80        7.115      705      141,782      77.51     29.16      63.38
Utah.....................     10       2,331,616.95       1.20        6.598      750      233,162      77.67     21.09      95.55
Virginia.................     50      13,290,120.09       6.81        6.643      732      265,802      78.54     24.89      91.17
Washington...............     35       9,091,624.35       4.66        6.604      733      259,761      81.56     11.04      97.64
West Virginia............      3         457,520.00       0.23        6.172      733      152,507      78.66     68.88     100.00
Wisconsin................      5         848,625.52       0.43        7.740      741      169,725      84.60     17.74      66.90
                             ---     --------------     ------        -----      ---      -------      -----     -----     ------
   Total.................    787     195,096,292.18     100.00        6.792      727      247,899      78.95     17.19      89.48
                             ===     ==============     ======        =====      ===      =======      =====     =====     ======

      No more than approximately 0.80% of the Group Two Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                                    A-II-29

         ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP TWO MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                          AVERAGE
                            NUMBER      AGGREGATE         BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL       OUTSTANDING   AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
RANGE OF ORIGINAL LOAN TO  MORTGAGE      BALANCE      AS OF THE CUT-   COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
VALUE RATIOS (%)            LOANS    OUTSTANDING ($)     OFF DATE       (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
-------------------------  --------  ---------------  --------------  --------  --------  -----------  --------  ---------  --------
10.01 to 20.00...........     1            39,896.10      0.02          6.750     645         39,896     13.56       0.00      0.00
20.01 to 30.00...........     1           160,000.00      0.08          5.875     796        160,000     21.05     100.00    100.00
30.01 to 40.00...........     4           897,532.67      0.46          6.154     769        224,383     35.28     100.00    100.00
40.01 to 50.00...........     3           663,500.00      0.34          6.166     772        221,167     47.25      51.77    100.00
50.01 to 60.00...........    15         2,960,878.78      1.52          6.645     708        197,392     56.01      35.10     84.88
60.01 to 70.00...........    37         9,384,431.31      4.81          6.879     705        253,633     66.02      21.33     78.70
70.01 to 75.00...........    53        13,142,386.94      6.74          6.902     718        247,970     74.15      19.51     92.31
75.01 to 80.00...........   617       155,172,989.41     79.54          6.737     729        251,496     79.83      15.57     90.45
80.01 to 85.00...........     7         1,487,388.66      0.76          6.560     708        212,484     83.56      41.16    100.00
85.01 to 90.00...........    20         4,415,308.17      2.26          7.294     691        220,765     89.49      34.68     70.66
90.01 to 95.00...........     6         1,266,758.74      0.65          7.353     735        211,126     94.86       0.00     58.28
95.01 to 100.00..........    23         5,505,221.40      2.82          7.735     738        239,357    100.00       3.92     93.01
                            ---       --------------    ------          -----     ---        -------    ------     ------    ------
   Total.................   787       195,096,292.18    100.00          6.792     727        247,899     78.95      17.19     89.48
                            ===       ==============    ======          =====     ===        =======    ======     ======    ======

      As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Two Mortgage Loans ranged from 13.56% to 100.00%.

                  LOAN PURPOSE FOR THE GROUP TWO MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                                        PRINCIPAL
                                                         BALANCE                          AVERAGE
                            NUMBER      AGGREGATE      OUTSTANDING  WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL       AS OF THE   AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
                           MORTGAGE      BALANCE      CUT-OFF DATE   COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
LOAN PURPOSE                 LOANS   OUTSTANDING ($)       (%)        (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
-------------------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
Purchase.................    575      143,025,274.58     73.31       6.779      734       248,740      80.51      13.86     89.77
Refinance - Rate Term....     91       21,478,654.92     11.01       6.779      715       236,029      74.70      21.29     85.33
Refinance - Cashout......    121       30,592,362.68     15.68       6.860      702       252,829      74.68      29.83     91.04
                             ---      --------------    ------       -----      ---       -------      -----      -----     -----
   Total.................    787      195,096,292.18    100.00       6.792      727       247,899      78.95      17.19     89.48
                             ===      ==============    ======       =====      ===       =======      =====      =====     =====

                                     A-II-30

         TYPES OF MORTGAGED PROPERTIES FOR THE GROUP TWO MORTGAGE LOANS

                                                          % OF
                                                        AGGREGATE
                                                        PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE       BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL     OUTSTANDING  AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
                            MORTGAGE      BALANCE      OF THE CUT-   COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
PROPERTY TYPE                 LOANS   OUTSTANDING ($)   OFF DATE      (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
--------------------------- --------  ---------------  -----------  --------  --------  -----------  --------  ---------  --------
Single Family Residence....   439      109,720,930.49    56.24        6.828     725       249,934      78.66      15.79     88.80
Planned Unit Development...   193       50,123,535.09    25.69        6.704     728       259,707      79.57      18.69     90.02
Condominium................   126       27,519,593.41    14.11        6.735     731       218,409      78.88      18.90     95.23
2-4 Family.................    25        6,972,120.12     3.57        7.133     722       278,885      79.53      18.15     72.44
Townhouse..................     3          494,613.07     0.25        6.264     744       164,871      79.59      75.16    100.00
Cooperative................     1          265,500.00     0.14        6.375     703       265,500      75.00       0.00    100.00
                              ---      --------------   ------        -----     ---       -------      -----      -----    ------
   Total...................   787      195,096,292.18   100.00        6.792     727       247,899      78.95      17.19     89.48
                              ===      ==============   ======        =====     ===       =======      =====      =====    ======

                                     A-II-31

             DOCUMENTATION SUMMARY FOR THE GROUP TWO MORTGAGE LOANS

                                                               % OF
                                                             AGGREGATE
                                                             PRINCIPAL                      AVERAGE
                                   NUMBER     AGGREGATE       BALANCE   WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                                     OF       PRINCIPAL     OUTSTANDING AVERAGE  AVERAGE    BALANCE   AVERAGE            PERCENT
                                  MORTGAGE     BALANCE       AS OF THE   COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
DOCUMENTATION                      LOANS   OUTSTANDING ($) CUT-OFF DATE   (%)     SCORE       ($)     LTV (%)  FULL DOC.   ONLY
--------------------------------- -------- --------------- ------------ -------- -------- ----------- -------- --------- --------
GREENPOINT DOCUMENTATION
Stated Income                      182      52,015,747.28     26.66      6.622     734        285,801   79.38      0.00    97.28
Full Documentation                  15       3,345,347.83      1.71      6.695     726        223,023   75.71    100.00   100.00
Stated Income/Stated Asset           2         578,995.02      0.30      6.965     708        289,498   76.80      0.00   100.00
                                   ---     --------------    ------      -----     ---        -------   -----    ------   ------
   Sub-Total                       199      55,940,090.13     28.67      6.630     733        281,106   79.14      5.98    97.47
FNBA DOCUMENTATION
Full Documentation                  28       5,344,755.70      2.74      6.748     724        190,884   77.90    100.00    92.08
No Ratio                            69      16,836,921.41      8.63      7.166     725        244,013   81.02      0.00    84.58
Stated Income                      145      35,785,261.42     18.34      6.944     713        246,795   80.05      0.00    88.23
                                   ---     --------------    ------      -----     ---        -------   -----    ------   ------
   Sub-Total                       242      57,966,938.53     29.71      6.990     718        239,533   80.14      9.22    87.52
NATCITY DOCUMENTATION
Stated Income Verified Employment   95      22,705,202.53     11.64      6.660     742        239,002   78.41      0.00    94.11
Full Documentation                  81      18,304,541.52      9.38      6.425     731        225,982   78.24    100.00    95.36
Stated Income Stated Assets          7       1,655,350.00      0.85      6.435     687        236,479   73.81      0.00   100.00
12 Month Income Verification         4       1,182,400.00      0.61      6.383     744        295,600   71.08      0.00   100.00
Verbal Verification of Employment    1         202,800.00      0.10      7.000     716        202,800   80.00      0.00   100.00
                                   ---     --------------    ------      -----     ---        -------   -----    ------   ------
   Sub-Total                       188      44,050,294.05     22.58      6.548     735        234,310   77.97     41.55    95.04
OTHER DOCUMENTATION
Stated Documentation                39       8,284,244.93      4.25      7.525     718        212,417   78.50      0.00    61.09
Full Documentation                  34       6,532,911.46      3.35      6.725     727        192,144   71.29    100.00    71.89
No Ratio                            26       6,530,639.10      3.35      6.900     738        251,178   79.26      0.00    53.77
Stated Income Stated Assets         25       6,448,550.33      3.31      6.962     710        257,942   79.87      0.00    89.65
Stated Income Verified Assets       16       4,477,907.93      2.30      6.580     705        279,869   81.27      0.00    95.58
Stated Income                       13       3,357,115.72      1.72      7.135     725        258,240   79.62      0.00    77.63
Stated Income Full Assets            2         762,000.00      0.39      7.875     728        381,000   75.00      0.00   100.00
Alternative Documentation            2         385,600.00      0.20      6.375     713        192,800   80.00      0.00   100.00
Reduced Documentation                1         360,000.00      0.18      6.625     704        360,000   80.00      0.00   100.00
   Sub-Total                       158      37,138,969.47     19.04      7.014     721        235,057   78.00     17.59    73.90
                                   ---     --------------    ------      -----     ---        -------   -----    ------   ------
   Total                           787     195,096,292.18    100.00      6.792     727        247,899   78.95     17.19    89.48
                                   ===     ==============    ======      =====     ===        =======   =====    ======   ======

                                     A-II-32

                OCCUPANCY TYPES FOR THE GROUP TWO MORTGAGE LOANS

                                                % OF
                                              AGGREGATE
                                              PRINCIPAL                         AVERAGE
                  NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                    OF        PRINCIPAL      OUTSTANDING  AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
                 MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
OCCUPANCY          LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
---------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
Primary........    647      167,047,888.24     85.62       6.746      726       258,188      79.47      15.39     90.72
Investment.....    109       21,245,343.34     10.89       7.072      729       194,911      75.66      31.61     84.78
Second Home....     31        6,803,060.60      3.49       7.037      736       219,454      76.47      16.31     73.71
                   ---      --------------    ------       -----      ---       -------      -----      -----     -----
   Total.......    787      195,096,292.18    100.00       6.792      727       247,899      78.95      17.19     89.48
                   ===      ==============    ======       =====      ===       =======      =====      =====     =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                 CREDIT SCORES FOR THE GROUP TWO MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                         AVERAGE
                          NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                            OF        PRINCIPAL      OUTSTANDING  AVERAGE   AVERAGE     BALANCE    AVERAGE              PERCENT
                         MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
RANGE OF CREDIT SCORES     LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)      LTV (%)   FULL DOC.    ONLY
-----------------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
626 to 650.............     35        7,471,153.31      3.83       7.280      637       213,462      77.74      33.94     85.17
651 to 675.............     62       16,758,325.70      8.59       6.887      665       270,296      75.82      25.20     86.43
676 to 700.............     72       17,070,056.22      8.75       6.946      690       237,084      77.69       9.14     85.00
701 to 725.............    222       55,886,185.89     28.65       6.792      713       251,740      80.03      10.63     89.94
726 to 750.............    168       41,102,356.27     21.07       6.764      738       244,657      80.67      17.92     91.25
751 to 775.............    139       34,552,309.01     17.71       6.714      762       248,578      78.93      19.19     89.73
776 to 800.............     66       16,749,017.23      8.59       6.606      785       253,773      77.62      22.05     94.31
801 to 825.............     23        5,506,888.55      2.82       6.625      810       239,430      74.46      28.68     84.38
                           ---      --------------    ------       -----      ---       -------      -----      -----     -----
   Total...............    787      195,096,292.18    100.00       6.792      727       247,899      78.95      17.19     89.48
                           ===      ==============    ======       =====      ===       =======      =====      =====     =====

      The Credit Scores of the Group Two Mortgage Loans that were scored as of the Cut-off Date ranged from 626 to 823 and the weighted average Credit Score of the Group Two Mortgage Loans that were scored as of the Cut-off Date was approximately 727.

                                    A-II-33

                 GROSS MARGINS FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                         AVERAGE
                       NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                         OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
RANGE OF GROSS        MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
MARGIN (%)              LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
--------------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
2.001 to 2.250......     332      87,389,827.85      44.79       6.763      727      263,222      78.29      11.01     90.00
2.251 to 2.500......       9       1,848,764.95       0.95       6.151      754      205,418      79.99      28.96     88.77
2.501 to 2.750......     392      92,963,423.00      47.65       6.774      725      237,152      78.06      21.91     89.44
2.751 to 3.000......      16       4,080,902.40       2.09       6.334      728      255,056      81.72      54.34     95.31
3.001 to 3.250......      13       3,108,885.12       1.59       7.274      730      239,145      88.78       7.78     86.71
3.251 to 3.500......      10       2,435,369.50       1.25       7.589      749      243,537      98.81       8.87     92.73
3.501 to 3.750......       7       1,596,720.26       0.82       7.835      713      228,103      98.37       0.00     88.29
3.751 to 4.000......       4         787,900.00       0.40       8.682      713      196,975     100.00       0.00    100.00
4.001 to 4.250......       1         177,600.00       0.09       6.000      710      177,600      80.00     100.00      0.00
4.251 to 4.500......       1         150,547.69       0.08       8.520      718      150,548      80.00     100.00      0.00
4.751 to 5.000......       2         556,351.41       0.29       7.772      735      278,176      81.78       0.00     17.79
                         ---     --------------     ------       -----      ---      -------     ------     ------    ------
   Total............     787     195,096,292.18     100.00       6.792      727      247,899      78.95      17.19     89.48
                         ===     ==============     ======       =====      ===      =======     ======     ======    ======

     As of the Cut-off Date, the Gross Margin for the Group Two Mortgage Loans ranged from 2.250% per annum to 5.000% per annum and the weighted average Gross Margin of the Adjustable Rate Group Two Mortgage Loans was approximately 2.564% per annum.

                                    A-II-34

             MAXIMUM MORTGAGE RATES FOR THE GROUP TWO MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                         AVERAGE
                       NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                         OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
RANGE OF MAXIMUM      MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
MORTGAGE RATES (%)      LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
--------------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
9.751 to 10.000.....       1         182,000.00       0.09       5.000      722      182,000      80.00      0.00     100.00
10.251 to 10.500....       1         320,350.00       0.16       5.375      702      320,350      84.30      0.00     100.00
10.501 to 10.750....      10       2,588,431.35       1.33       5.750      743      258,843      76.06     45.96     100.00
10.751 to 11.000....      35       7,917,312.57       4.06       5.918      744      226,209      73.42     45.57      93.15
11.001 to 11.250....      55      15,080,581.20       7.73       6.142      737      274,192      78.83     35.56      99.34
11.251 to 11.500....      89      22,821,901.58      11.70       6.399      734      256,426      77.01     32.26      97.33
11.501 to 11.750....      86      21,787,671.43      11.17       6.648      732      253,345      77.97     17.06      92.94
11.751 to 12.000....      71      17,808,233.85       9.13       6.767      730      250,820      79.00     13.24      94.22
12.001 to 12.250....      61      15,319,139.27       7.85       6.808      727      251,133      79.54      5.93      89.23
12.251 to 12.500....      62      16,352,559.65       8.38       6.649      738      263,751      79.71      4.90      89.02
12.501 to 12.750....      83      20,856,776.63      10.69       6.945      715      251,286      79.10     10.65      88.80
12.751 to 13.000....      78      19,315,276.14       9.90       7.042      715      247,632      77.92     11.24      86.07
13.001 to 13.250....      53      11,894,921.13       6.10       7.202      722      224,432      80.93     11.40      80.40
13.251 to 13.500....      44      10,573,415.35       5.42       7.505      722      240,305      81.10      7.54      75.54
13.501 to 13.750....      18       4,755,574.60       2.44       7.690      721      264,199      82.12     19.12      71.80
13.751 to 14.000....      18       3,411,830.45       1.75       7.923      693      189,546      85.31      5.24      90.10
14.001 to 14.250....      14       2,587,381.90       1.33       8.124      680      184,813      80.90     16.94      50.48
14.251 to 14.500....       3         643,926.64       0.33       8.372      715      214,642      95.75      0.00      84.13
14.501 to 14.750....       2         254,108.44       0.13       8.563      701      127,054      80.00     59.25       0.00
14.751 to 15.000....       3         624,900.00       0.32       8.844      712      208,300     100.00      0.00     100.00
                         ---     --------------     ------       -----      ---      -------     ------     -----     ------
   Total............     787     195,096,292.18     100.00       6.792      727      247,899      78.95     17.19      89.48
                         ===     ==============     ======       =====      ===      =======     ======     =====     ======

     As of the Cut-off Date, the Maximum Mortgage Rates for the Group Two Mortgage Loans ranged from 10.000% per annum to 14.885% per annum and the weighted average Maximum Mortgage Rate of the Group Two Mortgage Loans was approximately 12.255% per annum.

                                    A-II-35

           NEXT RATE ADJUSTMENT DATE FOR THE GROUP TWO MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                            MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
NEXT RATE ADJUSTMENT DATE     LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
April 2007...............        1         242,602.08       0.12       7.750      816      242,602     80.00      100.00    100.00
December 2007............        1         157,502.52       0.08       7.625      782      157,503     80.00      100.00    100.00
March 2008...............        1         217,600.00       0.11       6.625      696      217,600     80.00        0.00    100.00
April 2008...............        1          98,928.63       0.05       6.250      643       98,929     80.00      100.00      0.00
July 2008................        2         486,964.22       0.25       7.528      765      243,482     80.00        0.00     59.14
August 2008..............        2         317,658.39       0.16       7.983      735      158,829     80.00      100.00      0.00
September 2008...........        8       1,309,220.01       0.67       7.559      724      163,653     76.96        7.64     31.70
October 2008.............       10       2,355,121.66       1.21       7.414      712      235,512     77.03       15.53     56.81
November 2008............       16       3,066,592.97       1.57       7.352      703      191,662     77.64       28.83     77.90
December 2008............        1         103,767.01       0.05       7.500      701      103,767     80.00        0.00      0.00
January 2009.............        4       1,106,772.14       0.57       7.015      737      276,693     79.36        0.00     29.63
February 2009............        4         704,065.87       0.36       6.829      758      176,016     80.77       25.76     66.57
May 2009.................        1         372,000.00       0.19       7.000      746      372,000     80.00        0.00    100.00
August 2009..............        1         360,000.00       0.18       7.750      672      360,000     80.00      100.00    100.00
September 2009...........        3         802,249.19       0.41       7.178      724      267,416     82.49       28.60     71.40
November 2009............        1         348,502.00       0.18       6.500      759      348,502     80.00        0.00    100.00
December 2009............       17       3,943,713.82       2.02       6.237      726      231,983     79.73       49.66     92.01
January 2010.............       19       5,227,463.07       2.68       6.477      734      275,130     79.67        0.00    100.00
February 2010............       34      10,151,875.86       5.20       6.635      728      298,585     81.07        5.48    100.00
April 2011...............        4         961,601.37       0.49       7.170      704      240,400     79.55       13.72     77.92
May 2011.................        3         620,988.61       0.32       7.015      712      206,996     83.33       24.21    100.00
June 2011................        4         922,061.45       0.47       6.815      727      230,515     78.23        7.26    100.00
August 2011..............        5       1,007,751.29       0.52       7.838      709      201,550     81.04       20.83     89.72
September 2011...........       16       3,671,698.71       1.88       7.095      724      229,481     79.49        8.58     90.88
October 2011.............       43      10,030,709.71       5.14       6.915      727      233,272     79.52       11.45     90.60
November 2011............      253      60,547,532.44      31.03       6.834      722      239,318     79.42       12.66     88.74
December 2011............      111      27,877,974.19      14.29       6.747      725      251,153     78.07       30.12     93.92
January 2012.............       75      19,638,767.24      10.07       6.842      736      261,850     79.17        6.45     78.22
February 2012............       61      17,679,556.67       9.06       6.521      729      289,829     78.01        4.07     96.72
September 2013...........        1          73,600.00       0.04       6.500      638       73,600     80.00      100.00    100.00
November 2013............        5       1,142,199.99       0.59       6.936      716      228,440     83.67        8.33    100.00
December 2013............       41       9,023,057.90       4.62       6.530      745      220,075     78.21       53.61     94.36
January 2014.............       14       4,030,272.59       2.07       6.616      744      287,877     77.66       14.29     96.59
February 2014............       10       3,103,100.00       1.59       6.931      719      310,310     79.98       15.02    100.00
October 2015.............        1          47,970.58       0.02       7.625      725       47,971     90.00        0.00      0.00
September 2016...........        4       1,024,600.00       0.53       6.562      731      256,150     72.16       79.54    100.00
October 2016.............        1         415,000.00       0.21       6.250      688      415,000     65.61      100.00    100.00
November 2016............        1         236,000.00       0.12       5.750      809      236,000     37.88      100.00    100.00
December 2016............        1         146,900.00       0.08       6.750      767      146,900     48.98      100.00    100.00
January 2017.............        2         504,000.00       0.26       7.722      659      252,000     80.00       68.25    100.00
February 2017............        4       1,018,350.00       0.52       7.262      733      254,588     80.00        0.00    100.00
                               ---     --------------     ------       -----      ---      -------     ------     ------    ------
   Total.................      787     195,096,292.18     100.00       6.792      727      247,899     78.95       17.19     89.48
                               ===     ==============     ======       =====      ===      =======     ======     ======    ======

                                    A-II-36

                         THE GROUP THREE MORTGAGE LOANS

                MORTGAGE RATES FOR THE GROUP THREE MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
  CURRENT MORTGAGE RATES    MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
            (%)               LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
3.501 to 3.750...........         2      1,200,349.24       0.24       3.750      756      600,175      80.00      0.00     100.00
3.751 to 4.000...........         2      1,364,019.69       0.28       3.934      710      682,010      79.97      0.00     100.00
4.251 to 4.500...........         1        208,340.28       0.04       4.500      666      208,340      79.96      0.00     100.00
4.501 to 4.750...........         1        225,900.00       0.05       4.625      674      225,900      79.97      0.00     100.00
4.751 to 5.000...........         2        336,393.34       0.07       5.000      637      168,197      79.98      0.00     100.00
5.251 to 5.500...........         6      2,114,899.99       0.43       5.443      696      352,483      79.92     21.75     100.00
5.501 to 5.750...........        12      4,930,409.24       1.00       5.727      702      410,867      76.93     29.47      88.29
5.751 to 6.000...........        46     18,532,388.42       3.75       5.955      718      402,878      76.99     25.13      90.87
6.001 to 6.250...........       109     49,938,317.27      10.10       6.196      716      458,150      78.02     12.42      94.11
6.251 to 6.500...........       206     88,929,039.82      17.99       6.440      712      431,694      77.40     13.35      91.71
6.501 to 6.750...........       229     88,004,138.18      17.80       6.689      705      384,298      78.42      8.21      87.52
6.751 to 7.000...........       227     83,619,202.41      16.91       6.910      702      368,367      79.91      8.36      90.34
7.001 to 7.250...........       120     41,046,743.22       8.30       7.199      693      342,056      79.59      0.82      81.02
7.251 to 7.500...........       107     45,922,145.55       9.29       7.425      696      429,179      78.74      5.04      78.97
7.501 to 7.750...........        61     30,553,138.46       6.18       7.668      697      500,871      77.01     16.12      73.06
7.751 to 8.000...........        52     25,538,026.95       5.17       7.940      698      491,116      78.82      3.77      81.61
8.001 to 8.250...........        18      5,173,200.05       1.05       8.184      683      287,400      84.23      6.92      93.06
8.251 to 8.500...........        14      4,220,004.44       0.85       8.443      690      301,429      86.01      0.00      84.86
8.501 to 8.750...........         5      1,746,009.00       0.35       8.659      655      349,202      87.58      0.00     100.00
9.251 to 9.500...........         2        352,624.16       0.07       9.365      665      176,312      85.92      0.00       0.00
9.501 to 9.750...........         1        483,000.00       0.10       9.570      661      483,000     100.00      0.00     100.00
                              -----    --------------     ------       -----      ---      -------     ------     -----     ------
   Total.................     1,223    494,438,289.71     100.00       6.850      704      404,283      78.64      9.66      87.18
                              =====    ==============     ======       =====      ===      =======     ======     =====     ======

     As of the Cut-off Date, Mortgage Rates borne by the Group Three Mortgage Loans ranged from 3.750% per annum to 9.570% per annum and the weighted average Mortgage Rate of the Group Three Mortgage Loans was approximately 6.850% per annum.

     REMAINING MONTHS TO STATED MATURITY FOR THE GROUP THREE MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
RANGE OF REMAINING          MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
TERMS (MONTHS)                LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
337 to 348...............         9      3,044,533.99       0.62       6.624      660      338,282      80.40     28.09      94.00
349 to 360...............     1,214    491,393,755.72      99.38       6.851      704      404,772      78.63      9.55      87.14
                              -----    --------------     ------       -----      ---      -------      -----     -----      -----
   Total.................     1,223    494,438,289.71     100.00       6.850      704      404,283      78.64      9.66      87.18
                              =====    ==============     ======       =====      ===      =======      =====     =====      =====

     As of the Cut-off Date, the remaining term to stated maturity of the Group Three Mortgage Loans ranged from 341 months to 359 months and the weighted average remaining term to stated maturity of the Group Three Mortgage Loans was approximately 357 months.

                                    A-II-37

   MORTGAGE LOAN STATED PRINCIPAL BALANCES FOR THE GROUP THREE MORTGAGE LOANS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL                      AVERAGE
                                 NUMBER     AGGREGATE       BALANCE   WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                                   OF       PRINCIPAL     OUTSTANDING  AVERAGE  AVERAGE   BALANCE    AVERAGE           PERCENT
RANGE OF STATED PRINCIPAL       MORTGAGE     BALANCE       AS OF THE   COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
BALANCES ($)                      LOANS  OUTSTANDING ($) CUT-OFF DATE    (%)     SCORE      ($)      LTV (%) FULL DOC.   ONLY
------------------------------- -------- --------------- ------------ -------- -------- ----------- -------- --------- --------
0.01 to 100,000.00.............      18     1,508,772.51      0.31      7.197     685       83,821    77.33    27.31     38.57
100,000.01 to 200,000.00.......     171    27,977,329.38      5.66      6.981     688      163,610    79.97    14.66     67.64
200,000.01 to 300,000.00.......     281    70,430,619.93     14.24      6.856     691      250,643    80.29    10.05     82.60
300,000.01 to 400,000.00.......     168    58,578,229.23     11.85      6.827     689      348,680    80.60     6.28     84.10
400,000.01 to 500,000.00.......     260   117,962,750.75     23.86      6.836     711      453,703    79.59     9.60     93.55
500,000.01 to 600,000.00.......     157    85,714,137.63     17.34      6.760     708      545,950    78.46     8.93     91.22
600,000.01 to 700,000.00.......      79    51,441,796.47     10.40      6.774     711      651,162    77.53     5.08     92.53
700,000.01 to 800,000.00.......      40    29,641,684.25      6.00      6.720     712      741,042    78.84     7.47     82.70
800,000.01 to 900,000.00.......      19    16,104,081.43      3.26      6.931     705      847,583    75.23    26.04     94.78
900,000.01 to 1,000,000.00.....      18    17,460,909.14      3.53      6.950     715      970,051    71.57    11.14     77.78
1,000,000.01 to 1,100,000.00...       1     1,064,050.00      0.22      7.750     684    1,064,050    75.00     0.00      0.00
1,100,000.01 to 1,200,000.00...       2     2,264,329.00      0.46      6.247     764    1,132,165    72.53    50.54    100.00
1,200,000.01 to 1,300,000.00...       1     1,300,000.00      0.26      7.625     672    1,300,000    73.65     0.00    100.00
1,300,000.01 to 1,400,000.00...       2     2,738,500.00      0.55      7.041     725    1,369,250    65.15    51.12    100.00
1,400,000.01 to 1,500,000.00...       2     2,970,000.00      0.60      7.876     741    1,485,000    72.53     0.00    100.00
1,500,000.01 to 2,000,000.00...       3     5,256,099.99      1.06      7.646     683    1,752,033    70.00     0.00     63.38
2,000,000.01 to 2,500,000.00...       1     2,025,000.00      0.41      8.000     770    2,025,000    75.00     0.00    100.00
                                  -----   --------------    ------      -----     ---    ---------    -----    -----    ------
   Total.......................   1,223   494,438,289.71    100.00      6.850     704      404,283    78.64     9.66     87.18
                                  =====   ==============    ======      =====     ===    =========    =====    =====    ======

     As of the Cut-off Date, the stated principal balances of the Group Three Mortgage Loans ranged from approximately $51,920 to approximately $2,025,000 and the average stated principal balance of the Group Three Mortgage Loans was approximately $404,283.

                                    A-II-38

                PRODUCT TYPES FOR THE GROUP THREE MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                            MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
PRODUCT TYPES                 LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
10/20 LIBOR Loans
(1 Year Libor)...........         2      1,592,000.00       0.32       6.463      768      796,000      72.96     29.65     100.00
10/20 LIBOR Loans
(6 Month Libor)..........        18      8,424,353.11       1.70       7.409      696      468,020      79.62      0.00     100.00
2/28 LIBOR Loans
(1 Year Libor)...........         3      1,041,799.99       0.21       6.370      691      347,267      81.63     52.31     100.00
2/28 LIBOR Loans
(6 Month Libor)..........        53     20,542,883.20       4.15       7.296      710      387,602      78.91     24.98      79.93
2/28 Treasury Loans
(1 Year Treasury)........         1        131,212.27       0.03       7.250      643      131,212      80.00      0.00       0.00
3/27 LIBOR Loans
(6 Month Libor)..........       140     60,554,321.12      12.25       6.671      702      432,531      79.27      6.44      93.83
3/27 LIBOR Loans
(6ML 40 Yr Amort)........         4      1,460,185.73       0.30       7.375      727      365,046      80.00      0.00       0.00
5/ 25 LIBOR Loans
(6ML 40 Yr Amort)........        13      3,477,739.39       0.70       6.827      705      267,518      80.00     27.20       0.00
5/25 LIBOR Loans
(1 Year Libor)...........        33     17,730,762.98       3.59       7.521      701      537,296      77.73     11.94      97.70
5/25 LIBOR Loans
(6 Month Libor)..........       839    332,661,450.20      67.28       6.807      703      396,498      78.51      9.40      86.01
7/23 LIBOR Loans
(1 Year Libor)...........         3      1,536,032.44       0.31       7.223      676      512,011      78.25     35.16     100.00
7/23 LIBOR Loans
(6 Month Libor)..........       110     44,014,745.57       8.90       6.819      707      400,134      78.77      6.49      94.99
7/23 LIBOR Loans
(6ML 40 Yr Amort)........         4      1,270,803.71       0.26       7.134      736      317,701      79.09      0.00       0.00
                              -----    --------------     ------       -----      ---      -------      -----     -----     ------
   Total.................     1,223    494,438,289.71     100.00       6.850      704      404,283      78.64      9.66      87.18
                              =====    ==============     ======       =====      ===      =======      =====     =====     ======

              AMORTIZATION TYPE FOR THE GROUP THREE MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                            MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
AMORTIZATION TYPE             LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
Fully Amortizing.........       176     57,156,123.51      11.56       7.080      703      324,751      78.59      9.79       0.00
Balloon..................        21      6,208,728.83       1.26       7.019      717      295,654      79.81     15.23       0.00
24 Month Interest-Only...         2        636,996.41       0.13       7.908      671      318,498      82.67     13.34     100.00
60 Month Interest-Only...       185     65,273,847.40      13.20       6.750      716      352,832      78.97     14.42     100.00
84 Month Interest-Only...        27     10,419,051.75       2.11       6.519      713      385,891      73.89     20.47     100.00
120 Month Interest-Only..       812    354,743,541.81      71.75       6.836      702      436,876      78.70      8.34     100.00
                              -----    --------------     ------       -----      ---      -------      -----     -----     ------
   Total.................     1,223    494,438,289.71     100.00       6.850      704      404,283      78.64      9.66      87.18
                              =====    ==============     ======       =====      ===      =======      =====     =====     ======

                                    A-II-39

                    INDEX FOR THE GROUP THREE MORTGAGE LOANS

                                                     % OF
                                                   AGGREGATE
                                                   PRINCIPAL                         AVERAGE
                       NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                         OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                      MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
INDEX                   LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
--------------------  --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
Treasury - 1 Year...        1        131,212.27       0.03       7.250      643      131,212      80.00      0.00       0.00
LIBOR - 6 Month.....    1,181    472,406,482.03      95.54       6.825      704      400,005      78.69      9.33      86.70
LIBOR - 1 Year......       41     21,900,595.41       4.43       7.368      704      534,161      77.61     16.78      98.14
                        -----    --------------     ------       -----      ---      -------      -----     -----      -----
   Total............    1,223    494,438,289.71     100.00       6.850      704      404,283      78.64      9.66      87.18
                        =====    ==============     ======       =====      ===      =======      =====     =====      =====

                                    A-II-40

              GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES FOR
                         THE GROUP THREE MORTGAGE LOANS

                                                           % OF
                                                         AGGREGATE
                                                         PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE        BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL      OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                            MORTGAGE      BALANCE        AS OF THE    COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
GEOGRAPHIC DISTRIBUTIONS      LOANS   OUTSTANDING ($)  CUT-OFF DATE     (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
-------------------------   --------  ---------------  ------------  --------  --------  -----------  --------  ---------  --------
Alabama..................         1         51,920.00       0.01       6.875      633       51,920      80.00     100.00    100.00
Arizona..................        75     26,384,117.41       5.34       6.933      702      351,788      76.83      13.18     88.10
Arkansas.................         1        256,000.00       0.05       6.875      785      256,000      80.00       0.00    100.00
California...............       465    221,599,981.40      44.82       6.685      709      476,559      78.44       5.54     94.55
Colorado.................         8      3,053,510.90       0.62       7.289      667      381,689      80.00       6.37     65.26
Connecticut..............         6      1,911,839.33       0.39       6.796      674      318,640      78.06      10.25     82.64
Delaware.................         3        991,593.35       0.20       6.559      726      330,531      77.90       0.00     81.59
District of Columbia.....         4      1,950,700.00       0.39       7.058      708      487,675      79.29       0.00    100.00
Florida..................       134     43,927,341.45       8.88       6.982      706      327,816      78.21       8.56     81.80
Georgia..................        16      4,582,479.23       0.93       7.061      691      286,405      80.23       7.87     63.80
Idaho....................         2        854,797.91       0.17       7.250      694      427,399      79.70       0.00    100.00
Illinois.................        46     15,282,533.29       3.09       7.085      695      332,229      76.90      12.48     68.01
Indiana..................         2        621,032.44       0.13       7.586      651      310,516      78.41      13.69    100.00
Iowa.....................         1         94,501.60       0.02       6.500      692       94,502      80.00       0.00      0.00
Kentucky.................         2        336,338.19       0.07       7.237      680      168,169      83.00       0.00    100.00
Louisiana................         9      1,835,912.96       0.37       6.804      696      203,990      80.44      15.03     49.85
Maryland.................        60     27,447,649.49       5.55       6.949      695      457,461      78.10      17.36     90.53
Massachusetts............        11      4,204,475.63       0.85       6.902      690      382,225      81.21      39.68     83.78
Michigan.................         6        737,045.14       0.15       7.586      661      122,841      80.00      13.30     52.14
Minnesota................        11      3,521,593.44       0.71       6.998      705      320,145      78.64       9.45     62.08
Missouri.................         9      1,820,076.70       0.37       6.889      692      202,231      81.86      45.51     45.18
Nebraska.................         2        636,810.27       0.13       6.372      696      318,405      85.38       0.00    100.00
Nevada...................        67     23,843,120.53       4.82       6.790      697      355,867      80.21      10.03     72.37
New Hampshire............         1        211,119.99       0.04       6.875      666      211,120      80.00       0.00    100.00
New Jersey...............        44     15,713,452.66       3.18       7.215      694      357,124      80.64      14.58     74.28
New Mexico...............         1        119,462.48       0.02       7.000      749      119,462      80.00       0.00      0.00
New York.................        49     20,585,986.73       4.16       7.147      702      420,122      81.07       3.88     72.50
North Carolina...........         7      3,319,452.54       0.67       6.502      725      474,208      78.26      32.31     71.51
Ohio.....................         4        589,485.48       0.12       6.908      660      147,371      82.44      32.58     67.42
Oklahoma.................         2      1,240,000.00       0.25       6.633      735      620,000      80.00      51.61    100.00
Oregon...................         9      3,192,783.91       0.65       6.592      686      354,754      78.71       0.00     82.10
Pennsylvania.............        11      2,649,812.05       0.54       7.588      667      240,892      79.98       0.00     89.22
Rhode Island.............         5        985,576.58       0.20       6.759      693      197,115      77.32      40.37     64.36
South Carolina...........         3      2,013,622.50       0.41       7.774      688      671,208      76.76      41.71    100.00
Tennessee................         3        511,094.11       0.10       7.242      715      170,365      80.00      45.37     79.03
Texas....................        18      4,108,012.10       0.83       6.968      698      228,223      80.19      12.27     30.83
Utah.....................        11      4,806,321.62       0.97       7.158      718      436,938      79.79       3.64     93.30
Virginia.................        71     33,151,738.70       6.70       6.985      704      466,926      77.84      15.62     93.86
Washington...............        38     13,977,803.18       2.83       6.767      701      367,837      79.03      19.80     96.83
West Virginia............         2        652,800.00       0.13       7.529      689      326,400      80.00       0.00    100.00
Wisconsin................         3        664,394.42       0.13       6.960      689      221,465      80.00       0.00     18.96
                              -----    --------------     ------       -----      ---      -------      -----     ------    ------
   Total.................     1,223    494,438,289.71     100.00       6.850      704      404,283      78.64       9.66     87.18
                              =====    ==============     ======       =====      ===      =======      =====     ======    ======

     No more than approximately 0.95% of the Group Three Mortgage Loans will be secured by mortgaged properties located in any one zip code.

                                    A-II-41

        ORIGINAL LOAN-TO-VALUE RATIOS FOR THE GROUP THREE MORTGAGE LOANS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL                      AVERAGE
                                 NUMBER     AGGREGATE       BALANCE   WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                                   OF       PRINCIPAL     OUTSTANDING  AVERAGE  AVERAGE   BALANCE    AVERAGE           PERCENT
RANGE OF ORIGINAL LOAN TO       MORTGAGE     BALANCE       AS OF THE   COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
VALUE RATIOS (%)                  LOANS  OUTSTANDING ($) CUT-OFF DATE    (%)     SCORE      ($)      LTV (%) FULL DOC.   ONLY
------------------------------- -------- --------------- ------------ -------- -------- ----------- -------- --------- --------
20.01 to 30.00................        1        99,098.79      0.02      6.250     697      99,099     28.63     0.00      0.00
30.01 to 40.00................        3     1,143,253.12      0.23      6.475     779     381,084     35.00     0.00     82.57
40.01 to 50.00................        4     2,730,999.97      0.55      6.438     745     682,750     44.12    18.31    100.00
50.01 to 60.00................       14     8,294,649.08      1.68      6.285     731     592,475     58.11    24.49     83.50
60.01 to 70.00................       33    22,388,851.46      4.53      7.168     711     678,450     68.16     9.60     81.25
70.01 to 75.00................       69    44,029,272.24      8.90      7.077     713     638,105     74.30     7.59     85.80
75.01 to 80.00................    1,041   396,540,863.23     80.20      6.794     701     380,923     79.81     9.45     88.03
80.01 to 85.00................        6     2,561,953.04      0.52      7.141     724     426,992     84.24     0.00    100.00
85.01 to 90.00................       19     6,025,520.69      1.22      7.199     694     317,133     89.57     9.34     78.73
90.01 to 95.00................       17     5,101,001.79      1.03      7.198     711     300,059     94.76    12.92     70.23
95.01 to 100.00...............       16     5,522,826.30      1.12      8.056     720     345,177    100.00    18.57     81.94
                                  -----   --------------    ------      -----     ---     -------    ------    -----    ------
   Total......................    1,223   494,438,289.71    100.00      6.850     704     404,283     78.64     9.66     87.18
                                  =====   ==============    ======      =====     ===     =======    ======    =====    ======

     As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group Three Mortgage Loans ranged from 28.63% to 100.00%.

                 LOAN PURPOSE FOR THE GROUP THREE MORTGAGE LOANS

                                                             % OF
                                                           AGGREGATE
                                                           PRINCIPAL                      AVERAGE
                                 NUMBER     AGGREGATE       BALANCE   WEIGHTED WEIGHTED  PRINCIPAL  WEIGHTED
                                   OF       PRINCIPAL     OUTSTANDING  AVERAGE  AVERAGE   BALANCE    AVERAGE           PERCENT
                                MORTGAGE     BALANCE       AS OF THE   COUPON   CREDIT  OUTSTANDING ORIGINAL  PERCENT  INTEREST
LOAN PURPOSE                      LOANS  OUTSTANDING ($) CUT-OFF DATE    (%)     SCORE      ($)      LTV (%) FULL DOC.   ONLY
------------------------------- -------- --------------- ------------ -------- -------- ----------- -------- --------- --------
Purchase....................      1,005   362,492,614.35     73.31      6.818     702     360,689     79.93     9.07     86.00
Refinance - Rate Term.......        119    69,800,268.62     14.12      6.839     711     586,557     76.56    10.24     90.42
Refinance - Cashout.........         99    62,145,406.74     12.57      7.048     711     627,731     73.44    12.47     90.49
                                  -----   --------------    ------      -----     ---     -------     -----    -----     -----
   Total....................      1,223   494,438,289.71    100.00      6.850     704     404,283     78.64     9.66     87.18
                                  =====   ==============    ======      =====     ===     =======     =====    =====     =====

                                    A-II-42

        TYPES OF MORTGAGED PROPERTIES FOR THE GROUP THREE MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                         AVERAGE
                             NUMBER      AGGREGATE       BALANCE    WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                               OF        PRINCIPAL     OUTSTANDING   AVERAGE   AVERAGE    BALANCE     AVERAGE              PERCENT
                            MORTGAGE      BALANCE      OF THE CUT-   COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
PROPERTY TYPE                LOANS    OUTSTANDING ($)   OFF DATE       (%)      SCORE       ($)       LTV (%)  FULL DOC.    ONLY
--------------------------  --------  ---------------  -----------  --------  --------  -----------  --------  ---------  --------
Single Family Residence...      738   303,928,758.87       61.47      6.817      705      411,828      78.43      8.40      89.07
Planned Unit Development..      315   130,247,654.37       26.34      6.865      702      413,485      78.60     11.52      84.36
Condominium...............      131    46,144,526.77        9.33      6.929      701      352,248      79.62     13.96      89.97
2-4 Family................       35    12,932,280.42        2.62      7.165      698      369,494      80.45      6.11      61.26
Cooperative...............        3     1,056,393.00        0.21      7.261      704      352,131      80.50      0.00     100.00
Townhouse.................        1       128,676.28        0.03      6.000      662      128,676      65.00      0.00       0.00
                              -----   --------------      ------      -----      ---      -------      -----     -----     ------
   Total..................    1,223   494,438,289.71      100.00      6.850      704      404,283      78.64      9.66      87.18
                              =====   ==============      ======      =====      ===      =======      =====     =====     ======

                                    A-II-43

            DOCUMENTATION SUMMARY FOR THE GROUP THREE MORTGAGE LOANS

                                                         % OF
                                                       AGGREGATE
                                                        PRINCIPAL                          AVERAGE
                              NUMBER     AGGREGATE       BALANCE     WEIGHTED  WEIGHTED   PRINCIPAL   WEIGHTED
                                OF       PRINCIPAL     OUTSTANDING    AVERAGE   AVERAGE    BALANCE     AVERAGE             PERCENT
                             MORTGAGE     BALANCE       AS OF THE     COUPON    CREDIT   OUTSTANDING  ORIGINAL   PERCENT   INTEREST
DOCUMENTATION                  LOANS  OUTSTANDING ($)  CUT-OFF DATE     (%)     SCORE        ($)       LTV (%)  FULL DOC.   ONLY
------------------------     --------  --------------- ------------  --------  --------  -----------  --------  ---------  -------
GREENPOINT  DOCUMENTATION
Stated Income..............     380     179,226,781.62     36.25        6.704      703      471,649      79.26       0.00     98.67
Full Documentation.........      16       7,253,109.29      1.47        6.318      681      453,319      75.14     100.00     95.50
Stated Income/Stated Asset.       2       1,046,250.00      0.21        6.607      663      523,125      72.95       0.00    100.00
No Income Disclosure.......       1         219,999.02      0.04        8.750      625      219,999      80.00       0.00    100.00
No Income or Employment....
Disclosure.................       1         182,593.36      0.04        6.250      698      182,593      79.99       0.00      0.00
   Sub-Total...............   -----     --------------    ------        -----      ---      -------      -----     ------    ------
                                400     187,928,733.29     38.01        6.690      702      469,822      79.07       3.86     98.46

FNBA DOCUMENTATION
Full Documentation.........      16       5,513,980.04      1.12        6.903      704      344,624      82.52     100.00     96.52
No Documentation...........       9       1,994,220.91      0.40        7.094      725      221,580      75.86       0.00     62.71
No Documentation w/Assets..       1         411,530.34      0.08        6.625      713      411,530      70.00       0.00      0.00
No Income No Assets........       1         103,945.27      0.02        7.625      662      103,945      75.00       0.00      0.00
No Ratio...................      28      12,421,796.22      2.51        7.451      706      443,636      84.50       0.00     87.18
Stated Income..............     157      54,701,860.59     11.06        7.066      679      348,419      78.28       0.00     86.37
                              -----     --------------    ------        -----      ---      -------      -----     ------    ------
  Sub-Total................     212      75,147,333.37     15.20        7.117      687      354,469      79.51       7.34     86.03
NATCITY DOCUMENTATION
Stated Income Verified.....
Employment.................      52      26,517,940.25      5.36        6.734      721      509,960      75.15       0.00     90.76
Full Documentation.........      39      17,276,481.39      3.49        6.404      716      442,987      77.04     100.00     88.71
No Income Verified Assets...     23      12,317,775.41      2.49        6.770      738      535,555      75.16       0.00     89.16
No Documentation...........      16       5,119,020.87      1.04        6.727      749      319,939      75.31       0.00     91.24
Stated Income Stated
Assets.....................       6       3,454,287.00      0.70        6.968      704      575,715      63.93       0.00     85.27
No Income No Assets........       6       1,578,684.78      0.32        6.938      721      263,114      92.05       0.00     81.88
12 Month Income
Verification...............       3       1,473,154.40      0.30        6.256      677      491,051      66.40       0.00    100.00
                              -----     --------------    ------        -----      ---      -------      -----     ------    ------
   Sub-Total...............     145      67,737,344.10     13.70        6.662      723      467,154      75.28      25.51     89.70
AMERIQUEST DOCUMENTATION
Stated Income..............     231      71,386,852.67     14.44        6.848      716      309,034      79.88       0.00     76.17
Full Documentation.........      29       7,768,555.29      1.57        6.567      721      267,881      80.00     100.00     67.25
Reduced Documentation......       6       1,563,390.36      0.32        6.704      743      260,565      80.00       0.00    100.00
                              -----     --------------    ------        -----      ---      -------      -----    -------    ------
   Sub-Total...............     266      80,718,798.32     16.33        6.818      717      303,454      79.90       9.62     75.77
OTHER DOCUMENTATION
No Ratio...................      50      22,322,593.63      4.51        6.999      680      446,452      78.60       0.00     55.00
Stated Documentation.......      42      18,259,361.92      3.69        7.605      704      434,747      78.62       0.00     82.65
Full Documentation.........      22       9,950,088.71      2.01        7.237      714      452,277      79.04     100.00     84.62
Stated Income Verified
Assets.....................      20       8,174,390.27      1.65        6.268      695      408,720      79.11       0.00     89.21
Stated Income Stated
Assets.....................      22       5,805,898.22      1.17        6.970      663      263,904      79.29       0.00     85.27
No Income Verification.....       8       5,018,096.65      1.01        7.246      690      627,262      74.86       0.00      0.00
Stated Income Full Assets..       4       3,199,000.00      0.65        7.681      710      799,750      74.12       0.00    100.00
No Documentation...........      10       2,425,234.70      0.49        7.440      745      242,523      77.43       0.00     75.55
No Income No Assets........       9       2,249,214.15      0.45        7.068      700      249,913      88.52       0.00     59.22
Stated Income..............       5       1,578,399.67      0.32        7.642      656      315,680      79.96       0.00    100.00
No Income No Assets No
Employment.................       4       1,462,000.00      0.30        7.702      723      365,500      74.17       0.00    100.00
Lite Income Verification...       1       1,120,000.00      0.23        6.500      768    1,120,000      70.00       0.00    100.00
Alternative Documentation..       2         805,770.27      0.16        5.756      748      402,885      79.40       0.00     47.53
Reduced Documentation......       1         536,032.44      0.11        7.500      645      536,032      74.99       0.00    100.00
   Sub-Total...............     200      82,906,080.63     16.77        7.152      696      414,530      78.41      12.00     71.74
                              -----     --------------    ------        -----      ---    ---------      -----    -------    ------
   Total...................   1,223     494,438,289.71    100.00        6.850      704      404,283      78.64       9.66     87.18
                              =====     ==============    ======        =====      ===    =========      =====    =======    ======

                                       A-II-44

               OCCUPANCY TYPES FOR THE GROUP THREE MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                           NUMBER     AGGREGATE        BALANCE    WEIGHTED    WEIGHTED   PRINCIPAL   WEIGHTED
                             OF       PRINCIPAL     OUTSTANDING   AVERAGE     AVERAGE     BALANCE     AVERAGE              PERCENT
                          MORTGAGE     BALANCE        AS OF THE    COUPON     CREDIT    OUTSTANDING  ORIGINAL    PERCENT   INTEREST
OCCUPANCY                  LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)        SCORE        ($)       LTV (%)  FULL DOC.    ONLY
------------------------  --------  ---------------  ------------  --------  ---------  -----------  ---------  ---------  --------
Primary.................     1,182  467,851,907.46       94.62      6.819       702        395,814      78.82      8.33      87.38
Investment..............        32   21,413,918.77        4.33      7.518       732        669,185      75.10     34.83      88.81
Second Home.............         9    5,172,463.48        1.05      6.818       728        574,718      76.60     25.77      62.96
                             -----  --------------      ------      -----       ---        -------      -----     -----      -----
   Total................     1,223  494,438,289.71      100.00      6.850       704        404,283      78.64      9.66      87.18
                             =====  ==============      ======      =====       ===        =======      =====     =====      =====

      The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

                CREDIT SCORES FOR THE GROUP THREE MORTGAGE LOANS

                                                         % OF
                                                      AGGREGATE
                                                      PRINCIPAL                            AVERAGE
                           NUMBER     AGGREGATE        BALANCE     WEIGHTED   WEIGHTED    PRINCIPAL   WEIGHTED
                             OF       PRINCIPAL      OUTSTANDING   AVERAGE    AVERAGE      BALANCE     AVERAGE             PERCENT
                          MORTGAGE     BALANCE        AS OF THE     COUPON     CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
RANGE OF CREDIT SCORES     LOANS    OUTSTANDING ($)  CUT-OFF DATE    (%)       SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------  --------  ---------------  ------------  --------  ---------  -----------  ---------  ---------  --------
No Score Available......       2        905,820.87        0.18      7.405        N/A       452,910      80.00      0.00       0.00
551 to 575..............       1        196,000.00        0.04      7.125        558       196,000      80.00    100.00     100.00
601 to 625..............      15      4,107,390.00        0.83      7.190        622       273,826      80.17     14.65      84.51
626 to 650..............      73     22,435,333.51        4.54      7.399        640       307,333      80.42     15.22      78.39
651 to 675..............     254     96,891,000.79       19.60      6.932        666       381,461      78.81      8.68      89.55
676 to 700..............     402    150,496,085.31       30.44      6.825        688       374,368      79.06      7.30      88.78
701 to 725..............     196     87,874,104.42       17.77      6.789        713       448,337      78.83      7.97      84.78
726 to 750..............     123     55,908,477.64       11.31      6.781        736       454,540      77.95      7.49      90.91
751 to 775..............      92     46,937,254.68        9.49      6.853        762       510,188      77.57     21.45      81.02
776 to 800..............      51     21,528,816.97        4.35      6.528        788       422,134      78.01      9.87      92.77
801 to 825..............      14      7,158,005.52        1.45      6.472        805       511,286      72.72     10.88      85.42
                           -----    --------------      ------      -----        ---       -------      -----    ------     ------
   Total................   1,223    494,438,289.71      100.00      6.850        704       404,283      78.64      9.66      87.18
                           =====    ==============      ======      =====        ===       =======      =====    ======     ======

      The Credit Scores of the Group Three Mortgage Loans that were scored as of the Cut-off Date ranged from 558 to 813 and the weighted average Credit Score of the Group Three Mortgage Loans that were scored as of the Cut-off Date was approximately 704.

                                    A-II-45

                GROSS MARGINS FOR THE GROUP THREE MORTGAGE LOANS

                                                        % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                            NUMBER     AGGREGATE       BALANCE     WEIGHTED   WEIGHTED   PRINCIPAL   WEIGHTED
                              OF       PRINCIPAL     OUTSTANDING   AVERAGE    AVERAGE     BALANCE    AVERAGE               PERCENT
RANGE OF  GROSS           MORTGAGE     BALANCE        AS OF THE     COUPON    CREDIT    OUTSTANDING  ORIGINAL   PERCENT    INTEREST
MARGIN (%)                  LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)       SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------  --------  ---------------  ------------  --------  ---------  -----------  ---------  ---------  --------
2.001 to 2.250..........     796    323,130,468.14       65.35      6.803        705       405,943      79.08      6.13      88.48
2.251 to 2.500..........      19      7,089,991.22        1.43      6.111        689       373,157      79.72     12.24      98.19
2.501 to 2.750..........     349    135,681,908.06       27.44      6.892        702       388,773      76.81     15.15      84.87
2.751 to 3.000..........      15      7,658,730.89        1.55      6.521        691       510,582      77.13     23.32      92.55
3.001 to 3.250..........      21     12,156,447.81        2.46      7.489        740       578,878      79.27     32.32      74.90
3.251 to 3.500..........       3      1,283,126.02        0.26      7.632        749       427,709     100.00     62.18     100.00
3.501 to 3.750..........       2        670,586.24        0.14      7.870        691       335,293      94.74      0.00      35.05
3.751 to 4.000..........       4      1,386,456.79        0.28      8.098        707       346,614     100.00      0.00      69.75
4.001 to 4.250..........       3      1,054,009.97        0.21      8.423        673       351,337      92.56      0.00      62.81
4.251 to 4.500..........       1        162,990.00        0.03      8.395        696       162,990     100.00      0.00     100.00
4.501 to 4.750                 1        483,000.00        0.10      9.570        661       483,000     100.00      0.00     100.00
4.751 to 5.000..........       8      3,183,774.57        0.64      7.664        649       397,972      80.64      0.00      80.63
5.751 to 6.000..........       1        496,800.00        0.10      6.875        687       496,800      80.00      0.00     100.00
                           -----    --------------      ------      -----        ---       -------     ------     -----     ------
   Total................   1,223    494,438,289.71      100.00      6.850        704       404,283      78.64      9.66      87.18
                           =====    ==============      ======      =====        ===       =======     ======     =====     ======

      As of the Cut-off Date, the Gross Margin for the Group Three Mortgage Loans ranged from 2.250% per annum to 5.875% per annum and the weighted average Gross Margin of the Adjustable Rate Group Three Mortgage Loans was approximately 2.464% per annum.

                                    A-II-46

            MAXIMUM MORTGAGE RATES FOR THE GROUP THREE MORTGAGE LOANS

                                                       % OF
                                                      AGGREGATE
                                                      PRINCIPAL                           AVERAGE
                           NUMBER     AGGREGATE        BALANCE     WEIGHTED  WEIGHTED    PRINCIPAL   WEIGHTED
                             OF       PRINCIPAL      OUTSTANDING   AVERAGE    AVERAGE     BALANCE    AVERAGE               PERCENT
RANGE OF  MAXIMUM         MORTGAGE     BALANCE        AS OF THE     COUPON    CREDIT    OUTSTANDING  ORIGINAL    PERCENT   INTEREST
MORTGAGE RATES (%)          LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)       SCORE        ($)       LTV (%)   FULL DOC.    ONLY
------------------------  --------  ---------------  ------------  --------  ---------  -----------  ---------  ---------  --------
10.251 to 10.500........       4      1,415,300.00        0.29      5.414        702       353,825      79.88      0.00     100.00
10.501 to 10.750........      11      4,381,207.87        0.89      5.191        716       398,292      79.67     16.78      86.82
10.751 to 11.000........      33     13,465,354.44        2.72      5.748        726       408,041      77.16     32.53      91.54
11.001 to 11.250........      87     40,589,861.09        8.21      6.199        720       466,550      77.69     12.10      94.63
11.251 to 11.500........     145     62,547,050.70       12.65      6.422        716       431,359      77.08     17.70      92.51
11.501 to 11.750........     162     62,909,983.24       12.72      6.656        707       388,333      78.39     10.30      90.44
11.751 to 12.000........     167     61,822,570.87       12.50      6.800        704       370,195      79.26      6.14      91.67
12.001 to 12.250........      96     34,774,800.20        7.03      6.924        701       362,238      79.57      3.71      84.35
12.251 to 12.500........     123     56,613,478.14       11.45      6.955        701       460,272      78.16      4.60      86.22
12.501 to 12.750........     102     42,450,615.92        8.59      7.044        696       416,183      77.61      3.45      79.33
12.751 to 13.000........     101     42,136,440.24        8.52      7.244        697       417,192      79.82     10.34      86.49
13.001 to 13.250........      56     19,496,292.29        3.94      7.403        680       348,148      80.09      3.14      84.02
13.251 to 13.500........      54     18,921,796.80        3.83      7.537        691       350,404      80.08      5.11      76.00
13.501 to 13.750........      31     15,709,192.20        3.18      7.708        698       506,748      77.36     31.35      73.05
13.751 to 14.000........      28     11,965,665.26        2.42      7.934        699       427,345      79.77      0.70      79.25
14.001 to 14.250........       9      1,441,057.18        0.29      8.251        696       160,117      89.23      5.90      65.12
14.251 to 14.500........       8      1,896,804.44        0.38      8.422        681       237,101      91.26      0.00      66.32
14.501 to 14.750........       4      1,208,944.89        0.24      8.516        666       302,236      90.95      0.00      84.54
15.251 to 15.500........       1        208,873.94        0.04      9.375        664       208,874      90.00      0.00       0.00
15.501 to 15.750........       1        483,000.00        0.10      9.570        661       483,000     100.00      0.00     100.00
                           -----    --------------      ------      -----        ---       -------     ------     -----     ------
   Total................   1,223    494,438,289.71      100.00      6.850        704       404,283      78.64      9.66      87.18
                             =====  ==============      ======      =====        ===       =======     ======     =====     ======

      As of the Cut-off Date, the Maximum Mortgage Rates for the Group Three Mortgage Loans ranged from 10.375% per annum to 15.570% per annum and the weighted average Maximum Mortgage Rate of the Group Three Mortgage Loans was approximately 12.198% per annum.

                                    A-II-47

          NEXT RATE ADJUSTMENT DATE FOR THE GROUP THREE MORTGAGE LOANS

                                                          % OF
                                                       AGGREGATE
                                                       PRINCIPAL                          AVERAGE
                            NUMBER      AGGREGATE       BALANCE     WEIGHTED   WEIGHTED  PRINCIPAL   WEIGHTED
                              OF        PRINCIPAL     OUTSTANDING   AVERAGE    AVERAGE    BALANCE    AVERAGE               PERCENT
                           MORTGAGE      BALANCE       AS OF THE     COUPON    CREDIT   OUTSTANDING  ORIGINAL    PERCENT   INTEREST
NEXT RATE ADJUSTMENT DATE    LOANS   OUTSTANDING ($)  CUT-OFF DATE    (%)      SCORE        ($)       LTV (%)   FULL DOC.    ONLY
-------------------------  --------  ---------------  ------------  --------  --------  -----------  ---------  ---------  --------
January 2008............        1        459,999.99       0.09       5.500       696      460,000      80.00      100.00    100.00
June 2008...............        1        459,635.43       0.09       6.125       669      459,635      80.00      100.00    100.00
July 2008...............        1        600,000.00       0.12       7.750       720      600,000      75.00        0.00    100.00
August 2008.............        2        408,112.10       0.08       7.073       686      204,056      79.97        0.00     48.82
September 2008..........        6      1,670,027.88       0.34       7.739       691      278,338      81.00        5.09     38.14
October 2008............       10      3,005,335.73       0.61       7.325       708      300,534      81.94       44.78     54.83
November 2008...........       17      6,144,842.84       1.24       7.318       713      361,461      78.50       51.81     89.58
December 2008...........        7      4,293,993.65       0.87       7.598       732      613,428      76.35        3.32     84.95
January 2009............        8      2,090,774.01       0.42       6.700       689      261,347      79.80        0.00     73.69
February 2009...........        6      2,965,000.00       0.60       6.918       697      494,167      80.00        0.00    100.00
March 2009..............        2        395,173.48       0.08       6.936       580      197,587      80.00      100.00    100.00
April 2009..............        1        218,399.15       0.04       7.875       670      218,399      80.00        0.00    100.00
September 2009..........        3        967,600.00       0.20       7.510       675      322,533      80.00        0.00    100.00
October 2009............        8      3,186,486.37       0.64       7.317       703      398,311      78.85        0.00     89.85
November 2009...........       21      6,285,060.31       1.27       7.069       721      299,289      80.32        8.20     64.21
December 2009...........       24     10,380,773.66       2.10       6.516       703      432,532      78.61       17.20     87.85
January 2010............       29     14,582,244.70       2.95       6.677       693      502,836      79.06        4.46     95.21
February 2010...........       54     25,616,943.01       5.18       6.550       708      474,388      79.45        2.15     98.12
November 2010...........        1        388,531.64       0.08       6.625       643      388,532      95.00        0.00    100.00
January 2011............        1        382,970.27       0.08       5.625       699      382,970      79.00        0.00    100.00
April 2011..............        1        128,676.28       0.03       6.000       662      128,676      65.00        0.00      0.00
May 2011................        1        263,900.00       0.05       6.625       699      263,900      70.00        0.00    100.00
June 2011...............        3      1,076,995.91       0.22       7.598       670      358,999      81.09        0.00    100.00
July 2011...............        4      1,159,277.50       0.23       6.846       708      289,819      80.00        0.00     87.25
August 2011.............        3      1,444,550.00       0.29       7.580       666      481,517      77.43       37.10    100.00
September 2011..........       25     11,486,201.17       2.32       7.000       698      459,448      75.75        2.37     78.43
October 2011............       41     17,023,297.36       3.44       6.910       694      415,202      79.22       16.83     85.97
November 2011...........      414    148,104,285.66      29.95       6.886       705      357,740      79.01       11.03     87.57
December 2011...........      132     52,349,375.91      10.59       6.869       711      396,586      76.87       17.06     84.43
January 2012............      126     57,567,265.59      11.64       6.945       697      456,883      78.78        2.69     68.31
February 2012...........      133     62,494,625.28      12.64       6.559       704      469,884      78.54        6.13     99.22
November 2012...........        1        536,032.44       0.11       7.500       645      536,032      74.99        0.00    100.00
March 2013..............        1        500,000.00       0.10       7.375       662      500,000      76.92        0.00    100.00
August 2013.............        1        204,720.00       0.04       6.500       624      204,720      80.00      100.00    100.00
October 2013............        1        460,000.00       0.09       7.750       665      460,000      80.00        0.00    100.00
November 2013...........       30     10,055,336.62       2.03       7.051       721      335,178      80.94        9.67     75.84
December 2013...........       31     11,307,113.94       2.29       6.532       720      364,746      74.61       17.05     90.76
January 2014............       19      9,648,773.80       1.95       6.840       703      507,830      79.98        0.00    100.00
February 2014...........       33     14,109,604.92       2.85       6.869       696      427,564      79.84        2.07    100.00
October 2016............        2      1,592,000.00       0.32       6.463       768      796,000      72.96       29.65    100.00
November 2016...........        3      1,247,999.02       0.25       8.227       657      416,000      80.00        0.00    100.00
January 2017............        8      3,852,520.00       0.78       7.391       711      481,565      80.00        0.00    100.00
February 2017...........        7      3,323,834.09       0.67       7.123       693      474,833      79.04        0.00    100.00
                            -----    --------------     ------       -----       ---      -------      -----      ------    ------
   Total................    1,223    494,438,289.71     100.00       6.850       704      404,283      78.64        9.66     87.18
                            =====    ==============     ======       =====       ===      =======      =====      ======    ======

                                    A-II-48

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 22, 2007.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Exchangeable Certificates...........    30
     General........................    30
     Exchanges......................    31
     Procedures.....................    32
Description of the Agreements.......    33
     Agreements Applicable to a
       Series.......................    33
     Assignment of Assets;
       Repurchases..................    34
     Representations and Warranties;
       Repurchases..................    35
     Collection Account and Related
       Accounts.....................    36
     Collection and Other Servicing
       Procedures...................    40
     Sub-Servicers..................    40
     Realization upon Defaulted
       Mortgage Loans...............    41
     Primary Mortgage Insurance
       Policies.....................    42
     Hazard Insurance Policies......    43
     Fidelity Bonds and Errors and
       Omissions Insurance..........    44
     Due-on-Sale Provisions.........    44
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    45
     Evidence as to Compliance......    45
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    46
     Events of Default under the
       Agreement....................    47
     Rights upon Event of Default
       under the Agreement..........    48
     Amendment......................    49
     The Trustee....................    49
     Duties of the Trustee..........    49
     Certain Matters Regarding the
       Trustee......................    50
     Resignation and Removal of the
       Trustee......................    50
     Certain Terms of the
       Indenture....................    51
Description of Credit Support.......    53
     General........................    53
     Subordinate Securities.........    54
     Cross-Support Provisions.......    54
     Insurance or Guarantees........    54
     Letter of Credit...............    54
     Insurance Policies and Surety
       Bonds........................    54
     Reserve Funds..................    54

Certain Legal Aspects of Mortgage
  Loans.............................    55
     General........................    55
     Types of Mortgage
       Instruments..................    55
     Interest in Real Property......    56
     Cooperative Loans..............    56
     Foreclosure....................    57
     Junior Mortgages...............    61
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    61
     Environmental Legislation......    62
     Due-on-Sale Clauses............    62
     Subordinate Financing..........    63
     Applicability of Usury Laws....    63
     Alternative Mortgage
       Instruments..................    64
     Servicemembers Civil Relief
       Act..........................    64
     Forfeitures in Drug and RICO
       Proceedings..................    65
     The Contracts..................    65
Material Federal Income Tax
  Consequences......................    68
     General........................    68
     Grantor Trust Funds............    68
     New Withholding Regulations....    77
     REMICs.........................    77
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    92
     Tax Characterization of a Trust
       Fund as a Partnership........    95
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....   101
Taxation of Classes of Exchangeable
  Securities........................   104
     General........................   104
     Tax Status.....................   104
     Tax Accounting for Exchangeable
       Securities...................   104
     Exchanges of Exchangeable
       Securities...................   106
     Tax Treatment of Foreign
       Investors....................   106
     Backup Withholding.............   106
     Reporting and Administrative
       Matters......................   106
State Tax Considerations............   106
ERISA Considerations................   107
     General........................   107
     Prohibited Transactions........   107
     Availability of Underwriter's
       Exemption for Certificates...   108
     Review by Plan Fiduciaries.....   113
Legal Investment....................   113
Plan of Distribution................   115
Legal Matters.......................   116
Financial Information...............   116
Incorporation of Certain Information
  by Reference......................   116
Ratings.............................   117
Index of Defined Terms..............   118

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE CERTIFICATES.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates.

See "Certain Legal Aspects of Mortgage Loans -- Foreclosure."

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

"Exchangeable Class".........................  A class that may be exchanged for another class under terms specified in the related Prospectus Supplement.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution

Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

EXCHANGEABLE CERTIFICATES

GENERAL

      If specified in the related prospectus supplement, a Series of Certificates may include one or more classes that are exchangeable certificates ("Exchangeable Certificates"). In any of theses series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of Exchangeable Certificates.

      If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the prospectus supplement. The Classes of Certificates that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of Exchangeable Certificates will be referred to as a "combination." Each combination of Exchangeable Certificates will be issued by the related issuing entity and, in the aggregate, will represent a distinct combination of uncertificated interests in the issuing entity. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

      The descriptions in the related prospectus supplement of the Certificates of a Series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of Certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of Exchangeable Certificates in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of Exchangeable Certificates.

EXCHANGES

      If a holder elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, the following three conditions must be satisfied:

      - the aggregate principal balance of the Exchangeable Certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

      - the aggregate amount of interest payable on each Distribution Date with respect to the Exchangeable Certificates received in the exchange must equal the aggregate amount of interest payable on that Distribution Date with respect to the exchanged securities; and

      - the class or classes of Exchangeable Certificates must be exchanged in the applicable proportions, if any, described in the related prospectus supplement. There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

      - A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of Exchangeable Certificates with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

      - An interest-only class and a principal only class of Exchangeable Certificates may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

      - Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the tow exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for classes, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

      In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other Exchangeable Certificates that have different principal payment characteristics. Examples of these types of combinations include:

      - A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of Exchangeable Certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of Exchangeable Certificates that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

      - A class of Exchangeable Certificates that is a Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, and a class of Exchangeable Certificates that only receives principal payments on a distribution date if scheduled payments have been made on the Scheduled Amortization Class, Planned Amortization Class or Targeted Amortization Class, as applicable, may be exchangeable, together for a class of Exchangeable Certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of an Exchangeable Certificateholder to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the Certificateholder may not be able to obtain the desired class of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

PROCEDURES

      The related prospectus supplement will describe the procedures that must be followed to make an exchange. A Certificateholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the securities and payment of the administrative fee. A Certificateholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the Certificateholder of record as of the applicable record date.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an

"Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related

Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court

(provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state.

If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in
              Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment.

Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the

Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC

Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a

U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC

Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code

Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the

Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      The arrangement pursuant to which the exchangeable securities of a series are created, sold and administered (an "Exchangeable Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for exchangeable securities will be the assets of the Exchangeable Pool and the classes of exchangeable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of exchangeable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of exchangeable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of exchangeable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      A class of exchangeable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a exchangeable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of exchangeable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such exchangeable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the exchangeable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a exchangeable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of exchangeable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of exchangeable securities that may be exchanged for a single class of exchangeable securities that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other related classes of exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of exchangeable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of exchangeable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. Pursuant to Section 3(42) of ERISA, equity investment in the entity will not be significant if immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by "benefit plan investors." The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis. However, pursuant to Section 3(42) of ERISA, an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest in the entity held by benefit plan investors. "Benefit Plan Investor" means an employee benefit plan subject to Part 4 of Title I of ERISA, a plan to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of any such plan by reason of a plan's investment in the entity.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase

Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code, which exempt certain transactions with persons who provide services to Plans, PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of

Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to: Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    74
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    33
Allowable Interest Rate.............   110
Allowable Notional Amount...........   110
Amortizable Bond Premium
  Regulations.......................    70
Applicable Amount...................    88
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    46
Available Distribution Amount.......    22
Average Interest Rate...............   109
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    78
CMT.................................     8
Code................................    68
CODI................................     9
COFI................................     8
Collection Account..................    36
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    56
Cooperatives........................     7
Contributions Tax...................    91
COSI................................     9
Covered Trust.......................    53
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    75
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   108
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    94
ERISA...............................   106
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   108
Exchangeable Certificates...........    30
Exchangeable Pool...................   102
Exchanged Class.....................   106
EYS Agreement.......................   111
FDIC................................    36
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    33
Indirect Participants...............    28
Insurance Proceeds..................    37
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   113
L/C Bank............................    52
Labor...............................   107
Legislative History.................    72
Leveraged...........................   110
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    37
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    77
Merrill Lynch.......................   115
Mezzanine Securities................    19
Model Law...........................   115
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   114
New Regulations.....................    76
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    68
OID Regulations.....................    70
Originator..........................     8
OTS.................................   114
PAC.................................    18
Participants........................    28
Parties In Interest.................   106
Pass-Through Rate...................    23
Payment Lag Certificates............    84
Permitted Investments...............    34
Plan Asset Regulations..............   107
Planned Amortization Class..........    18
Plans...............................   106
Policy Statement....................   114
Pooling and Servicing Agreement.....    33
Pre-Funded Amount...................    11
Pre-Funding Period..................   109

Prepayment Assumption........................         74
Primary Mortgage Insurance Policy............         42
Prime Rate...................................          8
Principal-Only Class.........................         21
Prohibited Transactions Tax..................         91
Purchase Price...............................         36
PTCE.........................................        110
PTE..........................................        108
Rating Agency................................        108
Received Class...............................        106
Record Date..................................         22
Refinance Loans..............................          9
Related Proceeds.............................         25
Relief Act...................................         64
REMIC Certificates...........................         77
REMIC Regular Certificateholders.............         78
REMIC Regular Certificates...................         77
REMIC Regulations............................         68
REMIC Residual Certificateholder.............         86
REMIC Residual Certificates..................         77
Retained Interest............................         45
Scheduled Amortization Class.................         19
Security.....................................         34
Security Balance.............................         24
Security Owners..............................         28
Senior Securities............................         17
Senior Support Securities....................         19
Sequential Pay Class.........................         19
Servicing Agreement..........................         33
Servicing Standard...........................         40
Short-Term Note..............................         96
SIBOR........................................          8
Similar Law..................................        107
Single Family Mortgage Loan..................          7
Single Family Property.......................          7
SMMEA........................................        113
SMMEA Securities.............................        113
SPA..........................................         14
Step-up Class................................         21
Strip........................................        105
Strip Class..................................         19
Stripped ARM Obligations.....................         75
Stripped Bond Certificates...................         72
Stripped Coupon Certificates.................         72
Stripped Interest Securities.................         17
Stripped Principal Securities................         17
Subordinate Securities.......................         17
Subsequent Assets............................         11
Sub-Servicer.................................         40
Sub-Servicing Agreement......................         40
Subsidiary REMIC.............................         77
Super-Premium Certificates...................         79
Super Senior Securities......................         19
Support Class................................         20
Swap.........................................        110
Swap Agreement...............................        110
TAC..........................................         20
T-Bill.......................................          8
Targeted Amortization Class..................         20
Tax Counsel..................................        101
Terms and Conditions.........................         29
Title V......................................         63
Title VIII...................................         64
Trust Agreement..............................         33
U.S. Person..................................         68
UCC..........................................         28
Value........................................          9
Variable Rate Class..........................         20
Voting Rights................................         48
Warranting Party.............................         35

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                           $873,387,100 (APPROXIMATE)

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-A2

                       MORTGAGE PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

                                 --------------

                              PROSPECTUS SUPPLEMENT

                                 --------------

                               MERRILL LYNCH & CO.

                                 MARCH 28, 2007

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.